EXECUTION

HSI ASSET SECURITIZATION CORPORATION,
Depositor

NATIONAL CITY HOME LOAN SERVICES, INC.,

Servicer

FIRST FRANKLIN FINANCIAL CORPORATION,

Mortgage Loan Seller,

WELLS FARGO BANK, N.A.,
Master Servicer, Securities Administrator and Custodian

and

DEUTSCHE BANK NATIONAL TRUST COMPANY,
Trustee

POOLING AND SERVICING AGREEMENT

Dated as of May 1, 2006

FIRST FRANKLIN MORTGAGE LOAN TRUST 2006-FF7

MORTGAGE PASS-THROUGH CERTIFICATES,
SERIES 2006-FF7

TABLE OF CONTENTS

Page

ARTICLE I

DEFINITIONS

ARTICLE II

CONVEYANCE OF MORTGAGE LOANS;
REPRESENTATIONS AND WARRANTIES

Section 2.01

Conveyance of Mortgage Loans

51

Section 2.02

Acceptance by the Custodian of the Mortgage Loans

55

Section 2.03

Representations, Warranties and Covenants of the Mortgage Loan Seller

and the Servicer; Remedies for Breaches of Representations and

Warranties with Respect to the Mortgage Loans

56

Section 2.04

Execution and Delivery of Certificates

60

Section 2.05

REMIC Matters

60

Section 2.06

Representations and Warranties of the Depositor

60

ARTICLE III

ADMINISTRATION AND SERVICING
OF MORTGAGE LOANS

Section 3.01

Servicer to Service Mortgage Loans

61

Section 3.02

Subservicing Agreements between Servicer and Subservicers; Use of

Subcontractors

63

Section 3.03

Successor Subservicers

65

Section 3.04

Liability of the Servicer

65

Section 3.05

No Contractual Relationship between Subservicers and the Master

Servicer

65

Section 3.06

Assumption or Termination of Subservicing Agreements by Master

Servicer

66

Section 3.07

Collection of Certain Mortgage Loan Payments

66

Section 3.08

Subservicing Accounts

69

Section 3.09

Collection of Taxes, Assessments and Similar Items; Escrow Accounts

69

Section 3.10

Collection Account

70

Section 3.11

Withdrawals from the Collection Account

71

Section 3.12

Investment of Funds in the Collection Account, Escrow Accounts and

the Distribution Account

73

Section 3.13

Maintenance of Hazard Insurance and Errors and Omissions and Fidelity

Coverage

74

Section 3.14

Enforcement of Due-On-Sale Clauses; Assumption Agreements

75

Section 3.15

Realization upon Defaulted Mortgage Loans

76

Section 3.16

Release of Mortgage Files

78

Section 3.17

Title, Conservation and Disposition of REO Property

79

Section 3.18

Notification of Adjustments

80

Section 3.19

Access to Certain Documentation and Information Regarding the

Mortgage Loans

81

Section 3.20

Documents, Records and Funds in Possession of the Servicer to Be Held

for the Trustee

81

Section 3.21

Servicing Compensation

81

Section 3.22

Report on Assessment of Compliance with Relevant Servicing Criteria

82

Section 3.23

Report on Attestation of Compliance with Relevant Servicing Criteria

83

Section 3.24

Annual Officer’s Certificates

84

Section 3.25

Master Servicer to Act as Servicer

85

Section 3.26

Compensating Interest

86

Section 3.27

Credit Reporting; Gramm-Leach-Bliley Act

86

Section 3.28

[Reserved]

86

Section 3.29

Notifications to Parties

86

Section 3.30

Indemnification

86

ARTICLE IV

DISTRIBUTIONS AND
ADVANCES BY THE SERVICER

Section 4.01

Advances

87

Section 4.02

Priorities of Distribution

89

Section 4.03

Monthly Statements to Certificateholders

94

Section 4.04

Certain Matters Relating to the Determination of LIBOR

97

Section 4.05

Allocation of Applied Realized Loss Amounts

98

Section 4.06

Supplemental Interest Trust

98

Section 4.07

Rights of the Swap Counterparty

99

Section 4.08

Termination Receipts

99

ARTICLE V

THE CERTIFICATES

Section 5.01

The Certificates

101

Section 5.02

Certificate Register; Registration of Transfer and Exchange of

Certificates

102

Section 5.03

Mutilated, Destroyed, Lost or Stolen Certificates

108

Section 5.04

Persons Deemed Owners

108

Section 5.05

Access to List of Certificateholders’ Names and Addresses

108

Section 5.06

Maintenance of Office or Agency

109

ARTICLE VI

THE DEPOSITOR AND THE SERVICER

Section 6.01

Respective Liabilities of the Depositor and the Servicer

109

Section 6.02

Merger or Consolidation of the Depositor or the Servicer

109

Section 6.03

Limitation on Liability of the Depositor, the Servicer and Others

109

Section 6.04

Limitation on Resignation of the Servicer

110

Section 6.05

Additional Indemnification by the Servicer; Third Party Claims

110

Section 6.06

Compliance with Regulation AB; Cooperation of Parties

111

ARTICLE VII

DEFAULT

Section 7.01

Events of Default

112

Section 7.02

Master Servicer to Act; Appointment of Successor

114

Section 7.03

Notification to Certificateholders

116

ARTICLE VIII

CONCERNING THE TRUSTEE

Section 8.01

Duties of the Trustee

116

Section 8.02

Certain Matters Affecting the Trustee

117

Section 8.03

Trustee Not Liable for Certificates or Mortgage Loans

118

Section 8.04

Trustee May Own Certificates

119

Section 8.05

Trustee’s Fees Indemnification and Expenses

119

Section 8.06

Eligibility Requirements for the Trustee

120

Section 8.07

Resignation and Removal of the Trustee

120

Section 8.08

Successor Trustee

121

Section 8.09

Merger or Consolidation of the Trustee

121

Section 8.10

Appointment of Co-Trustee or Separate Trustee

122

Section 8.11

Tax Matters

123

Section 8.12

Commission Reporting

127

Section 8.13

Tax Classification of the Excess Reserve Fund Account and the

Supplemental Interest Trust

134

ARTICLE IX

ADMINISTRATION OF THE MORTGAGE LOANS
BY THE MASTER SERVICER

Section 9.01

Duties of the Master Servicer; Enforcement of Servicer Obligations

134

Section 9.02

[Reserved]

135

Section 9.03

[Reserved]

135

Section 9.04

Maintenance of Fidelity Bond and Errors and Omissions Insurance

135

Section 9.05

Representations and Warranties of the Master Servicer

135

Section 9.06

Master Servicer Events of Default

137

Section 9.07

Waiver of Default

138

Section 9.08

Successor to the Master Servicer

139

Section 9.09

Compensation of the Master Servicer

140

Section 9.10

Merger or Consolidation

140

Section 9.11

Resignation of the Master Servicer

140

Section 9.12

Assignment or Delegation of Duties by the Master Servicer

140

Section 9.13

Limitation on Liability of the Master Servicer

141

Section 9.14

Indemnification; Third Party Claims

141

ARTICLE X

CONCERNING THE SECURITIES ADMINISTRATOR

Section 10.01

Duties of Securities Administrator

142

Section 10.02

Certain Matters Affecting the Securities Administrator

143

Section 10.03

Securities Administrator Not Liable for Certificates or Mortgage Loans

145

Section 10.04

Securities Administrator May Own Certificates

145

Section 10.05

Securities Administrator’s Fees and Expenses

145

Section 10.06

Eligibility Requirements for Securities Administrator

146

Section 10.07

Resignation and Removal of Securities Administrator

147

Section 10.08

Successor Securities Administrator

148

Section 10.09

Merger or Consolidation of Securities Administrator

148

Section 10.10

Assignment or Delegation of Duties by the Securities Administrator

148

ARTICLE XI

TERMINATION

Section 11.01

Termination upon Liquidation or Purchase of the Mortgage Loans

149

Section 11.02

Final Distribution on the Certificates

150

Section 11.03

Additional Termination Requirements

151

ARTICLE XII

MISCELLANEOUS PROVISIONS

Section 12.01

Amendment

151

Section 12.02

Recordation of Agreement; Counterparts

154

Section 12.03

Governing Law

154

Section 12.04

Intention of Parties

154

Section 12.05

Notices

155

Section 12.06

Severability of Provisions

156

Section 12.07

Assignment

157

Section 12.08

Limitation on Rights of Certificateholders

157

Section 12.09

Inspection and Audit Rights

157

Section 12.10

Certificates Nonassessable and Fully Paid

158

Section 12.11

Rule of Construction

158

Section 12.12

Waiver of Jury Trial

158

SCHEDULES

Schedule I

Mortgage Loan Schedule

Schedule II

Representations and Warranties of the Servicer as to Corporate Matters

Schedule III

Representations and Warranties of the Mortgage Loan Seller as to Corporate Matters

Schedule IV

Representations and Warranties of the Mortgage Loan Seller with respect to the Individual Mortgage Loans

EXHIBITS

Exhibit A

Form of Class A and Class M Certificates

Exhibit B

Form of Class P Certificate

Exhibit C

Form of Class R Certificate

Exhibit D

Form of Class X Certificate

Exhibit E

Form of Initial Certification of Custodian

Exhibit F

Form of Document Certification and Exception Report of Custodian

Exhibit G

Form of Residual Transfer Affidavit

Exhibit H

Form of Transferor Certificate

Exhibit I-A

Form of Rule 144A Investment Letter

Exhibit I-B

Form of Regulation S Investment Letter

Exhibit J

Form of Request for Release

Exhibit K

Contents for Each Mortgage File

Exhibit L

Form of Sarbanes-Oxley Certification to be Provided by Master Servicer (or other Certification Party) signing Form 10-K

Exhibit M

Form of Servicer (or Servicing Function Participant) Back-Up Certification

Exhibit N-1

Standard File Layout – Master Servicing (Form of Monthly Remittance Advice)

Exhibit N-2

Standard File Layout for Delinquency Reporting

Exhibit N-3

Form 332 Realized Loss Report

Exhibit O

Form of Swap Agreement

Exhibit P

Form of Cap Agreement

Exhibit Q

Master Mortgage Loan Purchase and Servicing Agreement

Exhibit R

[Reserved]

Exhibit S

Servicing Criteria Matrix

Exhibit T

Transaction Parties

Exhibit U

Form of Annual Compliance Certificate

Exhibit V

Additional Form 10-D Disclosure

Exhibit W

Additional Form 10-K Disclosure

Exhibit X

Form 8-K Disclosure Information

Exhibit Y

Additional Disclosure Notification

Exhibit Z

Class Notional Balance Schedule for Class A-IO Certificates

THIS POOLING AND SERVICING AGREEMENT, dated as of May 1, 2006, among HSI ASSET SECURITIZATION CORPORATION, as depositor (the “Depositor”), NATIONAL CITY HOME LOAN SERVICES, INC., as servicer (the “Servicer”), FIRST FRANKLIN FINANCIAL CORPORATION, as mortgage loan seller (the “Mortgage Loan Seller”), WELLS FARGO BANK, N.A., a national banking association, as master servicer (in such capacity, the “Master Servicer”) as securities administrator (in such capacity, the “Securities Administrator”) and as custodian (in such capacity, “the Custodian”), and DEUTSCHE BANK NATIONAL TRUST COMPANY, a national banking association, as trustee (the “Trustee”).

W I T N E S S E T H:

In consideration of the mutual agreements herein contained, the parties hereto agree as follows:

PRELIMINARY STATEMENT

The Securities Administrator on behalf of the Trust Fund (exclusive of (i) the Swap Agreement, (ii) the Cap Agreement, (iii) the right to receive and the obligation to pay Basis Risk Carryover Amounts, (iv) the Supplemental Interest Trust and the Supplemental Interest Trust Account and (v) the obligation to pay Class I Shortfalls (collectively, the “Excluded Trust Assets”)) shall elect that two segregated asset pools within the Trust Fund be treated for federal income tax purposes as comprising four real estate mortgage investment conduits under Section 860D of the Code (each a “REMIC” or, in the alternative, “REMIC 1,” REMIC 2,” “REMIC 3” and “REMIC 4,”; REMIC 4 also being referred to herein as the “Upper Tier REMIC.”)  Any inconsistencies or ambiguities in this Agreement or in the administration of this Agreement shall be resolved in a manner that preserves the validity of such REMIC election.

Each Certificate, other than the Class R Certificates, represents ownership of a regular interest in the Upper Tier REMIC for purposes of the REMIC Provisions.  In addition, each Certificate, other than the Class R, Class X and Class P Certificates, represents (i) the right to receive payments with respect to any Basis Risk Carryover Amounts and (ii) the obligation to pay Class I Shortfalls.  The Class R Certificate represents ownership of the sole Class of residual interest in each of REMIC 1, REMIC 2, REMIC 3 and the Upper Tier REMIC for purposes of the REMIC Provisions.

The Upper Tier REMIC shall hold as its assets the uncertificated Lower Tier Interests in REMIC 3, other than the Class LT3-R interest, and each such Lower Tier Interest is hereby designated as a regular interest in REMIC 3 for purposes of the REMIC Provisions.  REMIC 3 shall hold as its assets the uncertificated Lower Tier Interests in REMIC 2, and each such Lower Tier Interest is hereby designated as a regular interest in REMIC 2.  REMIC 2 shall hold as its assets the uncertificated Lower Tier Interests in REMIC 1, and each such Lower Tier Interest is hereby designated as a regular interest in REMIC 1.  REMIC 1 shall hold as its assets the property of the Trust Fund other than the Lower Tier Interests in REMIC 1, REMIC 2 and REMIC 3 and the Excluded Trust Assets.

REMIC 1:

The following table sets forth the designations, principal balances and interest rates for each interest in REMIC 1, each of which (other than the Class LT1-R Lower Tier Interest) is hereby designated as a regular interest in REMIC 1 (the “REMIC 1 Regular Interests”):

Class Designation	Initial Principal Balance	Interest Rate
LT1-A	$ 34,737,447.46	(1)
LT1-F1	$ 7,713,117.44	(2)
LT1-V1	$ 7,713,117.44	(3)
LT1-F2	$ 9,666,618.80	(2)
LT1-V2	$ 9,666,618.80	(3)
LT1-F3	$ 11,609,824.77	(2)
LT1-V3	$ 11,609,824.77	(3)
LT1-F4	$ 13,524,113.07	(2)
LT1-V4	$ 13,524,113.07	(3)
LT1-F5	$ 15,390,100.75	(2)
LT1-V5	$ 15,390,100.75	(3)
LT1-F6	$ 17,187,898.06	(2)
LT1-V6	$ 17,187,898.06	(3)
LT1-F7	$ 18,897,368.71	(2)
LT1-V7	$ 18,897,368.71	(3)
LT1-F8	$ 20,498,434.95	(2)
LT1-V8	$ 20,498,434.95	(3)
LT1-F9	$ 21,966,853.24	(2)
LT1-V9	$ 21,966,853.24	(3)
LT1-F10	$ 20,915,808.61	(2)
LT1-V10	$ 20,915,808.61	(3)
LT1-F11	$ 19,915,407.52	(2)
LT1-V11	$ 19,915,407.52	(3)
LT1-F12	$ 18,962,919.35	(2)
LT1-V12	$ 18,962,919.35	(3)
LT1-F13	$ 18,056,046.34	(2)
LT1-V13	$ 18,056,046.34	(3)
LT1-F14	$ 17,192,601.08	(2)
LT1-V14	$ 17,192,601.08	(3)
LT1-F15	$ 16,370,501.15	(2)
LT1-V15	$ 16,370,501.15	(3)
LT1-F16	$ 15,587,686.37	(2)
LT1-V16	$ 15,587,686.37	(3)
LT1-F17	$ 14,842,432.31	(2)
LT1-V17	$ 14,842,432.31	(3)
LT1-F18	$ 14,132,856.81	(2)
LT1-V18	$ 14,132,856.81	(3)
LT1-F19	$ 13,472,442.49	(2)
LT1-V19	$ 13,472,442.49	(3)
LT1-F20	$ 23,639,149.63	(2)
LT1-V20	$ 23,639,149.63	(3)
LT1-F21	$ 21,313,453.17	(2)
LT1-V21	$ 21,313,453.17	(3)
LT1-F22	$ 19,212,559.14	(2)
LT1-V22	$ 19,212,559.14	(3)
LT1-F23	$ 17,349,691.51	(2)
LT1-V23	$ 17,349,691.51	(3)
LT1-F24	$ 15,672,682.47	(2)
LT1-V24	$ 15,672,682.47	(3)
LT1-F25	$ 9,271,122.12	(2)
LT1-V25	$ 9,271,122.12	(3)
LT1-F26	$ 8,759,750.45	(2)
LT1-V26	$ 8,759,750.45	(3)
LT1-F27	$ 8,286,609.36	(2)
LT1-V27	$ 8,286,609.36	(3)
LT1-F28	$ 9,306,045.66	(2)
LT1-V28	$ 9,306,045.66	(3)
LT1-F29	$ 8,640,748.93	(2)
LT1-V29	$ 8,640,748.93	(3)
LT1-F30	$ 8,028,788.83	(2)
LT1-V30	$ 8,028,788.83	(3)
LT1-F31	$ 7,465,424.29	(2)
LT1-V31	$ 7,465,424.29	(3)
LT1-F32	$ 5,734,643.97	(2)
LT1-V32	$ 5,734,643.97	(3)
LT1-F33	$ 5,780,313.19	(2)
LT1-V33	$ 5,780,313.19	(3)
LT1-F34	$ 4,879,635.14	(2)
LT1-V34	$ 4,879,635.14	(3)
LT1-F35	$ 4,604,915.66	(2)
LT1-V35	$ 4,604,915.66	(3)
LT1-F36	$ 4,345,912.82	(2)
LT1-V36	$ 4,345,912.82	(3)
LT1-F37	$ 4,101,715.83	(2)
LT1-V37	$ 4,101,715.83	(3)
LT1-F38	$ 3,998,971.76	(2)
LT1-V38	$ 3,998,971.76	(3)
LT1-F39	$ 3,806,568.79	(2)
LT1-V39	$ 3,806,568.79	(3)
LT1-F40	$ 3,593,318.33	(2)
LT1-V40	$ 3,593,318.33	(3)
LT1-F41	$ 3,392,218.62	(2)
LT1-V41	$ 3,392,218.62	(3)
LT1-F42	$ 55,630,680.86	(2)
LT1-V42	$ 55,630,680.86	(3)
LT1-R	(4)	(4)

(1)

For any Distribution Date (and the related Interest Accrual Period) the interest rate for the Class LT1-A Interest shall be the Net WAC Rate.

(2)

For any Distribution Date (and the related Interest Accrual Period) the interest rate for each of these Lower Tier Interests shall be the lesser of (i) 10.80% and (ii) the product of (a) the Net WAC Rate and (b) 2.

(3)

For any Distribution Date (and the related Interest Accrual Period) the interest rate for each of these Lower Tier Interests shall be the excess, if any, of (i) the product of (a) the Net WAC Rate and (b) 2, over (ii) 10.80%.

(4)

The Class LT1-R interest shall not have a principal amount and shall not bear interest.  The Class LT1-R interest is hereby designated as the sole class of residual interest in REMIC 1.

On each Distribution Date, the Securities Administrator shall first pay or charge as an expense of REMIC 1 all expenses of the Trust Fund for such Distribution Date, other than any Net Swap Payment or Swap Termination Payment required to be made from the Trust Fund.

On each Distribution Date the Securities Administrator shall distribute the Interest Remittance Amount (net of expenses described in the preceding paragraph) with respect to each of the Lower Tier Interests in REMIC 1 based on the above-described interest rates.

On each Distribution Date, the Securities Administrator shall distribute the Principal Remittance Amount with respect to the Lower Tier Interests in REMIC 1, first to the Class LT1-A Interest until its principal balance is reduced to zero, and then sequentially, to the other Lower Tier Interests in REMIC 1 in ascending order of their numerical class designation, and, with respect to each pair of classes having the same numerical designation, in equal amounts to each such class, until the principal balance of each such class is reduced to zero.  All losses on the Mortgage Loans shall be allocated among the Lower Tier Interests in REMIC 1 in the same manner that principal distributions are allocated.

On each Distribution Date, the Securities Administrator shall distribute the Prepayment Charges collected during the preceding Prepayment Period to the Class LT1-V42 Lower Tier Interests.

REMIC 2:

The following table sets forth the designations, principal balances, and interest rates for each interest in REMIC 2, each of which (other than the LT2-R Interest) is hereby designated as a regular interest in REMIC 2 (the “REMIC 2 Regular Interests”):

Class Designation	Initial Principal Balance	Interest Rate
LT2-1A-IO	$ 59,237,000.00	(1)
LT2-2A-IO	$ 59,237,000.00	(1)
LT2-3A-IO	$ 59,237,000.00	(1)
LT2-4A-IO	$ 118,474,000.00	(1)
LT2-Pool	(2)	(1)
LT2-IO-Swap	(3)	(3)
LT2-R	(4)	(4)

(1)

For any Distribution Date (and the related Accrual Period) the interest rate for each of these REMIC 2 Regular Interests is a per annum rate equal to the weighted average of the interest rates on the Lower Tier Interests in REMIC 1 for such Distribution Date, provided, however, that (i) for any Distribution Date on which the LT2-IO-Swap Interest is entitled to a portion of the interest accruals on the Lower Tier Interests in REMIC 1 with an “F “ in its designation, as described in footnote three below, such weighted average shall be computed by first subjecting the rate on such Lower Tier Interest in REMIC 1 to a cap equal to Swap LIBOR for such Distribution Date.

(2)

This interest shall have an initial principal balance equal to the excess of (a) the aggregate Principal Balance of the Mortgage Loans as of the Cut-off Date over (b) the sum of the initial principal balances of the interests in REMIC 2 containing the letters “A-IO” in their class designations.

(3)

The LT2-IO-Swap Interest is an interest only class that does not have a principal balance.  For only those Distribution Dates listed in the first column in the table below, the LT2-IO-Swap Interest shall be entitled to interest accrued on the Lower Tier Interest in REMIC 1 listed in the second column in the table below, at a per annum rate equal to the excess, if any, of (i) the interest rate for such Lower Tier Interest in REMIC 1 for such Distribution Date over (ii) Swap LIBOR for such Distribution Date.

Distribution Dates	REMIC 1 Class Designation
2	Class LT1-F1
2-3	Class LT1-F2
2-4	Class LT1-F3
2-5	Class LT1-F4
2-6	Class LT1-F5
2-7	Class LT1-F6
2-8	Class LT1-F7
2-9	Class LT1-F8
2-10	Class LT1-F9
2-11	Class LT1-F10
2-12	Class LT1-F11
2-13	Class LT1-F12
2-14	Class LT1-F13
2-15	Class LT1-F14
2-16	Class LT1-F15
2-17	Class LT1-F16
2-18	Class LT1-F17
2-19	Class LT1-F18
2-20	Class LT1-F19
2-21	Class LT1-F20
2-22	Class LT1-F21
2-23	Class LT1-F22
2-24	Class LT1-F23
2-25	Class LT1-F24
2-26	Class LT1-F25
2-27	Class LT1-F26
2-28	Class LT1-F27
2-29	Class LT1-F28
2-30	Class LT1-F29
2-31	Class LT1-F30
2-32	Class LT1-F31
2-34	Class LT1-F32
2-35	Class LT1-F33
2-36	Class LT1-F34
2-37	Class LT1-F35
2-38	Class LT1-F36
2-39	Class LT1-F37
2-40	Class LT1-F38
2-41	Class LT1-F39
2-42	Class LT1-F40
2-43	Class LT1-F41
2-44	Class LT1-F42

(4)

The LT2-R Interest shall not have a principal amount and shall not bear interest.  The LT2-R interest is hereby designated as the sole class of residual interest in REMIC 2.

On each Distribution Date, interest distributable in respect of the REMIC 1 Interests for such Distribution Date shall be distributed to the Interests in REMIC 2 at the rates shown above.

On each Distribution Date, all Realized Losses and all payments of principal in respect of the Mortgage Loans shall be allocated to the LT2-Pool Interest until the principal balance of such Interest is reduced to zero, and then to the Interests having the letters “A-IO” in their Class designation in ascending order of their numerical designation until the principal balance of each such Interest is reduced to zero.

On each Distribution Date, the Securities Administrator shall distribute the Prepayment Charges collected during the preceding Prepayment Period to the LT2-4A-IO Interest.

REMIC 3:

The following table sets forth the designations, principal balances, and interest rates for each interest in REMIC 3, each of which (other than the LT3-R Interest) is hereby designated as a regular interest in REMIC 3 (the “REMIC 3 Regular Interests”):

Class Designation	Initial Principal Balance	Interest Rate	Corresponding Class of Certificates
LT3-I-A	½ Corresponding Class balance	(1)	I-A
LT3-II-A-1	½ Corresponding Class balance	(1)	II-A-1
LT3-II-A-2	½ Corresponding Class balance	(1)	II-A-2
LT3-II-A-3	½ Corresponding Class balance	(1)	II-A-3
LT3-II-A-4	½ Corresponding Class balance	(1)	II-A-4
LT3-M-1	½ Corresponding Class balance	(1)	M-1
LT3-M-2	½ Corresponding Class balance	(1)	M-2
LT3-M-3	½ Corresponding Class balance	(1)	M-3
LT3-M-4	½ Corresponding Class balance	(1)	M-4
LT3-M-5	½ Corresponding Class balance	(1)	M-5
LT3-M-6	½ Corresponding Class balance	(1)	M-6
LT3-M-7	½ Corresponding Class balance	(1)	M-7
LT3-M-8	½ Corresponding Class balance	(1)	M-8
LT3-M-9	½ Corresponding Class balance	(1)	M-9
LT3-M-10	½ Corresponding Class balance	(1)	M-10
LT3-Q	(2)	(1)	X
LT3-A-IO	(3)	(3)	A-IO
LT3-IO-Swap	(4)	(4)	N/A
LT3-R	(5)	(5)	R

(1)

This interest rate with respect to any Distribution Date (and the related Accrual Period) for each of these REMIC 3 Regular Interests is a per annum rate equal to the greater of (i) 0.00% and (ii) the weighted average of the interest rates on each REMIC 2 Interest having an “A-IO” in its designation and the LT2-Pool Interest, computed after reducing the rate payable on each such REMIC 2 Interest having an “A-IO” in its Class designation by 1.50% for any Distribution Date on which interest is payable on its Corresponding REMIC 3 A-IO Interest (as described in footnote (3) below).

(2)

This interest shall have an initial principal balance equal to the excess of (a) the aggregate Principal Balance of the Mortgage Loans as of the Cut-off Date over (b) the sum of the initial principal balances of the interests in REMIC 3 (other than any interest-only classes).

(3)

This REMIC 3 Interest is an interest-only Interest and does not have a principal balance.  For each Distribution Date on the chart below, this REMIC 3 Interest shall be entitled to interest payable on the REMIC 2 Interest corresponding to such Distribution Dates at a rate equal to the lesser of (i) 1.50% and (ii) the interest rate of the REMIC 2 Interest corresponding to such Distribution Date.

Distribution Date occurring in	Corresponding REMIC 2 Interest
June 2006 – November 2006	LT2-1A-IO – LT2-4A-IO
December 2006 – May 2007	LT2-2A-IO – LT2-4A-IO
June 2007 – November 2007	LT2-3A-IO – LT2-4A-IO
December 2007 – May 2008	LT2-4A-IO

(4)

The LT3-IO-Swap Interest shall not have a principal balance, but shall be entitled to receive, on each Distribution Date, 100% of the interest distributable on the Class LT2-IO-Swap Interest in REMIC 2.

(5)

The LT3-R Interest shall not have a principal amount and shall not bear interest.  The LT3-R interest is hereby designated as the sole class of residual interest in REMIC 3.

On each Distribution Date, interest distributable in respect of the REMIC 2 Regular Interests shall be distributed with respect to each of the Interests in REMIC 3 based on the above-described interest rates, provided, however, that interest that accrues on the LT3-Q Interest shall be deferred to the extent necessary to make the principal distributions described in priority (i) below for such Distribution Date.  Any interest so deferred shall itself bear interest at the interest rate for the LT3-Q Interest.

On each Distribution Date, the principal distributed on the REMIC 2 Regular Interests (together with an amount equal to the interest deferred on the Class LT3-Q Interest for such Distribution Date) shall be distributed, and Realized Losses shall be allocated, among the Interests in REMIC 3 in the following order of priority:

(i)

first, to each interest in REMIC 3 having a Corresponding Class in REMIC 4 (other than a REMIC 3 interest having an “A-IO” in its class designation) until the outstanding principal amount of each such interest equals one-half of the outstanding principal amount of the Corresponding Class of Certificates for such interest immediately after such Distribution Date;

(ii)

finally, to the Class LT3-Q Interest, any remaining amounts.

On each Distribution Date, the Securities Administrator shall distribute the Prepayment Charges collected during the preceding Prepayment Period to the LT3-Q Interest.

Upper Tier REMIC

The Upper Tier REMIC shall issue the following Classes of Upper Tier REMIC Regular Interests and each such interest, other than the Class R Interest, is hereby designated as a regular interest in the Upper Tier REMIC.

Upper Tier REMIC

Upper Tier REMIC Class Designation	Upper Tier REMIC Interest Rate and Corresponding Class Interest Rate	Initial Upper Tier REMIC Principal Amount and Corresponding Class Certificate Balance or Class Notional Balance	Corresponding Class of Certificates
Class I-A	(1)	$336,603,000	Class I-A(12)
Class II-A-1	(2)	$301,465,000	Class II-A-1(12)
Class II-A-2	(3)	$105,612,000	Class II-A-2(12)
Class II-A-3	(4)	$161,076,000	Class II-A-3(12)
Class II-A-4	(5)	$ 48,906,000	Class II-A-4(12)
Class A-IO	(6)	$296,185,000	Class A-IO(11)
Class M-1	(7)	$ 39,445,000	Class M-1(11)
Class M-2	(7)	$ 35,965,000	Class M-2(11)
Class M-3	(7)	$ 20,884,000	Class M-3(11)
Class M-4	(7)	$ 18,563,000	Class M-4(11)
Class M-5	(7)	$ 18,563,000	Class M-5(11)
Class M-6	(7)	$ 16,242,000	Class M-6(11)
Class M-7	(7)	$ 16,242,000	Class M-7(11)
Class M-8	(7)	$ 8,701,000	Class M-8(11)
Class M-9	(7)	$ 8,701,000	Class M-9(11)
Class M-10	(7)	$ 11,602,000	Class M-10(11)
Class X	(8)	(8)	Class X
Class R	(9)	(9)	Class R
Class P	(10)	(10)	Class P

(1)

The Class I-A Interest will bear interest during each Interest Accrual Period at a per annum rate equal to (a) on or prior to the Optional Termination Date, the lesser of (i) LIBOR plus the applicable Interest Margin and (ii) the Group I Available Funds Cap or (b) after the Optional Termination Date, the lesser of (i) LIBOR plus the applicable Interest Margin and (ii) the Group I Available Funds Cap.  For purposes of the REMIC Provisions, the reference to “Group I Available Funds Cap” in clause (ii) of the preceding sentence shall be deemed a reference to the REMIC 3 Net Funds Cap; therefore, on any Distribution Date on which the Interest Rate for the Class I-A Certificates exceeds the REMIC 3 Net Funds Cap, interest accruals based on such excess shall be treated as having been paid from the Excess Reserve Fund Account or the Supplemental Interest Trust, as applicable; on any Distribution Date on which the Interest Rate on the Class I-A Certificates is based on the Group I Available Funds Cap, the amount of interest that would have accrued on the Class I-A Certificates if the REMIC 3 Net Funds Cap were substituted for the Group I Available Funds Cap shall be treated as having been paid by the Class I-A Certificateholders to the Supplemental Interest Trust, all pursuant to and as further provided in Section 8.11 hereof.

(2)

The Class II-A-1 Interest will bear interest during each Interest Accrual Period at a per annum rate equal to (a) on or prior to the Optional Termination Date, the lesser of (i) LIBOR plus the applicable Interest Margin and (ii) the Group II Available Funds Cap or (b) after the Optional Termination Date, the lesser of (i) LIBOR plus the applicable Interest Margin and (ii) the Group II Available Funds Cap.  For purposes of the REMIC Provisions, the reference to “Group II Available Funds Cap” in clause (ii) of the preceding sentence shall be deemed a reference to the REMIC 3 Net Funds Cap; therefore, on any Distribution Date on which the Interest Rate for the Class II-A-1 Certificates exceeds the REMIC 3 Net Funds Cap, interest accruals based on such excess shall be treated as having been paid from the Excess Reserve Fund Account or the Supplemental Interest Trust, as applicable; on any Distribution Date on which the Interest Rate on the Class II-A-1 Certificates is based on the Group II Available Funds Cap, the amount of interest that would have accrued on the Class II-A Certificates if the REMIC 3 Net Funds Cap were substituted for the Group II Available Funds Cap shall be treated as having been paid by the Class II-A-1 Certificateholders to the Supplemental Interest Trust, all pursuant to and as further provided in Section 8.11 hereof.

(3)

The Class II-A-2 Interest will bear interest during each Interest Accrual Period at a per annum rate equal to (a) on or prior to the Optional Termination Date, the lesser of (i) LIBOR plus the applicable Interest Margin and (ii) the Group II Available Funds Cap or (b) after the Optional Termination Date, the lesser of (i) LIBOR plus the applicable Interest Margin and (ii) the Group II Available Funds Cap.  For purposes of the REMIC Provisions, the reference to “Group II Available Funds Cap” in clause (ii) of the preceding sentence shall be deemed a reference to the REMIC 3 Net Funds Cap; therefore, on any Distribution Date on which the Interest Rate for the Class II-A-2 Certificates exceeds the REMIC 3 Net Funds Cap, interest accruals based on such excess shall be treated as having been paid from the Excess Reserve Fund Account or the Supplemental Interest Trust, as applicable; on any Distribution Date on which the Interest Rate on the Class II-A-2 Certificates is based on the Group II Available Funds Cap, the amount of interest that would have accrued on the Class II-A-2 Certificates if the REMIC 3 Net Funds Cap were substituted for the Group II Available Funds Cap shall be treated as having been paid by the Class II-A-2 Certificateholders to the Supplemental Interest Trust, all pursuant to and as further provided in Section 8.11 hereof.

(4)

The Class II-A-3 Interest will bear interest during each Interest Accrual Period at a per annum rate equal to (a) on or prior to the Optional Termination Date, the lesser of (i) LIBOR plus the applicable Interest Margin and (ii) the Group II Available Funds Cap or (b) after the Optional Termination Date, the lesser of (i) LIBOR plus the applicable Interest Margin and (ii) the Group II Available Funds Cap.  For purposes of the REMIC Provisions, the reference to “Group II Available Funds Cap” in clause (ii) of the preceding sentence shall be deemed a reference to the REMIC 3 Net Funds Cap; therefore, on any Distribution Date on which the Interest Rate for the Class II-A-3 Certificates exceeds the REMIC 3 Net Funds Cap, interest accruals based on such excess shall be treated as having been paid from the Excess Reserve Fund Account or the Supplemental Interest Trust, as applicable; on any Distribution Date on which the Interest Rate on the Class II-A-3 Certificates is based on the Group II Available Funds Cap, the amount of interest that would have accrued on the Class II-A-3 Certificates if the REMIC 3 Net Funds Cap were substituted for the Group II Available Funds Cap shall be treated as having been paid by the Class II-A-3 Certificateholders to the Supplemental Interest Trust, all pursuant to and as further provided in Section 8.11 hereof.

(5)

The Class II-A-4 Interest will bear interest during each Interest Accrual Period at a per annum rate equal to (a) on or prior to the Optional Termination Date, the lesser of (i) LIBOR plus the applicable Interest Margin and (ii) the Group II Available Funds Cap or (b) after the Optional Termination Date, the lesser of (i) LIBOR plus the applicable Interest Margin and (ii) the Group II Available Funds Cap.  For purposes of the REMIC Provisions, the reference to “Group II Available Funds Cap” in clause (ii) of the preceding sentence shall be deemed a reference to the REMIC 3 Net Funds Cap; therefore, on any Distribution Date on which the Interest Rate for the Class II-A-4 Certificates exceeds the REMIC 3 Net Funds Cap, interest accruals based on such excess shall be treated as having been paid from the Excess Reserve Fund Account or the Supplemental Interest Trust, as applicable; on any Distribution Date on which the Interest Rate on the Class II-A-4 Certificates is based on the Group II Available Funds Cap, the amount of interest that would have accrued on the Class II-A-4 Certificates if the REMIC 3 Net Funds Cap were substituted for the Group II Available Funds Cap shall be treated as having been paid by the Class II-A-4 Certificateholders to the Supplemental Interest Trust, all pursuant to and as further provided in Section 8.11 hereof.

(6)

The Class A-IO Interest will bear interest during each Interest Accrual Period based on its Class Notional Balance at a per annum rate equal to the lesser of (i) 1.50% per annum and (ii) the Class A-IO Available Funds Cap.  For purposes of the REMIC Provisions, the reference to the Class A-IO Available Funds Cap in clause (ii) of the preceding sentence shall be deemed a reference to the       REMIC A-IO Available Funds Cap; therefore, on any Distribution Date on which the Interest Rate on the Class A-IO Certificates is based on the Class A-IO Available Funds Cap, the amount of interest that would have accrued on the Class A-IO Certificates if the REMIC A-IO Available Funds Cap were substituted for the Class A-IO Available Funds Cap shall be treated as having been paid by the Class A-IO Certificateholders to the Supplemental Interest Trust, all pursuant to and as further provided in Section 8.11 hereof.  The Class A-IO Certificates will not bear interest after the Distribution Date in May 2008.

(7)

The Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Interests will bear interest during each Interest Accrual Period at a per annum rate equal to (a) on or prior to the Optional Termination Date, the lesser of (i) LIBOR plus the applicable Interest Margin and (ii) the Class M Available Funds Cap or (b) after the Optional Termination Date, the lesser of (i) LIBOR plus the applicable Interest Margin and (ii) the Class M Available Funds Cap.  For purposes of the REMIC Provisions, the reference to Class M Available Funds Cap in clause (ii) of the preceding sentence shall be deemed to be a reference to the REMIC 3 Net Funds Cap; therefore, on any Distribution Date on which the Interest Rate for the Class M-1, M-2, M-3, M-4, M-5, M-6, M-7, M-8, M-9 and M-10 Certificates, as applicable, exceeds the REMIC 3 Net Funds Cap, interest accruals based on such excess shall be treated as having been paid from the Excess Reserve Fund Account or the Supplemental Interest Trust, as applicable; on any Distribution Date on which the Interest Rate on the Class M-1, M-2, M-3, M-4, M-5, M-6, M-7, M-8, M-9 and M-10 Certificates, as applicable, is based on the Class M Available Funds Cap, the amount of interest that would have accrued on each such Class of Certificates if the REMIC 3 Net Funds Cap were substituted for the Class M Available Funds Cap shall be treated as having been paid by the Class M-1, M-2, M-3, M-4, M-5, M-6, M-7, M-8, M-9 and M-10 Certificateholders, as applicable, to the Supplemental Interest Trust, all pursuant to and as further provided in Section 8.11 hereof.

(8)

For purposes of the REMIC Provisions, the Class X Interest shall have an initial principal balance of $11,603,252.38 (initial overcollateralization of $11,603,352.88 less $100.00 attributable to the Class P Principal Amount), and the right to receive distributions of such amount represents a regular interest in the Upper Tier REMIC.  The Class X Certificate shall also comprise two notional components, each of which represents a regular interest in the Upper Tier REMIC.  The first such component has a notional balance that will at all times equal the aggregate of the Class Principal Amounts of the Lower Tier Interests in REMIC 3, and, for each Distribution Date (and the related Interest Accrual Period) this notional component shall bear interest at a per annum rate equal to the excess, if any, of (i) the weighted average of the interest rates on the Lower Tier Interests in REMIC 3 (other than any interest-only regular interest) over (ii) the Adjusted Lower Tier WAC.  The second notional component represents the right to receive all distributions in respect of the Class LT3-IO-Swap in REMIC 3 (the “LT4-I” interest).  In addition, for purposes of the REMIC Provisions, the Class X Certificate shall represent beneficial ownership of (i) the Excess Reserve Fund Account; (ii) the Supplemental Interest Trust, including the Swap Agreement and (iii) an interest in the notional principal contracts described in Section 8.11 hereof.

(9)

The Class R Interest is the sole Class of residual interest in the Upper Tier REMIC.  The Class R Interest is issued without a principal amount does not bear a stated Interest Rate.  The Class R Certificate will be issued as a single certificate evidencing the initial Percentage Interest of such Class, and shall represent ownership of the of each of the Class R, Class LT1-R, Class LT2-R, and Class LT3-R Interests.

(10)

The Class P Interest shall not bear interest at a stated Interest Rate.  Prepayment Charges paid with respect to the Mortgage Loans shall be paid to the Class P Certificateholders as provided in Section 4.02(b).  For purposes of the REMIC Provisions, the Class P Interest shall represent a regular interest in the Upper Tier REMIC.  The Class P Certificate will have a Class P Principal Amount of $100.

(11)

Each of these Certificates will represent not only the ownership of the Corresponding Class of Upper Tier REMIC Regular Interest but also the right to receive payments from (i) the Excess Reserve Fund Account in respect of any Basis Risk Carryover Amounts and (ii) the Supplemental Interest Trust in respect of proceeds from the Derivative Agreements.  For federal income tax purposes, the Securities Administrator will treat a Certificateholder’s right to receive payments from the Excess Reserve Fund Account as payments made pursuant to an a notional principal contract written by the Class X Certificateholders.

The minimum denomination for each Class of Certificates, other than the Class P, Class R and the Class X Certificates, will be $25,000 of Certificate Balance (notional balance in the case of Class A-IO Certificates) ($100,000 with respect to initial investors resident in a Member State of the European Economic Area subject to Prospectus Directive 2003/71/EC) with integral multiples of $1 in excess thereof, except that one Certificate in each Class may be issued in a different amount.  The minimum denomination for each of the Class P and Class X Certificates will be a 10.00% Percentage Interest in such Class, and the minimum denomination for the Class R Certificates shall be 100% Percentage Interest in such Class.

Set forth below are designations of Classes of Certificates to the categories used herein:

Book-Entry Certificates

All Classes of Certificates other than the Physical Certificates.

Class A Certificates

Class A-IO, Class I-A, Class II-A-1, Class II-A-2, Class II-A-3 and Class II-A-4 Certificates.

Class M Certificates

Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates.

Delay Certificates

The Class A-IO Certificates.

ERISA-Restricted

Certificates

Any Class M, Class P, Class X and Class R Certificates and any Certificate with a rating which falls below the lowest applicable permitted rating under the Underwriters’ Exemption.

ERISA-Restricted

Derivative Certificates

Any Class A Certificate prior to the termination of the Cap Agreement and the Swap Agreement.

Interest-Only Certificates

The Class A-IO Certificates.

LIBOR Certificates

Collectively, the Class I-A, Class II-A-1, Class II-A-2, Class II-A-3, Class II-A-4 Certificates and any Class M Certificate.

Non-Delay Certificates

The Class A Certificates (other than the Class A-IO Certificates), the Class M Certificates and Class X Certificates.

Offered Certificates

All Classes of Certificates other than the Private Certificates.

Physical Certificates

Class P, Class X and Class R Certificates.

Private Certificates

Class M-10, Class P, Class X and Class R Certificates.

Rating Agencies

Fitch, Moody’s and Standard & Poor’s.

Regular Certificates

All Classes of Certificates other than the Class R Certificates.

Residual Certificates

Class R Certificates.

ARTICLE I

DEFINITIONS

Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

10-K Filing Deadline:  As defined in Section 8.12(a)(ii).

Accepted Servicing Practices:  With respect to any Mortgage Loan and the Servicer, the servicing and administration of such Mortgage Loan (i) in the same manner in which, and with the same care, skill, prudence and diligence with which the Servicer generally services and administers similar mortgage loans with similar mortgagors (A) for other third parties, giving due consideration to customary and usual standards of practice of prudent institutional residential mortgage lenders servicing their own mortgage loans or (B) held in the Servicer’s own portfolio, whichever standard is higher, and (ii) in accordance with applicable local, state and federal laws, rules and regulations.

Account:  Any of the Collection Account, the Distribution Account and any Escrow Account, and with respect to the Supplemental Interest Trust, the Excess Reserve Fund Account and the Supplemental Interest Trust Account.  Each Account shall be an Eligible Account.

Additional Disclosure Notification:  The form of notice set forth on Exhibit Y.

Additional Form 10-D Disclosure:  As defined in Section 8.12(a)(i).

Additional Form 10-K Disclosure:  As defined in Section 8.12(a)(ii).

Additional Termination Event:  As defined in the Cap Agreement or the Swap Agreement, as applicable.

Adjustable Rate Mortgage Loan:  A Mortgage Loan which provides for the adjustment of the Mortgage Rate payable in respect thereto.

Adjusted Lower Tier WAC:  For any Distribution Date (and the related Accrual Period), an amount equal to (i) two, multiplied by (ii) the weighted average of the interest rates for such Distribution Date for the Class LT3-I-A, LT3-II-A-1, LT3-II-A-2, LT3-II-A-3, LT3-II-A-4, LT3-M-1, LT3-M-2, LT3-M-3, LT3-M-4, LT3-M-5, LT3-M-6, LT3-M-7, LT3-M-8, LT3-M-9, LT3-M-10 and LT3-Q Interests, weighted in proportion to their Class Principal Amounts as of the beginning of the related Accrual Period and computed by subjecting the rate on the Class LT3-Q Interest to a cap of 0.00%, and by subjecting the rate on each of the Class LT3-I-A, LT3-II-A-1, LT3-II-A-2, LT3-II-A-3, LT3-II-A-4, LT3-M-1, LT3-M-2, LT3-M-3, LT3-M-4, LT3-M-5, LT3-M-6, LT3-M-7, LT3-M-8, LT3-M-9 and LT3-M-10 Interests to a cap that corresponds to the Interest Rate (determined by substituting the REMIC 3 Net Funds Cap for the applicable Available Funds Cap) for the Corresponding Class of Certificates; provided, however, that for each Class of LIBOR Certificates, the Certificate Interest Rate shall be multiplied by the quotient of (a) the actual number of days in the Interest Accrual Period, divided by (b) 30.

Adjustment Date:  As to any Adjustable Rate Mortgage Loan, the first Due Date on which the related Mortgage Rate adjusts as set forth in the related Mortgage Note and each Due Date thereafter on which the Mortgage Rate adjusts as set forth in the related Mortgage Note.

Advance:  Any P&I Advance or Servicing Advance.

Affected Party:  As defined in the Swap Agreement.

Affiliate:  With respect to any Person, any other Person controlling, controlled by or under common control with such first Person.  For the purposes of this definition, “control” means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

Agreement:  This Pooling and Servicing Agreement and all amendments or supplements hereto.

Amounts Held for Future Distribution:  As to the Certificates on any Distribution Date, the aggregate amount held in the Collection Account at the close of business on the related Determination Date on account of (i) Principal Prepayments, Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds and Subsequent Recoveries on the Mortgage Loans received after the end of the related Prepayment Period and (ii) all Scheduled Payments on the Mortgage Loans due after the end of the related Due Period.

Applied Realized Loss Amount:  With respect to any Distribution Date, the amount, if any, by which the aggregate Class Certificate Balance of the LIBOR Certificates after distributions of principal on such Certificates on such Distribution Date exceeds the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date.

Appraised Value:  The value set forth in an appraisal made in connection with the origination of the related Mortgage Loan as the value of the Mortgaged Property.

Assignment of Mortgage:  An assignment of the Mortgage, notice of transfer or equivalent instrument in recordable form (other than the assignee’s name and recording information not yet returned from the recording office), reflecting the sale of the Mortgage to the Trustee.

Available Funds:  With respect to any Distribution Date and the Mortgage Loans to the extent received by the Master Servicer (x) the sum of (i) all scheduled installments of interest (net of the related Expense Fees) and principal due on the Due Date on such Mortgage Loans in the related Due Period and received by the Servicer on or prior to the related Determination Date, together with any P&I Advances in respect thereof; (ii) all Condemnation Proceeds, Insurance Proceeds, Liquidation Proceeds and Subsequent Recoveries received by the Servicer during the related Prepayment Period (in each case, net of unreimbursed expenses incurred in connection with a liquidation or foreclosure and unreimbursed Advances, if any); (iii) all partial or full prepayments on the Mortgage Loans received by the Servicer during the related Prepayment Period together with all Compensating Interest paid by the Servicer in connection therewith (excluding any Prepayment Charges); (iv) all Substitution Adjustment Amounts with respect to the substitutions of Mortgage Loans that occur on or prior to the related Determination Date; (v) all amounts received with respect to such Distribution Date as the Repurchase Price in respect of a Mortgage Loan repurchased by the Mortgage Loan Seller or the Sponsor on or prior to the related Determination Date; and (vi) the proceeds with respect to the termination of the Trust Fund pursuant to clause (a) of Section 11.01; reduced by (y) amounts in reimbursement for Advances previously made with respect to the Mortgage Loans and other amounts as to which the Servicer, the Depositor, the Master Servicer, the Securities Administrator or the Trustee are entitled to be paid or reimbursed pursuant to this Agreement.

Back-up Certification:  As defined in Section 3.24.

Basic Principal Payment Amount:  With respect to any Distribution Date, the excess of (i) the Principal Remittance Amount for such Distribution Date over (ii) the Excess Overcollateralization Amount, if any, for such Distribution Date.

Basis Risk Carryover Amount: With respect to each Class of LIBOR Certificates, as of any Distribution Date, the sum of (A) if on such Distribution Date the Interest Rate for any Class of LIBOR Certificates is based upon the Group I Available Funds Cap, the Group II Available Funds Cap or the Class M Available Funds Cap, as applicable, the excess of (i) the amount of interest such Class of Certificates would otherwise be entitled to receive on such Distribution Date had such rate been calculated (x) as the sum of LIBOR and the applicable Interest Margin on such Class of Certificates for such Distribution Date, over (ii) the amount of interest payable on such Class of Certificates at, with respect to the Class I-A Certificates, the Group I Available Funds Cap, at, with respect to the Class II-A-1, Class II-A-2, Class II-A-3 and Class II-A-4 Certificates, the Group II Available Funds Cap, and at, with respect to any Class M Certificate, the Class M Available Funds Cap, as applicable, for such Distribution Date and (B) the portion of any such excess described in clause (A) for such Class of Certificates from all previous Distribution Dates not previously paid, together with interest thereon at a rate equal the applicable Interest Rate for each such Class of Certificates for such Distribution Date.  With respect to the Interest-Only Certificates, as of any Distribution Date, the sum of (A) if on such Distribution Date the Interest Rate of the Interest-Only Certificates is based on the Class A-IO Available Funds Cap, the excess of (i) the amount of interest that the Interest-Only Certificates would otherwise have been entitled to receive on such Distribution Date had the Interest Rate equaled 1.50% per annum over (ii) the amount of interest payable on the Interest-Only Certificates if subject to the Class A-IO Available Funds Cap for such Distribution Date and (B) the portion of such excess described in clause (A) for the Interest-Only Certificates from all previous Distribution Dates not previously paid, together with interest thereon at a rate equal to 1.50% per annum.

Basis Risk Payment:  For any Distribution Date, an amount equal to the lesser of (i) the aggregate of the Basis Risk Carryover Amounts of the LIBOR Certificates and the Interest-Only Certificates for such Distribution Date and (ii) the Class X Distributable Amount (prior to any reduction for Basis Risk Payments).

Best’s:  Best’s Key Rating Guide, as the same shall be amended from time to time.

Book-Entry Certificates:  As specified in the Preliminary Statement.

Business Day:  Any day other than (i) Saturday or Sunday, or (ii) a day on which banking and savings and loan institutions, in (a) the States of New York, California, Maryland or Minnesota, (b) the Commonwealth of Pennsylvania or any other State in which the Servicer’s servicing operations are located, or (c) any State in which the Corporate Trust Office is located, are authorized or obligated by law or executive order to be closed.

Cap Account:  The sub-account of the Supplemental Interest Trust Account created pursuant to Section 4.06(a).

Cap Agreement:  The interest rate cap agreement entered into by the Supplemental Interest Trust and the Cap Counterparty, dated May 31, 2006, which agreement provides for the monthly payment specified to the Securities Administrator (for the benefit of Certificateholders) commencing with the Distribution Date in December 2006 and ending on the Distribution Date in May 2012, by the Cap Counterparty, but subject to the conditions set forth therein, together with any schedule, confirmations or other agreements relating thereto, attached as Exhibit P.

Cap Amount:  With respect to each Distribution Date, the amount of any Cap Payment deposited into the Cap Account.

Cap Counterparty:  The counterparty to the Supplemental Interest Trust under the Cap Agreement, and any successor in interest or its assigns.  Initially, the Cap Counterparty shall be Wachovia Bank, National Association.

Cap Payment:  With respect to each Distribution Date, any payment required to be made by the Cap Counterparty to the Supplemental Interest Trust pursuant to the terms of the Cap Agreement.

Cap Payment Date:  For as long as the Cap Agreement is in effect or any amounts remain unpaid thereunder, the Business Day immediately preceding each Distribution Date.

Cap Replacement Receipts:  As defined in Section 4.08(b)(i).

Cap Replacement Receipts Account:  As defined in Section 4.08(b)(i).

Cap Termination Payment:  Upon the designation of an “Early Termination Date” as defined in the Cap Agreement, the payment required to be made by the Cap Counterparty to the Supplemental Interest Trust pursuant to the terms of the Cap Agreement and any unpaid amounts due on previous Cap Payment Dates and accrued interest thereon as provided in the Cap Agreement, as calculated by the Cap Counterparty and furnished to the Trustee.

Cap Termination Receipts:  As defined in Section 4.08(b)(i).

Cap Termination Receipts Account:  As defined in Section 4.08(b)(i).

Certificate:  Any one of the Certificates executed by the Securities Administrator in substantially the forms attached hereto as exhibits.

Certificate Balance:  With respect to any Certificate, other than a Class A-IO, Class X, Class P or Class R Certificate, at any date, the maximum dollar amount of principal to which the Holder thereof is then entitled hereunder, such amount being equal to the Denomination thereof minus all distributions of principal previously made with respect thereto and in the case of any Class M Certificates, reduced by any Applied Realized Loss Amounts allocated to such Class of Certificates pursuant to Section 4.05; provided, however, that immediately following the Distribution Date on which a Subsequent Recovery is distributed, the Class Certificate Balances of any Class or Classes of Certificates that have been previously reduced by Applied Realized Loss Amounts will be increased, in order of seniority, by the amount of any Subsequent Recovery distributed on such Distribution Date (up to the amount of Unpaid Realized Loss Amount for such Class or Classes for such Distribution Date). The Class P Certificates are issued with an initial Class P Principal Amount of $100.  The Class X and Class R Certificates have no Certificate Balance.  The Class A-IO Certificates are issued with a Class Notional Balance.

Certificate Group:  The Group I Certificates or the Group II Certificates, as applicable.

Certificate Owner:  With respect to a Book-Entry Certificate, the Person who is the beneficial owner of such Book-Entry Certificate.

Certificate Register:  The register maintained pursuant to Section 5.02.

Certificateholder or Holder:  The person in whose name a Certificate is registered in the Certificate Register, except that, solely for the purpose of giving any consent pursuant to this Agreement, any Certificate registered in the name of the Depositor or any Affiliate of the Depositor shall be deemed not to be Outstanding and the Percentage Interest evidenced thereby shall not be taken into account in determining whether the requisite amount of Percentage Interests necessary to effect such consent has been obtained; provided, however, that if any such Person (including the Depositor) owns 100.00% of the Percentage Interests evidenced by a Class of Certificates, such Certificates shall be deemed to be Outstanding for purposes of any provision hereof that requires the consent of the Holders of Certificates of a particular Class as a condition to the taking of any action hereunder.  The Securities Administrator is entitled to rely conclusively on a certification of the Depositor or any Affiliate of the Depositor in determining which Certificates are registered in the name of an Affiliate of the Depositor.

Certification Parties:  As defined in Section 3.24.

Certifying Person:  As defined in Section 3.24.

Class:  All Certificates bearing the same class designation as set forth in the Preliminary Statement.

Class I-A Certificates:  All Certificates bearing the Class designation of “Class I-A”.

Class II-A-1 Certificates:  All Certificates bearing the Class designation of “Class II-A-1”.

Class II-A-2 Certificates:  All Certificates bearing the Class designation of “Class II-A-2”.

Class II-A-3 Certificates:  All Certificates bearing the Class designation of “Class II-A-3”.

Class II-A-4 Certificates:  All Certificates bearing the Class designation of “Class II-A-4”.

Class A Certificates:  As specified in the Preliminary Statement.

Class A-IO Available Funds Cap:  With respect to the Class A-IO Certificates and any Distribution Date, a per annum rate equal to (x) the weighted average of the Expense Adjusted Mortgage Rate of the Mortgage Loans then in effect on the beginning of the related Due Period minus (y) a percentage equal to the product of (i) a fraction, the numerator of which is equal to the Net Derivative Payment or Swap Termination Payment (other than a Swap Termination Payment resulting from a Derivative Counterparty Trigger Event) made to the Swap Counterparty with respect to such Due Period, and the denominator of which is equal to the Pool Balance as of the beginning of the related Due Period and (ii) 12.

Class A-IO Certificates:  All Certificates bearing the Class designation of “Class A-IO”.

Class Certificate Balance:  With respect to any Class of LIBOR Certificates, as to any date of determination, the aggregate of the Certificate Balances of all Certificates of such Class as of such date.  With respect to the Class A-IO, Class X, Class P and Class R Certificates, zero.  With respect to any Lower Tier Interest, the initial Class Principal Balance as shown or described in the table set forth in the Preliminary Statement to this Agreement for the issuing REMIC, as reduced by any principal distributed with respect to such Lower Tier Interest and Realized Losses allocated to such Lower Tier Interest.

Class I Shortfalls:  As defined in Section 8.11 hereof.  For purposes of clarity, the Class I Shortfall for any Distribution Date shall equal the amount payable to the Derivative Counterparty on such Distribution Date in excess of the amount payable with respect to the Class LT4-I interest in the Upper Tier REMIC on such Distribution Date, all as further provided in Section 8.11 hereof.

Class M Available Funds Cap:  With respect to the Class M Certificates as of any Distribution Date, a per annum rate equal to the weighted average of the Group I Available Funds Cap and the Group II Available Funds Cap, weighted on the basis of the Group Subordinate Amount for the Group I Mortgage Loans and the Group Subordinate Amount for the Group II Mortgage Loans, respectively.

Class M Certificates:  As specified in the Preliminary Statement.

Class M Principal Payment Amount:  With respect to any Distribution Date and any Class of Class M Certificates, the lesser of (i) the excess of (a) the Principal Payment Amount over (b) the aggregate amount distributed on that Distribution Date as principal to all Classes of Certificates more senior than that Class of Class M Certificates (provided, however, for this purpose, the Class M-1, Class M-2 and Class M-3 Certificates will be treated as having the same seniority) and (ii) the excess of (a) the sum of the aggregate Class Certificate Balances of all Class of Certificates more senior than that Class of Class M Certificates (after giving effect to all amounts distributed on that Distribution Date to those Classes of more senior certificates (provided, however, for this purpose, the Class M-1, Class M-2 and Class M-3 Certificates will be treated as having the same seniority)) and the Class Certificate Balance of that Class of Class M Certificates immediately prior to that Distribution Date over (b) the lesser of:

(x)

the percentage set forth in the table below for the applicable Class of Class M Certificates multiplied by the aggregate Stated Principal Balance of the Mortgage Loans for that Distribution Date:

Class	Percentage
M-1, M-2 and M-3	81.00%*
M-4	82.40%
M-5	87.40%
M-6	90.20%
M-7	93.00%
M-8	94.50%
M-9	96.00%
M-10	98.00%

and

(y)

the excess, if any, of the aggregate Stated Principal Balance of the Mortgage Loans for that Distribution Date over 0.50% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date, until the Class Certificate Balance of that Class of Class M Certificates has been reduced to zero.

_______________

*The amount calculated according to such percentage will be allocated sequentially to the Class M-1, Class M-2 and Class M-3 Certificates.

Class M-1 Certificates:  All Certificates bearing the Class designation of “Class M-1”.

Class M-2 Certificates:  All Certificates bearing the Class designation of “Class M-2”.

Class M-3 Certificates:  All Certificates bearing the Class designation of “Class M-3”.

Class M-4 Certificates:  All Certificates bearing the Class designation of “Class M-4”.

Class M-5 Certificates:  All Certificates bearing the Class designation of “Class M-5”.

Class M-6 Certificates:  All Certificates bearing the Class designation of “Class M-6”.

Class M-7 Certificates:  All Certificates bearing the Class designation of “Class M-7”.

Class M-8 Certificates:  All Certificates bearing the Class designation of “Class M-8”.

Class M-9 Certificates:  All Certificates bearing the Class designation of “Class M-9”.

Class M-10 Certificates:  All Certificates bearing the Class designation of “Class M-10”.

Class Notional Balance:  With respect to each Distribution Date and the related Interest Accrual Period and the Class A-IO Certificates, the lesser of (a) the Pool Balance as of the first day of the related Due Period and (b) the amount set forth in the schedule in Exhibit Z for such Distribution Date.

Class P Certificates:  All Certificates bearing the Class designation of “Class P”.

Class R Certificates:  All Certificates bearing the Class designation of “Class R”.

Class P Principal Amount:  As of the Closing Date, $100.00.

Class X Certificates:  All Certificates bearing the Class designation of “Class X”.

Class X Distributable Amount:  With respect to any Distribution Date, the amount of interest that has accrued on the Class X Notional Balance, as described in the Preliminary Statement, but that has not been distributed prior to such date.  In addition, such amount shall include the initial Overcollateralization Amount of $11,603,252.38 ($11,603,352.38 less $100 of such amount allocated to the Class P Certificates) to the extent such amount has not been distributed on an earlier Distribution Date as part of the Overcollateralization Reduction Amount.

Class X Notional Balance:  With respect to any Distribution Date (and the related Interest Accrual Period) the aggregate principal balance of the regular interests in REMIC 3 as specified in the Preliminary Statement hereto.

Closing Date:  May 31, 2006.

Code:  The Internal Revenue Code of 1986, including any successor or amendatory provisions.

Collection Account:  As defined in Section 3.10(a).

Commission:  The United States Securities and Exchange Commission.

Compensating Interest:  For any Distribution Date, the lesser of (a) the amount, if any, by which the Prepayment Interest Shortfall, if any, for such Distribution Date, with respect to all voluntary Principal Prepayments (excluding any payments made upon liquidation of any Mortgage Loan) exceeds all Prepayment Interest Excesses for such Distribution Date, and (b) the aggregate amount of the Servicing Fee actually retained by or paid to the Servicer for such Distribution Date.

Condemnation Proceeds:  All awards or settlements in respect of a Mortgaged Property, whether permanent or temporary, partial or entire, by exercise of the power of eminent domain or condemnation.

Corporate Trust Office:  With respect to the Securities Administrator, (i) for transfer, presentation or surrender of Certificates, the office at Wells Fargo Center, Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479, Attention:  Corporate Trust Services –FFML 2006-FF7, and (ii) for all other purposes, 9062 Old Annapolis Road, Columbia, Maryland 21045, Attention: Corporate Trust Services – FFML 2006-FF7 or at such other address as the Securities Administrator may designate from time to time by notice to the Certificateholders, the Depositor, the Master Servicer and the Trustee.  With respect to the Trustee, the designated office of the Trustee in the State of California at which any particular time its corporate trust business with respect to this Agreement is administered, which office at the date of the execution of this Agreement is located at 1761 East St. Andrew Place, Santa Ana, California 92705-4934, Attention:  Trust Administration – FF06F7, facsimile number (714) 247-6329, and its telephone number is (714) 247-6000 and which is also the address to which notices to and correspondence with the Trustee under this Agreement should be directed.

Corresponding Class:  As described in the Preliminary Statement.

Credit Enhancement Percentage:  With respect to any Distribution Date, the percentage obtained by dividing (x) the sum of (i) the aggregate Class Certificate Balance of the Class M Certificates and (ii) the Overcollateralization Amount (assuming the Overcollateralization Amount is not less than zero and in each case after taking into account the distributions of the Principal Payment Amount for such Distribution Date assuming no Trigger Event has occurred) by (y) the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date.

Credit Risk Manager:  Not applicable.

Credit Risk Management Agreement:  Not applicable.

Credit Risk Manager’s Fee Rate:  Not applicable.

Cumulative Loss Percentage:  With respect to any Distribution Date, the percentage equivalent of a fraction, the numerator of which is the aggregate amount of Realized Losses incurred from the Cut-off Date to the last day of the calendar month preceding the month in which such Distribution Date occurs and the denominator of which is the Cut-off Date Pool Principal Balance of the Mortgage Loans.

Cumulative Loss Trigger Event:  If, with respect to any Distribution Date, the quotient (expressed as a percentage) of (x) the aggregate amount of Realized Losses incurred since the Cut-off Date through the last day of the related Prepayment Period, divided by (y) the Cut-off Date Pool Principal Balance, exceeds the applicable loss percentages set forth below with respect to such Distribution Date:

Distribution Date Occurring In:	Loss Percentage:
June 2008 through May 2009	1.20% for the first month, plus an additional 1/12th of 1.50 for each month thereafter
June 2009 through May 2010	2.70% for the first month, plus an additional 1/12th of 1.60% for each month thereafter
June 2010 through May 2011	4.30% for the first month, plus an additional 1/12th of 1.25% for each month thereafter
June 2011 through May 2012	5.55% for the first month, plus an additional 1/12th of 0.65% for each month thereafter
June 2012 through May 2013	6.20% for the first month, plus an additional 1/12th of 0.05% for each month thereafter
June 2013 and thereafter	6.25%

Custodial File:  The meaning assigned to such term in Section 2.01(a).

Custodian:  Initially, Wells Fargo, or any successor custodian appointed hereunder.

Cut-off Date:  May 1, 2006.

Cut-off Date Pool Principal Balance:  The aggregate Stated Principal Balances of all Mortgage Loans as of the Cut-off Date.

Cut-off Date Principal Balance:  As to any Mortgage Loan, the Stated Principal Balance thereof as of the close of business on the Cut-off Date.

Data Tape Information:  With respect to each Mortgage Loan, the same information (provided as of the Cut-off Date) included in the data fields specified under the definition of “Mortgage Loan Schedule” in the Master MLPSA, with such additions and modifications as agreed upon by the Mortgage Loan Seller and the Depositor.  A copy of the Master MLPSA is attached as Exhibits Q hereto.

Debt Service Reduction:  With respect to any Mortgage Loan, a reduction by a court of competent jurisdiction in a proceeding under the United States Bankruptcy Code in the Scheduled Payment for such Mortgage Loan which became final and non-appealable, except such a reduction resulting from a Deficient Valuation or any reduction that results in a permanent forgiveness of principal.

Defaulting Party:  As defined in the Swap Agreement or Cap Agreement, as applicable.

Deficient Valuation:  With respect to any Mortgage Loan, a valuation of the related Mortgaged Property by a court of competent jurisdiction in an amount less than then outstanding principal balance of the Mortgage Loan, which valuation results from a proceeding initiated under the United States Bankruptcy Code.

Definitive Certificates:  Any Certificate evidenced by a Physical Certificate and any Certificate issued in lieu of a Book-Entry Certificate pursuant to Section 5.02(e).

Delay Certificates:  As specified in the Preliminary Statement.

Deleted Mortgage Loan:  As defined in Section 2.03.

Delinquency Rate:  For any calendar month, a fraction, expressed as a percentage, the numerator of which is the aggregate Stated Principal Balance of 60+ Day Delinquent Mortgage Loans as of the close of business on the last day of such month, and the denominator of which is the aggregate Stated Principal Balance of the Mortgage Loans as of the close of business on the last day of such month.

Delinquency Trigger Event:  With respect to any Distribution Date on or after the Stepdown Date, the circumstances in which the Rolling Three Month Delinquency Rate as of the last day of the immediately preceding calendar month exceeds the applicable percentages of the Credit Enhancement Percentage for the prior Distribution Date as set forth below for the most senior Class of Class A Certificates and Class M Certificates then outstanding:

Class	Percentage
A	41.84%
M-1	51.72%
M-2	65.91%
M-3	78.40%
M-4	94.28%
M-5	118.23%
M-6	152.01%
M-7	212.81%
M-8	270.88%
M-9	372.41%
M-10	744.82%

Denomination:  With respect to each Certificate, the amount set forth on the face thereof as the “Initial Certificate Balance of this Certificate” (initial notional balance, in the case of the Class A-IO Certificates) or the Percentage Interest appearing on the face thereof.

Depositor:  HSI Asset Securitization Corporation, a Delaware corporation, and its successors in interest.

Depository:  The initial Depository shall be The Depository Trust Company, the nominee of which is CEDE & Co., as the registered Holder of the Book-Entry Certificates.  The Depository shall at all times be a “clearing corporation” as defined in Section 8-102(a)(5) of the Uniform Commercial Code of the State of New York.

Depository Institution:  Any depository institution or trust company, including the Trustee and the Securities Administrator, that (a) is incorporated under the laws of the United States of America or any State thereof, (b) is subject to supervision and examination by federal or state banking authorities and (c) has outstanding unsecured commercial paper or other short-term unsecured debt obligations that are rated P-1 by Moody’s, F1+ by Fitch and A-1 by Standard & Poor’s.

Depository Participant:  A broker, dealer, bank or other financial institution or other Person for whom from time to time a Depository effects book-entry transfers and pledges of securities deposited with the Depository.

Derivative Agreement: The Swap Agreement and the Cap Agreement.

Derivative Counterparty:  Collectively, the Cap Counterparty and the Swap Counterparty.

Derivative Payment Date:  For so long as either the Cap Agreement or the Swap Agreement is in effect, the Business Day preceding each Distribution Date.

Determination Date:  With respect to each Remittance Date, the 15th day (or if such day is not a Business Day, the immediately preceding Business Day) in the calendar month in which such Remittance Date occurs.

Disqualified Non-U.S. Person:  With respect to a Class R Certificate, any Non-U.S. Person or agent thereof other than (i) a Non-U.S. Person that holds the Class R Certificate in connection with the conduct of a trade or business within the United States and has furnished the transferor and the Securities Administrator with an effective IRS Form W-8ECI or (ii) a Non-U.S. Person that has delivered to both the transferor and the Securities Administrator an opinion of a nationally recognized tax counsel to the effect that the transfer of the Class R Certificate to it is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such transfer of the Class R Certificate will not be disregarded for federal income tax purposes.

Distribution Account:  The separate Eligible Account created and maintained by the Securities Administrator pursuant to Section 3.07(d) in the name of the Securities Administrator as paying agent for the benefit of the Trustee and the Certificateholders and designated “Wells Fargo Bank, N.A. as paying agent in trust for registered holders of First Franklin Mortgage Loan Trust 2006-FF7 Mortgage Pass-Through Certificates, Series 2006-FF7”.  Funds in the Distribution Account shall be held in trust for the Certificateholders for the uses and purposes set forth in this Agreement.

Distribution Account Deposit Date:  As to any Distribution Date, 12:00 noon New York City time on the third Business Day immediately preceding such Distribution Date.

Distribution Date:  The 25th day of each calendar month, or if such day is not a Business Day, the next succeeding Business Day, commencing in June 2006.

Document Certification and Exception Report:  The form of report attached to Exhibit F hereto.

Due Date:  The day of the month on which the Scheduled Payment is due on a Mortgage Loan, exclusive of any days of grace.

Due Period:  With respect to any Distribution Date, the period commencing on the second day of the calendar month preceding the month in which such Distribution Date occurs and ending on the first day of the calendar month in which such Distribution Date occurs.

EDGAR: The Commission’s Electronic Data Gathering and Retrieval System.

Eligible Account:  Either (i) an account maintained with a federal or state-chartered depository institution or trust company that complies with the definition of Eligible Institution, (ii) an account maintained with the corporate trust department of a federal depository institution or state-chartered depository institution subject to regulations regarding fiduciary funds on deposit similar to Title 12 of the U.S. Code of Federal Regulation Section 9.10(b), which, in either case, has corporate trust powers and is acting in its fiduciary capacity or (iii) any other account acceptable to each Rating Agency.  Eligible Accounts may bear interest, and may include, if otherwise qualified under this definition, accounts maintained with the Securities Administrator.

Eligible Institution: A federal or state-chartered depository institution or trust company the commercial paper, short-term debt obligations, or other short-term deposits of which are rated at least “A-1+” by Standard & Poor’s if the amounts on deposit are to be held in the account for no more than 365 days (or at least “A-2” if the amounts on deposit are to be held in the account for no more than 30 days), “P-1” by Moody’s and “F1+” by Fitch (or a comparable rating if another Rating Agency is specified by the Depositor by written notice to each of the Servicer and the Securities Administrator) or long-term unsecured debt obligations are rated at least “AA-” by Standard & Poor’s if the amounts on deposit are to be held in the account for no more than 365 days.

ERISA:  The Employee Retirement Income Security Act of 1974, as amended.

ERISA-Qualifying Underwriting:  A best efforts or firm commitment underwriting or private placement that meets the requirements of Prohibited Transaction Exemption (“PTE”) 96-84, 61 Fed. Reg. 58234 (1996), as amended by PTE 97-34, 62 Fed. Reg. 39021 (1997), PTE 2000-58, 65 Fed. Reg. 67765 (2000) and PTE 2002-41, 67 Fed. Reg. 54487 (2002) (or any successor thereto), or any substantially similar administrative exemption granted by the U.S. Department of Labor.

ERISA-Restricted Certificate:  As specified in the Preliminary Statement.

ERISA-Restricted Derivative Certificate:  As specified in the Preliminary Statement.

Escrow Account:  The Eligible Account or Accounts established and maintained by the Servicer pursuant to Section 3.09(b).

Escrow Payments:  As defined in Section 3.09(b).

Event of Default:  As defined in Section 7.01.

Excess Overcollateralization Amount:  With respect to any Distribution Date, the excess, if any, of (a) the Overcollateralization Amount on such Distribution Date over (b) the Overcollateralization Target Amount for such Distribution Date.

Excess Reserve Fund Account:  The separate Eligible Account created and maintained by the Securities Administrator under the Supplemental Interest Trust pursuant to Sections 3.07(b) and 3.07(c) in the name of the Securities Administrator as paying agent for the benefit of the LIBOR Certificateholders, the Class A-IO Certificateholders and the Class X Certificateholders and designated “Wells Fargo Bank, N.A. as paying agent in trust for registered holders of First Franklin Mortgage Loan Trust 2006-FF7, Mortgage Pass-Through Certificates, Series 2006-FF7”.  Funds in the Excess Reserve Fund Account shall be held in trust for such Certificateholders for the uses and purposes set forth in this Agreement.  Amounts on deposit in the Excess Reserve Fund Account shall not be invested.  The Excess Reserve Fund Account shall be considered part of the Supplemental Interest Trust but not part of any REMIC.

Exchange Act:  The Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

Excluded Trust Assets:  As defined in the Preliminary Statement.

Expense Adjusted Mortgage Rate:  With respect to any Distribution Date and as to each Mortgage Loan, the per annum rate equal to the Mortgage Rate as of the first day of the related Due Period less the Expense Fee Rate.

Expense Fee Rate:  As to each Mortgage Loan, a per annum rate equal to the sum of the Servicing Fee Rate and the Master Servicing Fee Rate.

Expense Fees:  As to each Mortgage Loan and any Distribution Date, the sum of the Servicing Fee and the Master Servicing Fee.

Extra Principal Payment Amount:  As of any Distribution Date, the lesser of (x) the related Total Monthly Excess Spread for such Distribution Date and (y) the related Overcollateralization Deficiency for such Distribution Date.

Fannie Mae:  The Federal National Mortgage Association, or any successor thereto.

FDIC:  The Federal Deposit Insurance Corporation, or any successor thereto.

FFFC:  First Franklin Financial Corporation, a wholly owned subsidiary of National City Bank of Indiana.

Final Recovery Determination:  With respect to any defaulted Mortgage Loan or any REO Property (other than a Mortgage Loan or REO Property purchased by the Mortgage Loan Seller or the Sponsor as contemplated by this Agreement or the Purchase Agreement, as applicable), a determination made by the Servicer that all Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds and other payments or recoveries which the Servicer, in its reasonable good faith judgment, expects to be finally recoverable in respect thereof have been so recovered.  The Servicer shall maintain records, prepared by a Servicing Officer, of each Final Recovery Determination made thereby.

Final Scheduled Distribution Date:  The Final Scheduled Distribution Date for each Class of Certificates (other than the Class A-IO Certificates) is the Distribution Date occurring in May 2036.  The Final Scheduled Distribution Date for the Class A-IO Certificates is the Distribution Date occurring in May 2008.

Fitch:  Fitch, Inc., or any successor thereto.  If Fitch is designated as a Rating Agency in the Preliminary Statement, for purposes of Section 12.05(c) the address for notices to Fitch shall be Fitch, Inc., One State Street Plaza, New York, New York 10004, Attention:  MBS Monitoring – FFML (First Franklin Mortgage Loan Trust 2006-FF7), or such other address as Fitch may hereafter furnish to the Depositor and the Securities Administrator.

Fixed Rate Mortgage Loan:  A Mortgage Loan with respect to which the Mortgage Rate set forth in the Mortgage Note is fixed for the term of such Mortgage Loan.

Form 8-K Disclosure Information:   As defined in Section 8.12(a)(iii).

Freddie Mac:  The Federal Home Loan Mortgage Corporation, a corporate instrumentality of the United States created and existing under Title III of the Emergency Home Finance Act of 1970, as amended, or any successor thereto.

Gross Margin:  With respect to each Adjustable Rate Mortgage Loan, the fixed percentage amount set forth in the related Mortgage Note to be added to the Index to determine the Mortgage Rate.

Group I Available Funds Cap:  With respect to the Group I Mortgage Loans as of any Distribution Date, the per annum rate (subject to adjustment based on the actual number of days elapsed in the related Interest Accrual Period) equal to (x) the weighted average of the Expense Adjusted Mortgage Rate for each Group I Mortgage Loan then in effect at the beginning of the related Due Period (not including for this purpose any Group I Mortgage Loans for which Principal Prepayments in Full have been received and distributed in the month prior to that Distribution Date) minus (y) a percentage equal to the product of (i) a fraction, the numerator of which is equal to the sum of (a) the portion of the Net Derivative Payment or Swap Termination Payment allocated to the Group I Mortgage Loans based on the applicable Group Percentage (other than a Swap  Termination Payment resulting from a Derivative Counterparty Trigger Event) made to the Swap Counterparty with respect to such Due Period and (b) the Senior Interest Payment Amount accrued on the Class A-IO Certificates allocable to the Group I Mortgage Loans based on the applicable Group Percentage and the denominator of which is equal to the aggregate Stated Principal Balance of the Group I Mortgage Loans as of the beginning of the related Due Period and (ii) 12.

Group I Certificates:  The Class I-A Certificates.

Group I Mortgage Loans:  The Mortgage Loans identified on the Mortgage Loan Schedule as Group I Mortgage Loans.

Group I Principal Payment Amount:  With respect to any Distribution Date prior to the Stepdown Date, the Principal Payment Amount multiplied by the Group Principal Allocation Percentage for the Group I Certificates.

Group I Senior Principal Payment Amount:  With respect to any Distribution Date, the lesser of (i) the Group I Principal Payment Amount for that Distribution Date and (ii) the excess of (a) the aggregate Class Certificate Balance of the Group I Certificates immediately prior to that Distribution Date over (b) the lesser of (x) 64.40% of the aggregate Stated Principal Balance of the Group I Mortgage Loans for that Distribution Date and (y) the excess, if any, of the aggregate Stated Principal Balance of the Group I Mortgage Loans for that Distribution Date over 0.50% of the aggregate State Principal Balance of the Group I Mortgage Loans as of the Cut-off Date.

Group II Available Funds Cap:  With respect to the Group II Mortgage Loans as of any Distribution Date, the per annum rate (subject to adjustment based on the actual number of days elapsed in the related Interest Accrual Period) equal to (x) the weighted average of the Expense Adjusted Mortgage Rate of the Group II Mortgage Loans then in effect at the beginning of the related Due Period (not including for this purpose any Group II Mortgage Loans for which Principal Prepayments in Full have been received and distributed in the month prior to that Distribution Date) minus (y) a percentage equal to the product of (i) a fraction, the numerator of which is equal to the sum of (a) the portion of the Net Derivative Payment or Swap Termination Payment allocated to the Group II Mortgage Loans based on the applicable Group Percentage (other than a Swap Termination Payment resulting from a Swap Counterparty Trigger Event) made to the Swap Counterparty and (b) the Senior Interest Payment Amount accrued on the Class A-IO Certificates allocable to the Group II Mortgage Loans based on the applicable Group Percentage and the denominator of which is equal to the aggregate Stated Principal Balance of the Group II Mortgage Loans as of the beginning of the related Due Period and (ii) 12.

Group II Certificates:  The Class II-A-1, Class II-A-2, Class II-A-3 and Class II-A-4 Certificates.

Group II Mortgage Loans:  The Mortgage Loans identified on the Mortgage Loan Schedule as Group II Mortgage Loans.

Group II Principal Payment Amount:  With respect to any Distribution Date, the Principal Payment Amount multiplied by the Group Principal Allocation Percentage for the Group II Certificates.

Group II Senior Principal Payment Amount:  With respect to any Distribution Date, the lesser of (i) the Group II Principal Payment Amount for that Distribution Date and (ii) the excess of (a) the aggregate Class Certificate Balance of the Group II Certificates immediately prior to that Distribution Date over (b) the lesser of (x) 64.40% of the aggregate Stated Principal Balance of the Group II Mortgage Loans for that Distribution Date and (y) the excess, if any, of the aggregate Stated Principal Balance of the Group II Mortgage Loans for that Distribution Date over 0.50% of the aggregate State Principal Balance of the Group II Mortgage Loans as of the Cut-off Date.

Group Available Funds Cap:  The Group I Available Funds Cap or the Group II Available Funds Cap, as applicable.

Group Percentage:  For any Distribution Date and for each of the Group I Mortgage Loans and the Group II Mortgage Loans, a fraction (expressed as a percentage) the numerator of which is the aggregate Stated Principal Balance of the Mortgage Loans in such Loan Group and the denominator of which is equal to the aggregate Stated Principal Balance of all the Mortgage Loans as of such date.

Group Principal Allocation Percentage:  With respect to any Distribution Date, the percentage equivalent of a fraction, determined as follows:

(i)

with respect to the Group I Certificates, a fraction, the numerator of which is the portion of the Principal Remittance Amount for that Distribution Date that is attributable to the principal received or advanced on the Group I Mortgage Loans and the denominator of which is the Principal Remittance Amount for that Distribution Date; and

(ii)

with respect to the Group II Certificates, a fraction, the numerator of which is the portion of the Principal Remittance Amount for that Distribution Date that is attributable to the principal received or advanced on the Group II Mortgage Loans and the denominator of which is the Principal Remittance Amount for that Distribution Date.

Group Subordinate Amount:  For any Distribution Date and (i) for the Group I Mortgage Loans, the excess of the aggregate Stated Principal Balance of the Group I Mortgage Loans as of the beginning of the related Due Period over the Class Certificate Balance of the Class I-A Certificates immediately prior to the current Distribution Date and (ii) for the Group II Mortgage Loans, the excess of the aggregate Stated Principal Balance of the Group II Mortgage Loans as of the beginning of the related Due Period over the Class Certificate Balance of the Class II-A-1, Class II-A-2, Class II-A-3 and Class II-A-4 Certificates immediately prior to the current Distribution Date

Independent:  When used with respect to any accountants, a Person who is “independent” within the meaning of Rule 2-01(B) of the Commission’s Regulation S-X.  Independent means, when used with respect to any other Person, a Person who (A) is in fact independent of another specified Person and any Affiliate of such other Person, (B) does not have any material direct or indirect financial interest in such other Person or any Affiliate of such other Person, (C) is not connected with such other Person or any Affiliate of such other Person as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions and (D) is not a member of the immediate family of a Person defined in clause (B) or (C) above.

Index:  As to each Adjustable Rate Mortgage Loan, the six-month LIBOR index from time to time in effect for the adjustment of the Mortgage Rate as set forth in the related Mortgage Note.

Initial Certification:  As defined in Section 2.02.

Initial Sale Date:  The date the Mortgage Loan was purchased by the Sponsor from the Mortgage Loan Seller under the Master MLPSA.

Insurance Policy:  With respect to any Mortgage Loan included in the Trust Fund, any insurance policy, including, but not limited to, any standard hazard insurance policy, flood insurance policy, earthquake insurance policy, title insurance policy or Primary Mortgage Insurance Policy (if any), including all riders and endorsements thereto in effect, including any replacement policy or policies.

Insurance Proceeds:  With respect to each Mortgage Loan, proceeds of Insurance Policies insuring the Mortgage Loan or the related Mortgaged Property.

Interest Accrual Period:  With respect to each Class of LIBOR Certificates and any Distribution Date, the period commencing on the Distribution Date occurring in the month preceding the month in which the current Distribution Date occurs and ending on the day immediately preceding the current Distribution Date (or, in the case of the first Distribution Date, the period from and including the Closing Date to but excluding such first Distribution Date).  For purposes of computing interest accruals on each Class of LIBOR Certificates, each Interest Accrual Period has the actual number of days in such month and each year is assumed to have 360 days.  With respect to the Interest-Only Certificates and the Corresponding Class of Lower Tier REMIC Regular Interests and any Distribution Date, the calendar month immediately preceding the month in which such Distribution Date occurs.  For purposes of computing interest accruals on the Interest-Only Certificates and each class of Lower Tier Interests, each Interest Accrual Period shall consist of a thirty day month and each year is assumed to have 360 days.

Interest Carry Forward Amount:  As of any Distribution Date and any Class of LIBOR Certificates and the Interest-Only Certificates, the sum of (i) the excess of (a) the sum of (x) the Interest Payment Amount with respect to the current Distribution Date (excluding any Basis Risk Carryover Amount with respect to such Class), plus (y) the portion of the Interest Payment Amount from Distribution Dates prior to the current Distribution Date remaining unpaid immediately prior to the current Distribution Date, over (b) the amount actually paid to such Class with respect to interest on such prior Distribution Dates, and (ii) interest on the amount in clause (i) above at the applicable Interest Rate (to the extent permitted by applicable law).

Interest Margin:  Except as set forth in the following sentence, with respect to each Class of Regular Certificates, the following percentages:  Class I-A Certificates, 0.140%; Class II-A-1 Certificates, 0.030%; Class II-A-2 Certificates, 0.090%; Class II-A-3 Certificates, 0.150%; Class II-A-4 Certificates, 0.240%; Class M-1 Certificates, 0.250%; Class M-2 Certificates, 0.280%; Class M-3 Certificates, 0.310%; Class M-4 Certificates, 0.350%; Class M-5 Certificates, 0.380%; Class M-6 Certificates, 0.450%, Class M-7 Certificates, 0.900%, Class M-8 Certificates, 1.050%, Class M-9 Certificates, 1.850% and Class M-10 Certificates, 2.000%.  On the first Distribution Date after the Optional Termination Date, the Interest Margins shall increase to the following percentages: Class I-A Certificates, 0.280%; Class II-A-1 Certificates, 0.060%; Class II-A-2 Certificates, 0.180%; Class II-A-3 Certificates, 0.300%; Class II-A-4 Certificates, 0.480%; Class M-1 Certificates, 0.375%; Class M-2 Certificates, 0.420%; Class M-3 Certificates, 0.465%; Class M-4 Certificates, 0.525%; Class M-5 Certificates, 0.570%; Class M-6 Certificates, 0.675%, Class M-7 Certificates, 1.350%, Class M-8 Certificates, 1.575%, Class M-9 Certificates, 2.775% and Class M-10 Certificates, 3.000%.

Interest Payment Amount:  With respect to any Distribution Date for each Class of LIBOR Certificates and the Interest-Only Certificates, the amount of interest accrued during the related Interest Accrual Period at the applicable Interest Rate on the related Class Certificate Balance (Class Notional Balance, in the case of the Class A-IO Certificates) immediately prior to such Distribution Date, as reduced by such Class’s share of Net Prepayment Interest Shortfalls and Relief Act Interest Shortfalls for such Distribution Date allocated to such Class pursuant to Section 4.02.

Interest Rate:  For each Class of LIBOR Certificates and the Interest-Only Certificates, each Class of Upper Tier REMIC Regular Interest and each class of Lower Tier Interest, the per annum rate set forth or calculated in the manner described in the Preliminary Statement.

Interest Remittance Amount:  With respect to any Distribution Date and the Mortgage Loans in a Loan Group, that portion of Available Funds attributable to interest relating to Mortgage Loans in that Loan Group.

Investment Account:  As defined in Section 3.12(a).

Investor:  With respect to each MERS Designated Mortgage Loan, the Person named on the MERS System as the investor pursuant to the MERS Procedures Manual.

IRS:  The Internal Revenue Service.

Late Collections:  With respect to any Mortgage Loan and any Due Period, all amounts received after the Determination Date immediately following such Due Period, whether as late payments of Scheduled Payments or as Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds, Subsequent Recoveries or otherwise, which represent late payments or collections of principal and/or interest due (without regard to any acceleration of payments under the related Mortgage and Mortgage Note) but delinquent for such Due Period and not previously recovered.

LIBOR:  With respect to any Interest Accrual Period for the LIBOR Certificates, the rate determined by the Securities Administrator on the related LIBOR Determination Date on the basis of the offered rate for one-month U.S. dollar deposits as such rate appears on Telerate Page 3750 as of 11:00 a.m. (London time) on such date; provided, that if such rate does not appear on Telerate Page 3750, the rate for such date will be determined on the basis of the rates at which one-month U.S. dollar deposits are offered by the Reference Banks at approximately 11:00 a.m. (London time) on such date to prime banks in the London interbank market.  In such event, the Securities Administrator shall request the principal London office of each of the Reference Banks to provide a quotation of its rate.  If at least two such quotations are provided, the rate for that date will be the arithmetic mean of the quotations (rounded upwards if necessary to the nearest whole multiple of 1/16%).  If fewer than two quotations are provided as requested, the rate for that date will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the Securities Administrator (after consultation with the Depositor), at approximately 11:00 a.m. (New York City time) on such date for one-month U.S. dollar loans to leading European banks.

LIBOR Certificates:  As specified in the Preliminary Statement.

LIBOR Determination Date:  With respect to any Interest Accrual Period for the LIBOR Certificates, the second London Business Day preceding the commencement of such Interest Accrual Period.

Liquidated Mortgage Loan:  With respect to any Distribution Date, a defaulted Mortgage Loan (including any REO Property) which was liquidated in the calendar month preceding the month of such Distribution Date and as to which the Servicer has certified to the Securities Administrator that it has received all amounts it expects to receive in connection with the liquidation of such Mortgage Loan including the final disposition of an REO Property.

Liquidation Proceeds:  Cash received in connection with the liquidation of a Liquidated Mortgage Loan, whether through a trustee’s sale, foreclosure sale or otherwise.

Loan Group:  The Group I Mortgage Loans or the Group II Mortgage Loans, as applicable.

Loan-to-Value Ratio or LTV:  As of any date and as to any Mortgage Loan, the ratio (expressed as a percentage) of the outstanding principal balance of the Mortgage Loan to (a) in the case of a purchase, the lesser of (i) the sale price of the Mortgaged Property and (ii) its appraised value at the time of sale or (b) in the case of a refinancing or modification, the appraised value of the Mortgaged Property at the time of the refinancing or modification.

London Business Day:  Any day on which dealings in deposits of United States dollars are transacted in the London interbank market.

Lower Tier Interest:  An interest in any REMIC formed hereby other than the Upper Tier REMIC.

Master Agreement:  ISDA Master Agreement dated May 31, 2006 between the Derivative Counterparty and the Securities Administrator in its capacity as securities administrator of the Supplemental Interest Trust.

Master MLPSA:  The Amended and Restated Master Mortgage Loan Purchase and Servicing Agreement among the Mortgage Loan Seller, the Servicer and the Sponsor, as initial purchaser, dated as of January 1, 2006.

Master Servicer:  Wells Fargo, and if a successor master servicer is appointed hereunder, such successor.

Master Servicer Event of Default:  As defined in Section 9.06.

Master Servicing Fee:  As to any Distribution Date and each Mortgage Loan, an amount equal to 1/12th the product of (a) the Master Servicing Fee Rate and (b) the outstanding Stated Principal Balance of such Mortgage Loan as of the prior Distribution Date (or as of the Cut-off Date in the case of the first Distribution Date).

Master Servicing Fee Rate:  With respect to any Mortgage Loan, a per annum rate equal to 0.005%.

Master Servicing Officer:  Any officer of the Master Servicer involved in, or responsible for, the administration and master servicing of the Mortgage Loans.

Maximum Mortgage Rate:  With respect to each Adjustable Rate Mortgage Loan, a rate that (i) is set forth on the Data Tape Information and in the related Mortgage Note and (ii) is the maximum interest rate to which the Mortgage Rate on such Mortgage Loan may be increased during the lifetime of such Mortgage Loan.

MERS:  Mortgage Electronic Registration Systems, Inc., a Delaware corporation, and its successors in interest.

MERS Designated Mortgage Loan:  Mortgage Loans for which (a) the Mortgage Loan Seller has designated or will designate MERS as, and has taken or will take such action as is necessary to cause MERS to be, the mortgagee of record, as nominee for the Mortgage Loan Seller, in accordance with the MERS Procedure Manual and (b) the Mortgage Loan Seller has designated or will designate the Trustee as the Investor on the MERS System.

MERS Procedure Manual:  The MERS Procedures Manual, as it may be amended, supplemented or otherwise modified from time to time.

MERS® System:  MERS mortgage electronic registry system, as more particularly described in the MERS Procedures Manual.

MIN:  The Mortgage Identification Number of Mortgage Loans registered with MERS on the MERS® System.

Minimum Mortgage Rate:  With respect to each Adjustable Rate Mortgage Loan, a rate that (i) is set forth on the Data Tape Information and in the related Mortgage Note and (ii) is the minimum interest rate to which the Mortgage Rate on such Mortgage Loan may be decreased during the lifetime of such Mortgage Loan.

Monthly Statement:  The statement delivered to the Certificateholders pursuant to Section 4.03.

Moody’s:  Moody’s Investors Service, Inc. If Moody’s is designated as a Rating Agency in the Preliminary Statement, for purposes of Section 12.05(c) the address for notices to Moody’s shall be Moody’s Investors Service, Inc., 99 Church Street, New York, New York 10007, Attention:  Residential Mortgage Pass-Through Group, FFML (First Franklin Mortgage Loan Trust Series 2006-FF7), or such other address as Moody’s may hereafter furnish to the Depositor and the Securities Administrator.

Mortgage:  The mortgage, deed of trust or other instrument identified on the Mortgage Loan Schedule as securing a Mortgage Note.

Mortgage File:  The items pertaining to a particular Mortgage Loan contained in either the Servicing File or Custodial File.

Mortgage Loan:  An individual Mortgage Loan that is the subject of this Agreement, each Mortgage Loan originally sold and subject to this Agreement being identified on the Mortgage Loan Schedule, which Mortgage Loan includes, without limitation, the Mortgage File, the Scheduled Payments, Principal Prepayments, Liquidation Proceeds, Subsequent Recoveries, Condemnation Proceeds, Insurance Proceeds, REO Disposition proceeds, Prepayment Charges, and all other rights, benefits, proceeds and obligations arising from or in connection with such Mortgage Loan, excluding replaced or repurchased Mortgage Loans.

Mortgage Loan Schedule:  A schedule of Mortgage Loans prepared by the Depositor, delivered to the Trustee on the Closing Date and referred to on Schedule I, such schedule setting forth for each Loan Group the Data Tape Information with respect to each Mortgage Loan.

Mortgage Loan Seller:  FFFC.

Mortgage Note:  The note or other evidence of the indebtedness of a Mortgagor under a Mortgage Loan.

Mortgage Rate:  The annual rate of interest borne on a Mortgage Note, which shall be adjusted from time to time.

Mortgaged Property:  With respect to each Mortgage Loan, the real property (or leasehold estate, if applicable) identified on the Mortgage Loan Schedule as securing repayment of the debt evidenced by the related Mortgage Note.

Mortgagor:  The obligor(s) on a Mortgage Note.

NCHLS:  National City Home Loan Services, Inc., a wholly owned subsidiary of National City Bank of Indiana.

Net Derivative Payment:  The net payment required to be made on the Derivative Payment Date either by (a) the Supplemental Interest Trust to the Derivative Counterparty, to the extent that the fixed amount payable by the Supplemental Interest Trust under the terms of the Swap Agreement exceeds the aggregate amount of the corresponding floating amount payable by the Derivative Counterparty under the terms of the Swap Agreement and any amounts payable by the Derivative Counterparty under the Cap Agreement, or (b) the Derivative Counterparty to the Supplemental Interest Trust, to the extent that the aggregate amount of the floating amount payable by the Derivative Counterparty under the terms of the Swap Agreement and any such amount payable by the Derivative Counterparty under the Cap Agreement exceeds the corresponding fixed amount payable by the Supplemental Interest Trust under the terms of the Swap Agreement, plus in the case of a payment made under either clause (a) or clause (b) any unpaid amounts due under such clause from previous Derivative Payment Dates, and accrued interest thereon as provided in the applicable Derivative Agreement, as calculated by the Derivative Counterparty and furnished to the Securities Administrator.  Any Swap Termination Payment or Cap Termination Payment will be made exclusive of the Net Derivative Payment required to be made by the Derivative Counterparty or Supplemental Interest Trust, as applicable, under the Swap Agreement or the Cap Agreement.

Net Monthly Excess Cash Flow:  For any Distribution Date, the amount of interest and principal remaining for distribution pursuant to subsection 4.02(a)(iii) (before giving effect to distributions pursuant to such subsection).

Net Prepayment Interest Shortfall:  For any Distribution Date, the amount by which the sum of the Prepayment Interest Shortfalls for such Distribution Date exceeds the sum of Compensating Interest payments made with respect to such Distribution Date.

Net Swap Payment:  With respect to each Swap Payment Date, the net payment (not including any Swap Termination Payment) required to be made pursuant to the terms of the Swap Agreement plus any unpaid amounts due on previous Swap Payment Dates and accrued interest thereon as provided in the Swap Agreement, as calculated by the Swap Counterparty and furnished to the Securities Administrator.

Net WAC Rate:  With respect to any Distribution Date (and the related Interest Accrual Period), a per annum rate equal to the weighted average of the Expense Adjusted Mortgage Rates of the Mortgage Loans as of the first day of the related Due Period (not including for this purpose Mortgage Loans for which Principal Prepayments in Full have been received and distributed in the month prior to that Distribution Date).

NIM Issuer:  The entity established as the issuer of the NIM Securities.

NIM Securities:  Any debt securities secured or otherwise backed by some or all of the Class X and Class P Certificates that are rated by any Rating Agency.

NIM Trustee:  The Indenture trustee for the NIM Securities.

Non-Delay Certificates:  As specified in the Preliminary Statement.

Non-Permitted Transferee:  A Person other than a Permitted Transferee.

Non-U.S. Person:  A person that is not a U.S. Person.

Nonrecoverable P&I Advance:  Any P&I Advance previously made or proposed to be made in respect of a Mortgage Loan or REO Property that, in the good faith business judgment (taking into account Accepted Servicing Practices) of the Servicer, the Master Servicer, as successor servicer, or any successor master servicer including the Trustee, as applicable, will not or, in the case of a proposed P&I Advance, would not be ultimately recoverable from related Late Collections on such Mortgage Loan or REO Property as provided herein.

Nonrecoverable Servicing Advance:  Any Servicing Advances previously made or proposed to be made in respect of a Mortgage Loan or REO Property, which, in accordance with Accepted Servicing Practices, will not or, in the case of a proposed Servicing Advance, would not be ultimately recoverable from related Late Collections.

Notice of Final Distribution:  The notice to be provided by the Securities Administrator pursuant to Section 11.02 to the effect that final distribution on any of the Certificates shall be made only upon presentation and surrender thereof.

Offered Certificates:  As specified in the Preliminary Statement.

Offering Documents:  The Prospectus and the Private Placement Memorandum.

Officer’s Certificate:  A certificate signed by an officer of the Servicer or the Master Servicer, as applicable, with responsibility for the servicing of the Mortgage Loans and listed on a list delivered to the Trustee and the Securities Administrator pursuant to this Agreement.

Opinion of Counsel:  A written opinion of counsel, who may be in-house counsel for the Servicer or any Subservicer, reasonably acceptable to the Trustee and/or the Securities Administrator, as applicable (and/or such other Persons as may be set forth herein); provided, that any Opinion of Counsel relating to (a) qualification of any REMIC created hereby or (b) compliance with the REMIC Provisions, must be (unless otherwise stated in such Opinion of Counsel) an opinion of counsel who (i) is in fact independent of the Servicer or the Master Servicer, (ii) does not have any material direct or indirect financial interest in the Servicer or the Master Servicer or in an affiliate of either and (iii) is not connected with the Servicer or the Master Servicer as an officer, employee, director or person performing similar functions.

Option to Purchase:  On the first Optional Termination Date and any Distribution Date thereafter, the Master Servicer, upon instruction by the Depositor, shall purchase the Mortgage Loans.  If the Depositor fails to instruct the Master Servicer to purchase the Mortgage Loans, the Master Servicer has the right and, at its own option, may purchase the Mortgage Loans on the first Distribution Date and any Distribution Date thereafter on which the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period is less than or equal to 5.00% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date.

Optional Termination Date:  Any Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans, as of the last day of the related Due Period, is less than or equal to 10.00% of the Cut-off Date Pool Principal Balance.

OTS:  Office of Thrift Supervision, and any successor thereto.

Outstanding:  With respect to the Certificates as of any date of determination, all Certificates theretofore executed and authenticated under this Agreement except:

(i)

Certificates theretofore canceled by the Securities Administrator or delivered to the Securities Administrator for cancellation; and

(ii)

Certificates in exchange for which or in lieu of which other Certificates have been executed and delivered by the Securities Administrator pursuant to this Agreement.

Outstanding Mortgage Loan:  As of any Due Date, a Mortgage Loan with a Stated Principal Balance greater than zero which was not the subject of a Principal Prepayment in Full prior to such Due Date and which did not become a Liquidated Mortgage Loan prior to such Due Date.

Overcollateralization Amount:  As of any Distribution Date, the excess, if any, of (a) the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date over (b) the aggregate of the Class Certificate Balances of the LIBOR Certificates as of such Distribution Date (after giving effect to the payment of the Principal Remittance Amount on such Certificates on such Distribution Date).

Overcollateralization Deficiency:  With respect to any Distribution Date, the excess, if any, of (a) the Overcollateralization Target Amount applicable to such Distribution Date over (b) the Overcollateralization Amount applicable to such Distribution Date.

Overcollateralization Reduction Amount:  With respect to any Distribution Date, an amount equal to the lesser of (a) the Excess Overcollateralization Amount and (b) the Net Monthly Excess Cash Flow.

Overcollateralization Target Amount:  Prior to the Stepdown Date, an amount equal to 1.00% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date.  On and after the Stepdown Date, an amount equal to the greater of (i) 2.00% of the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period and (ii) 0.50% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date; provided, however, that if, on any Distribution Date a Trigger Event exists, the Overcollateralization Target Amount shall not be reduced to the applicable percentage of then current aggregate Stated Principal Balance of the Mortgage Loans until the Distribution Date on which a Trigger Event no longer exists but rather shall remain the Overcollateralization Target Amount as determined for the immediately preceding Distribution Date.  When the Class Certificate Balance of each Class of LIBOR Certificates have been reduced to zero, the Overcollateralization Target Amount will thereafter equal zero.

Ownership Interest:  As to any Residual Certificate, any ownership interest in such Certificate including any interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial.

P&I Advance:  As to any Mortgage Loan or REO Property, any advance made by the Servicer in respect of any Remittance Date representing the aggregate of all payments of principal and interest, net of the Servicing Fee, that were due during the related Due Period on the Mortgage Loans and that were delinquent on the related Determination Date, plus certain amounts representing assumed payments not covered by any current net income on the Mortgaged Properties acquired by foreclosure or deed in lieu of foreclosure as determined pursuant to Section 4.01.

Percentage Interest:  As to any Certificate, the percentage interest evidenced thereby in distributions required to be made on the related Class, such percentage interest being set forth on the face thereof or equal to the percentage obtained by dividing the Denomination of such Certificate by the aggregate of the Denominations of all Certificates of the same Class.

Permitted Investments:  Any one or more of the following obligations or securities acquired at a purchase price of not greater than par, regardless of whether issued by the Servicer, the Securities Administrator, the Trustee or any of their respective Affiliates:

(i)

direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof, provided such obligations are backed by the full faith and credit of the United States;

(ii)

demand and time deposits in, certificates of deposit of, or bankers’ acceptances (which shall each have an original maturity of not more than 90 days and, in the case of bankers’ acceptances, shall in no event have an original maturity of more than 365 days or a remaining maturity of more than 30 days) denominated in United States dollars and issued by, any Depository Institution and rated F1+ by Fitch, A-1+ by Standard & Poor’s and P-1 by Moody’s;

(iii)

repurchase obligations with respect to any security described in clause (i) above entered into with a Depository Institution (acting as principal);

(iv)

securities bearing interest or sold at a discount that are issued by any corporation incorporated under the laws of the United States of America or any state thereof and that are rated by Fitch, Moody’s and Standard & Poor’s (in each case, to the extent they are designated as Rating Agencies in the Preliminary Statement), and by each other Rating Agency that rates such securities, in its highest long-term unsecured rating categories at the time of such investment or contractual commitment providing for such investment;

(v)

commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than 30 days after the date of acquisition thereof) that is rated by Fitch, Moody’s and Standard & Poor’s (in each case, to the extent they are designated as Rating Agencies in the Preliminary Statement), and by each other Rating Agency that rates such securities, in its highest short-term unsecured debt rating available at the time of such investment;

(vi)

units of money market funds, including money market funds managed or advised by the Trustee, the Securities Administrator or an Affiliate thereof, that have been rated “Aaa” by Moody’s, “AAA” by Standard & Poor’s and, if rated by Fitch, “AAA” by Fitch; and

(vii)

if previously confirmed in writing to the Securities Administrator, any other demand, money market or time deposit, or any other obligation, security or investment, as may be acceptable to each of the Rating Agencies as a permitted investment of funds backing “Aaa” or “AAA” rated securities;

provided, however, that no instrument described hereunder shall evidence either the right to receive (a) only interest with respect to the obligations underlying such instrument or (b) both principal and interest payments derived from obligations underlying such instrument and the interest and principal payments with respect to such instrument provide a yield to maturity at par greater than 120.00% of the yield to maturity at par of the underlying obligations.

Permitted Transferee:  Any Person other than (i) the United States, any State or political subdivision thereof, or any agency or instrumentality of any of the foregoing, (ii) a foreign government, international organization or any agency or instrumentality of either of the foregoing, (iii) an organization (except certain farmers’ cooperatives described in Section 521 of the Code) which is exempt from tax imposed by Chapter 1 of the Code (including the tax imposed by Section 511 of the Code on unrelated business taxable income) on any excess inclusions (as defined in Section 860E(c)(1) of the Code) with respect to any Residual Certificate, (iv) rural electric and telephone cooperatives described in Section 1381(a)(2)(C) of the Code, (v) a Person that is a Disqualified Non-U.S. Person or a U.S. Person with respect to whom income from a Residual Certificate is attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of such Person or any other U.S. Person, (vi) an “electing large partnership” within the meaning of Section 775 of the Code and (vii) any other Person so designated by the Depositor based upon an Opinion of Counsel that the Transfer of an Ownership Interest in a Residual Certificate to such Person may cause any REMIC formed hereby to fail to qualify as a REMIC at any time that the Certificates are outstanding.  The terms “United States”, “State” and “international organization” shall have the meanings set forth in Section 7701 of the Code or successor provisions.  A corporation will not be treated as an instrumentality of the United States or of any State or political subdivision thereof for these purposes if all of its activities are subject to tax and, with the exception of Freddie Mac, a majority of its board of directors is not selected by such government unit.

Person:  Any individual, corporation, partnership, joint venture, association, limited liability company, joint-stock company, trust, unincorporated organization or government, or any agency or political subdivision thereof.

Physical Certificates:  As specified in the Preliminary Statement.

Pool Stated Principal Balance:  As to any Distribution Date, the aggregate of the Stated Principal Balances of the Mortgage Loans for such Distribution Date that were Outstanding Mortgage Loans on the Due Date in the related Due Period.

Prepayment Charge:  Any prepayment premium, penalty or charge collected by the Servicer with respect to a Mortgage Loan from a Mortgagor in connection with any Principal Prepayment pursuant to the terms of the related Mortgage Note.

Prepayment Interest Excess:  With respect to any Distribution Date, any interest collected by the Servicer with respect to any Mortgage Loan as to which a Principal Prepayment occurs from the 1st day of the month through the 15th day of the month in which such Distribution Date occurs and that represents interest that accrues from the 1st day of such month to the date of such Principal Prepayment.

Prepayment Interest Shortfall:  With respect to any Distribution Date, the sum of, for each Mortgage Loan that was, during the portion of the related Prepayment Period from the first day of such Prepayment Period through the last day of the month preceding the month in which such Distribution Date occurs, the subject of a Principal Prepayment which is not accompanied by an amount equal to one month of interest that would have been due on such Mortgage Loan on the Due Date that occurs during such Prepayment Period and which was applied by the Servicer to reduce the outstanding principal balance of such Mortgage Loan on a date preceding such Due Date, an amount equal to the product of (a) the Mortgage Rate net of the Servicing Fee Rate for such Mortgage Loan, (b) the amount of the Principal Prepayment for such Mortgage Loan, (c) 1/360 and (d) the number of days commencing on the date on which such Principal Prepayment was applied and ending on the last day of the calendar month in which the related Prepayment Period begins.

Prepayment Period:  With respect to any Distribution Date and any Principal Prepayments, the period commencing on the 16th day of the month preceding the month in which such Distribution Date occurs (or in the case of the first Distribution Date, commencing on the Cut-off Date) and ending on the 15th day of the month in which that Distribution Date occurs.

Primary Mortgage Insurance Policy:  Any mortgage guaranty insurance, if any, on an individual Mortgage Loan as evidenced by a policy or certificate, whether such policy is obtained by the Mortgage Loan Seller, the lender or the borrower.

Principal Payment Amount:  For any Distribution Date, the sum of (i) the Basic Principal Payment Amount for such Distribution Date and (ii) the Extra Principal Payment Amount for such Distribution Date.

Principal Prepayment:  Any full or partial payment or other recovery of principal on a Mortgage Loan (including upon liquidation of a Mortgage Loan) that is received in advance of its scheduled Due Date, excluding any Prepayment Charge thereon, and that is not accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

Principal Prepayment in Full:  Any Principal Prepayment made by a Mortgagor of the entire principal balance of a Mortgage Loan.

Principal Remittance Amount:  With respect to any Distribution Date, the amount equal to the sum of the following amounts (without duplication) with respect to the related Due Period:  (i) each scheduled payment of principal on a Mortgage Loan due during such Due Period and received by the Servicer on or prior to the related Determination Date or advanced by the Servicer for the related Remittance Date, (ii) all Principal Prepayments received during the related Prepayment Period; (iii) all net Liquidation Proceeds, Condemnation Proceeds and Insurance Proceeds on the Mortgage Loans allocable to principal, and all Subsequent Recoveries, actually collected by the Servicer during the related Prepayment Period; (iv) the portion of the Repurchase Price allocable to principal with respect to each Mortgage Loan repurchased by the Mortgage Loan Seller or the Sponsor, as the case may be, that was repurchased on or prior to the related Determination Date; and (v) all Substitution Adjustment Amounts allocable to principal with respect to the substitutions of Mortgage Loans that occur on or prior to the related Determination Date; (vi) the allocable portion of the proceeds received with respect to the termination of the Trust Fund pursuant to clause (a) of Section 11.01 (to the extent such proceeds relate to principal).

Private Certificates:  As specified in the Preliminary Statement.

Private Placement Memorandum:  The Private Placement Memorandum dated May 26, 2006 relating to the offering of the Class M-10 Certificates.

Prospectus:  The Prospectus dated April 3, 2006, as supplemented by the Prospectus Supplement.

Prospectus Supplement:  The Prospectus Supplement dated May 26, 2006, relating to the Offered Certificates.

PTCE:  As defined in Section 5.02(b).

Purchase Agreement:  The Mortgage Loan Purchase Agreement, dated as of May 1, 2006, between the Depositor and the Sponsor.

Rating Agency:  Each of the Rating Agencies specified in the Preliminary Statement.  If such organization or a successor is no longer in existence, “Rating Agency” shall be such nationally recognized statistical rating organization, or other comparable Person, as is designated by the Depositor, notice of which designation shall be given to the Trustee and the Securities Administrator.  References herein to a given rating or rating category of a Rating Agency shall mean such rating category without giving effect to any modifiers.  For purposes of Section 12.05(c), the addresses for notices to each Rating Agency shall be the address specified therefor in the definition corresponding to the name of such Rating Agency, or such other address as either such Rating Agency may hereafter furnish to the Depositor and the Securities Administrator.

Realized Losses:  With respect to any date of determination and any Liquidated Mortgage Loan, the amount, if any, by which (a) the unpaid principal balance of such Liquidated Mortgage Loan together with accrued and unpaid interest thereon exceeds (b) the Liquidation Proceeds with respect thereto net of the expenses incurred by the Servicer in connection with the liquidation of such Liquidated Mortgage Loan and net of the amount of unreimbursed Servicing Advances with respect to such Liquidated Mortgage Loan.

Record Date:  With respect to any Distribution Date and any Certificate other than an Interest-Only Certificate, the close of business on the Business Day immediately preceding such Distribution Date; provided, however, that, for any Certificate issued in definitive form and for any Interest-Only Certificate, the Record Date shall be the close of business on the last Business Day of the month preceding the month in which such applicable Distribution Date occurs (or, in the case of the first Distribution Date, the Closing Date).

Reference Bank:  As defined in Section 4.04.

Regulation AB:  Subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,531 (Jan. 7, 2005)) or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

Regulation S:  Regulation S promulgated under the Securities Act or any successor provision thereto, in each case as the same may be amended from time to time; and all references to any rule, section or subsection of, or definition or term contained in, Regulation S means such rule, section, subsection, definition or term, as the case may be, or any successor thereto, in each case as the same may be amended from time to time.

Regulation S Investment Letter:  As defined in Section 5.02(b).

Regular Certificates:  As specified in the Preliminary Statement.

Relevant Servicing Criteria: The Servicing Criteria applicable to the parties having reporting obligations hereunder, as set forth on Exhibit S attached hereto.  For clarification purposes, multiple parties can have responsibility for the same Relevant Servicing Criteria.  With respect to any Servicing Function Participant engaged by the Master Servicer, the Securities Administrator, the Custodian or the Servicer, the term “Relevant Servicing Criteria” may refer to a portion of the Relevant Servicing Criteria applicable to such parties.

Relief Act Interest Shortfall:  With respect to any Distribution Date and any Mortgage Loan, any reduction in the amount of interest collectible on such Mortgage Loan for the most recently ended Due Period as a result of the application of the Servicemembers Civil Relief Act or any applicable similar state statutes.

REMIC:  Each pool of assets in the Trust Fund designated as a REMIC pursuant to the Preliminary Statement.

REMIC 1:  As described in the Preliminary Statement.

REMIC 2:  As described in the Preliminary Statement.

REMIC 3:  As described in the Preliminary Statement.

REMIC 3 Net Funds Cap:  For any Distribution Date (and the related Interest Accrual Period) and any Class of LIBOR Certificates, an amount equal to (i) the weighted average of the interest rates on the Lower Tier Interests in REMIC 3 (other than any interest-only regular interest), weighted in proportion to their Class Certificate Balances as of the beginning of the related Interest Accrual Period, multiplied by (ii) the quotient of (a) 30, divided by (b) the actual number of days in the Interest Accrual Period.

REMIC 4:  As described in the Preliminary Statement.

REMIC A-IO Available Funds Cap:  For any Distribution Date (and the related Interest Accrual Period) and the Class A-IO Certificates the weighted average of the interest rates on the Lower Tier Interests in REMIC 2 weighted in proportion to their Class Certificate Balances at the beginning of the related Interest Accrual Period.

REMIC Provisions:  Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Sections 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and regulations promulgated thereunder, as the foregoing may be in effect from time to time as well as provisions of applicable state laws.

Remittance Date:  With respect to any Distribution Date, the 21st day of the month in which such Distribution Date occurs, or, if the 21st is not a Business Day, the immediately succeeding Business Day.

REO Disposition:  The final sale by the Servicer of any REO Property.

REO Imputed Interest:  As to any REO Property, for any period, an amount equivalent to interest (at the Mortgage Rate net of the applicable Servicing Fee Rate that would have been applicable to the related Mortgage Loan had it been outstanding) on the unpaid principal balance of the Mortgage Loan as of the date of acquisition thereof (as such balance is reduced pursuant to Section 3.17 by any income from the REO Property treated as a recovery of principal).

REO Mortgage Loan:  A Mortgage Loan where title to the related Mortgaged Property has been obtained by the Servicer in the name of the Trustee on behalf of the Certificateholders.

REO Property:  A Mortgaged Property acquired by the Trust Fund through foreclosure or deed-in-lieu of foreclosure in connection with a defaulted Mortgage Loan.

Reportable Event:  As defined in Section 8.12(a)(iii).

Reporting Servicer:  As defined in Section 8.12(a)(ii).

Repurchase Price:  With respect to any Mortgage Loan, an amount equal to the sum of (i) the unpaid principal balance of such Mortgage Loan as of the date of repurchase, (ii) interest on such unpaid principal balance of such Mortgage Loan at the Mortgage Rate from the last date through which interest has been paid to the date of repurchase, (iii) all unreimbursed Servicing Advances, and (iv) all expenses incurred by the Master Servicer, the Servicer or Trustee arising out of the Master Servicer’s, the Servicer’s or Trustee’s enforcement of the Mortgage Loan Seller’s or Sponsor’s repurchase obligation hereunder.

Request for Release:  The Request for Release submitted by the Servicer to the Trustee, substantially in the form of Exhibit J.

Residual Certificates:  As specified in the Preliminary Statement.

Responsible Officer:  When used with respect to the Trustee, the Securities Administrator, the Master Servicer, any vice president, any assistant vice president, any assistant secretary, any assistant treasurer, any associate, or any other officer of the Trustee, the Securities Administrator or the Master Servicer customarily performing functions similar to those performed by any of the above designated officers who at such time shall be officers to whom, with respect to a particular matter, such matter is referred because of such officer’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Agreement.

Rolling Three Month Delinquency Rate:  With respect to any Distribution Date, the average of the Delinquency Rates for each of the three (or one or two, in the case of the first and second Distribution Dates) immediately preceding calendar months.

Rule 144A Investment Letter:  As defined in Section 5.02(b).

Sarbanes-Oxley Act:  The Sarbanes-Oxley Act of 2002 and the rules and regulations of the Commission promulgated thereunder (including any interpretations thereof by the Commission’s staff).

Sarbanes-Oxley Certification:  A written certification signed by an officer of the Master Servicer that complies with (i) the Sarbanes-Oxley Act, and (ii) Exchange Act Rules 13a-14(d) and 15d-14(d), as in effect from time to time; provided that if, after the Closing Date (a) the Sarbanes-Oxley Act is amended, (b) the Rules referred to in clause (ii) are modified or superseded by any subsequent statement, rule or regulation of the Commission or any statement of a division thereof, or (c) any future releases, rules and regulations are published by the Commission from time to time pursuant to the Sarbanes-Oxley Act, which in any such case affects the form or substance of the required certification and results in the required certification being, in the reasonable judgment of the Master Servicer, materially more onerous that then form of the required certification as of the Closing Date, the Sarbanes-Oxley Certification shall be as agreed to by the Master Servicer and the Depositor following a negotiation in good faith to determine how to comply with any such new requirements.

Scheduled Payment:  The scheduled monthly payment on a Mortgage Loan due on any Due Date allocable to principal and/or interest on such Mortgage Loan which, unless otherwise specified herein, shall give effect to any related Debt Service Reduction and any Deficient Valuation that affects the amount of the monthly payment due on such Mortgage Loan.

Securities Act:  The Securities Act of 1933, as amended, and the rules and regulations thereunder.

Securities Administrator:  Wells Fargo, and if a successor securities administrator is appointed hereunder, such successor.

Securities Administrator Float Period:  With respect to the Distribution Date and the related amounts in the Distribution Account, the period commencing on the Remittance Date immediately preceding such Distribution Date and ending on such Distribution Date.

Senior Interest Payment Amount:  With respect to any Distribution Date and any Class of Class A Certificates, the sum of the Interest Payment Amount and the Interest Carry Forward Amount, if any, for that Distribution Date for that Class.

Servicer:  NCHLS and its successors in interest, and if a successor servicer is appointed hereunder, such successor.

Servicer Remittance Report:  As defined in Section 4.03(d).

Service(s)(ing):  In accordance with Regulation AB, the act of servicing and administering the Mortgage Loans or any other assets of the Trust Fund by an entity that meets the definition of “servicer’ set forth in Item 1101 of Regulation AB and is subject to the disclosure requirements set forth in Item 1108 of Regulation AB.  For clarification purposes, any uncapitalized occurrence of this term in this Agreement shall have the meaning commonly understood by participants in the residential mortgage-backed securitization market.

Servicing Advances:  The reasonable “out-of-pocket” costs and expenses (including legal fees) incurred by the Servicer in the performance of its servicing obligations in connection with a default, delinquency or other unanticipated event, including, but not limited to, the cost of (i) the maintenance, preservation, restoration, inspection and protection of a Mortgaged Property, (ii) any enforcement or judicial proceedings, including foreclosures and litigation, in respect of a particular Mortgage Loan, (iii) the management (including reasonable fees in connection therewith) and liquidation of any REO Property and (iv) the performance of its obligations under Sections 3.01, 3.09, 3.13 and 3.15.  The Servicing Advances shall also include any reasonable “out-of-pocket” costs and expenses (including legal fees) incurred by the Servicer in connection with executing and recording instruments of satisfaction, deeds of reconveyance or Assignments of Mortgage in connection with any satisfaction or foreclosure in respect of any Mortgage Loan to the extent not recovered from the Mortgagor or otherwise payable under this Agreement and obtaining or correcting any legal documentation required to be included in the Mortgage File and necessary for the Servicer to perform its obligations under this Agreement. The Servicer shall not be required to make any Nonrecoverable Servicing Advances.

Servicing Criteria:  The criteria set forth in paragraph (d) of Item 1122 of Regulation AB, as such may be amended from time to time.

Servicing Fee:  With respect to each Mortgage Loan and for any calendar month, an amount equal to one month’s interest (or in the event of any payment of interest which accompanies a Principal Prepayment made by the Mortgagor during such calendar month, interest for the number of days covered by such payment of interest) at the Servicing Fee Rate on the applicable Stated Principal Balance of such Mortgage Loan as of the first day of such calendar month.  Such fee shall be payable monthly, and shall be prorated for any portion of a month during which the Mortgage Loan is serviced by the Servicer under this Agreement.  The Servicing Fee is payable solely from the interest portion (including recoveries with respect to interest from Liquidation Proceeds, Subsequent Recoveries, Insurance Proceeds, Condemnation Proceeds and proceeds received with respect to REO Properties) of such Scheduled Payment collected by the Servicer, or as otherwise provided under Section 3.11.

Servicing Fee Rate:  0.50% per annum.

Servicing File:  With respect to each Mortgage Loan, the file retained by the Servicer consisting of originals or copies of all documents in the Mortgage File which are not delivered to the Custodian on behalf of the Trustee in the Custodial File and copies of the Mortgage Loan Documents set forth in Exhibit K hereto.

Servicing Function Participant:  Any Sub-Servicer or Subcontractor of a Servicer, the Master Servicer, the Custodian or the Securities Administrator, respectively.

Servicing Officer:  Any officer of the Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans whose name and facsimile signature appear on a list of servicing officers furnished to the Master Servicer and the Trustee by the Servicer on the Closing Date pursuant to this Agreement, as such list may from time to time be amended.

Similar Law:  As defined in Section 5.02(b).

60+ Day Delinquent Mortgage Loan:  Each Mortgage Loan with respect to which any portion of a Scheduled Payment is, as of the last day of the prior Due Period, two months or more past due (without giving effect to any grace period), each Mortgage Loan in foreclosure, each Mortgage Loan related to REO Property and each Mortgage Loan where the related Mortgagor has filed for bankruptcy.

Sponsor:  HSBC Bank USA, National Association, a national banking association, and its successors in interest.

Standard & Poor’s:  Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. If Standard & Poor’s is designated as a Rating Agency in the Preliminary Statement, for purposes of Section 12.05(c) the address for notices to Standard & Poor’s shall be Standard & Poor’s, 55 Water Street, New York, New York 10041, Attention:  Residential Mortgage Surveillance Group – HASCO (First Franklin Mortgage Loan Trust), Series 2006-FF7, or such other address as Standard & Poor’s may hereafter furnish to the Depositor and the Securities Administrator.

Standard & Poor’s Glossary:  The Standard & Poor’s LEVELS® Glossary, as may be in effect from time to time.

Startup Day:  The Closing Date.

Stated Principal Balance:  As to each Mortgage Loan and as of any date of determination, (i) the principal balance of the Mortgage Loan at the Cut-off Date after giving effect to payments of principal due on or before such date (whether or not received), minus (ii) all amounts previously remitted to the Securities Administrator with respect to the related Mortgage Loan representing payments or recoveries of principal including advances in respect of scheduled payments of principal.  For purposes of any Distribution Date, the Stated Principal Balance of any Mortgage Loan will give effect to any scheduled payments of principal received by the Servicer on or prior to the related Determination Date or advanced by the Servicer for the related Remittance Date and any unscheduled principal payments and other unscheduled principal collections received during the related Prepayment Period, and the Stated Principal Balance of any Mortgage Loan that has prepaid in full or has become a Liquidated Mortgage Loan during the related Prepayment Period shall be zero.

Stepdown Date:  The earlier to occur of (i) the first Distribution Date following the Distribution Date on which the aggregate Class Certificate Balances of the Class A Certificates have been reduced to zero and (ii) the later to occur of (a) the Distribution Date in June 2009 and (b) the first Distribution Date on which the Credit Enhancement Percentage for the Class A Certificates (calculated for this purpose only after taking into account payments of principal applied to reduce the Stated Principal Balance of the Mortgage Loans for that Distribution Date but prior to any applications of Principal Payment Amount to the Certificates on that Distribution Date) is greater than or equal to 35.60%.

Subcontractor:  Any vendor, subcontractor or other Person that is not responsible for the overall servicing of the Mortgage Loans but performs one or more discrete functions identified in Item 1122(d) of Regulation AB with respect to Mortgage Loans under the direction or authority of any Servicer (or a Sub-Servicer of any Servicer), the Master Servicer, the Custodian or the Securities Administrator.

Subsequent Recovery:  With respect to any Mortgage Loan or related Mortgaged Property that became a Liquidated Mortgage Loan or was otherwise disposed of, all amounts received in respect of such Liquidated Mortgage Loan after an Applied Realized Loss Amount related to such Mortgage Loan or Mortgaged Property is allocated to reduce the Class Certificate Balance of any Class of Class M Certificates.  Any Subsequent Recovery that is received during a Prepayment Period will be included as part of the Principal Remittance Amount for the related Distribution Date.

Sub-Servicer:  Any Person that services Mortgage Loans on behalf of a Servicer, and is responsible for the performance (whether directly or through sub-servicers or Subcontractors) of servicing functions required to be performed under this Agreement, any related Servicing Agreement or any sub-servicing agreement that are identified in Item 1122(d) of Regulation AB.

Subservicing Account:  As defined in Section 3.08.

Subservicing Agreement:  As defined in Section 3.02(a).

Substitute Mortgage Loan:  A Mortgage Loan substituted by the Mortgage Loan Seller or the Sponsor for a Deleted Mortgage Loan which must, on the date of such substitution, as confirmed in a Request for Release, substantially in the form of Exhibit J, (i) have a Stated Principal Balance, after deduction of all Scheduled Payments due in the month of substitution, not in excess of the Stated Principal Balance of the Deleted Mortgage Loan; (ii) be accruing interest at a rate not lower than and not more than 1.00% higher than that of the Deleted Mortgage Loan; (iii) have a remaining term to maturity not greater than (and not more than one year less than) that of the Deleted Mortgage Loan; (iv) be of the same type as the Deleted Mortgage Loan; and (v) comply with each representation and warranty set forth in Section 2.03.

Substitution Adjustment Amount:  As defined in Section 2.03.

Supplemental Interest Trust:  The corpus of a trust created pursuant to Section 4.06 of this Agreement and designated as the “Supplemental Interest Trust,” consisting of the Swap Agreement, the Supplemental Interest Trust Account, the Swap Account, the Excess Reserve Fund Account, the Cap Agreement, the Cap Account, the right to receive the Class X Distributable Amount as provided in Section 4.02(a)(iii)(G), the Class LT4-I Interest in REMIC 4 and the right to receive Class I Shortfalls.

Supplemental Interest Trust Account:  The Account created pursuant to Section 4.06(a).

Swap Account:  The sub-account of the Supplemental Interest Trust Account created pursuant to Section 4.06(a).

Swap Agreement:  The interest rate swap agreement entered into by the Supplemental Interest Trust and the Swap Counterparty, dated May 31, 2006, which agreement provides for, among other things, a Net Swap Payment to be paid pursuant to the conditions provided therein, commencing with the Distribution Date in July 2006 and ending on the Distribution Date in January 2010, together with any schedules, confirmations or other agreements relating thereto, attached hereto as Exhibit O.

Swap Amount:  With respect to each Distribution Date and the related Swap Payment Date, the sum of any Net Swap Payment and any Swap Termination Payment deposited in the Swap Account.

Swap Counterparty:  The counterparty to the Supplemental Interest Trust under the Swap Agreement, and any successor in interest or assigns.  Initially, the Swap Counterparty shall be Wachovia Bank, National Association.

Swap Counterparty Trigger Event:  A Swap Counterparty Trigger Event shall have occurred if any of a Swap Default with respect to which the Swap Counterparty is a Defaulting Party, a Termination Event (other than a “Tax Event” or “Illegality” as such terms are defined in the Master Agreement) with respect to which the Swap Counterparty is the sole Affected Party or an Additional Termination Event with respect to which the Swap Counterparty is the sole Affected Party has occurred.

Swap Default:  Any of the circumstances constituting an “Event of Default” under the Swap Agreement.

Swap LIBOR:  With respect to any Distribution Date (and the Accrual Period relating to such Distribution Date), the product of (i) the Floating Rate Option (as defined in the Swap Agreement) for the related Swap Payment Date, (ii) two, and (iii) the quotient of (a) the actual number of days in the Accrual Period for the LIBOR Certificates and (b) 30, as calculated by the Swap Counterparty and furnished to the Securities Administrator.

Swap Payment Date:  For so long as the Swap Agreement is in effect or any amounts remain unpaid thereunder, the Business Day immediately preceding each Distribution Date.

Swap Replacement Receipts:  As defined in Section 4.08(a)(i).

Swap Replacement Receipts Account:  As defined in Section 4.08(a)(i).

Swap Termination Payment:  Upon the designation of an “Early Termination Date” as defined in the Swap Agreement, the payment required to be made by the Supplemental Interest Trust to the Swap Counterparty, or by the Swap Counterparty to the Supplemental Interest Trust, as applicable, pursuant to the terms of the Swap Agreement, and any unpaid amounts due on previous Distribution Dates and accrued interest thereon as provided in the Swap Agreement, as calculated by the Swap Counterparty and furnished to the Securities Administrator.

Swap Termination Receipts:  As defined in Section 4.08(a)(i).

Swap Termination Receipts Account:  As defined in Section 4.08(a)(i).

Tax Matters Person:  The Holder of the Class R Certificates designated as “tax matters person” of each REMIC created hereunder in the manner  provided  under  Treasury  Regulations  Section 1.860F–4(d)  and Treasury  Regulations Section 301.6231(a)(7)–1.

Tax Service Contract:  As defined in Section 3.09.

Telerate Page 3750:  The display page currently so designated on the Bridge Telerate Service (or such other page as may replace that page on that service for displaying comparable rates or prices).

Termination Event:  The occurrence of a termination event under the termination provision of the Cap Agreement or Swap Agreement, as applicable.

Termination Price:  As defined in Section 11.01.

Total Monthly Excess Spread:  As to any Distribution Date, an amount equal to the excess, if any, of (i) the interest on the Mortgage Loans (other than Prepayment Interest Excesses) received by the Servicer on or prior to the related Determination Date or advanced by the Servicer for the related Remittance Date (net of Expense Fees) over (ii) the sum of the amounts payable to the Certificates pursuant to Section 4.02(a)(i) (A) through (D) on such Distribution Date.

Transfer:  Any direct or indirect transfer or sale of any Ownership Interest in a Residual Certificate.

Transfer Affidavit:  As defined in Section 5.02(c).

Transferor Certificate:  As defined in Section 5.02(b).

Trigger Event:  Either a Cumulative Loss Trigger Event or a Delinquency Trigger Event.

Trust:  The express trust created hereunder in Section 2.01(c).

Trust Fund:  The corpus of the trust created hereunder consisting of (i) the Mortgage Loans and all interest and principal with respect thereto received on or after the related Cut-off Date, other than such amounts which were due on the Mortgage Loans on or prior to the related Cut-off Date; (ii) the Collection Account, the Distribution Account, the Cap Termination Receipts Account, the Cap Replacement Receipts Account the Swap Termination Receipts Account, the Swap Replacement Receipts Account and all amounts deposited therein pursuant to the applicable provisions of this Agreement; (iii) property that secured a Mortgage Loan and has been acquired by foreclosure, deed-in-lieu of foreclosure or otherwise; (iv) the Depositor’s rights under the Purchase Agreement; (v) the Insurance Policies; and (vi) all proceeds of the conversion, voluntary or involuntary, of any of the foregoing.

Trustee:  Deutsche Bank National Trust Company, a national banking association, and its successors in interest and, if a successor trustee is appointed hereunder, such successor.

Underwriters’ Exemption:  Any exemption listed under footnote 1 of, and amended by, Prohibited Transaction Exemption 96-84, 61 Fed. Reg. 58234 (1996), as amended by PTE 97-34, 62 Fed. Reg. 39021 (1997), PTE 2000-58, 65 Fed. Reg. 67765 (2000) and PTE 2002-41, 67 Fed. Reg. 54487 (2002), or any successor exemption.

Unpaid Realized Loss Amount:  With respect to any Class of Class M Certificates and as to any Distribution Date, is the excess of (i) Applied Realized Loss Amounts with respect to such Class over (ii) the sum of (a) all distributions in reduction of such Applied Realized Loss Amounts on all previous Distribution Dates, and (b) the amount by which the Class Certificate Balance of such Class has been increased due to the distribution of any Subsequent Recoveries on all previous Distribution Dates.  Any amounts distributed to a Class of Class M Certificates in respect of any Unpaid Realized Loss Amount will not be applied to reduce the Class Certificate Balance of such Class.

Upper Tier REMIC:  As described in the Preliminary Statement.

Upper Tier REMIC Regular Interest:  As described in the Preliminary Statement.

U.S. Person:  (i) A citizen or resident of the United States; (ii) a corporation (or entity treated as a corporation for tax purposes) created or organized in the United States or under the laws of the United States or of any State thereof, including, for this purpose, the District of Columbia; (iii) a partnership (or entity treated as a partnership for tax purposes) organized in the United States or under the laws of the United States or of any State thereof, including, for this purpose, the District of Columbia (unless provided otherwise by future Treasury regulations); (iv) an estate whose income is includible in gross income for United States income tax purposes regardless of its source; or (v) a trust, if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. Persons have authority to control substantial decisions of the trust.  Notwithstanding the last clause of the preceding sentence, to the extent provided in Treasury regulations, certain trusts in existence on August 20, 1996, and treated as U.S. Persons prior to such date, may elect to continue to be U.S. Persons.

Voting Rights:  The portion of the voting rights of all of the Certificates which is allocated to any Certificate.  As of any date of determination, 1.00% of all Voting Rights shall be allocated to each of the Class A-IO, Class X, Class P and Class R Certificates, if any (such Voting Rights to be allocated among the holders of Certificates of each such Class in accordance with their respective Percentage Interests) and the remaining Voting Rights shall be allocated among Holders of the remaining Classes of Certificates in proportion to the Certificate Balances of their respective Certificates on such date.  After the Class Notional Balance of the Class A-IO Certificates have been reduced to zero, the Voting Rights allocated to the Class A-IO Certificates will be allocated to any outstanding Classes of LIBOR Certificates on a pro rata basis.

Wells Fargo:  Wells Fargo Bank, N.A., a national banking association, and its successors in interest.

ARTICLE II

CONVEYANCE OF MORTGAGE LOANS;
REPRESENTATIONS AND WARRANTIES

Section 2.01

Conveyance of Mortgage Loans.  (a) The Depositor, concurrently with the execution and delivery hereof, hereby sells, transfers, assigns, sets over and otherwise conveys to the Trustee for the benefit of the Certificateholders, without recourse, all the right, title and interest of the Depositor in and to the Trust Fund.

Concurrently with the execution of this Agreement, the Derivative Agreements shall be delivered to the Securities Administrator.  In connection therewith, the Depositor hereby directs the Securities Administrator (solely in its capacity as securities administrator of the Supplemental Interest Trust) and the Securities Administrator is hereby authorized to execute and deliver each of the Derivative Agreements on behalf of the Supplemental Interest Trust for the benefit of Certificateholders.  The Depositor, the Sponsor, the Master Servicer, the Servicer, the Mortgage Loan Seller and the Certificateholders (by their acceptance of such Certificates) acknowledge and agree that the Securities Administrator is executing and delivering the Derivative Agreements solely in its capacity as securities administrator of the Supplemental Interest Trust and not in its individual capacity.  The Securities Administrator shall have no duty or responsibility to enter into any other interest rate swap agreement upon the expiration or termination of the Swap Agreement or interest rate cap agreement upon the termination of the Cap Agreement unless so directed by the Depositor.

Concurrently with the execution and delivery of this Agreement, the Depositor does hereby assign to the Trustee all of its rights and interest under the Purchase Agreement, including the right to enforce the Sponsor’s obligation to repurchase or substitute defective Mortgage Loans under Section 5 of the Purchase Agreement.  The Trustee hereby accepts such assignment, and as set forth herein in Section 2.03(k), shall be entitled to exercise all the rights of the Depositor under the Purchase Agreement as if, for such purpose, it were the Depositor.

(b)

In connection with the transfer and assignment of each Mortgage Loan, the Depositor has delivered or caused to be delivered to the Custodian for the benefit of the Certificateholders the following documents or instruments with respect to each Mortgage Loan so assigned:

(i)

the original Mortgage Note bearing all intervening endorsements necessary to show a complete chain of endorsements from the original payee, endorsed in blank, “Pay to the order of _____________, without recourse”, and, if previously endorsed, signed in the name of the last endorsee by a duly qualified officer of the last endorsee;

(ii)

the original Assignment of Mortgage for each Mortgage Loan, in form and substance acceptable for recording.  The Mortgage shall be assigned, with assignee’s name left blank;

(iii)

the original of each guarantee executed in connection with the Mortgage Note, if any;

(iv)

the original recorded Mortgage, with evidence of recording thereon.   If in connection with any Mortgage Loan, the original Mortgage cannot be delivered with evidence of recording thereon on or prior to the Closing Date because of a delay caused by the public recording office where such Mortgage has been delivered for recordation or because such Mortgage has been lost or because such public recording office retains the original recorded Mortgage, the Mortgage Loan Seller shall deliver or cause to be delivered to the Custodian, (A) in the case of a delay caused by the public recording office, a copy of such Mortgage certified by the Mortgage Loan Seller, escrow agent, title insurer or closing attorney to be a true and complete copy of the original recorded Mortgage and (B) in the case where a public recording office retains the original recorded Mortgage or in the case where a Mortgage is lost after recordation in a public recording office, a copy of such Mortgage certified by such public recording office to be a true and complete copy of the original recorded Mortgage;

(v)

originals or a certified copy of each modification agreement, if any;

(vi)

the originals of all intervening assignments of Mortgage with evidence of recording thereon evidencing a complete chain of ownership from the originator of the Mortgage Loan to the last assignee, or if any such intervening assignment of Mortgage has not been returned from the applicable public recording office or has been lost or if such public recording office retains the original recorded intervening assignments of Mortgage, a photocopy of such intervening assignment of Mortgage, together with (A) in the case of a delay caused by the public recording office, an officer’s certificate of the Mortgage Loan Seller, escrow agent, closing attorney or the title insurer insuring the Mortgage stating that such intervening assignment of Mortgage has been delivered to the appropriate public recording office for recordation and that such original recorded intervening assignment of Mortgage or a copy of such intervening assignment of Mortgage certified by the appropriate public recording office to be a true and complete copy of the original recorded intervening assignment of Mortgage will be promptly delivered to the Custodian upon receipt thereof by the party delivering the officer’s certificate or by the Mortgage Loan Seller; or (B) in the case of an intervening assignment of mortgage where a public recording office retains the original recorded intervening assignment of Mortgage or in the case where an intervening assignment of Mortgage is lost after recordation in a public recording office, a copy of such intervening assignment of Mortgage with recording information thereon certified by such public recording office to be a true and complete copy of the original recorded intervening assignment of Mortgage;

(vii)

if the Mortgage Note, the Mortgage, any Assignment of Mortgage or any other related document has been signed by a Person on behalf of the Mortgagor, the copy of the power of attorney or other instrument that authorized and empowered such Person to sign;

(viii)

the original lender’s title insurance policy (or a marked title insurance commitment, in the event that an original lender’s title insurance policy has not yet been issued) in the form of an ALTA mortgage title insurance policy, containing all required endorsements and insuring the Trustee and its successors and assigns as to the first priority lien of the Mortgage in the original principal amount of the Mortgage Loan;

(ix)

if applicable, the original of any Primary Mortgage Insurance Policy or certificate or, an electronic certification, evidencing the existence of the Primary Mortgage Insurance Policy or certificate, if private mortgage guaranty insurance is required; and

(x)

original of any security agreement, chattel mortgage or equivalent document executed in connection with the Mortgage, if any.

To the extent not previously delivered to the Sponsor pursuant to the Master MLPSA, the Mortgage Loan Seller shall promptly upon receipt from the respective recording office cause to be delivered to the Custodian the original recorded document described in clauses (iv) and (vi) above.

From time to time, the Mortgage Loan Seller, the Depositor or the Servicer, as applicable, shall forward to the Custodian additional original documents, additional documents evidencing an assumption, modification, consolidation or extension of a Mortgage Loan, in accordance with the terms of this Agreement upon receipt of such documents.  All such mortgage documents held by the Custodian as to each Mortgage Loan shall constitute the “Custodial File”.

To the extent not previously delivered to the Sponsor pursuant to the Master MLPSA, on or prior to the Closing Date, the Mortgage Loan Seller shall deliver to the Custodian Assignments of Mortgages, in blank, for each Mortgage Loan.  No later than thirty (30) Business Days following the later of the Closing Date and the date of receipt by the Servicer of the complete recording information for a Mortgage, the Servicer shall promptly submit or cause to be submitted for recording, at the expense of the Mortgage Loan Seller and at no expense to the Trust Fund, the Trustee, the Servicer or the Depositor, in the appropriate public office for real property records, each Assignment of Mortgage referred to in Section 2.01(b)(ii).  Notwithstanding the foregoing, however, for administrative convenience and facilitation of servicing and to reduce closing costs, the Assignments of Mortgage shall not be required to be completed and submitted for recording with respect to any Mortgage Loan if the Trustee and each Rating Agency have received an Opinion of Counsel, satisfactory in form and substance to the Trustee and each Rating Agency to the effect that the recordation of such Assignments of Mortgage in any specific jurisdiction is not necessary to protect the Trust Fund’s interest in the related Mortgage Note.  If the Assignment of Mortgage is to be recorded, the Mortgage shall be assigned by the Mortgage Loan Seller, at the expense of the Mortgage Loan Seller, to “Deutsche Bank National Trust Company, as trustee under the Pooling and Servicing Agreement dated as of May 1, 2006, for First Franklin Mortgage Loan Trust 2006-FF7”.  In the event that any such Assignment of Mortgage is lost or returned unrecorded because of a defect therein, the Mortgage Loan Seller shall promptly cause to be delivered a substitute Assignment of Mortgage to cure such defect and thereafter cause each such assignment to be duly recorded at no expense to the Trust Fund.

In the event that such original or copy of any document submitted for recordation to the appropriate public recording office is not so delivered to the Trustee within 180 days (or such other time period as may be required by any Rating Agency) following the Closing Date, and in the event that the Mortgage Loan Seller does not cure such failure within 30 days of discovery or receipt of written notification of such failure from the Depositor, the related Mortgage Loan shall, upon the request of the Depositor, be repurchased by the Mortgage Loan Seller at the price and in the manner specified in Section 2.03.  The foregoing repurchase obligation shall not apply in the event that the Mortgage Loan Seller cannot deliver such original or copy of any document submitted for recordation to the appropriate public recording office within the specified period due to a delay caused by the recording office in the applicable jurisdiction; provided, that the Mortgage Loan Seller shall instead deliver a recording receipt of such recording office or, if such recording receipt is not available, an officer’s certificate of an officer of the Mortgage Loan Seller, confirming that such document has been accepted for recording.

Notwithstanding anything to the contrary contained in this Section 2.01, in those instances where the public recording office retains or loses the original Mortgage or assignment after it has been recorded, the obligations of the Mortgage Loan Seller shall be deemed to have been satisfied upon delivery by the Mortgage Loan Seller to the Trustee, prior to the Closing Date of a copy of such Mortgage or assignment, as the case may be, certified (such certification to be an original thereof) by the public recording office to be a true and complete copy of the recorded original thereof.

(c)

The Depositor does hereby establish, pursuant to the further provisions of this Agreement and the laws of the State of New York, an express trust (the “Trust”) to be known, for convenience, as “First Franklin Mortgage Loan Trust 2006-FF7” and Deutsche Bank National Trust Company is hereby appointed as Trustee and Wells Fargo Bank, N.A. is appointed as Securities Administrator in accordance with the provisions of this Agreement.  The parties hereto acknowledge and agree that it is the policy and intention of the Trust to acquire only Mortgage Loans meeting the requirements set forth in this Agreement, including without limitation, the representations and warranties set forth in the Schedules hereto.

(d)

The Trust shall have the capacity, power and authority, and the Trustee on behalf of the Trust is hereby authorized, to accept the sale, transfer, assignment, set over and conveyance by the Depositor to the Trust of all the right, title and interest of the Depositor in and to the Trust Fund (including, without limitation, the Mortgage Loans) pursuant to Section 2.01(a).

Section 2.02

Acceptance by the Custodian of the Mortgage Loans.  The Custodian shall acknowledge, on the Closing Date, receipt by the Custodian of the documents identified in the Initial Certification in the form annexed hereto as Exhibit E (“Initial Certification”), and declares that it holds and will hold such documents and the other documents delivered to it pursuant to Section 2.01, and that it holds or will hold such other assets as are included in the Trust Fund, in trust for the exclusive use and benefit of all present and future Certificateholders.  The Custodian shall maintain possession of the related Mortgage Notes in the States of Minnesota, California, and Utah unless otherwise permitted by the Rating Agencies.

In connection with the Closing Date, the Custodian shall be required to deliver via facsimile (with original to follow the next Business Day) to the Depositor and the Trustee an Initial Certification prior to the Closing Date, or, as the Depositor agrees on the Closing Date, certifying receipt of a Mortgage Note and Assignment of Mortgage for each Mortgage Loan.  The Custodian shall not be responsible to verify the validity, sufficiency or genuineness of any document in any Custodian File.

Within 90 days after the Closing Date, the Custodian shall ascertain that all documents identified in the Document Certification and Exception Report in the form attached hereto as Exhibit F are in its possession, and shall deliver to the Depositor, the Trustee, the Mortgage Loan Seller and the Servicer a Document Certification and Exception Report, in the form annexed hereto as Exhibit F, to the effect that, as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or any Mortgage Loan specifically identified in such certification as an exception and not covered by such certification):  (i) all documents identified in the Document Certification and Exception Report and required to be reviewed by it are in its possession; (ii) such documents have been reviewed by it and appear regular on their face and relate to such Mortgage Loan; (iii) based on its examination and only as to the foregoing documents, the information set forth in items (1), (2), (3), (15), (18) and (22) of the Data Tape Information respecting such Mortgage Loan is correct; and (iv) each Mortgage Note has been endorsed as provided in Section 2.01 of this Agreement.  Neither the Trustee nor the Custodian shall be responsible to verify the validity, sufficiency or genuineness of any document in any Custodial File.

The Custodian shall retain possession and custody of each Custodial File in accordance with and subject to the terms and conditions set forth herein.  The Servicer shall promptly deliver to the Custodian, upon the execution or receipt thereof, the originals of such other documents or instruments constituting the Custodial File as come into the possession of the Servicer from time to time.

The Mortgage Loan Seller shall deliver to the Servicer copies of all trailing documents required to be included in the Custodial File at the same time the original or certified copies thereof are delivered to the Custodian, including but not limited to such documents as the title insurance policy and any other Mortgage Loan documents upon return from the public recording office.  The documents shall be delivered by the Mortgage Loan Seller at the Mortgage Loan Seller’s expense to the Servicer.

Section 2.03

Representations, Warranties and Covenants of the Mortgage Loan Seller and the Servicer; Remedies for Breaches of Representations and Warranties with Respect to the Mortgage Loans.  (a) NCHLS, in its capacity as Servicer makes the representations and warranties set forth in Schedule II hereto, to the Depositor, the Master Servicer, the Securities Administrator and the Trustee as of the Closing Date.

(b)

FFFC, in its capacity as Mortgage Loan Seller, makes the representations and warranties set forth in Schedule III and Schedule IV hereto, to the Depositor, the Master Servicer, the Securities Administrator and the Trustee as of the date specified therein.

(c)

It is understood and agreed by the Servicer and the Mortgage Loan Seller that the representations and warranties set forth in this Section 2.03 shall survive the transfer of the Mortgage Loans by the Depositor to the Trustee on the Closing Date, and shall inure to the benefit of the Depositor, the Trustee and the Trust Fund notwithstanding any restrictive or qualified endorsement on any Mortgage Note or Assignment of Mortgage or the examination or failure to examine any Mortgage File.  Upon discovery by the Mortgage Loan Seller, the Depositor, the Securities Administrator, the Trustee, the Master Servicer or the Servicer of a breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice to the others.

(d)

Within 30 days of the earlier of either discovery by or notice to the Mortgage Loan Seller that any Mortgage Loan does not conform to the requirements as determined in the Custodian’s review of the related Custodial File or within 60 days of the earlier of either discovery by or notice to the Mortgage Loan Seller of any breach of a representation or warranty referred to in Section 2.03(b) that materially and adversely affects the value of any Mortgage Loan or the interest of the Trustee or the Certificateholders therein, the Mortgage Loan Seller shall use its best efforts to cause to be remedied a material defect in a document constituting part of a Mortgage File or promptly to cure such breach in all material respects and, if such defect or breach cannot be remedied, the Mortgage Loan Seller shall, at the Depositor’s option as specified in writing and provided to the Mortgage Loan Seller and the Trustee, (i) if such 30- or 60-day period, as applicable, expires prior to the second anniversary of the Closing Date, remove such Mortgage Loan (a “Deleted Mortgage Loan”) from the Trust Fund and substitute in its place a Substitute Mortgage Loan, in the manner and subject to the conditions set forth in this Section 2.03; or (ii) repurchase such Mortgage Loan at the Repurchase Price; provided, however, that any such substitution pursuant to clause (i) above shall not be effected prior to the delivery to the Custodian of a Request for Release substantially in the form of Exhibit J, and the delivery of the Mortgage File to the Custodian for any such Substitute Mortgage Loan.  Notwithstanding the foregoing, a breach (i) which causes a Mortgage Loan not to constitute a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code (ii) of any of the representations and warranties set forth in items number  (6), (45), (53), (55), (56), (57), (58), (59), (60), (61). (62), (63), (64). (65), (66), (69). (70) and (77) of Schedule IV with respect to any Group I Mortgage Loan will be deemed automatically to materially and adversely affect the value of such Mortgage Loan and the interests of the Trustee and Certificateholders in such Mortgage Loan, thus requiring the repurchase or substitution of such Mortgage Loan by the Mortgage Loan Seller.  In the event that the Trustee receives notice of a breach by the Mortgage Loan Seller of any of the representations and warranties described in the immediately preceding sentence, the Trustee shall give notice of such breach to the Mortgage Loan Seller and request the Mortgage Loan Seller to substitute such Mortgage Loan or to repurchase such Mortgage Loan at the Repurchase Price within sixty (60) days of the receipt of such notice.  The Mortgage Loan Seller shall repurchase each such Mortgage Loan within 60 days of the earlier of discovery or receipt of notice with respect to each such Mortgage Loan.

(e)

With respect to any Substitute Mortgage Loan or Loans, the Mortgage Loan Seller shall deliver to the Custodian for the benefit of the Certificateholders the Mortgage Note, the Mortgage, the related assignment of the Mortgage, and such other documents and agreements as are required by Section 2.01, with the Mortgage Note endorsed and the Mortgage assigned as required by Section 2.01.  No substitution is permitted to be made with respect to any Distribution Date after the end of the related Prepayment Period.  Scheduled Payments due with respect to Substitute Mortgage Loans in the Due Period of substitution shall not be part of the Trust Fund and will be retained by the Mortgage Loan Seller on the next succeeding Distribution Date.  For the Due Period of substitution, distributions to Certificateholders will include the Scheduled Payment due on any Deleted Mortgage Loan for such Due Period and thereafter the Mortgage Loan Seller shall be entitled to retain all amounts received in respect of such Deleted Mortgage Loan.

(f)

The Servicer shall amend the Mortgage Loan Schedule for the benefit of the Certificateholders to reflect the removal of such Deleted Mortgage Loan and the substitution of the Substitute Mortgage Loan or Loans and the Servicer shall deliver the amended Mortgage Loan Schedule to the Trustee and the Custodian.  Upon such substitution, the Substitute Mortgage Loan or Loans shall be subject to the terms of this Agreement in all respects, and the Mortgage Loan Seller shall be deemed to have made with respect to such Substitute Mortgage Loan or Loans, as of the date of substitution, the representations and warranties made pursuant to Section 2.03(b) with respect to such Mortgage Loan.  Upon any such substitution and the deposit to the Collection Account of the amount required to be deposited therein in connection with such substitution as described in the following paragraph, the Custodian shall release the Mortgage File held for the benefit of the Certificateholders relating to such Deleted Mortgage Loan to the Mortgage Loan Seller and the Trustee, upon receipt of a Request for Release certifying that all amounts required to be deposited in accordance with this Section 2.03(f) have been deposited in the Collection Account, shall execute and deliver at the Mortgage Loan Seller’s direction such instruments of transfer or assignment prepared by the Mortgage Loan Seller in each case without recourse, as shall be necessary to vest title in the Mortgage Loan Seller of the Trustee’s interest in any Deleted Mortgage Loan substituted for pursuant to this Section 2.03.

(g)

For any month in which the Mortgage Loan Seller substitutes one or more Substitute Mortgage Loans for one or more Deleted Mortgage Loans, the Servicer will determine the amount (if any) by which the aggregate unpaid principal balance of all such Substitute Mortgage Loans as of the date of substitution is less than the aggregate unpaid principal balance of all such Deleted Mortgage Loans.  The amount of such shortage plus an amount equal to the aggregate of any unreimbursed Advances with respect to such Deleted Mortgage Loans (collectively, the “Substitution Adjustment Amount”) shall be remitted by the Mortgage Loan Seller to the Servicer for deposit into the Collection Account on or before the Distribution Account Deposit Date for the Distribution Date in the month succeeding the calendar month during which the related Mortgage Loan became required to be purchased or replaced hereunder.

(h)

In addition to the repurchase or substitution obligations referred to in Section 2.03(d) above and Section 2.03 (k) below, the Mortgage Loan Seller or the Sponsor, as applicable, shall indemnify the Depositor, any of its Affiliates, the Master Servicer, the Servicer, the Securities Administrator, the Trustee and the Trust and hold such parties harmless against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses (including, without limitation, any taxes payable by the Trust) resulting from any third party claim, demand, defense or assertion based on or grounded upon, or resulting from, a breach by the Mortgage Loan Seller or the Sponsor, as applicable, of any of its representations and warranties or obligations contained in this Agreement.

(i)

The Servicer shall amend the Mortgage Loan Schedule for the benefit of the Certificateholders to reflect the removal of such Deleted Mortgage Loan and the Servicer shall deliver the amended Mortgage Loan Schedule to the Trustee, the Custodian, the Master Servicer and the Securities Administrator.

(j)

In the event that a Mortgage Loan shall have been repurchased pursuant to this Agreement or the Purchase Agreement, the proceeds from such repurchase shall be deposited by the Servicer in the Collection Account pursuant to Section 3.10 on or before the Remittance Date for the Distribution Date in the month following the month during which the Mortgage Loan Seller or Sponsor became obligated to repurchase or replace such Mortgage Loan and upon such deposit of the Repurchase Price, and receipt of a Request for Release in the form of Exhibit J hereto, the Custodian shall release the related Custodial File held for the benefit of the Certificateholders to the Mortgage Loan Seller or the Sponsor, as applicable, as directed by the Servicer, and the Trustee shall execute and deliver at such Person’s direction such instruments of transfer or assignment prepared by such Person, in each case without recourse, as shall be necessary to transfer title from the Trustee.  In accordance with Section 12.05(a), the Securities Administrator shall promptly notify each Rating Agency of a purchase of a Mortgage Loan pursuant to this Section 2.03.

It is understood and agreed that the obligation of the Mortgage Loan Seller under this Agreement to cure, repurchase or substitute any Mortgage Loan as to which a breach of a representation and warranty has occurred and is continuing, together with any related indemnification obligations of the Mortgage Loan Seller set forth in Section 2.03(h), shall constitute the sole remedies against such Person respecting such breach available to Certificateholders, the Depositor and any of its Affiliates, or the Trustee on their behalf.

(k)

The Trustee acknowledges that, except as provided in Section 5 of the Purchase Agreement, the Sponsor shall not have any obligation or liability with respect to any breach of a representation or warranty made by it with respect to a Mortgage Loan sold by it, provided that such representation or warranty was also made by the Mortgage Loan Seller with respect to the related Mortgage Loan.  It is understood and agreed that the representations and warranties of the Sponsor set forth in Section 4 of the Purchase Agreement and assigned to the Trustee by the Depositor hereunder shall survive the transfer of the Mortgage Loans by the Depositor to the Trustee on the Closing Date, and shall inure to the benefit of the Trustee and the Certificateholders notwithstanding any restrictive or qualified endorsement on any Mortgage Note or Assignment of Mortgage and shall continue throughout the term of this Agreement.  Upon the discovery by any of the Sponsor, the Depositor, the Securities Administrator, the Trustee, the Master Servicer or the Servicer of a breach of any of the Sponsor’s representations and warranties set forth in Section 4 of the Purchase Agreement, the party discovering the breach shall give prompt written notice to the others.  Within 30 days of the earlier of either discovery by or notice to the Sponsor of any breach of any of the foregoing representations or warranties that materially and adversely affects the value of any Mortgage Loan or the interest of the Trustee or the Certificateholders therein, the Sponsor shall use its best efforts to cure such breach in all material respects and, if such defect or breach cannot be remedied, the Sponsor shall, at the Depositor’s instructions as specified in writing and provided to the Sponsor and the Trustee, (i) if such 30-day period expires prior to the second anniversary of the Closing Date, remove such Mortgage Loan from the Trust Fund and substitute in its place a Substitute Mortgage Loan, in the same manner and subject to the same conditions set forth in this Section 2.03 that apply to repurchases or substitutions of Mortgage Loans by the Mortgage Loan Seller or (ii) repurchase such Mortgage Loan at the Repurchase Price; provided, however, that any such substitution pursuant to clause (i) above shall not be effected prior to the delivery to the Custodian of a Request for Release substantially in the form of Exhibit J, and the delivery of the Mortgage File to the Custodian for any such Substitute Mortgage Loan.  In the event of any such repurchase or substitution of a Mortgage Loan by the Sponsor, the procedures set forth in Sections 2.03(e), (f), (g), (h), (i) and (j) shall apply to the Sponsor in the same manner and to the same extent that they are applicable to the Mortgage Loan Seller.  It is understood and agreed that the obligations of the Sponsor under this Agreement to cure, repurchase or substitute any Mortgage Loan as to which a breach of a representation and warranty has occurred and is continuing, together with any related indemnification obligations of the Sponsor set forth in Section 2.03(h), shall constitute the sole remedies against the Sponsor available to the Certificateholders, the Depositor and any of its affiliates, or the Trustee on their behalf.

The provisions of this Section 2.03 shall survive delivery of the respective Custodial Files to the Custodian for the benefit of the Certificateholders.

Section 2.04

Execution and Delivery of Certificates.  The Trustee acknowledges the transfer and assignment to it of the Trust Fund and, concurrently with such transfer and assignment, the Securities Administrator has executed and delivered to, or upon the order of the Depositor, the Certificates in authorized denominations evidencing directly or indirectly the entire ownership of the Trust Fund.  The Trustee agrees to hold the Trust Fund and exercise the rights referred to above for the benefit of all present and future Holders of the Certificates.

Section 2.05

REMIC Matters.  The Preliminary Statement sets forth the designations for federal income tax purposes of all interests created hereby.  The “Startup Day” for purposes of the REMIC Provisions shall be the Closing Date.  The “latest possible maturity date” is the Distribution Date occurring in April 2041, which is the Distribution Date in the month following the month in which the latest Mortgage Loan maturity date occurs.

Section 2.06

Representations and Warranties of the Depositor.  The Depositor hereby represents, warrants and covenants to the other parties to this agreement that as of the date of this Agreement or as of such date specifically provided herein:

(a)

The Depositor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware;

(b)

The Depositor has the power and authority to convey the Mortgage Loans and to execute, deliver and perform, and to enter into and consummate transactions contemplated by, this Agreement;

(c)

This Agreement has been duly and validly authorized, executed and delivered by the Depositor, all requisite company action having been taken, and, assuming the due authorization, execution and delivery hereof by the other parties hereto, constitutes or will constitute the legal, valid and binding agreement of the Depositor, enforceable against the Depositor in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights of creditors generally, and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law);

(d)

No consent, approval, authorization or order of, or registration or filing with, or notice to, any governmental authority or court is required for the execution, delivery and performance of or compliance by the Depositor with this Agreement or the consummation by the Depositor of any of the transactions contemplated hereby, except as have been received or obtained on or prior to the Closing Date;

(e)

None of the execution and delivery of this Agreement, the consummation of the transactions contemplated hereby or thereby, or the fulfillment of or compliance with the terms and conditions of this Agreement, (i) conflicts or will conflict with or results or will result in a breach of, or constitutes or will constitute a default or results or will result in an acceleration under (A) the charter or bylaws of the Depositor, or (B) of any term, condition or provision of any material indenture, deed of trust, contract or other agreement or instrument to which the Depositor or any of its subsidiaries is a party or by which it or any of its subsidiaries is bound; (ii) results or will result in a violation of any law, rule, regulation, order, judgment or decree applicable to the Depositor of any court or governmental authority having jurisdiction over the Depositor or its subsidiaries; or (iii) results in the creation or imposition of any lien, charge or encumbrance which would have a material adverse effect upon the Mortgage Loans or any documents or instruments evidencing or securing the Mortgage Loans;

(f)

There are no actions, suits or proceedings before or against or investigations of, the Depositor pending, or to the knowledge of the Depositor, threatened, before any court, administrative agency or other tribunal, and no notice of any such action, which, in the Depositor’s reasonable judgment, might materially and adversely affect the performance by the Depositor of its obligations under this Agreement, or the validity or enforceability of this Agreement;

(g)

The Depositor is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency that would materially and adversely affect its performance hereunder; and

(h)

Immediately prior to the transfer and assignment by the Depositor to the Trustee on the Closing Date, the Depositor had good title to, and was the sole owner of each Mortgage Loan, free of any interest of any other Person, and the Depositor has transferred all right, title and interest in each Mortgage Loan to the Trustee.  The transfer of the Mortgage Note and the Mortgage as and in the manner contemplated by this Agreement is sufficient either (i) fully to transfer to the Trustee, for the benefit of the Certificateholders, all right, title, and interest of the Depositor thereto as note holder and mortgagee or (ii) to grant to the Trustee, for the benefit of the Certificateholders, the security interest referred to in Section 12.04.

It is understood and agreed that the representations, warranties and covenants set forth in this Section 2.06 shall survive delivery of the respective Mortgage Files to the Custodian and shall inure to the benefit of the Trustee.

ARTICLE III

ADMINISTRATION AND SERVICING
OF MORTGAGE LOANS

Section 3.01

Servicer to Service Mortgage Loans.  (a)  For and on behalf of the Certificateholders, the Servicer shall service and administer the Mortgage Loans in accordance with the terms of this Agreement and the respective Mortgage Loans and, to the extent consistent with such terms, in accordance with Accepted Servicing Practices, but without regard to:

(i)

any relationship that the Servicer, any Subservicer or any Affiliate of the Servicer or any Subservicer may have with the related Mortgagor;

(ii)

the ownership or non-ownership of any Certificate by the Servicer or any Affiliate of the Servicer;

(iii)

the Servicer’s obligation to make P&I Advances or Servicing Advances; or

(iv)

the Servicer’s or any Subservicer’s right to receive compensation for its services hereunder or with respect to any particular transaction.

To the extent consistent with the foregoing, the Servicer shall seek to maximize the timely and complete recovery of principal and interest on the Mortgage Notes.  Subject only to the above-described servicing standards and the terms of this Agreement and of the respective Mortgage Loans, the Servicer shall have full power and authority, acting alone or through Subservicers as provided in Section 3.02, to do or cause to be done any and all things in connection with such servicing and administration which it may deem necessary or desirable.  Without limiting the generality of the foregoing, the Servicer in its own name or in the name of a Subservicer is hereby authorized and empowered by the Trustee when the Servicer believes it appropriate in its best judgment in accordance with Accepted Servicing Practices to execute and deliver any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, with respect to the Mortgage Loans and the Mortgaged Properties and to institute foreclosure proceedings or obtain a deed-in-lieu of foreclosure so as to convert the ownership of such properties, and to hold or cause to be held title to such properties, on behalf of the Trustee; provided, further, that upon the full release or discharge, the Servicer shall notify the Custodian of the Mortgage Loan of any such full release or discharge with respect to the Mortgage Loan and related Mortgage Properties.  The Servicer shall at its own expense be responsible for preparing and recording all lien releases and mortgage satisfactions in accordance with state and local regulations.  The Servicer shall service and administer the Mortgage Loans in accordance with applicable state and federal law and shall provide to the Mortgagors any reports required to be provided to them thereby.  The Servicer shall also comply in the performance of this Agreement with all reasonable rules and requirements of each insurer under any standard hazard insurance policy or any Primary Mortgage Insurance Policy (if applicable).  Subject to Section 3.16, the Trustee shall execute, at the written request of the Servicer, and furnish to the Servicer and any Subservicer such documents provided to the Trustee as are necessary or appropriate to enable the Servicer or any Subservicer to carry out their servicing and administrative duties hereunder, and the Trustee hereby grants to the Servicer, and this Agreement shall constitute, a power of attorney to carry out such duties including a power of attorney to take title to Mortgaged Properties after foreclosure on behalf of the Trustee.  The Trustee shall execute a separate power of attorney, furnished to it by the Servicer, in favor of the Servicer for the purposes described herein to the extent necessary or desirable to enable the Servicer to perform its duties hereunder.  The Trustee shall not be liable for the actions of the Servicer or any Subservicers under such powers of attorney.  Notwithstanding anything contained herein to the contrary, no Servicer or Subservicer shall without the Trustee’s consent: (i) initiate any action, suit or proceeding solely under the Trustee’s name without indicating the Servicer’s or Subservicer’s, as applicable, representative capacity, or (ii) knowingly take any action with the intent to, or which actually does cause, the Trustee to be registered to do business in any state.

(b)

Subject to Section 3.09(b), in accordance with the standards of the preceding paragraph, the Servicer shall advance or cause to be advanced funds as necessary for the purpose of effecting the timely payment of taxes and assessments on the Mortgaged Properties, which advances shall be Servicing Advances reimbursable in the first instance from the collection from the Mortgagors pursuant to Section 3.09(b), and further as provided in Section 3.11.  Any cost incurred by the Servicer or by Subservicers in effecting the timely payment of taxes and assessments on a Mortgaged Property shall not be added to the unpaid principal balance of the related Mortgage Loan, notwithstanding that the terms of such Mortgage Loan so permit.

(c)

Notwithstanding anything in this Agreement to the contrary, the Servicer may not make any future advances with respect to a Mortgage Loan (except as provided in Section 4.01) and except as provided in Section 3.07(a) the Servicer shall not (i) permit any modification with respect to any Mortgage Loan that would change the Mortgage Rate, reduce or increase the principal balance (except for reductions resulting from actual payments of principal) or change the final maturity date on such Mortgage Loan (except for a reduction of interest payments resulting from the application of the Servicemembers Civil Relief Act or any similar state statutes) or (ii) permit any modification, waiver or amendment of any term of any Mortgage Loan that would both (A) effect an exchange or reissuance of such Mortgage Loan under Section 1001 of the Code (or final, temporary or proposed Treasury regulations promulgated thereunder) and (B) cause any REMIC formed hereby to fail to qualify as a REMIC under the Code or the imposition of any tax on “prohibited transactions” or “contributions after the startup day” under the REMIC Provisions.

(d)

The Servicer may delegate its responsibilities under this Agreement; provided, however, that no such delegation shall release the Servicer from the responsibilities or liabilities arising under this Agreement.

Section 3.02

Subservicing Agreements between Servicer and Subservicers; Use of Subcontractors.  (a) The Servicer may enter into a subservicing agreement with a Subservicer, for the servicing and administration of the Mortgage Loans (“Subservicing Agreement”) without obtaining the prior consent of the Trustee, the Depositor, the Master Servicer, Securities Administrator or other parties hereto to the utilization of any such Subservicer, provided the provisions of such Subservicing Agreement comply with the requirements set forth in this Section 3.02.  None of the Trustee, the Master Servicer or the Depositor shall be required to review or consent to such Subservicing Agreement and none shall have any liability in connection therewith.

(b)

Each Subservicer shall be (i) authorized to transact business in the state or states in which the related Mortgaged Properties it is to service are situated, if and to the extent required by applicable law to enable the Subservicer to perform its obligations hereunder and under the Subservicing Agreement and (ii) a Freddie Mac or Fannie Mae approved mortgage servicer.  Each Subservicing Agreement must impose on the Subservicer requirements conforming to the provisions set forth in Sections 3.08, 3.22, 3.23, 3.24, 3.29, 6.05, 6.06, 7.01(i), 8.12 and Exhibit S of this Agreement to the same extent as if such Subservicer were the Servicer and otherwise provide for servicing of the Mortgage Loans consistent with the terms of this Agreement.  The Servicer shall examine each Subservicing Agreement and will be familiar with the terms thereof in order to determine that the foregoing requirements have been incorporated into the Subservicing Agreement and that the terms thereof are not otherwise inconsistent with any of the provisions of this Agreement.  The Servicer and the Subservicers may enter into and make amendments to the Subservicing Agreements or enter into different forms of Subservicing Agreements; provided, however, that any such amendments or different forms shall be consistent with and not violate the provisions of this Agreement, and that no such amendment or different form shall be made or entered into which could be reasonably expected to be materially adverse to the interests of the Trustee, the Depositor, the Master Servicer or the Securities Administrator without their prior written consent.  Any variation without the consent of the Trustee, Depositor and Master Servicer from the requirements set forth in Sections 3.08, 3.22, 3.23, 3.24, 3.29, 6.05, 6.06, 7.01(i) and Exhibit S, are conclusively deemed to be inconsistent with this Agreement and therefore prohibited.  The Servicer shall deliver to the Master Servicer, the Securities Administrator, the Trustee and the Depositor copies of all Subservicing Agreements, and any amendments or modifications thereof, promptly upon the Servicer’s execution and delivery of such instruments.

(c)

As part of its servicing activities hereunder, the Servicer (except as otherwise provided in the last sentence of this paragraph) shall enforce the obligations of each Subservicer under the related Subservicing Agreement, including, without limitation, (i) any obligation to make advances in respect of delinquent payments as required by a Subservicing Agreement and (ii) the reporting obligations set forth under Section 3.22, 3.23, 3.24 and 3.29 hereof to the same extent as if such Subservicer were the Servicer.  The Servicer shall be responsible for obtaining from each Subservicer and delivering to the Master Servicer, the Securities Administrator and the Depositor (i) any servicer annual compliance statement required to be delivered by such Subservicer under Section 3.24(b); (ii) any report on assessments and attestations of compliance with Relevant Servicing Criteria required to be delivered by the Subservicer pursuant to Sections 3.22 and 3.23; and (iii) any certifications required to be delivered under Section 3.24(a) to the Master Servicer or such other Person that will be responsible for signing the Sarbanes-Oxley Certification as and where required to be delivered hereunder.  Such enforcement, including, without limitation, the legal prosecution of claims, termination of Subservicing Agreements, and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the Servicer, in its good faith business judgment, would require were it the owner of the related Mortgage Loans.  The Servicer shall pay the costs of such enforcement at its own expense, and shall be reimbursed therefor only (i) from a general recovery resulting from such enforcement, to the extent, if any, that such recovery exceeds all amounts due in respect of the related Mortgage Loans or (ii) from a specific recovery of costs, expenses or attorneys’ fees against the party against whom such enforcement is directed.

(d)

It shall not be necessary for the Servicer to seek the consent of the Depositor, the Trustee, the Master Servicer, the Securities Administrator or other parties hereto to the utilization of a Subcontractor.  The Servicer shall give prompt written notice to the Master Servicer and the Depositor of the appointment of any Subcontractor and provide a written description (in form and substance satisfactory to the Depositor) of the role and function of each Subcontractor specifying which elements of the Servicing Criteria set forth under Item 1122(d) of Regulation AB will be addressed in assessments and attestations of compliance with Relevant Servicing Criteria provided by such Subcontractor.

(e)

As a condition to the utilization of any Subcontractor determined to be a Servicing Function Participant, the Servicer shall cause any such Subcontractor used by the Servicer (or by any Subservicer) to comply with the provisions of Sections 3.22, 3.23, 3.24, 3.29, 6.05, 6.06, 7.01(i), 8.12 and Exhibit S of this Agreement to the same extent as if such Subcontractor were the Servicer.  The Servicer shall be responsible for obtaining from each Subcontractor and delivering to the Securities Administrator, the Master Servicer and the Depositor any assessments and attestations of compliance required to be delivered by such Subcontractor pursuant to Sections 3.22 and 3.23, in each case as and when required to be delivered.

Section 3.03

Successor Subservicers.  The Servicer shall be entitled to terminate any Subservicing Agreement and the rights and obligations of any Subservicer pursuant to any Subservicing Agreement in accordance with the terms and conditions of such Subservicing Agreement.  In the event of termination of any Subservicer, all servicing obligations of such Subservicer shall be assumed simultaneously by the Servicer without any act or deed on the part of such Subservicer or Servicer, and the Servicer either shall service directly the related Mortgage Loans or shall enter into a Subservicing Agreement with a successor subservicer which qualifies under Section 3.02.

Any Subservicing Agreement shall include the provision that such agreement may be immediately terminated by the Master Servicer without fee, in accordance with the terms of this Agreement, in the event that the Servicer shall, for any reason, no longer be the Servicer (including termination due to an Event of Default).

Section 3.04

Liability of the Servicer.  Notwithstanding any subservicing agreement or the provisions of this Agreement relating to agreements or arrangements between the Servicer and a Subservicer, Subcontractor or other third party or reference to actions taken through a Subservicer, a Subcontractor, another third party or otherwise, the Servicer shall remain obligated and primarily liable to the Trustee and the Trust Fund for the servicing and administering of the Mortgage Loans in accordance with the provisions hereof without diminution of such obligation or liability by virtue of any subservicing,  subcontracting or other agreements or arrangements or by virtue of indemnification from a Subservicer, Subcontractor or a third party and to the same extent and under the same terms and conditions as if the Servicer alone were servicing the Mortgage Loans, including with respect to compliance with Item 1122 of Regulation AB.  The Servicer shall be entitled to enter into any agreement with a Subservicer, Subcontractor or other third party for indemnification of the Servicer by such Subservicer, Subcontractor or third party and nothing contained in the Agreement shall be deemed to limit or modify such indemnification.

Section 3.05

No Contractual Relationship between Subservicers and the Master Servicer.  Any Subservicing Agreement that may be entered into and any transactions or services relating to the Mortgage Loans involving a Subservicer in its capacity as such shall be deemed to be between the Subservicer and the Servicer alone, and none of the Trustee, the Depositor, the Securities Administrator, or the Master Servicer (nor any successor master servicer) shall be deemed a party thereto and shall have no claims, rights, obligations, duties or liabilities with respect to the Subservicer except as set forth in Section 3.06.  The Servicer shall be solely liable for all fees owed by it to any Subservicer, irrespective of whether the Servicer’s compensation pursuant to this Agreement is sufficient to pay such fees.

Section 3.06

Assumption or Termination of Subservicing Agreements by Master Servicer.  In the event the Servicer at any time shall for any reason no longer be the Servicer (including by reason of the occurrence of an Event of Default), the Master Servicer, or its designee or the successor servicer if the successor is not the Master Servicer, shall thereupon assume all of the rights and obligations of the Servicer under each Subservicing Agreement that the Servicer may have entered into, with copies thereof provided to the Master Servicer or the successor servicer if the successor is not the Master Servicer, prior to the Master Servicer or the successor servicer if the successor is not the Master Servicer, assuming such rights and obligations, unless the Master Servicer elects to terminate any Subservicing Agreement in accordance with its terms as provided in Section 3.03.

Upon such assumption, the Master Servicer, its designee or the successor servicer shall be deemed, subject to Section 3.03, to have assumed all of the Servicer’s interest therein and to have replaced the Servicer as a party to each Subservicing Agreement to the same extent as if each Subservicing Agreement had been assigned to the assuming party, except that (i) the Servicer shall not thereby be relieved of any liability or obligations under any Subservicing Agreement that arose before it ceased to be the Servicer and (ii) none of the Trustee, the Depositor, the Master Servicer, the Securities Administrator, their designees or any successor servicer shall be deemed to have assumed any liability or obligation of the Servicer that arose before it ceased to be the Servicer.

The Servicer at its expense shall, upon request of the Master Servicer, its designee or the successor servicer deliver to the assuming party all documents and records relating to the Subservicing Agreement and the Mortgage Loans then being serviced and an accounting of amounts collected and held by or on behalf of it, and otherwise use its best efforts to effect the orderly and efficient transfer of the Subservicing Agreements to the assuming party.

Section 3.07

Collection of Certain Mortgage Loan Payments.  (a)  The Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of the Mortgage Loans, and shall, to the extent such procedures shall be consistent with this Agreement and the terms and provisions of any applicable Insurance Policies, follow such collection procedures as it would follow with respect to mortgage loans comparable to the Mortgage Loans and held for its own account.  Consistent with the foregoing and Accepted Servicing Practices, the Servicer may (i) waive any late payment charge or, if applicable, any penalty interest, or (ii) extend the due dates for the Scheduled Payments due on a Mortgage Note for a period of not greater than 180 days; provided, that any extension pursuant to clause (ii) above shall not affect the amortization schedule of any Mortgage Loan for purposes of any computation hereunder, except as provided below.  In the event of any such arrangement pursuant to clause (ii) above, the Servicer shall make timely advances on such Mortgage Loan during such extension pursuant to Section 4.01 and in accordance with the amortization schedule of such Mortgage Loan without modification thereof by reason of such arrangements, subject to Section 4.01(d) pursuant to which the Servicer shall not be required to make any such advances that are Nonrecoverable P&I Advances.  Notwithstanding the foregoing, in the event that any Mortgage Loan is in default or in the judgment of the Servicer, such default is reasonably foreseeable, the Servicer, consistent with the standards set forth in Section 3.01, may also waive, modify or vary any term of such Mortgage Loan (including modifications that would change the Mortgage Rate, forgive the payment of principal or interest, extend the final maturity date of such Mortgage Loan or waive, in whole or in part, a Prepayment Charge), accept payment from the related Mortgagor of an amount less than the Stated Principal Balance in final satisfaction of such Mortgage Loan, or consent to the postponement of strict compliance with any such term or otherwise grant indulgence to any Mortgagor (any and all such waivers, modifications, variances, forgiveness of principal or interest, postponements, or indulgences collectively referred to herein as “Forbearance”); provided, however, that the Servicer’s approval of a modification of a Due Date shall not be considered a modification for purposes of this sentence; provided, further, that the final maturity date of any Mortgage Loan may not be extended beyond the Final Scheduled Distribution Date for the LIBOR Certificates.  The Servicer’s analysis supporting any Forbearance and the conclusion that any Forbearance meets the standards of Section 3.01 shall be reflected in writing in the Servicing File or on the Servicer’s servicing records.  In addition, notwithstanding the foregoing, the Servicer may also waive (or permit a Subservicer to waive), in whole or in part, a Prepayment Charge if such waiver would, in the Servicer’s judgment, maximize recoveries on the related Mortgage Loan or if such Prepayment Charge is (i) not permitted to be collected by applicable law, or the collection of the Prepayment Charge would be considered “predatory” pursuant to written guidance published by any applicable federal, state or local regulatory authority having jurisdiction over such matters, or (ii) the enforceability of such Prepayment Charge is limited (1) by bankruptcy, insolvency, moratorium, receivership or other similar laws relating to creditors’ rights or (2) due to acceleration in connection with a foreclosure or other involuntary payment.  If a Prepayment Charge is waived other than as permitted in this Section 3.07(a), then the Servicer is required to pay the amount of such waived Prepayment Charge, for the benefit of the Holders of the Class P Certificates, by depositing such amount into the Collection Account together with and at the time that the amount prepaid on the related Mortgage Loan is required to be deposited into the Collection Account; provided, however, that the Servicer shall not have an obligation to pay the amount of any uncollected Prepayment Charge if the failure to collect such amount is the direct result of inaccurate or incomplete information on the Mortgage Loan Schedule in effect at such time.  The Master Servicer shall have no responsibility for verifying the accuracy of the amount of Prepayment Charges waived or remitted by the Servicer.

(b)

(i)

The Securities Administrator shall establish and maintain the Excess Reserve Fund Account as an asset of the Supplemental Interest Trust, on behalf of the Class X Certificateholders, to receive any Basis Risk Payment and to secure their limited recourse obligation to pay to the LIBOR Certificateholders and the Class A-IO Certificateholders any Basis Risk Carryover Amounts.  The Excess Reserve Fund Account shall be funded on the Closing Date with an initial deposit of $1,000 by the Depositor.

(ii)

On each Distribution Date, the Securities Administrator shall deposit the amount of any Basis Risk Payment for such date into the Excess Reserve Fund Account.

(c)

(i)

On each Distribution Date on which there exists a Basis Risk Carryover Amount on any Class of LIBOR Certificates or Interest-Only Certificates, the Securities Administrator shall (1) withdraw from the Distribution Account and deposit in the Excess Reserve Fund Account, as set forth in Section 4.02(a)(iii)(D), the lesser of (x) the Class X Distributable Amount (without regard to the reduction in the definition thereof with respect to the Basis Risk Payment (to the extent remaining after the distributions specified in Sections  4.02(a)(iii)(A) through (F)) and (y) the aggregate Basis Risk Carryover Amounts for such Distribution Date and (2) withdraw from the Excess Reserve Fund Account amounts necessary to pay to such Class or Classes of LIBOR Certificates and the Interest-Only Certificates the applicable Basis Risk Carryover Amount.  Such payments shall be allocated to those Classes on a pro rata basis based upon the amount of Basis Risk Carryover Amount owed to each such Class and shall be paid in the priority set forth in Sections 4.02(a)(iii)(E).

(ii)

The Securities Administrator shall account for the Excess Reserve Fund Account as an asset of a grantor trust under subpart E, Part I of subchapter J of the Code and not as an asset of any REMIC created pursuant to this Agreement.  The beneficial owners of the Excess Reserve Fund Account are the Class X Certificateholders.  For all federal tax purposes, amounts transferred by the Upper Tier REMIC to the Excess Reserve Fund Account shall be treated as distributions by the Securities Administrator to the Class X Certificateholders.

(iii)

Any Basis Risk Carryover Amounts paid by the Securities Administrator to the LIBOR Certificateholders or holders of Interest-Only Certificates shall be accounted for by the Securities Administrator as amounts paid first to the Holders of the Class X Certificates and then to the respective Class or Classes of LIBOR Certificates and Interest-Only Certificates.  In addition, the Securities Administrator shall account for such Certificateholders’ rights to receive payments of Basis Risk Carryover Amounts as rights in a limited recourse notional principal contract written by the Class X Certificateholders in favor of such Certificateholders.

(iv)

Notwithstanding any provision contained in this Agreement, the Securities Administrator shall not be required to make any payments to and from the Excess Reserve Fund Account except as expressly set forth in this Section 3.07(c) and Sections 4.02(a)(iii)(D) and (E).

(d)

The Securities Administrator shall establish and maintain the Distribution Account on behalf of the Certificateholders.  The Master Servicer shall, promptly upon receipt, deposit in the Distribution Account and retain therein the following:

(i)

the aggregate amount remitted by the Servicer to the Master Servicer pursuant to Section 3.11;

(ii)

any amount deposited by the Servicer pursuant to Section 3.12(b) in connection with any losses on Permitted Investments; and

(iii)

any other amounts deposited hereunder which are required to be deposited in the Distribution Account.

In the event that the Servicer shall remit any amount not required to be remitted, it may at any time direct the Securities Administrator in writing to withdraw such amount from the Distribution Account, any provision herein to the contrary notwithstanding.  Such direction may be accomplished by delivering notice to the Securities Administrator which describes the amounts deposited in error in the Distribution Account.  All funds deposited in the Distribution Account shall be held by the Securities Administrator in trust for the Certificateholders until disbursed in accordance with this Agreement or withdrawn in accordance with Section 4.02.

(e)

The Securities Administrator may invest the funds in the Distribution Account during the Securities Administrator Float Period in one or more Permitted Investments in accordance with Section 3.12.  The Securities Administrator may withdraw from the Distribution Account any income or gain earned from the investment of funds deposited therein for its own benefit.

(f)

The Servicer shall give notice to the Securities Administrator of any proposed change of the location of the Collection Account not later than 30 days and not more than 45 days prior to any change thereof and the Securities Administrator shall forward such notice to each Rating Agency and the Depositor.

Section 3.08

Subservicing Accounts.  In those cases where a Subservicer is servicing a Mortgage Loan pursuant to a Subservicing Agreement, the Subservicer will be required to establish and maintain one or more segregated accounts (collectively, the “Subservicing Account”).  The Subservicing Account shall be an Eligible Account and shall otherwise be acceptable to the Servicer.  The Subservicer shall deposit in the clearing account (which account must be an Eligible Account) in which it customarily deposits payments and collections on mortgage loans in connection with its mortgage loan servicing activities on a daily basis, and in no event more than one Business Day after the Subservicer’s receipt thereof, all proceeds of Mortgage Loans received by the Subservicer less its servicing compensation to the extent permitted by the Subservicing Agreement, and shall thereafter deposit such amounts in the Subservicing Account, in no event more than two Business Days after the deposit of such funds into the clearing account.  The Subservicer shall thereafter deposit such proceeds in the Collection Account or remit such proceeds to the Servicer for deposit in the Collection Account not later than two Business Days after the deposit of such amounts in the Subservicing Account.  For purposes of this Agreement, the Servicer shall be deemed to have received payments on the Mortgage Loans when the Subservicer receives such payments.  Funds in the clearing account and any Subservicing Account may, in the discretion of the Servicer, be invested in Permitted Investments pending their deposit into the Subservicing Account and the Collection Account, respectively; provided, however, the Servicer shall be responsible for any losses incurred on such investments immediately upon realization.

Section 3.09

Collection of Taxes, Assessments and Similar Items; Escrow Accounts.  (a)  The Servicer shall enforce the obligations under each paid-in-full, life-of-the-loan tax service contract in effect with respect to each Mortgage Loan (each, a “Tax Service Contract”).  Each Tax Service Contract shall be assigned to a successor servicer, at the Servicer’s expense in the event that the Servicer is terminated as the Servicer of the related Mortgage Loan.

(b)

To the extent that the services described in this paragraph (b) are not otherwise provided pursuant to the Tax Service Contracts described in paragraph (a) hereof, the Servicer undertakes to perform such functions.  To the extent the related Mortgage provides for Escrow Payments, the Servicer shall establish and maintain, or cause to be established and maintained, one or more segregated accounts (the “Escrow Accounts”), which shall be Eligible Accounts.  The Servicer shall deposit in the clearing account (which account must be an Eligible Account) in which it customarily deposits payments and collections on mortgage loans in connection with its mortgage loan servicing activities on a daily basis, and in no event more than one Business Day after the Servicer’s receipt thereof, all collections from the Mortgagors (or related advances from Subservicers) for the payment of taxes, assessments, hazard insurance premiums and comparable items for the account of the Mortgagors (“Escrow Payments”) collected on account of the Mortgage Loans and shall thereafter deposit such Escrow Payments in the Escrow Accounts, in no event more than two Business Days after the deposit of such funds in the clearing account, for the purpose of effecting the payment of any such items as required under the terms of this Agreement.  Withdrawals of amounts from an Escrow Account may be made only to (i) effect payment of taxes, assessments, hazard insurance premiums, and comparable items; (ii) reimburse the Servicer (or a Subservicer to the extent provided in the related Subservicing Agreement) out of the collection for any advances made pursuant to Section 3.01 (with respect to taxes and assessments) and Section 3.13 (with respect to hazard insurance); (iii) refund to Mortgagors any sums as may be determined to be overages; (iv) pay interest, if required and as described below, to Mortgagors on balances in the Escrow Account; (v) clear and terminate the Escrow Account at the termination of the Servicer’s obligations and responsibilities in respect of the Mortgage Loans under this Agreement; or (vi) recover amounts deposited in error.  As part of its servicing duties, the Servicer or Subservicers shall pay to the Mortgagors interest on funds in Escrow Accounts, to the extent required by law and, to the extent that interest earned on funds in the Escrow Accounts is insufficient, to pay such interest from its or their own funds, without any reimbursement therefor.  To the extent that a Mortgage does not provide for Escrow Payments, the Servicer shall determine whether any such payments are made by the Mortgagor in a manner and at a time that avoids the loss of the Mortgaged Property due to a tax sale or the foreclosure of a tax lien.  The Servicer assumes full responsibility for the payment of all such bills within such time and shall effect payments of all such bills irrespective of the Mortgagor’s faithful performance in the payment of same or the making of the Escrow Payments and shall make advances from its own funds to effect such payments; provided, however, that such advances are deemed to be Servicing Advances.

Section 3.10

Collection Account.  (a)  On behalf of the Trustee, the Servicer shall establish and maintain, or cause to be established and maintained, one or more segregated Eligible Accounts (such account or accounts, the “Collection Account”), held in trust for the benefit of the Trustee.  On behalf of the Trustee, the Servicer shall deposit or cause to be deposited in the clearing account (which account must be an Eligible Account) in which it customarily deposits payments and collections on mortgage loans in connection with its mortgage loan servicing activities on a daily basis, and in no event more than one Business Day after the Servicer’s receipt thereof, and shall thereafter deposit into the Collection Account, in no event more than two Business Days after the deposit of such funds into the clearing account, as and when received or as otherwise required hereunder, the following payments and collections received or made by it subsequent to the Cut-off Date (other than in respect of principal or interest on the related Mortgage Loans due on or before the Cut-off Date), or payments (other than Principal Prepayments) received by it on or prior to the Cut-off Date but allocable to a Due Period subsequent thereto:

(i)

all payments on account of principal, including Principal Prepayments, on the Mortgage Loans;

(ii)

all payments on account of interest (net of the related Servicing Fee) on each Mortgage Loan;

(iii)

all Insurance Proceeds and Condemnation Proceeds to the extent such Insurance Proceeds and Condemnation Proceeds are not to be applied to the restoration of the related Mortgaged Property or released to the related Mortgagor in accordance with the express requirements of law or in accordance with Accepted Servicing Practices, Liquidation Proceeds and Subsequent Recoveries;

(iv)

any amounts required to be deposited pursuant to Section 3.12 in connection with any losses realized on Permitted Investments with respect to funds held in the Collection Account;

(v)

any amounts required to be deposited by the Servicer pursuant to the second paragraph of Section 3.13(a) in respect of any blanket policy deductibles;

(vi)

all proceeds of any Mortgage Loan repurchased or purchased in accordance with this Agreement; and

(vii)

all Prepayment Charges collected by the Servicer.

The foregoing requirements for deposit in the Collection Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of late payment charges, NSF fees, reconveyance fees, assumption fees and other similar fees and charges need not be deposited by the Servicer in the Collection Account and shall, upon collection, belong to the Servicer as additional compensation for its servicing activities.  In the event the Servicer shall deposit in the Collection Account any amount not required to be deposited therein, it may at any time withdraw such amount from the Collection Account, any provision herein to the contrary notwithstanding.

(b)

Funds in the Collection Account may be invested in Permitted Investments in accordance with the provisions set forth in Section 3.12.  The Servicer shall give notice to the Securities Administrator, the Master Servicer, the Trustee and the Depositor of the location of the Collection Account maintained by it when established and prior to any change thereof.

Section 3.11

Withdrawals from the Collection Account.  (a) The Servicer shall, from time to time, make withdrawals from the Collection Account maintained by it for any of the following purposes or as described in Section 4.01:

(i)

on or prior to each Remittance Date, to remit to the Master Servicer (A) the Master Servicing Fee with respect to such Distribution Date and (B) all Available Funds in respect of the related Distribution Date together with all amounts representing Prepayment Charges (payable to the Class P Certificateholders) from the Mortgage Loans received during the related Prepayment Period;

(ii)

to reimburse the Servicer for P&I Advances, but only to the extent of amounts received which represent Late Collections (net of the related Servicing Fees) of Scheduled Payments on Mortgage Loans with respect to which such P&I Advances were made by the Servicer in accordance with the provisions of Section 4.01 and (B) any unreimbursed P&I Advances to the extent of funds held in the Collection Account for a future Distribution Date that were not included in Available Funds for the preceding Distribution Date;

(iii)

to pay the Servicer or any Subservicer (A) any unpaid Servicing Fees or (B) any unreimbursed Servicing Advances with respect to each Mortgage Loan, but only to the extent of any Late Collections or other amounts as may be collected by the Servicer from a Mortgagor, or otherwise received with respect to such Mortgage Loan (or the related REO Property);

(iv)

to pay to the Servicer as servicing compensation (in addition to the Servicing Fee) on each Remittance Date any interest or investment income earned on funds deposited in the Collection Account;

(v)

to pay to the Mortgage Loan Seller, with respect to each Mortgage Loan that has previously been repurchased or replaced pursuant to this Agreement, all amounts received thereon subsequent to the date of purchase or substitution, as the case may be;

(vi)

to reimburse the Servicer for (A) any P&I Advance or Servicing Advance previously made which the Servicer has determined to be a Nonrecoverable P&I Advance or Nonrecoverable Servicing Advance in accordance with the provisions of Section 4.01 and (B) any unpaid Servicing Fees to the extent not recoverable from Late Collections or other amounts received with respect to the related Mortgage Loan under Section 3.11(a)(iii);

(vii)

to pay, or to reimburse the Servicer for Servicing Advances in respect of, expenses incurred in connection with any Mortgage Loan pursuant to Section 3.15;

(viii)

to reimburse the Master Servicer, the Servicer, the Depositor, the Securities Administrator or the Trustee for expenses incurred by or reimbursable to the Master Servicer, the Servicer, the Depositor, the Securities Administrator or the Trustee, as the case may be, pursuant to Section 6.03, Section 7.02, Section 8.05, Section 9.13 or Section 10.02;

(ix)

to reimburse the Master Servicer, the Servicer or the Trustee, as the case may be, for expenses reasonably incurred in respect of the breach or defect giving rise to the repurchase obligation of the Mortgage Loan Seller or the Sponsor under this Agreement that were included in the Repurchase Price of the Mortgage Loan, including any expenses arising out of the enforcement of the repurchase obligation, to the extent not otherwise paid pursuant to the terms hereof;

(x)

to withdraw any amounts deposited in the Collection Account in error;  and

(xi)

to clear and terminate the Collection Account upon termination of this Agreement.

(b)

The Servicer shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any withdrawal from the Collection Account, to the extent held by or on behalf of it, pursuant to subclauses (a)(ii), (iii), (v), (vi), (vii), (viii) and (ix) above.  The Servicer shall provide written notification (as set forth in Section 4.01(d)) to the Master Servicer, on or prior to the next succeeding Remittance Date, upon making any withdrawals from the Collection Account pursuant to subclause (a)(vi) above.

Section 3.12

Investment of Funds in the Collection Account, Escrow Accounts and the Distribution Account.  (a)  The Servicer may invest the funds in the Collection Account maintained by it and the Escrow Accounts (to the extent permitted by law and the related Mortgage Loan documents) and the Securities Administrator may invest funds in the Distribution Account during the Securities Administrator’s Float Period and shall invest such funds in the Distribution Account (for purposes of this Section 3.12, each such Account is referred to as an “Investment Account”), in one or more Permitted Investments bearing interest or sold at a discount, and maturing, unless payable on demand, no later than the Business Day immediately preceding the date on which such funds are required to be withdrawn from such account pursuant to this Agreement; provided, however, that any such Permitted Investment managed by or advised by the Securities Administrator or any of its Affiliates may mature, unless payable on demand, no later than the date on which such funds are required to be withdrawn from such account pursuant to this Agreement.  All such Permitted Investments shall be held to maturity, unless payable on demand.  Any investment of funds in an Investment Account shall be made in the name of the Servicer or the Securities Administrator, as applicable.  The Servicer or the Securities Administrator, as applicable, shall be entitled to sole possession over each such investment, and any certificate or other instrument evidencing any such investment shall be delivered directly to the Servicer or the Securities Administrator or its agent, as applicable, together with any document of transfer necessary to transfer title to such investment to the Servicer or the Securities Administrator or its agent, as applicable.  In the event amounts on deposit in an Investment Account are at any time invested in a Permitted Investment payable on demand, the Servicer or the Securities Administrator, as applicable, may:

(x)

consistent with any notice required to be given thereunder, demand that payment thereon be made on the last day such Permitted Investment may otherwise mature hereunder in an amount equal to the lesser of (1) all amounts then payable thereunder and (2) the amount required to be withdrawn on such date; and

(y)

demand payment of all amounts due thereunder that such Permitted Investment would not constitute a Permitted Investment in respect of funds thereafter on deposit in an Investment Account.

(b)

All income and gain realized from the investment of funds deposited in the Collection Account or Escrow Account, as applicable, held by or on behalf of the Servicer, shall be for the benefit of the Servicer and shall be subject to its withdrawal in the manner set forth in Section 3.11.  The Servicer shall deposit in the Collection Account or Escrow Account, as applicable, the amount of any loss of principal incurred in respect of any such Permitted Investment made with funds in such accounts immediately upon realization of such loss.

(c)

All income and gain realized from the investment of funds deposited in the Distribution Account held by the Securities Administrator during the Securities Administrator’s Float Period, shall be for the benefit of the Securities Administrator, and shall be subject to the Securities Administrator’s withdrawal in the manner set forth in Section 3.07(d).  Notwithstanding anything in this Section 3.12(c), the Securities Administrator shall be liable to the Trust for any such loss on any funds it has invested under this Section 3.12(c) only during the Securities Administrator Float Period, and the Securities Administrator shall deposit in the Distribution Account the amount of any loss of principal incurred in respect of any such Permitted Investment made with funds in such account immediately upon realization of such loss.

(d)

Except as otherwise expressly provided in this Agreement, if any default occurs in the making of a payment due under any Permitted Investment of funds held in the Escrow Account or any Collection Account, or if a default occurs in any other performance required under any Permitted Investment of funds held in the Escrow Account or any Collection Account, the Servicer or the Securities Administrator, as applicable, shall take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate proceedings.

(e)

The Securities Administrator or its Affiliates are permitted to receive additional compensation that could be deemed to be in the Securities Administrator’s economic self-interest for (i) serving as investment adviser, administrator, shareholder, servicing agent, custodian or sub-custodian with respect to certain of the Permitted Investments, (ii) using Affiliates to effect transactions in certain Permitted Investments and (iii) effecting transactions in certain Permitted Investments.  Such compensation shall not be considered an amount that is reimbursable for payable pursuant to this Agreement.

Section 3.13

Maintenance of Hazard Insurance and Errors and Omissions and Fidelity Coverage.  (a)  The Servicer shall cause to be maintained for each Mortgage Loan fire insurance with extended coverage on the related Mortgaged Property in an amount which is at least equal to the least of (i) the outstanding principal balance of such Mortgage Loan, (ii) the amount necessary to fully compensate for any damage or loss to the improvements that are a part of such property on a replacement cost basis and (iii) the maximum insurable value of the improvements which are a part of such Mortgaged Property, in each case in an amount not less than such amount as is necessary to avoid the application of any coinsurance clause contained in the related hazard insurance policy.  The Servicer shall also cause to be maintained fire insurance with extended coverage on each REO Property in an amount which is at least equal to the lesser of (i) the maximum insurable value of the improvements which are a part of such property and (ii) the outstanding principal balance of the related Mortgage Loan at the time it became an REO Property, plus accrued interest at the Mortgage Rate and related Servicing Advances.  The Servicer will comply in the performance of this Agreement with all reasonable rules and requirements of each insurer under any such hazard policies.  Any amounts to be collected by the Servicer under any such policies (other than amounts required to be deposited in the Escrow Account and applied to the restoration or repair of the property subject to the related Mortgage or amounts to be released to the Mortgagor in accordance with the procedures that the Servicer would follow in servicing loans held for its own account, subject to the terms and conditions of the related Mortgage and Mortgage Note) shall be deposited in the Collection Account, subject to withdrawal pursuant to Section 3.11.  Any cost incurred by the Servicer in maintaining any such insurance shall not, for the purpose of calculating distributions to the Master Servicer, be added to the unpaid principal balance of the related Mortgage Loan, notwithstanding that the terms of such Mortgage Loan so permit.  It is understood and agreed that no earthquake or other additional insurance is to be required of any Mortgagor other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance.  If the Mortgaged Property or REO Property is at any time in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards and flood insurance has been made available, the Servicer will cause to be maintained a flood insurance policy in respect thereof.  Such flood insurance shall be in an amount equal to the lesser of (i) the unpaid principal balance of the related Mortgage Loan and (ii) the maximum amount of such insurance available for the related Mortgaged Property under the national flood insurance program (assuming that the area in which such Mortgaged Property is located is participating in such program).

In the event that the Servicer shall obtain and maintain a blanket policy with an insurer having a general policy rating of A:VI or better in Best’s (or such other rating that is comparable to such rating) insuring against hazard losses on all of the Mortgage Loans, it shall conclusively be deemed to have satisfied its obligations as set forth in the first two sentences of this Section 3.13, it being understood and agreed that such policy may contain a deductible clause, in which case the Servicer shall, in the event that there shall not have been maintained on the related Mortgaged Property or REO Property a policy complying with the first two sentences of this Section 3.13, and there shall have been one or more losses which would have been covered by such policy, deposit to the Collection Account from its own funds the amount not otherwise payable under the blanket policy because of such deductible clause.  In connection with its activities as administrator and servicer of the Mortgage Loans, the Servicer agrees to prepare and present, on behalf of itself and the Trustee, claims under any such blanket policy in a timely fashion in accordance with the terms of such policy.

(b)

The Servicer shall keep in force during the term of this Agreement a policy or policies of insurance covering errors and omissions for failure in the performance of the Servicer’s obligations under this Agreement, which policy or policies shall be in such form and amounts as shall be consistent with Accepted Servicing Practices.  The Servicer shall also maintain a fidelity bond in such form and amount as shall be consistent with Accepted Servicing Practices.  The Servicer shall provide the Master Servicer with copies of any such insurance policies and fidelity bond.  The Servicer shall be deemed to have complied with this provision if an Affiliate of the Servicer has such errors and omissions and fidelity bond coverage and, by the terms of such insurance policy or fidelity bond, the coverage afforded thereunder extends to the Servicer.  Any such errors and omissions policy and fidelity bond shall by its terms not be cancelable without thirty days’ prior written notice to the Master Servicer.  The Servicer shall also cause each Subservicer to maintain a policy of insurance covering errors and omissions and a fidelity bond which would meet such requirements.

Section 3.14

Enforcement of Due-On-Sale Clauses; Assumption Agreements.  The Servicer will, to the extent it has knowledge of any conveyance or prospective conveyance of any Mortgaged Property by any Mortgagor (whether by absolute conveyance or by contract of sale, and whether or not the Mortgagor remains or is to remain liable under the Mortgage Note and/or the Mortgage), exercise its rights to accelerate the maturity of such Mortgage Loan under the “due-on-sale” clause, if any, applicable thereto; provided, however, that the Servicer shall not exercise any such rights if prohibited by law from doing so or if the exercise of such rights would impair or threaten to impair recovery under the related Primary Mortgage Insurance Policy, if any.  If the Servicer believes it is unable under applicable law to enforce such “due-on-sale” clause or if any of the other conditions set forth in the proviso to the preceding sentence apply, the Servicer will enter into either (i) an assumption and modification agreement from or with the person to whom such property has been conveyed or is proposed to be conveyed, pursuant to which such person becomes liable under the Mortgage Note and, to the extent permitted by applicable state law, the Mortgagor remains liable thereon or (ii) a substitution agreement as provided in the succeeding sentence.  The Servicer is also authorized to enter into a substitution of liability agreement with such person, pursuant to which the original Mortgagor is released from liability and such person is substituted as the Mortgagor and becomes liable under the Mortgage Note, provided, that no such substitution shall be effective unless such person satisfies the underwriting criteria of the Mortgage Loan Seller and has a credit risk rating at least equal to that of the original Mortgagor.  The Mortgage Loan, as assumed, shall conform in all respects to the requirements, representations and warranties of this Agreement.  The Servicer shall not take or enter into any assumption and modification agreement, however, unless (to the extent practicable in the circumstances) it shall have received confirmation, in writing, of the continued effectiveness of any applicable hazard insurance policy, or a new policy meeting the requirements of this Section is obtained.  Any fee collected by the Servicer in respect of an assumption or substitution of liability agreement will be retained by the Servicer as additional servicing compensation.  In connection with any such assumption, no material term of the Mortgage Note (including but not limited to the related Mortgage Rate and the amount of the Scheduled Payment) may be amended or modified, except as otherwise required pursuant to the terms thereof.  The Servicer shall notify the Master Servicer that any such substitution, modification or assumption agreement has been completed and shall forward to the Custodian the executed original of such substitution or assumption agreement, which document shall be added to the related Mortgage File and shall, for all purposes, be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting a part thereof.

Notwithstanding the foregoing paragraph or any other provision of this Agreement, the Servicer shall not be deemed to be in default, breach or any other violation of its obligations hereunder by reason of any assumption of a Mortgage Loan by operation of law or by the terms of the Mortgage Note or any assumption which the Servicer may be restricted by law from preventing, for any reason whatsoever.  For purposes of this Section 3.14, the term “assumption” is deemed to also include a sale (of the Mortgaged Property) subject to the Mortgage that is not accompanied by an assumption or substitution of liability agreement.

Section 3.15

Realization upon Defaulted Mortgage Loans.  The Servicer shall use its best efforts, consistent with Accepted Servicing Practices, to foreclose upon or otherwise comparably convert (which may include an acquisition of REO Property) the ownership of properties securing such of the Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments pursuant to Section 3.07, and which are not released from this Agreement pursuant to any other provision hereof.  The Servicer shall use reasonable efforts to realize upon such defaulted Mortgage Loans in such manner as will maximize the receipt of principal and interest by the Securities Administrator, taking into account, among other things, the timing of foreclosure proceedings.  The foregoing is subject to the provisions that the Servicer shall not be required to expend its own funds in connection with foreclosure or other conversion, correction of a default on a senior mortgage or restoration of any property unless it shall determine in its sole discretion (i) that such foreclosure, correction or restoration will increase the net Liquidation Proceeds of the related Mortgage Loan to the Securities Administrator, after reimbursement to itself for such expenses and (ii) that such expenses will be recoverable by the Servicer through Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds or Subsequent Recoveries from the related Mortgaged Property, as contemplated in Section 3.11.  The Servicer shall be responsible for all other costs and expenses incurred by it in any such proceedings; provided, however, that it shall be entitled to reimbursement thereof from the related property, as contemplated in Section 3.11.

The proceeds of any liquidation or REO Disposition, as well as any recovery resulting from a partial collection of Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds or Subsequent Recoveries or any income from an REO Property, will be applied in the following order of priority:  first, to reimburse the Servicer or any Subservicer for any related unreimbursed Servicing Advances, pursuant to Section 3.11 or 3.17; second, to reimburse the Servicer for any related unreimbursed P&I Advances, pursuant to Section 3.11; third, to accrued and unpaid interest on the Mortgage Loan or REO Imputed Interest, at the Mortgage Rate, to the date of the liquidation or REO Disposition, or to the Due Date prior to the Remittance Date on which such amounts are to be distributed if not in connection with a liquidation or REO Disposition; and fourth, as a recovery of principal of the Mortgage Loan.  If the amount of the recovery so allocated to interest is less than a full recovery thereof, that amount will be allocated as follows:  first, to unpaid Servicing Fees; and second, as interest at the Mortgage Rate (net of the Servicing Fee Rate).  The portion of the recovery so allocated to unpaid Servicing Fees shall be reimbursed to the Servicer or any Subservicer pursuant to Section 3.11 or 3.17.  The portions of the recovery so allocated to interest at the Mortgage Rate (net of the Servicing Fee Rate) and to principal of the Mortgage Loan shall be applied as follows:  first, to reimburse the Servicer or any Subservicer for any related unreimbursed Servicing Advances in accordance with Section 3.11 or 3.17, and second, to the Securities Administrator in accordance with the provisions of Section 4.02, subject to paragraph (e) of Section 3.17 with respect to certain excess recoveries from an REO Disposition.

Notwithstanding anything to the contrary contained herein, in connection with a foreclosure or acceptance of a deed in lieu of foreclosure, in the event the Servicer has received actual notice of, or has actual knowledge of the presence of, hazardous or toxic substances or wastes on the related Mortgaged Property, or if the Trustee or the Master Servicer otherwise requests, the Servicer shall cause an environmental inspection or review of such Mortgaged Property to be conducted by a qualified inspector.  Upon completion of the inspection, the Servicer shall promptly provide the Trustee, the Master Servicer and the Depositor with a written report of the environmental inspection.

After reviewing the environmental inspection report, the Servicer shall determine consistent with Accepted Servicing Practices how to proceed with respect to the Mortgaged Property.  In the event (a) the environmental inspection report indicates that the Mortgaged Property is contaminated by hazardous or toxic substances or wastes and (b) the Servicer proceeds with foreclosure or acceptance of a deed in lieu of foreclosure, the Servicer shall be reimbursed for all reasonable costs associated with such foreclosure or acceptance of a deed in lieu of foreclosure and any related environmental clean-up costs, as applicable, from the related Liquidation Proceeds, or if the Liquidation Proceeds are insufficient to fully reimburse the Servicer, the Servicer shall be entitled to be reimbursed from amounts in the Collection Account pursuant to Section 3.11.  In the event the Servicer does not proceed with foreclosure or acceptance of a deed in lieu of foreclosure, the Servicer shall be reimbursed from general collections for all Servicing Advances made with respect to the related Mortgaged Property from the Collection Account pursuant to Section 3.11.  The Trustee shall not be responsible for any determination made by the Servicer pursuant to this paragraph or otherwise.

Section 3.16

Release of Mortgage Files.  (a)  Upon the payment in full of any Mortgage Loan, or the receipt by the Servicer of a notification that payment in full shall be escrowed in a manner customary for such purposes, the Servicer will, within five (5) Business Days of the payment in full, notify the Custodian by a certification (which certification shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Collection Account pursuant to Section 3.10 have been or will be so deposited) of a Servicing Officer and shall request delivery to it of the Custodial File by submitting a Request for Release, which Request for Release may be in an electronic format in a form acceptable to the Custodian, to the Custodian.  Upon receipt of such certification and Request for Release, the Custodian shall promptly release the related Custodial File to the Servicer within five (5) Business Days.  No expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Collection Account.

(b)

From time to time and as appropriate for the servicing or foreclosure of any Mortgage Loan, including, for this purpose, collection under any Insurance Policy relating to the Mortgage Loans, the Custodian shall, upon request of the Servicer and delivery to the Custodian of a Request for Release, which Request for Release may be in an electronic format in a form acceptable to the Custodian, release the related Custodial File to the Servicer, and the Custodian shall, at the direction of the Servicer, execute such documents as shall be necessary to the prosecution of any such proceedings and the Servicer shall retain the Mortgage File in trust for the benefit of the Trustee.  Such Request for Release shall obligate the Servicer to return each and every document previously requested from the Custodial File to the Custodian when the need therefor by the Servicer no longer exists, unless the Mortgage Loan has been liquidated and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in the Collection Account or the Mortgage File or such document has been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially, and the Servicer has delivered to the Custodian a certificate of a Servicing Officer certifying as to the name and address of the Person to which such Mortgage File or such document was delivered and the purpose or purposes of such delivery.  Upon receipt of a certificate of a Servicing Officer stating that such Mortgage Loan was liquidated and that all amounts received or to be received in connection with such liquidation that are required to be deposited into the Collection Account have been so deposited, or that such Mortgage Loan has become an REO Property, a copy of the Request for Release shall be released by the Custodian to the Servicer or its designee.

Upon written certification of a Servicing Officer, the Trustee shall execute and deliver to the Servicer copies of any court pleadings, requests for trustee’s sale or other documents reasonably necessary to the foreclosure or trustee’s sale in respect of a Mortgaged Property or to any legal action brought to obtain judgment against any Mortgagor on the Mortgage Note or Mortgage or to obtain a deficiency judgment, or to enforce any other remedies or rights provided by the Mortgage Note or Mortgage or otherwise available at law or in equity, or shall exercise and deliver to the Servicer a power of attorney sufficient to authorize the Servicer to execute such documents on its behalf.  Each such certification shall include a request that such pleadings or documents be executed by the Trustee and a statement as to the reason such documents or pleadings are required and that the execution and delivery thereof by the Trustee will not invalidate or otherwise affect the lien of the Mortgage, except for the termination of such a lien upon completion of the foreclosure or trustee’s sale.

Section 3.17

Title, Conservation and Disposition of REO Property.  (a)  This Section shall apply only to REO Properties acquired for the account of the Trustee and shall not apply to any REO Property relating to a Mortgage Loan which was purchased or repurchased from the Trustee pursuant to any provision hereof.  In the event that title to any such REO Property is acquired, the deed or certificate of sale shall be issued to the Trust, or if not permitted by law, to Deutsche Bank National Trust Company (or, if applicable, the name of the successor Trustee) as Trustee for First Franklin Mortgage Loan Trust 2006-FF7 Mortgage Pass-Through Certificates, Series 2006-FF7, or to its nominee, for the benefit of the Certificateholders.

(b)

The Servicer shall manage, conserve, protect and operate each REO Property for the Trustee solely for the purpose of its prompt disposition and sale.  The Servicer, either itself or through an agent selected by the Servicer, shall manage, conserve, protect and operate the REO Property in the same manner that it manages, conserves, protects and operates other foreclosed property for its own account, and in the same manner that similar property in the same locality as the REO Property is managed.  The Servicer shall attempt to sell the same (and may temporarily rent the same for a period not greater than one year, except as otherwise provided below) on such terms and conditions as the Servicer deems to be in the best interest of the Trustee on behalf of the Certificateholders.  The Servicer shall notify the Trustee from time to time as to the status of each REO Property.

(c)

The Servicer shall segregate and hold all funds collected and received in connection with the operation of any REO Property separate and apart from its own funds and general assets and shall deposit such funds in the Collection Account.

(d)

The Servicer shall deposit net of reimbursement to the Servicer for any related outstanding Servicing Advances and unpaid Servicing Fees provided in Section 3.11, or cause to be deposited in the Collection Account, in no event later than two Business Days after the deposit of such funds into the clearing account, all revenues received with respect to the related REO Property and shall withdraw therefrom funds necessary for the proper operation, management and maintenance of the REO Property.

(e)

The Servicer, upon an REO Disposition, shall be entitled to reimbursement for any related unreimbursed Servicing Advances as well as any unpaid Servicing Fees from proceeds received in connection with the REO Disposition, as further provided in Section 3.11.

(f)

Any net proceeds from an REO Disposition which are in excess of the unpaid principal balance of the related Mortgage Loan plus all unpaid REO Imputed Interest thereon through the date of the REO Disposition shall be retained by the Servicer as additional servicing compensation.

(g)

The Servicer shall use Accepted Servicing Practices to sell, or cause the Subservicer to sell, in accordance with Accepted Servicing Practices, any REO Property as soon as possible, but in no event later than the conclusion of the third calendar year beginning after the year of its acquisition by the REMIC 1 unless (i) the Servicer applies for an extension of such period from the Internal Revenue Service pursuant to the REMIC Provisions and Code Section 856(e)(3), in which event such REO Property shall be sold within the applicable extension period, or (ii) the Servicer obtains for the Trustee an Opinion of Counsel, addressed to the Depositor, the Trustee and the Servicer, to the effect that the holding by the REMIC of such REO Property subsequent to such period will not result in the imposition of taxes on “prohibited transactions” as defined in Section 860F of the Code or cause any REMIC created under this Agreement to fail to qualify as a REMIC under the REMIC Provisions or comparable provisions of relevant state laws at any time.  The Servicer shall manage, conserve, protect and operate each REO Property for the Trustee solely for the purpose of its prompt disposition and sale in a manner which does not cause such REO Property to fail to qualify as “foreclosure property” within the meaning of Section 860G(a)(8) or result in the receipt by any REMIC created hereunder of any “income from non-permitted assets” within the meaning of Section 860F(a)(2)(B) of the Code or any “net income from foreclosure property” which is subject to taxation under Section 860G(a)(1) of the Code.  Pursuant to its efforts to sell such REO Property, the Servicer shall either itself or through an agent selected by the Servicer protect and conserve such REO Property in the same manner and to such extent as is customary in the locality where such REO Property is located and may, incident to its conservation and protection of the interests of the Trustee on behalf of the Certificateholders, rent the same, or any part thereof, as the Servicer deems to be in the best interest of the Trustee on behalf of the Certificateholders for the period prior to the sale of such REO Property; provided, however, that any rent received or accrued with respect to such REO Property qualifies as “rents from real property” as defined in Section 856(d) of the Code.

Section 3.18

Notification of Adjustments.  With respect to each Adjustable Rate Mortgage Loan, the Servicer shall adjust the Mortgage Rate on the related Adjustment Date and shall adjust the Scheduled Payment on the related mortgage payment adjustment date, if applicable, in compliance with the requirements of applicable law and the related Mortgage and Mortgage Note.  In the event that an Index becomes unavailable or otherwise unpublished, the Servicer shall select a comparable alternative index over which it has no direct control and which is readily verifiable.  The Servicer shall execute and deliver any and all necessary notices required under applicable law and the terms of the related Mortgage Note and Mortgage regarding the Mortgage Rate and Scheduled Payment adjustments.  The Servicer shall promptly, upon written request therefor, deliver to the Master Servicer such notifications and any additional applicable data regarding such adjustments and the methods used to calculate and implement such adjustments.  Upon the discovery by the Servicer or the receipt of notice from the Master Servicer that the Servicer has failed to adjust a Mortgage Rate or Scheduled Payment in accordance with the terms of the related Mortgage Note, the Servicer shall deposit in the Collection Account from its own funds the amount of any interest loss caused as such interest loss occurs.

Section 3.19

Access to Certain Documentation and Information Regarding the Mortgage Loans.  The Servicer shall provide, or cause the Subservicer to provide, to the Depositor, the Trustee, the OTS or the FDIC and the examiners and supervisory agents thereof, access to the documentation regarding the Mortgage Loans in its possession required by applicable regulations of the OTS.  Such access shall be afforded without charge, but only upon 10 days (or, if an Event of Default has occurred and is continuing, 3 Business Days) prior written request and during normal business hours at the offices of the Servicer or, if applicable, any Subservicer.  Nothing in this Section shall derogate from the obligation of any such party to observe any applicable law prohibiting disclosure of information regarding the Mortgagors and the failure of any such party to provide access as provided in this Section as a result of such obligation shall not constitute a breach of this Section.

Nothing in this Section 3.19 shall require the Servicer to collect, create, collate or otherwise generate any information that it does not generate in its usual course of business.  The Servicer shall not be required to make copies of or to ship documents to any Person who is not a party to this Agreement, and then only if provisions have been made for the reimbursement of the costs thereof.

Section 3.20

Documents, Records and Funds in Possession of the Servicer to Be Held for the Trustee.  Not later than thirty days after each Distribution Date, the Servicer shall forward to the Trustee, the Master Servicer and the Securities Administrator a statement prepared by the Servicer setting forth the status of the Collection Account as of the close of business on the last day of the calendar month relating to such Distribution Date and showing, for the period covered by such statement, the aggregate amount of deposits into and withdrawals from the Collection Account of each category of deposit specified in Section 3.10(a) and each category of withdrawal specified in Section 3.11.  Such statement shall be provided substantially in the form of Exhibit N-1 hereto.  Copies of such statement shall be provided by the Securities Administrator to any Certificateholder and to any Person identified to the Securities Administrator as a prospective transferee of a Certificate, upon the request and at the expense of the requesting party, provided such statement is delivered by the Servicer to the Securities Administrator.

Section 3.21

Servicing Compensation.  (a)  As compensation for its activities hereunder, the Servicer shall, with respect to each Mortgage Loan, be entitled to retain from deposits to the Collection Account and from Liquidation Proceeds, Condemnation Proceeds, Insurance related Proceeds, Subsequent Recoveries and REO Proceeds related to such Mortgage Loan, the Servicing Fee with respect to each Mortgage Loan (less any portion of such amounts retained by any Subservicer).  In addition, the Servicer shall be entitled to recover unpaid Servicing Fees out of related Late Collections and as otherwise permitted under Section 3.11.  The right to receive the Servicing Fee may not be transferred in whole or in part except in connection with the transfer of all of the Servicer’s responsibilities and obligations under this Agreement; provided, however, that the Servicer may pay from the Servicing Fee any amounts due to a Subservicer pursuant to a Subservicing Agreement entered into under Section 3.02.

(b)

Additional servicing compensation in the form of assumption or modification fees, late payment charges, NSF fees, reconveyance fees and other similar fees and charges (other than Prepayment Charges) shall be retained by the Servicer only to the extent such fees or charges are received by the Servicer.  The Servicer shall also be entitled pursuant to Section 3.11(a)(iv) to withdraw from the Collection Account, as additional servicing compensation, interest or other income earned on deposits therein.  The Servicer shall also be entitled as additional servicing compensation, to interest or other income earned on deposits in the Escrow Account (to the extent permitted by law and the related Mortgage Loan documents) in accordance with Section 3.12.  The Servicer shall also be entitled to retain net Prepayment Interest Excesses (to the extent not required to offset Prepayment Interest Shortfalls), but only to the extent such amounts are received by the Servicer.

(c)

The Servicer shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder (including payment of premiums for any blanket policy insuring against hazard losses pursuant to Section 3.13, servicing compensation of the Subservicer to the extent not retained by it and the fees and expenses of independent accountants and any agents appointed by the Servicer), and shall not be entitled to reimbursement therefor from the Trust Fund except as specifically provided in Section 3.11.

Section 3.22

Report on Assessment of Compliance with Relevant Servicing Criteria.  On or before March 1st of each calendar year, commencing in March 2007, the Servicer, the Master Servicer, the Securities Administrator and the Custodian, each at its own expense, shall furnish or otherwise make available, and each such party shall cause any Servicing Function Participant engaged by it to furnish, each at its own expense, to the Securities Administrator and the Depositor, a report on an assessment of compliance with the Relevant Servicing Criteria set forth in Exhibit S that contains (A) a statement by such party of its responsibility for assessing compliance with the Relevant Servicing Criteria, (B) a statement that such party used the Relevant Servicing Criteria to assess compliance with the Relevant Servicing Criteria, (C) such party’s assessment of compliance with the Relevant Servicing Criteria as of and for the fiscal year covered by the Form 10-K required to be filed pursuant to Section 8.12, including, if there has been any material instance of noncompliance with the Relevant Servicing Criteria, a discussion of each such failure and the nature and status thereof, and (D) a statement that a registered public accounting firm has issued an attestation report on such party’s assessment of compliance with the Relevant Servicing Criteria as of and for such period.

Promptly after receipt of each such report on assessment of compliance, (i) the Depositor shall review each such report and, if applicable, consult with the Master Servicer, the Securities Administrator, the Servicer and any Servicing Function Participant engaged by such parties as to the nature of any material instance of noncompliance with the Relevant Servicing Criteria by each such party, and (ii) the Securities Administrator shall confirm that the assessments, taken as a whole address all of the Servicing Criteria and taken individually address the Relevant Servicing Criteria for each party as set forth on Exhibit S.

The Master Servicer shall enforce any obligation of the Servicer (and the Servicer shall enforce any obligation of a Sub-Servicer or Subcontractor engaged by such Servicer) to cause to be delivered to the Securities Administrator an annual report on assessment of compliance within the time frame set forth in this Section 3.22, and in such form and substance required by this Agreement.

In the event the Master Servicer, the Securities Administrator, the Custodian, or any Servicing Function Participant engaged by any such party is terminated, assigns its rights and obligations under, or resigns pursuant to, the terms of this Agreement, or any other applicable agreement, as the case may be, such party shall provide a report on assessment of compliance pursuant to this Section 3.22, or to such other applicable agreement, notwithstanding any such termination, assignment or resignation.

Section 3.23

Report on Attestation of Compliance with Relevant Servicing Criteria.  On or before March 1st of each calendar year, commencing in March 2007, the Servicer, the Master Servicer, the Securities Administrator and the Custodian, each at its own expense, shall cause, and each such party shall cause any Servicing Function Participant engaged by it to cause, each at its own expense, a registered public accounting firm (which may also render other services to the Servicer, the Master Servicer, the Securities Administrator, the Custodian or such other Servicing Function Participants, as the case may be) and that is a member of the American Institute of Certified Public Accountants to furnish an attestation report to the Securities Administrator and the Depositor, to the effect that (i) it has obtained a representation regarding certain matters from the management of such party, which includes an assertion that such party has complied with the Relevant Servicing Criteria, and (ii) on the basis of an examination conducted by such firm in accordance with standards for attestation engagements issued or adopted by the Public Company Accounting Oversight Board, it is expressing an opinion as to whether such party’s compliance with the Relevant Servicing Criteria was fairly stated in all material respects, or it cannot express an overall opinion regarding such party’s assessment of compliance with the Relevant Servicing Criteria.  In the event that an overall opinion cannot be expressed, such registered public accounting firm shall state in such report why it was unable to express such an opinion.  Such report must be available for general use and not contain restricted use language.

Promptly after receipt of each such assessment of compliance and attestation report, the Securities Administrator shall confirm that each assessment submitted pursuant to Section 3.22 is coupled with an attestation meeting the requirements of this Section and notify the Depositor of any exceptions.

The Master Servicer shall enforce any obligation of the Servicer (and the Servicer shall enforce any obligation of a Sub-Servicer or Subcontractor engaged by such Servicer) to cause to be delivered to the Master Servicer an attestation within the time frame set forth in this Section 3.23, and in such form and substance as may be required by this Agreement.  In the event the Servicer, the Master Servicer, the Securities Administrator, the Custodian or any Servicing Function Participant engaged by any such party, is terminated, assigns its rights and duties under, or resigns pursuant to the terms of, this Agreement or any other applicable agreement, as the case may be, such party shall cause a registered public accounting firm to provide an attestation pursuant to this Section 3.23, or to such other applicable agreement, notwithstanding any such termination, assignment or resignation.

Section 3.24

Annual Officer’s Certificates.  (a) Each Form 10-K filed with the Commission shall include a Sarbanes-Oxley Certification exactly as set forth in Exhibit L attached hereto, required to be included therewith pursuant to the Sarbanes-Oxley Act.  The Servicer, the Master Servicer and the Securities Administrator shall, and shall cause any Servicing Function Participant engaged by it to, provide to the Person who signs the Sarbanes-Oxley Certification (the “Certifying Person”), by March 1st of each year in which the Trust is subject to the reporting requirements of the Exchange Act and otherwise within a reasonable period of time upon request, a certification (each, a “Back-Up Certification”), in the form attached hereto as Exhibit M, upon which the Certifying Person, the entity for which the Certifying Person acts as an officer, and such entity’s officers, directors and Affiliates (collectively with the Certifying Person, “Certification Parties”) can reasonably rely.  The senior officer of the Master Servicer in charge of the master servicing function shall serve as the Certifying Person on behalf of the Trust.  Such officer of the Certifying Person can be contacted by e-mail at cts.sec.notifications@wellsfargo.com or by facsimile at 410-715-2380.  In the event any such party or any Servicing Function Participant engaged by any such party is terminated or resigns pursuant to the terms of this Agreement, or any applicable sub-servicing agreement, as the case may be, such party shall provide a Back-Up Certification to the Certifying Person pursuant to this Section 3.24 with respect to the period of time it was subject to this Agreement or any applicable sub-servicing agreement, as the case may be.  Notwithstanding the foregoing, (i) the Master Servicer and the Securities Administrator shall not be required to deliver a Back-Up Certification to each other if both are the same Person and the Master Servicer is the Certifying Person and (ii) the Master Servicer shall not be obligated to sign the Sarbanes-Oxley Certification in the event that it does not receive any Back-Up Certification required to be furnished to it pursuant to this section or any Servicing Agreement or Custodial Agreement.

(b)

On or before March 1st of each calendar year, commencing in March 2007, the Servicer, the Master Servicer and the Securities Administrator shall deliver (or otherwise make available) (and the Servicer, the Master Servicer and Securities Administrator shall cause any Servicing Function Participant engaged by it to deliver) to the Depositor and the Securities Administrator, an Officer’s Certificate substantially in the form of Exhibit U hereto stating, as to the signer thereof, that (A) a review of such party’s activities during the preceding calendar year or portion thereof and of such party’s performance under this Agreement, or such other applicable agreement in the case of a Servicing Function Participant, has been made under such officer’s supervision and (B) to the best of such officer’s knowledge, based on such review, such party has fulfilled all its obligations under this Agreement, or such other applicable agreement in the case of a Servicing Function Participant, in all material respects throughout such year or portion thereof, or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status thereof.

In the event the Servicer, the Master Servicer, the Securities Administrator or any Servicing Function Participant engaged by any such party is terminated or resigns pursuant to the terms of this Agreement, or any applicable agreement in the case of a Servicing Function Participant, as the case may be, such party shall provide an Officer’s Certificate pursuant to this Section 3.24 or to such applicable agreement, as the case may be, notwithstanding any such termination, assignment or resignation.

(c)

The Servicer shall indemnify and hold harmless the Trustee, the Master Servicer, the Securities Administrator, the Depositor and their respective officers, directors, agents and affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments and other costs and expenses arising out of or based upon a breach by the Servicer or any of its officers, directors, agents or affiliates of its obligations under this Section 3.24 or the negligence, bad faith or willful misconduct of the Servicer in connection therewith. If the indemnification provided for herein is unavailable or insufficient to hold harmless the Trustee, the Master Servicer, the Securities Administrator and the Depositor, then the Servicer agrees that it shall contribute to the amount paid or payable by the  Trustee, the Master Servicer, the Securities Administrator, the Depositor or their respective officers, directors, agents or affiliates as a result of the losses, claims, damages or liabilities of any such party in such proportion as is appropriate to reflect the relative fault of such party or parties on the one hand and the Servicer on the other in connection with a breach of the Servicer’s obligations under this Section 3.24 or the Servicer’s negligence, bad faith or willful misconduct in connection therewith.

Section 3.25

Master Servicer to Act as Servicer.  (a)  Subject to Section 7.02, in the event that the Servicer shall for any reason no longer be the Servicer hereunder (including by reason of an Event of Default), the Master Servicer or its successor shall thereupon assume all of the rights and obligations of the Servicer hereunder arising thereafter, except that the Master Servicer shall not be (i) liable for losses of the predecessor Servicer pursuant to Section 3.10 or any acts or omissions of the predecessor Servicer hereunder, (ii) obligated to effectuate repurchases or substitutions of Mortgage Loans hereunder, including but not limited to repurchases or substitutions pursuant to Section 2.03, (iii) responsible for expenses of the predecessor Servicer pursuant to Section 2.03 or (iv) deemed to have made any representations and warranties of the Servicer hereunder.  Any such assumption shall be subject to Section 7.02.

(b)

Every Subservicing Agreement entered into by the Servicer shall contain a provision giving the successor servicer the option to terminate such agreement in the event a successor servicer is appointed.

(c)

If the Servicer shall for any reason no longer be the Servicer (including by reason of any Event of Default), the Master Servicer (or any other successor servicer) may, at its option, succeed to any rights and obligations of the Servicer under any Subservicing Agreement in accordance with the terms thereof; provided, that the Master Servicer (or any other successor servicer) shall not incur any liability or have any obligations in its capacity as successor servicer under a Subservicing Agreement arising prior to the date of such succession unless it expressly elects to succeed to the rights and obligations of the Servicer thereunder; and the Servicer shall not thereby be relieved of any liability or obligations under the Subservicing Agreement arising prior to the date of such succession.

(d)

The Servicer shall, upon request of the Master Servicer, but at the expense of the Servicer, deliver to the assuming party all documents and records relating to each Subservicing Agreement (if any) and the Mortgage Loans then being serviced thereunder and an accounting of amounts collected and held by it, and otherwise use its best efforts to effect the orderly and efficient transfer of the Subservicing Agreement to the assuming party.

Section 3.26

Compensating Interest.  The Servicer shall remit to the Master Servicer on each Remittance Date an amount from its own funds equal to the Compensating Interest payable by the Servicer for the related Distribution Date.

Section 3.27

Credit Reporting; Gramm-Leach-Bliley Act.  (a)  With respect to each Mortgage Loan serviced by it, the Servicer agrees to fully furnish, in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information (e.g., favorable and unfavorable) on the primary borrower of such Mortgage Loan to Equifax, Experian and TransUnion Credit Information Company (three of the credit repositories) on a monthly basis.

(b)

The Servicer shall comply with Title V of the Gramm-Leach-Bliley Act of 1999 and all applicable regulations promulgated thereunder, relating to the Mortgage Loans and the related borrowers and shall provide all required notices thereunder.

Section 3.28

[Reserved]

Section 3.29

Notifications to Parties.  The Servicer shall promptly notify the Trustee, the Securities Administrator, the Master Servicer and the Depositor (i) of any legal proceedings pending against the Servicer of the type described in Item 1117 (§ 229.1117) of Regulation AB and (ii) if the Servicer shall become (but only to the extent not previously disclosed to the Securities Administrator, the Master Servicer and the Depositor) at any time an affiliate of any of the parties listed on Exhibit T to this Agreement.  If so requested by the Trustee, the Securities Administrator, the Master Servicer or the Depositor on any date following the date on which information was first provided to the Trustee, the Master Servicer, the Securities Administrator and the Depositor, pursuant to the preceding sentence, the Servicer shall within five Business Days following such request, confirm in writing the accuracy of the representations and warranties set forth in item number (7) of Schedule II hereto, or, the Servicer shall, if such a representation and warranty is not accurate as of the date of such request, provide reasonable adequate disclosure of the pertinent facts, in writing, to the requesting party.

The Servicer shall provide to the Securities Administrator, the Trustee, the Master Servicer and the Depositor prompt notice of the occurrence of any of the following:  (i) any event of default under the terms of this Agreement; (ii) any merger, consolidation or sale of substantially all of the assets of the Servicer; (iii) the Servicer’s engagement of any Subservicer or Subcontractor; (iv) any material litigation involving the Servicer; and (v) any affiliation or other significant relationship between the Servicer and other transaction parties, other than the Servicer’s affiliation with the Mortgage Loan Seller and First Franklin Financial Corporation, which affiliations have already been identified by the Servicer.

Section 3.30

  Indemnification.

(a)

Each of the Depositor, the Servicer, the Master Servicer, the Securities Administrator, and any Servicing Function Participant (each, an “Indemnifying Party”) engaged by any such party, shall indemnify and hold harmless each of the the Servicer, the Master Servicer, the Securities Administrator, the Trustee and the Depositor, respectively, and each of its directors, officers, employees, agents, and affiliates from and against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments and other costs and expenses arising out of or based upon (a) any breach by such party of any if its obligations hereunder, including particularly its obligations to provide any annual statement of compliance, annual assessment of compliance with Servicing Criteria or attestation report or any information, data or materials required to be included in any Exchange Act report, (b) any material misstatement or omission in any information, data or materials provided by such party including any material misstatement or material omission in (i) any annual statement of compliance, annual assessment of compliance with Servicing Criteria or attestation report delivered by it, or by any Servicing Function Participant engaged by it, pursuant to this Agreement, or (ii) any Additional Form 10-D Disclosure, Additional Form 10-K Disclosure or Form 8-K Disclosure Information provided by it, or (c) the negligence, bad faith or willful misconduct of such indemnifying party in connection with its performance hereunder.  If the indemnification provided for herein is unavailable or insufficient to hold harmless the Servicer, the Master Servicer, the Securities Administrator, the Trustee or the Depositor, as the case may be, then each Indemnifying Party agrees that it shall contribute to the amount paid or payable by the Servicer, the Master Servicer, the Securities Administrator, the Trustee or the Depositor, as applicable, as a result of any claims, losses, damages or liabilities incurred by such party in such proportion as is appropriate to reflect the relative fault of the indemnified party on the one hand and the indemnifying  party on the other.  This indemnification shall survive the termination of this Agreement or the termination of any party to this Agreement.

(b)

The Depositor, the Servicer, the Securities Administrator and the Trustee shall immediately notify the Master Servicer if a claim is made by a third party with respect to this Agreement or the Mortgage Loans which would entitle the Depositor, the Servicer, the Securities Administrator, the Trustee or the Trust to indemnification from the Master Servicer, whereupon the Master Servicer shall assume the defense of any such claim and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or them in respect of such claim.  If the Master Servicer and any such indemnified party have a conflict of interest with respect to any such claim, the indemnified party shall have the right to retain separate counsel.

ARTICLE IV

DISTRIBUTIONS AND
ADVANCES BY THE SERVICER

Section 4.01

Advances.  (a)  The amount of P&I Advances to be made by the Servicer for any Remittance Date shall equal, subject to Section 4.01(c), the sum of (i) the aggregate amount of Scheduled Payments (with each interest portion thereof net of the related Servicing Fee), due during the Due Period immediately preceding such Remittance Date in respect of the Mortgage Loans, which Scheduled Payments were not received as of the close of business on the related Determination Date, plus (ii) with respect to each REO Property, which REO Property was acquired during or prior to the related Prepayment Period and as to which such REO Property an REO Disposition did not occur during the related Prepayment Period, an amount equal to the excess, if any, of the Scheduled Payments (with each interest portion thereof net of the related Servicing Fee) that would have been due on the related Due Date in respect of the related Mortgage Loans, over the net income from such REO Property transferred to the Collection Account for distribution on such Remittance Date.

(b)

On each Remittance Date, the Servicer shall remit in immediately available funds to the Master Servicer an amount equal to the aggregate amount of P&I Advances, if any, to be made in respect of the Mortgage Loans and REO Properties for the related Remittance Date either (i) from its own funds or (ii) from the Collection Account, to the extent of funds held therein for future distribution (in which case, it will cause to be made an appropriate entry in the records of the Collection Account that Amounts Held for Future Distribution have been, as permitted by this Section 4.01, used by it in discharge of any such P&I Advance) or (iii) in the form of any combination of (i) and (ii) aggregating the total amount of P&I Advances to be made by the Servicer with respect to the Mortgage Loans and REO Properties.  Any Amounts Held for Future Distribution and so used shall be appropriately reflected in the Servicer’s records and replaced by the Servicer by deposit in the Collection Account on or before any future Remittance Date to the extent required.

(c)

The obligation of the Servicer to make such P&I Advances is mandatory, notwithstanding any other provision of this Agreement but subject to (d) below, and, with respect to any Mortgage Loan or REO Property, shall continue until a Final Recovery Determination in connection therewith or the removal thereof from coverage under this Agreement, except as otherwise provided in this Section.

(d)

Notwithstanding anything herein to the contrary, no P&I Advance or Servicing Advance shall be required to be made hereunder by the Servicer if such P&I Advance or Servicing Advance would, if made, constitute a Nonrecoverable P&I Advance or Nonrecoverable Servicing Advance.  The determination by the Servicer that it has made a Nonrecoverable P&I Advance or a Nonrecoverable Servicing Advance or that any proposed P&I Advance or Servicing Advance, if made, would constitute a Nonrecoverable P&I Advance or a Nonrecoverable Servicing Advance, respectively, shall be evidenced by an Officer’s Certificate of the Servicer delivered to the Master Servicer.  In addition, the Servicer shall not be required to advance any Relief Act Interest Shortfalls.

(e)

Except as otherwise provided herein, the Servicer shall be entitled to reimbursement pursuant to Section 3.11 for Servicing Advances from recoveries from the related Mortgagor or from all Liquidation Proceeds and other payments or recoveries (including Insurance Proceeds, Condemnation Proceeds and Subsequent Recoveries) with respect to the related Mortgage Loan.

(f)

On each Remittance Date, the Master Servicer shall deposit in the Distribution Account all funds remitted to it by the Servicer pursuant to Sections 3.11(a)(i) and 3.26 and this Section 4.01.  The Securities Administrator may retain or withdraw from the Distribution Account, (i) the Master Servicing Fee, (ii) amounts necessary to reimburse the Servicer for any previously unreimbursed Advances and any Advances the Servicer deems to be nonrecoverable from the related Mortgage Loan proceeds, (iii) amounts necessary to reimburse the Master Servicer for any previously unreimbursed Advances and any Advances the Master Servicer deems to be nonrecoverable from the related Mortgage Loan proceeds, (iv) an amount to indemnify the Master Servicer or the Servicer for amounts due in accordance with this Agreement, and (v) any other amounts that each of the Master Servicer and the Securities Administrator is entitled to receive hereunder for reimbursement, indemnification or otherwise.

Section 4.02

Priorities of Distribution.  (a)  On each Distribution Date (or, in the case of deposits into the Supplemental Interest Trust, on the Derivative Payment Date), the Securities Administrator will make the disbursements and transfers from amounts then on deposit in the Distribution Account and from amounts that are available for payment to the Swap Counterparty, and shall allocate such amounts to the interests issued in respect of each REMIC created pursuant to this Agreement and shall distribute such amounts in the following order of priority and to the extent of the Available Funds remaining:

(i)

to the Supplemental Interest Trust and the holders of the Class A-IO Certificates and each Class of LIBOR Certificates in the following order of priority:

(A)

from the Interest Remittance Amount related to both Loan Groups, for deposit into the Supplemental Interest Trust Account, the amount of any Net Derivative Payment or Swap Termination Payment (other than a Swap Termination Payment resulting from a Swap Counterparty Trigger Event) owed to the Derivative Counterparty, including any such amounts remaining unpaid from previous Distribution Dates;

(B)

from the Interest-Remittance Amount related to both Loan Groups, to the Class A-IO Certificates, the related Senior Interest Payment Amount for such Class;

(C)

concurrently:

(1) from the Interest Remittance Amount related to the Group I Mortgage Loans, to the Class I-A Certificates, the related Senior Interest Payment Amount for such Class; and

(2) from the Interest Remittance Amount related to the Group II Mortgage Loans, to the Class II-A-1, Class II-A-2, Class II-A-3 and Class II-A-4 Certificates, pro rata, based on the amounts distributable under this clause (i)(C)(2), the related Senior Interest Payment Amount for each such Class of Certificates on such Distribution Date;

provided, that, if the Interest Remittance Amount for either Loan Group is insufficient to make the related payments set forth in clauses (i)(C)(1) or (i)(C)(2) above, any Interest Remittance Amount relating to the other Loan Group remaining after payment of the Senior Interest Payment Amount to the related Certificate Group will be available to cover that shortfall, such amounts to be allocated to those Classes experiencing such shortfall on a pro rata basis in proportion to the amounts of such shortfall; and

(D)

from any remaining Interest Remittance Amounts related to both Loan Groups after taking into account the distributions made under clauses (i)(A) through (i)(C) above, sequentially, to each Class of Class M Certificates, in ascending order by numerical Class designation, the Interest Payment Amount for such Class and such Distribution Date;

(ii)

(A)  on each Distribution Date (or, in the case of deposits into the Supplemental Interest Trust, on the Derivative Payment Date)  (1) before the Stepdown Date or (2) with respect to which a Trigger Event is in effect, to the Supplemental Interest Trust and to the holders of the Class or Classes of LIBOR Certificates then entitled to distributions of principal as set forth below, from amounts remaining on deposit in the Distribution Account after making distributions pursuant to paragraph (a)(i) of this Section 4.02, an amount equal to, in the aggregate, the Principal Payment Amount, in the following amounts and order of priority:

(a)

for deposit into the Supplemental Interest Trust Account, any Net Derivative Payment or Swap Termination Payment (other than a Swap Termination Payment resulting from a Swap Counterparty Trigger Event) owed to the Derivative  Counterparty to the extent unpaid pursuant to paragraph (i)(A) above;

(b)

concurrently:

(1) to the Class I-A Certificates, the Group I Principal Payment Amount, until the Class Certificate Balance of the Class I-A Certificates is reduced to zero; and

(2) to the Group II Certificates, the Group II Principal Payment Amount, allocated among such Classes as set forth in Section 4.02(c), until their respective Class Certificate Balances are reduced to zero;

(c)

sequentially, to each Class of Class M Certificates, in ascending order by numerical Class designation, until their respective Class Certificate Balances are reduced to zero; and

(B)

on each Distribution Date (or, in the case of deposits into the Supplemental Interest Trust, on the Derivative Payment Date) (1) on and after the Stepdown Date and (2) as long as a Trigger Event is not in effect, to the Supplemental Interest Trust and to the holders of the Class or Classes of LIBOR Certificates then entitled to distributions of principal, from amounts remaining on deposit in the Distribution Account after making distributions pursuant to paragraph (a)(i) of this Section 4.02 above, an amount equal to, in the aggregate, the Principal Payment Amount, in the following amounts and order of priority:

(a)

for deposit into the Supplemental Interest Trust Account, any Net Derivative  Payment or Swap Termination Payment (other than a Swap Termination Payment resulting from a Swap Counterparty Trigger Event) owed to the Derivative Counterparty to the extent unpaid pursuant to paragraph (a)(i)(A) of this Section 4.02;

(b)

concurrently:

(1) to the Class I-A Certificates, the Group I Senior Principal Payment Amount, until the Class Certificate Balance of the Class I-A Certificates is reduced to zero; and

(2) to the Group II Certificates, the Group II Senior Principal Payment Amount, allocated as described in Section 4.02(c), until their respective Certificate Principal Balances are reduced to zero; and

(c)

sequentially, to each Class of Class M Certificates, in the order set forth in the definition of Class M Principal Payment Amount, the Class M Principal Payment Amount for the related Class of Class M certificates, until their respective Class Certificate Balances are reduced to zero;

(iii)

any amounts remaining after the distributions in paragraphs (i) and (ii) of this Section 4.02(a), plus, as specifically indicated below, from amounts on deposit in the Excess Reserve Fund Account, shall be distributed in the following order of priority:

(A) to the Class A-IO Certificates, any Senior Interest Payment Amount not paid pursuant to clause (a)(i)(B) of this Section 4.02;

(B)

to the Class A Certificates (other than the Class A-IO Certificates), any Senior Interest Payment Amount not paid pursuant to clause (a)(i)(C) of this Section 4.02 allocated pro rata among the classes of a Certificate Group as described in clause (a)(i)(C)(2) of this Section 4.02;

(C)

sequentially, to the holders of the Class M Certificates, in ascending order by numerical Class designation, first, any Interest Payment Amount for that Class not paid for such Distribution Date pursuant to clause (a)(i)(D) of this Section 4.02, second, any Interest Carry Forward Amount for that Class, and third, any Unpaid Realized Loss Amount for that Class;

(D)

to the Excess Reserve Fund Account, the amount of any Basis Risk Payment for such Distribution Date;

(E)

from amounts on deposit in the Excess Reserve Fund Account with respect to such Distribution Date, an amount equal to any unpaid Basis Risk Carryover Amount with respect to the LIBOR Certificates and Class A-IO Certificates for such Distribution Date, allocated in the same order and priority as set forth in clauses (a)(i)(B), (a)(i)(C) and (a)(i)(D) of this Section 4.02;

(F)

to the Swap Counterparty, any Swap Termination Payment resulting from a Swap Counterparty Trigger Event;

(G)

to the holders of the Class X Certificates, the remainder of the Class X Distributable Amount not distributed pursuant to Sections 4.02(a)(iii)(A) through (F); and

(H)

to the holders of the Class R Certificates, any remaining amount;

If on any Distribution Date, as a result of the foregoing allocation rules, any Class of Class A Certificates does not receive in full the related Senior Interest Payment Amount or the related Interest Carry Forward Amount, if any, then such shortfall will be allocated to the Holders of such Class, with interest thereon, on future Distribution Dates, as Interest Carry Forward Amounts, subject to the priorities described above.

(b)

On each Distribution Date, prior to any distributions on any other Class of Certificates, all amounts representing Prepayment Charges from the Mortgage Loans received during the related Prepayment Period shall be distributed by the Securities Administrator to the holders of the Class P Certificates.

(c)

Any principal distributions to the holders of the Class A Certificates (other than the Class A-IO Certificates) on any Distribution Date prior to the Stepdown Date will be allocated to the Group I Certificates and the Group II Certificates based on the Group Principal Allocation Percentage for such Certificate Group as applicable for that Distribution Date.  However, if the Class Certificate Balances of the Class A Certificates in either Certificate Group are reduced to zero before the Stepdown Date, then the remaining amount of principal distributions distributable to the Class A Certificates on that Distribution Date, and the amount of those principal distributions distributable on all subsequent Distribution Dates, will be distributed to the holders of the Class A Certificates in the other Certificate Group remaining outstanding, after taking into account the related Principal Payment for that Distribution Date, in accordance with the priorities described in Section 4.02(a)(ii)(A)(b), until their Class Certificate Balances have been reduced to zero.  Any distributions of principal to the Group I Certificates will be made first from payments relating to Group I Mortgage Loans and any distributions of principal to the Group II Certificates will be made first from payments relating to the Group II Mortgage Loans.  If the Class Certificate Balances of the Class A Certificates in either Certificate Group are reduced to zero on or after the Stepdown Date, then the remaining amount of principal distributions distributable to the Class A Certificates on that Distribution Date, and the amount of principal distributions distributable to the Class A Certificates in all subsequent Distribution Dates, will be distributed to the Class A Certificateholders of the remaining Certificate Group in accordance with the priorities set forth in Section 4.02(a)(ii)(B)(b).  Any principal distributions allocated to the Group II Certificates will be allocated as follows:

(i)

to the Class II-A-1 Certificates, until the Class Certificate Balance of such Class has been reduced to zero;

(ii)

 to the Class II-A-2 Certificates, until the Class Certificate Balance of such Class has been reduced to zero;

(iii)

to the Class II-A-3 Certificates, until the Class Certificate Balance of such Class has been reduced to; and

(iv)

to the Class II-A-4 Certificates, until the Class Certificate Balance of such Class has been reduced to zero.

However, on and after the Distribution Date on which the aggregate Class Certificate Balances of the Class M Certificates been reduced to zero, any principal distributions allocated to the Group II Certificates are required to be allocated pro rata, among the Classes of Group II Certificates, based upon their respective Class Certificate Balances.

(d)

On any Distribution Date, any Relief Act Shortfalls and Net Prepayment Interest Shortfalls for such Distribution Date shall be allocated by the Securities Administrator as a reduction in the following order:

(1)

First, to the amount of interest payable to the Class X Certificates; and

(2)

Second, pro rata, as a reduction of the Interest Payment Amount for the Class A and Class M Certificates, based on the amount of interest to which such Classes would otherwise be entitled.

(e)

On any Distribution Date (or any Derivative Payment Date, as applicable), the Securities Administrator shall distribute any Swap Amount and Cap Amount for such date as follows:

(i)

to the Derivative Counterparty, any Net Derivative Payment owed to the Derivative Counterparty pursuant to the Swap Agreement for such Derivative Payment Date to the extent not previously paid in Sections 4.02(a)(i)(A), 4.02(a)(ii)(A) or 4.02(a)(ii)(B);

(ii)

to the Swap Counterparty, any Swap Termination Payment not resulting from a Swap Counterparty Trigger Event owed to the Swap Counterparty pursuant to the Swap Agreement for such Derivative Payment Date;

(iii)

to the extent not paid and in the order of priority provided in clauses (a)(i)(B), (a)(i)(C) and (a)(i)(D) of this Section 4.02, to the Class A Certificates any Senior Interest Payment Amounts, and to the Class M Certificates, in ascending order by numerical class designation, any Interest Payment Amounts;

(iv)

to the Class A Certificates (other than the Class A-IO Certificates) and the Class M Certificates in the order of priority set forth in clauses (a)(ii)(A)(b), (a)(ii)(A)(c), (a)(ii)(B)(b) and (a)(ii)(B)(c) of this Section 4.02, an amount necessary to maintain the Overcollateralization Target Amount for such Distribution Date after giving effect to distributions pursuant to such clauses;

(v)

to the extent not paid pursuant to clause (a)(iii)(C) of this Section 4.02, sequentially, to the each Class of Class M Certificates, in ascending order by numerical Class designation, first, any Interest Carry Forward Amount for that Class, and second, any Unpaid Realized Loss Amount for that Class;

(vi)

to the extent not paid pursuant to clause (a)(iii)(D) of this Section 4.02, to the Excess Reserve Fund Account, the amount of any Basis Risk Payment for such Distribution Date;

(vii)

to the extent not paid pursuant to clause (a)(iii)(E) of this Section 4.02, to the LIBOR Certificates and the Class A-IO Certificates, any remaining unpaid Basis Risk Carryover Amount with respect to such Certificates for that Distribution Date, allocated in the same order and priority as set forth in such clause;

(viii)

if applicable, to the Swap Termination Receipts Account or Cap Termination Receipts Account for application to the purchase of a replacement swap agreement or replacement cap agreement pursuant to Section 4.08;

(ix)

to the extent not paid pursuant to clause (a)(iii)(F) of this Section 4.02, to the Swap Counterparty, any Swap Termination Payment resulting from a Swap Counterparty Trigger Event; and

(x)

to the extent not paid pursuant to clause (a)(iii)(G) of this Section 4.02, to the holders of the Class X Certificates, the remainder of the Class X Distributable Amount.

With respect to each Distribution Date, the sum of all amounts distributed in priorities (e)(iv) and (e)(v) second of this Section 4.02(e) cannot exceed the amount of cumulative Realized Losses incurred up to such Distribution Date minus any distributions made on previous Distribution Dates pursuant to such priorities.

Section 4.03

Monthly Statements to Certificateholders.  (a)  Not later than each Distribution Date, the Securities Administrator shall make available to each Certificateholder, the Master Servicer, the Servicer, the Depositor, the Trustee, the Derivative Counterparty and each Rating Agency a statement, based on information provided by the Servicer and the Derivative Counterparty, setting forth with respect to the related distribution:

(i)

the amount thereof allocable to principal (other than the Interest-Only Certificates), separately identifying the aggregate amount of any Principal Prepayments, Liquidation Proceeds and Subsequent Recoveries;

(ii)

the amount thereof allocable to interest, any Interest Carry Forward Amounts included in such distribution and any remaining Interest Carry Forward Amounts after giving effect to such distribution, any Basis Risk Carryover Amount for such Distribution Date and the amount of all Basis Risk Carryover Amount covered by withdrawals from the Excess Reserve Fund Account on such Distribution Date;

(iii)

if the distribution to the Holders of such Class of Certificates is less than the full amount that would be distributable to such Holders if there were sufficient funds available therefor, the amount of the shortfall and the allocation thereof as between principal and interest, including any Basis Risk Carryover Amount not covered by amounts in the Excess Reserve Fund Account;

(iv)

the Class Certificate Balance of each Class of Certificates after giving effect to the distribution of principal on such Distribution Date;

(v)

the Pool Stated Principal Balance for the following Distribution Date;

(vi)

the amount of the Expense Fees (in the aggregate and separately stated) paid to or retained by the Servicer, any Subservicer and the Master Servicer with respect to such Distribution Date;

(vii)

the Interest Rate for each such Class of Certificates with respect to such Distribution Date;

(viii)

the amount of P&I Advances included in the distribution on such Distribution Date and the aggregate amount of P&I Advances outstanding as of the close of business on the Determination Date immediately preceding such Distribution Date;

(ix)

by Loan Group and in the aggregate, the number and aggregate outstanding principal balances of Mortgage Loans (1) as to which the Scheduled Payment is delinquent 31 to 60 days, 61 to 90 days and 91 or more days, (2) that have become REO Property, (3) that are in foreclosure and (4) that are in bankruptcy, in each case as of the close of business on the last Business Day of the immediately preceding month;

(x)

by Loan Group and in the aggregate, with respect to Mortgage Loans that became REO Properties during the preceding calendar month, the number and the aggregate Stated Principal Balance of such Mortgage Loans as of the close of business on the Determination Date preceding such Distribution Date and the date of acquisition thereof;

(xi)

by Loan Group and the aggregate, the total number and aggregate principal balance of any REO Properties as of the close of business on the Determination Date preceding such Distribution Date;

(xii)

whether a Trigger Event has occurred and is continuing;

(xiii)

the amount on deposit in the Excess Reserve Fund Account (after giving effect to distributions on such Distribution Date);

(xiv)

in the aggregate and for each Class of Certificates, the aggregate amount of Applied Realized Loss Amounts incurred during the preceding calendar month and aggregate Applied Realized Loss Amounts through such Distribution Date.;

(xv)

the amount of any Net Monthly Excess Cash Flow on such Distribution Date and the allocation thereof to the Certificateholders with respect to Applied Realized Loss Amounts and Interest Carry Forward Amounts;

(xvi)

the Overcollateralization Amount and Overcollateralization Target Amount;

(xvii)

Prepayment Charges collected by the Servicer;

(xviii)

the Cumulative Loss Percentage; and

(xix)

the amount of any Net Derivative Payment made to the Supplemental Interest Trust pursuant to Section 4.02, any Net Derivative Payment made to the Derivative Counterparty pursuant to Section 4.02, any Swap Termination Payment or Cap Termination Payment made to the Supplemental Interest Trust pursuant to Section 4.02 and any Swap Termination Payment made to the Swap Counterparty pursuant to Section 4.02.

(a)

For purposes of preparing the Monthly Statement, delinquencies shall be determined and reported by the Master Servicer based on the so-called “OTS” methodology irrespective of the method for determining delinquencies utilized by the Servicer on mortgage loans similar to the Mortgage Loans.  By way of example, a Mortgage Loan would be delinquent with respect to a Scheduled Payment due on a Due Date if such Scheduled Payment is not made by the close of business on the Mortgage Loan’s next succeeding Due Date, and a Mortgage Loan would be more than 30-days Delinquent with respect to such Scheduled Payment if such Scheduled Payment were not made by the close of business on the Mortgage Loan’s second succeeding Due Date.  The Servicer hereby represents and warrants to the Depositor that this delinquency recognition policy is not less restrictive than any delinquency recognition policy established by the primary safety and soundness regulator, if any, of the Servicer.

(b)

The Securities Administrator’s responsibility for providing the above statement to the Certificateholders, each Rating Agency, the Master Servicer, the Servicer, the Trustee and the Depositor is limited to the availability, timeliness and accuracy of the information derived from the Master Servicer and the Servicer.  The Securities Administrator will provide the above statement via the Securities Administrator’s internet website.  The Securities Administrator’s website will initially be located at https://www.ctslink.com and assistance in using the website can be obtained by calling the Securities Administrator’s customer service desk at (301) 815-6600.  Parties that are unable to use the above distribution method are entitled to have a paper copy mailed to them via first Class mail by calling the customer service desk and indicating such.  The Securities Administrator shall have the right to change the manner in which the above statement is distributed in order to make such distribution more convenient and/or more accessible, and the Securities Administrator shall provide timely and adequate notification to the Certificateholders and the parties hereto regarding any such changes.  A paper copy of the statement will also be made available upon request.

(c)

Within a reasonable period of time after the end of each calendar year, the Securities Administrator shall, upon request, cause to be furnished to each Person who at any time during the calendar year was a Certificateholder, a statement containing the information set forth in clauses (a)(i), (a)(ii) and (a)(vi) of this Section 4.03 aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder.  Such obligation of the Securities Administrator shall be deemed to have been satisfied to the extent that substantially comparable information shall have previously been provided by the Securities Administrator pursuant to any requirements of the Code as from time to time in effect.

(d)

On the 10th day of each calendar month (or, if such 10th day is not a Business Day, then on the next succeeding Business Day), the Servicer shall furnish to the Master Servicer (i) a monthly remittance advice in the format set forth in Exhibit N-1 hereto, (ii) a monthly defaulted loan report in the format set forth in Exhibit N-2 hereto and (iii) a realized loss report in the format set forth in Exhibit N-3 hereto (or in such other format mutually agreed to between the Servicer and the Master Servicer) relating to the period ending on the last day of the preceding calendar month on a magnetic tape or other similar media reasonably acceptable to the Master Servicer.  No later than two Business Days after the fifteenth day of each calendar month, the Servicer shall furnish to the Master Servicer a monthly report containing such information regarding prepayments of Mortgage Loans during the applicable Prepayment Period and in a format as mutually agreed to between the Servicer and the Master Servicer.

Such monthly remittance advice shall also be accompanied by a supplemental report provided to the Master Servicer which includes on an aggregate basis for the previous calendar month (i) the amount of any insurance claims filed, (ii) the amount of any claim payments made and (iii) the amount of claims denied or curtailed.  The Master Servicer will convert such data into a format acceptable to the Securities Administrator and provide monthly reports to the Securities Administrator pursuant to this Agreement.

The Depositor shall have the right upon providing ten Business Days prior written notice to the Servicer to receive any report provided by the Servicer to the Master Servicer under this Section 4.03(d) and to disseminate or otherwise utilize such information in its discretion, subject to applicable laws and regulations.

Section 4.04

Certain Matters Relating to the Determination of LIBOR.  LIBOR shall be calculated by the Securities Administrator in accordance with the definition of LIBOR.  Until all of the LIBOR Certificates are paid in full, the Securities Administrator will at all times retain at least four Reference Banks for the purpose of determining LIBOR with respect to each LIBOR Determination Date.  The Securities Administrator initially shall designate the Reference Banks (after consultation with the Depositor).  Each “Reference Bank” shall be a leading bank engaged in transactions in Eurodollar deposits in the international Eurocurrency market, shall not control, be controlled by, or be under common control with, the Securities Administrator and shall have an established place of business in London.  If any such Reference Bank should be unwilling or unable to act as such or if the Securities Administrator should terminate its appointment as Reference Bank, the Securities Administrator shall promptly appoint or cause to be appointed another Reference Bank (after consultation with the Depositor).  The Securities Administrator shall have no liability or responsibility to any Person for (i) the selection of any Reference Bank for purposes of determining LIBOR or (ii) any inability to retain at least four Reference Banks which is caused by circumstances beyond its reasonable control.

The Interest Rate for each Class of LIBOR Certificates for each Interest Accrual Period shall be determined by the Securities Administrator on each LIBOR Determination Date so long as the LIBOR Certificates are outstanding on the basis of LIBOR and the respective formulae appearing in footnotes corresponding to the LIBOR Certificates in the table relating to the Certificates in the Preliminary Statement.  The Securities Administrator shall not have any liability or responsibility to any Person for its inability, following a good-faith reasonable effort, to obtain quotations from the Reference Banks or to determine the arithmetic mean referred to in the definition of LIBOR, all as provided for in this Section 4.04 and the definition of LIBOR.  The establishment of LIBOR and each Interest Rate for the LIBOR Certificates by the Securities Administrator shall (in the absence of manifest error) be final, conclusive and binding upon each Holder of a Certificate and the Trustee.

Section 4.05

Allocation of Applied Realized Loss Amounts.  Any Applied Realized Loss Amounts shall be allocated by the Securities Administrator to the most junior Class of Class M Certificates then outstanding in reduction of the Class Certificate Balance thereof.

Section 4.06

Supplemental Interest Trust. (a) A separate trust is hereby established (the “Supplemental Interest Trust”), the corpus of which shall be held by the securities administrator of the Supplemental Interest Trust for the benefit of the Class X Certificateholders.  The Securities Administrator, acting in its capacity as securities administrator of the Supplemental Interest Trust, shall establish an account (the “Supplemental Interest Trust Account”) consisting of two sub-accounts (the “Swap Account” and the “Cap Account,” respectively), into each of which the Depositor shall deposit $500 on the Closing Date.  The Supplemental Interest Trust Account shall be an Eligible Account, and funds on deposit therein shall be held separate and apart from, and shall not be commingled with, any other monies, including, without limitation, other monies of the Securities Administrator held pursuant to this Agreement.

(b)

The Securities Administrator shall deposit into the Swap Account any Net Derivative Payment required pursuant to Sections 4.02(a)(i)(A), 4.02(a)(ii)(A)(a) and 4.02(a)(ii)(B)(a), any Swap Termination Payment required pursuant to Sections 4.02(a)(i)(A), 4.02(a)(ii)(A)(a), 4.02(a)(ii)(B)(a) and 4.02(a)(iii)(F), and any amounts received from the Swap Counterparty under the Swap Agreement, and shall distribute from the Supplemental Interest Trust Account any Net Derivative Payment required pursuant to Section 4.02(e)(i) or any Swap Termination Payment required pursuant to Sections 4.02(e)(ii) or 4.02(e)(ix), as applicable.

(c)

The Securities Administrator shall deposit into the Cap Account any amounts received from the Cap Counterparty under the Cap Agreement.

(d)

Funds in the Swap Account shall be invested in Permitted Investments constituting time deposits  under clause (ii) of the definition thereof.  Any earnings on such amounts shall be distributed on each Distribution Date pursuant to Section 4.02(e).  The Class X Certificates shall evidence ownership of the Swap Account for federal income tax purposes and the Holder thereof shall direct the Securities Administrator, in writing, as to investment of amounts on deposit therein.  The Sponsor shall be liable for any losses incurred on such investments.  In the absence of written instructions from the Class X Certificateholders as to investment of funds on deposit in the Swap Account, such funds shall be invested in the Wells Fargo Advantage Prime Investment Money Market Fund or a comparable investment vehicle.  Any amounts on deposit in the Swap Account in excess of the Swap Amount on any Distribution Date shall be held for distribution pursuant to Section 4.02(e) on the following Distribution Date.

(e)

Funds in the Cap Account shall be invested in Permitted Investments constituting time deposits  under clause (ii) of the definition thereof.  Any earnings on such amounts shall be distributed on each Distribution Date pursuant to Section 4.02(e).  The Class X Certificates shall evidence ownership of the Cap Account for federal income tax purposes and the Holder thereof shall direct the Securities Administrator, in writing, as to investment of amounts on deposit therein.  The Sponsor shall be liable for any losses incurred on such investments.  In the absence of written instructions from the Class X Certificateholders as to investment of funds on deposit in the Cap Account, such funds shall be invested in the Wells Fargo Advantage Prime Investment Money Market Fund or a comparable investment vehicle.  Any amounts on deposit in the Cap Account in excess of the Cap Amount on any Distribution Date shall be held for distribution pursuant to Section 4.02(e) on the following Distribution Date.

(f)

Upon termination of the Trust Fund, any amounts remaining in the Swap Account or the Cap Account shall be distributed pursuant to the priorities set forth in Section 4.02(e).

(g)

It is the intention of the parties hereto that, for federal and state income and state and local franchise tax purposes, the Supplemental Interest Trust be disregarded as an entity separate from the holder of the Class X Certificates unless and until the date when either (a) there is more than one Class X Certificateholder or (b) any Class of Certificates in addition to the Class X Certificates is recharacterized as an equity interest in the Supplemental Interest Trust for federal income tax purposes.  Neither the Securities Administrator nor the Trustee shall be responsible for any entity level tax reporting for the Supplemental Interest Trust.

(h)

Any obligation of the securities administrator of the Supplemental Interest Trust under the Swap Agreement or Cap Agreement shall be deemed to be an obligation of the Supplemental Interest Trust.

Section 4.07

Rights of the Swap Counterparty.  The Swap Counterparty shall be deemed a third-party beneficiary of this Agreement to the same extent as if it were a party hereto and shall have the right to enforce its rights under this Agreement, which rights include but are not limited to the obligation of the Securities Administrator (A) to deposit any Net Derivative Payment required pursuant to Sections 4.02(a)(i)(A), 4.02(a)(ii)(A)(a) and 4.02(a)(ii)(B)(a), and any Swap Termination Payment required pursuant to Sections 4.02(a)(i)(A), 4.02(a)(ii)(A)(a), 4.02(a)(ii)(B)(a) and 4.02(a)(iii)(F), into the Supplemental Interest Trust Account (B) to pay any Net Derivative Payment required pursuant to Section 4.02(e)(i) or Swap Termination Payment required pursuant to Sections 4.02(e)(ii) or Section 4.02(e)(ix), as applicable, to the Swap Counterparty and (C) to establish and maintain the Swap Account, to make such deposits thereto, investments therein and distributions therefrom as are required pursuant to Section 4.06.  For the protection and enforcement of the provisions of this Section the Swap Counterparty shall be entitled to such relief as can be given either at law or in equity.

Section 4.08

Termination Receipts.  (a)(i) In the event of an “Early Termination Event” as defined under the Swap Agreement, (a) any Swap Termination Payment made by the Swap Counterparty to the Swap Account and paid pursuant to Section 4.02(e)(viii) (“Swap Termination Receipts”) will be deposited in a segregated non-interest bearing account which shall be an Eligible Account established by the Securities Administrator (the “Swap Termination Receipts Account”) and (b) any amounts received from a replacement swap counterparty (“Swap Replacement Receipts”) will be deposited in a segregated non-interest bearing account which shall be an Eligible Account established by the Securities Administrator (the “Swap Replacement Receipts Account”).  The Securities Administrator shall invest, or cause to be invested, funds held in the Swap Termination Receipts Account and the Swap Replacement Receipts Account in time deposits of the Securities Administrator as permitted pursuant to clause (ii) of the definition of Permitted Investments or as otherwise directed in writing by a majority of the Certificateholders.  All such Permitted Investments must be payable on demand or mature on a Distribution Date or such other date as directed by the Certificateholders.  All such Eligible Investments will be made in the name of the Trustee of the Supplemental Interest Trust (in its capacity as such) or its nominee.  All income and gain realized from any such investment shall be deposited in the Termination Receipts Account or the Replacement Receipts Account, as applicable, and all losses, if any, shall be borne by the related account.

(ii)

Unless otherwise permitted by the Rating Agencies as evidenced in a written confirmation, the Depositor shall arrange for replacement swap agreement(s) and the Securities Administrator shall promptly, with the assistance and cooperation of the Depositor, use amounts on deposit in the Swap Termination Receipts Account, if necessary, to enter into replacement swap agreement(s) which shall be executed and delivered by the Securities Administrator on behalf of the Supplemental Interest Trust upon receipt of written confirmation from each Rating Agency that such replacement swap agreement(s) will not result in the reduction or withdrawal of the rating of any outstanding Class of Certificates with respect to which it is a Rating Agency.

Amounts on deposit in the Swap Replacement Receipts Account shall be held for the benefit of the related Swap Counterparty and paid to such Swap Counterparty if the Supplemental Interest Trust is required to make a payment to such Swap Counterparty following an event of default or termination event with respect to the Supplemental Interest Trust under the related Swap Agreement.  Any amounts not so applied shall, following the termination or expiration of such Swap Agreement, be paid to the Class X Certificates.

(b)

(i) In the event of an “Early Termination Event” as defined under the Cap Agreement, (a) any Cap Termination Payment made by the Cap Counterparty to the Cap Account and paid pursuant to Section 4.02(e)(viii) (“Cap Termination Receipts”) shall be deposited in a segregated non-interest bearing account which shall be an Eligible Account established by the Securities Administrator (the “Cap Termination Receipts Account”) and (b) any amounts received from a replacement cap counterparty (“Cap Replacement Receipts”) will be deposited in a segregated non-interest bearing account which shall be an Eligible Account established by the Securities Administrator (the “Cap Replacement Receipts Account”).  The Securities Administrator shall invest, or cause to be invested, funds held in the Cap Termination Receipts Account in time deposits of the Securities Administrator as permitted by clause (ii) of the definition of Permitted Investments or as otherwise directed in writing by a majority of the Certificateholders.  All such Permitted Investments must be payable on demand or mature on a Cap Payment Date, a Distribution Date or such other date as directed by the Certificateholders.  All such Eligible Investments shall be made in the name of the Trustee as trustee of the Supplemental Interest Trust (in its capacity as such) or its nominee.  All income and gain realized from any such investment shall be deposited in the Cap Termination Receipts Account and all losses, if any, shall be borne by such account.

(ii)

Unless otherwise permitted by the Rating Agencies as evidenced in a written confirmation, the Depositor shall arrange for one or more replacement interest rate cap agreement and the Securities Administrator shall promptly, with the assistance and cooperation of the Depositor, use amounts on deposit in the Cap Termination Receipts Account, if necessary, to enter into any such replacement interest rate cap agreement which shall be executed and delivered by Wells Fargo as securities administrator on behalf of the Supplemental Interest Trust upon receipt of written confirmation from each Rating Agency that any such replacement interest rate cap agreement will not result in the reduction or withdrawal of the rating of any outstanding Class of Certificates with respect to which it is a Rating Agency

ARTICLE V

THE CERTIFICATES

Section 5.01

The Certificates.  The Certificates shall be substantially in the forms attached hereto as exhibits.  The Certificates shall be issuable in registered form, in the minimum denominations, integral multiples in excess thereof (except that one Certificate in each Class may be issued in a different amount) and aggregate denominations per Class set forth in the Preliminary Statement.

The Depositor hereby directs the Securities Administrator to register the Class X, Class P and Class X Certificates in the name of HSBC Securities (USA) Inc. or its designee.  On a date as to which the Depositor notifies the Securities Administrator, the Securities Administrator shall transfer the Class X and Class P Certificates in the name of the NIM Trustee, or such other name or names as the Depositor shall request, and to deliver the Class X and Class P Certificates to the NIM Trustee or to such other Person or Persons as the Depositor shall request.

Subject to Section 11.02 respecting the final distribution on the Certificates, on each Distribution Date the Securities Administrator shall make distributions to each Certificateholder of record on the preceding Record Date either (x) by wire transfer in immediately available funds to the account of such holder at a bank or other entity having appropriate facilities therefor, if such Holder has so notified the Securities Administrator at least five Business Days prior to the related Record Date or (y) by check mailed by first Class mail to such Certificateholder at the address of such holder appearing in the Certificate Register; provided, however, so long as such Certificate is a Book-Entry Certificate, all distributions on such Certificate will be made through the Depository or the Depository Participant.

The Certificates shall be executed by manual or facsimile signature on behalf of the Securities Administrator by an authorized officer.  Certificates bearing the manual or facsimile signatures of individuals who were, at the time such signatures were affixed, authorized to sign on behalf of the Securities Administrator shall bind the Securities Administrator, notwithstanding that such individuals or any of them have ceased to be so authorized prior to the authentication and delivery of any such Certificates or did not hold such offices at the date of such Certificate.  No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless authenticated by the Securities Administrator by manual signature, and such authentication upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly executed and delivered hereunder.  All Certificates shall be dated the date of their authentication.  On the Closing Date, the Securities Administrator shall authenticate the Certificates to be issued at the direction of the Depositor, or any affiliate thereof.

Section 5.02

Certificate Register; Registration of Transfer and Exchange of Certificates.  (a)  The Securities Administrator shall maintain, or cause to be maintained in accordance with the provisions of Section 5.06, a Certificate Register for the Trust Fund in which, subject to the provisions of subsections (b) and (c) below and to such reasonable regulations as it may prescribe, the Securities Administrator shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided.  Upon surrender for registration of transfer of any Certificate, the Securities Administrator shall execute and deliver, in the name of the designated transferee or transferees, one or more new Certificates of the same Class and aggregate Percentage Interest.

At the option of a Certificateholder, Certificates may be exchanged for other Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest upon surrender of the Certificates to be exchanged at the office or agency of the Securities Administrator.  Whenever any Certificates are so surrendered for exchange, the Securities Administrator shall execute, authenticate, and deliver the Certificates which the Certificateholder making the exchange is entitled to receive.  Every Certificate presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer in form satisfactory to the Securities Administrator duly executed by the holder thereof or his attorney duly authorized in writing.

No service charge to the Certificateholders shall be made for any registration of transfer or exchange of Certificates, but payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates may be required.

All Certificates surrendered for registration of transfer or exchange shall be cancelled and subsequently destroyed by the Securities Administrator in accordance with the Securities Administrator’s customary procedures.

(b)

No transfer of a Private Certificate shall be made unless such transfer is made pursuant to an effective registration statement under the Securities Act and any applicable state securities laws or is exempt from the registration requirements under said Act and such state securities laws.  In determining whether a transfer is being made pursuant to an effective registration statement, the Securities Administrator shall be entitled to rely solely upon a written notice to such effect from the Depositor.  Except with respect to (i) the transfer of the Class X, Class P or Class R Certificates to the Depositor or an Affiliate of the Depositor, (ii) the transfer of the Class X or Class P Certificates to the NIM Issuer or the NIM Trustee, or (iii) a transfer of the Class X or Class P Certificates from the NIM Issuer or the NIM Trustee to the Depositor or an Affiliate of the Depositor, in the event that a transfer of a Private Certificate which is a Physical Certificate is to be made in reliance upon an exemption from the Securities Act and such laws, in order to assure compliance with the Securities Act and such laws, the Certificateholder desiring to effect such transfer shall certify to the Securities Administrator in writing the facts surrounding the transfer in substantially the form set forth in Exhibit H (the “Transferor Certificate”) and either (i) there shall be delivered to the Securities Administrator a letter in substantially the form of Exhibit I-A (the “Rule 144A Investment Letter”) or Exhibit I-B (the “Regulation S Investment Letter”) or (ii) there shall be delivered to the Securities Administrator at the expense of the transferor an Opinion of Counsel stating that such transfer may be made without registration under the Securities Act.  In the event that a transfer of a Private Certificate which is a Book-Entry Certificate is to be made in reliance upon an exemption from the Securities Act and such laws, in order to assure compliance with the Securities Act and such laws, the Certificateholder desiring to effect such transfer will be deemed to have made as of the transfer date each of the certifications set forth in the Transferor Certificate in respect of such Certificate and the transferee will be deemed to have made as of the transfer date each of the certifications set forth in the Rule 144A Investment Letter or Regulation S Investment Letter, as applicable, in respect of such Certificate, in each case as if such Certificate were evidenced by a Physical Certificate.  As directed by the Depositor, the Securities Administrator shall provide to any Holder of a Private Certificate and any prospective transferee designated by any such Holder, information regarding the related Certificates and the Mortgage Loans and such other information as shall be necessary to satisfy the condition to eligibility set forth in Rule 144A(d)(4) for transfer of any such Certificate without registration thereof under the Securities Act pursuant to the registration exemption provided by Rule 144A.  The Depositor, the Master Servicer, the Servicer and the Trustee shall cooperate with the Securities Administrator in providing the Rule 144A information referenced in the preceding sentence, including providing to the Securities Administrator such information regarding the Certificates, the Mortgage Loans and other matters regarding the Trust Fund as the Securities Administrator shall reasonably determine to meet its obligation under the preceding sentence.  Each Holder of a Private Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Securities Administrator, the Trustee, the Servicer, the Master Servicer and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

Except with respect to (i) the transfer of the Class X, Class P or Class R Certificates to the Depositor or an Affiliate of the Depositor, (ii) the transfer of the Class X or Class P Certificates to the NIM Issuer or the NIM Trustee, or (iii) a transfer of the Class X or Class P Certificates from the NIM Issuer or the NIM Trustee to the Depositor or an Affiliate of the Depositor, no transfer of an ERISA-Restricted Certificate shall be made unless the Securities Administrator shall have received either (i) a representation from the transferee of such Certificate acceptable to and in form and substance satisfactory to the Securities Administrator (in the event such Certificate is a Private Certificate or a Residual Certificate, such requirement is satisfied only by the Securities Administrator’s receipt of a representation letter from the transferee substantially in the form of Exhibit I-A or Exhibit I-B), to the effect that such transferee is not an employee benefit plan or arrangement subject to Section 406 of ERISA, a plan subject to Section 4975 of the Code or a plan subject to any Federal, state or local law (“Similar Law”) materially similar to the foregoing provisions of ERISA or the Code, nor a person acting on behalf of any such plan or arrangement nor using the assets of any such plan or arrangement to effect such transfer, or (ii) in the case of an ERISA-Restricted Certificate (other than a Residual Certificate, Class X Certificate or a Class P Certificate) that has been the subject of an ERISA-Qualifying Underwriting, and the purchaser is an insurance company, a representation that the purchaser is an insurance company that is purchasing such Certificates with funds contained in an “insurance company general account” (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption (“PTCE”) 95-60) and that the purchase and holding of such Certificates are covered under Sections I and III of PTCE 95-60 or (iii) in the case of any such ERISA-Restricted Certificate other than a Residual Certificate, Class X Certificate or Class P Certificate presented for registration in the name of an employee benefit plan subject to Title I of ERISA, a plan or arrangement subject to Section 4975 of the Code (or comparable provisions of any subsequent enactments), or a plan subject to Similar Law, or a trustee of any such plan or any other person acting on behalf of any such plan or arrangement or using such plan’s or arrangement’s assets, an Opinion of Counsel satisfactory to the Securities Administrator, which Opinion of Counsel shall not be an expense of the Depositor, the Trustee, the Master Servicer, the Servicer, the Securities Administrator or the Trust Fund, addressed to the Securities Administrator, to the effect that the purchase or holding of such ERISA-Restricted Certificate will not constitute or result in a non-exempt prohibited transaction within the meaning of ERISA, Section 4975 of the Code or any Similar Law and will not subject the Trustee, the Depositor, the Securities Administrator, the Master Servicer or the Servicer to any obligation in addition to those expressly undertaken in this Agreement or to any liability.  For purposes of the preceding sentence, with respect to an ERISA-Restricted Certificate that is not a Physical Certificate or a Residual Certificate, in the event the representation letter referred to in the preceding sentence is not furnished, such representation shall be deemed to have been made to the Securities Administrator by the transferee’s (including an initial acquirer’s) acceptance of the ERISA-Restricted Certificates.  Notwithstanding anything else to the contrary herein, (a) any purported transfer of an ERISA-Restricted Certificate that is a Physical Certificate, other than a Class P Certificate, Class X Certificate or Residual Certificate, to or on behalf of an employee benefit plan subject to ERISA, the Code or Similar Law without the delivery to the Securities Administrator of a representation letter or an Opinion of Counsel satisfactory to the Securities Administrator as described above shall be void and of no effect and (b) any purported transfer of a Class P Certificate, Class X Certificate or Residual Certificate to a transferee that does not make the representation in clause (i) above shall be void and of no effect.

None of the Class R, Class X or Class P Certificates may be sold to any employee benefit plan subject to Title I of ERISA, any plan subject to Section 4975 of the Code, or any plan subject to any Similar Law or any person investing on behalf or with plan assets of such plan.

No transfer of an ERISA-Restricted Derivative Certificate prior to the termination of the Cap Agreement and the Swap Agreement shall be made unless the Securities Administrator shall have received a representation letter from the transferee of such Certificate, substantially in the form set forth in Exhibit I-A or I-B, to the effect that either (i) such transferee is neither an employee benefit plan or arrangement subject to Section 406 of ERISA, a plan subject to Section 4975 of the Code or a plan subject to Similar Law nor a Person acting on behalf of any such Plan or using the assets of any such Plan to effect such transfer or (ii) the acquisition and holding of the ERISA-Restricted Derivative Certificate are eligible for exemptive relief under PTCE 84-14, PTCE 90-1, PTCE 91-38, PTCE 95-60 or PTCE 96-23.  Notwithstanding anything else to the contrary herein, any purported transfer of an ERISA-Restricted Derivative Certificate prior to the termination of the Cap Agreement and the Swap Agreement on behalf of such Plan without the delivery to the Securities Administrator of a representation letter as described above shall be void and of no effect.  If the ERISA-Restricted Derivative Certificate is a Book-Entry Certificate, the transferee will be deemed to have made a representation as provided in clause (i) or (ii) of this paragraph, as applicable.

If any ERISA-Restricted Derivative Certificate, or any interest therein, is acquired or held in violation of the provisions of the preceding paragraph, the next preceding permitted beneficial owner will be treated as the beneficial owner of that Certificate, retroactive to the date of transfer to the purported beneficial owner.  Any purported beneficial owner whose acquisition or holding of an ERISA-Restricted Derivative Certificate, or interest therein, was effected in violation of the provisions of the preceding paragraph shall indemnify to the extent permitted by law and hold harmless the Depositor, the Securities Administrator, the Trustee, the Servicer and the Master Servicer from and against any and all liabilities, claims, costs or expenses incurred by such parties as a result of such acquisition or holding.

To the extent permitted under applicable law (including, but not limited to, ERISA), the Securities Administrator shall be under no liability to any Person for any registration of transfer of any ERISA-Restricted Certificate or ERISA-Restricted Derivative Certificate that is in fact not permitted by this Section 5.02(b) or for making any payments due on such Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as, in the case of a Physical Certificate, the transfer was registered by the Securities Administrator in accordance with the foregoing requirements.

(c)

Each Person who has or who acquires any Ownership Interest in a Residual Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions, and the rights of each Person acquiring any Ownership Interest in a Residual Certificate are expressly subject to the following provisions:

(i)

Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall be a Permitted Transferee and shall promptly notify the Securities Administrator of any change or impending change in its status as a Permitted Transferee;

(ii)

No Ownership Interest in a Residual Certificate may be registered on the Closing Date or thereafter transferred, and the Securities Administrator shall not register the Transfer of any Residual Certificate unless, in addition to the certificates required to be delivered to the Securities Administrator under subparagraph (b) above, the Securities Administrator shall have been furnished with an affidavit (a “Transfer Affidavit”) of the initial owner or the proposed transferee in the form attached hereto as Exhibit G;

(iii)

Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall agree (A) to obtain a Transfer Affidavit from any other Person to whom such Person attempts to Transfer its Ownership Interest in a Residual Certificate, (B) to obtain a Transfer Affidavit from any Person for whom such Person is acting as nominee, trustee or agent in connection with any Transfer of a Residual Certificate and (C) not to Transfer its Ownership Interest in a Residual Certificate or to cause the Transfer of an Ownership Interest in a Residual Certificate to any other Person if it has actual knowledge that such Person is a Non-Permitted Transferee;

(iv)

Any attempted or purported Transfer of any Ownership Interest in a Residual Certificate in violation of the provisions of this Section 5.02(c) shall be absolutely null and void and shall vest no rights in the purported Transferee.  If any purported transferee shall become a Holder of a Residual Certificate in violation of the provisions of this Section 5.02(c), then the last preceding Permitted Transferee shall be restored to all rights as Holder thereof retroactive to the date of registration of Transfer of such Residual Certificate.  The Securities Administrator shall be under no liability to any Person for any registration of Transfer of a Residual Certificate that is in fact not permitted by Section 5.02(a) and this Section 5.02(c) or for making any payments due on such Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the Transfer was registered after receipt of the related Transfer Affidavit, Transferor Certificate and the Rule 144A Letter.  The Securities Administrator shall be entitled but not obligated to recover from any Holder of a Residual Certificate that was in fact a Non-Permitted Transferee at the time it became a Holder or, at such subsequent time as it became a Non-Permitted Transferee, all payments made on such Residual Certificate at and after either such time.  Any such payments so recovered by the Securities Administrator shall be paid and delivered by the Securities Administrator to the last preceding Permitted Transferee of such Certificate; and

(v)

The Depositor shall use its best efforts to make available, upon receipt of written request from the Securities Administrator, all information necessary to compute any tax imposed under Section 860E(e) of the Code as a result of a Transfer of an Ownership Interest in a Residual Certificate to any Holder who is a Non-Permitted Transferee.

The restrictions on Transfers of a Residual Certificate set forth in this Section 5.02(c) shall cease to apply (and the applicable portions of the legend on a Residual Certificate may be deleted) with respect to Transfers occurring after delivery to the Securities Administrator of an Opinion of Counsel, which Opinion of Counsel shall not be an expense of the Trust Fund, the Trustee, the Securities Administrator or the Servicer, to the effect that the elimination of such restrictions will not cause any REMIC created hereunder to fail to qualify as a REMIC at any time that the Certificates are outstanding or result in the imposition of any tax on the Trust Fund, a Certificateholder or another Person.  Each Person holding or acquiring any Ownership Interest in a Residual Certificate hereby consents to any amendment of this Agreement which, based on an Opinion of Counsel furnished to the Securities Administrator, is reasonably necessary (a) to ensure that the record ownership of, or any beneficial interest in, a Residual Certificate is not transferred, directly or indirectly, to a Person that is a Non-Permitted Transferee and (b) to provide for a means to compel the Transfer of a Residual Certificate which is held by a Person that is a Non-Permitted Transferee to a Holder that is a Permitted Transferee.

(d)

The preparation and delivery of all certificates and opinions referred to above in this Section 5.02 in connection with transfer shall be at the expense of the parties to such transfers.

(e)

Except as provided below, the Book-Entry Certificates shall at all times remain registered in the name of the Depository or its nominee and at all times:  (i) registration of the Certificates may not be transferred by the Securities Administrator except to another Depository; (ii) the Depository shall maintain book-entry records with respect to the Certificate Owners and with respect to ownership and transfers of such Book-Entry Certificates; (iii) ownership and transfers of registration of the Book-Entry Certificates on the books of the Depository shall be governed by applicable rules established by the Depository; (iv) the Depository may collect its usual and customary fees, charges and expenses from its Depository Participants; (v) the Securities Administrator shall deal with the Depository, Depository Participants and indirect participating firms as representatives of the Certificate Owners of the Book-Entry Certificates for purposes of exercising the rights of holders under this Agreement, and requests and directions for and votes of such representatives shall not be deemed to be inconsistent if they are made with respect to different Certificate Owners; and (vi) the Securities Administrator may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its Depository Participants and furnished by the Depository Participants with respect to indirect participating firms and persons shown on the books of such indirect participating firms as direct or indirect Certificate Owners.

All transfers by Certificate Owners of Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing such Certificate Owner.  Each Depository Participant shall only transfer Book-Entry Certificates of Certificate Owners it represents or of brokerage firms for which it acts as agent in accordance with the Depository’s normal procedures.

If (x) (i) the Depository or the Depositor advises the Securities Administrator in writing that the Depository is no longer willing or able to properly discharge its responsibilities as Depository, and (ii) the Securities Administrator or the Depositor is unable to locate a qualified successor, or (y) the Depositor notifies the Depository (and the Securities Administrator consents) of its intent to terminate the book-entry system through the Depository and, upon receipt of notice of such intent from the Depository, the Depository Participants holding beneficial interests in the Book-Entry Certificates agree to initiate such termination, the Securities Administrator shall notify all Certificate Owners, through the Depository, of the occurrence of any such event and of the availability of definitive, fully registered Certificates (the “Definitive Certificates”) to Certificate Owners requesting the same.  Upon surrender to the Securities Administrator of the related Class of Certificates by the Depository, accompanied by the instructions from the Depository for registration, the Securities Administrator shall issue the Definitive Certificates.  None of the Servicer, the Depositor or the Securities Administrator shall be liable for any delay in delivery of such instruction and each may conclusively rely on, and shall be protected in relying on, such instructions.  The Depositor shall provide the Securities Administrator with an adequate inventory of Certificates to facilitate the issuance and transfer of Definitive Certificates.  Upon the issuance of Definitive Certificates all references herein to obligations imposed upon or to be performed by the Depository shall be deemed to be imposed upon and performed by the Securities Administrator, to the extent applicable with respect to such Definitive Certificates and the Securities Administrator shall recognize the Holders of the Definitive Certificates as Certificateholders hereunder; provided, that the Securities Administrator shall not by virtue of its assumption of such obligations become liable to any party for any act or failure to act of the Depository.

(f)

Each Private Certificate presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer and accompanied by IRS Form W-8ECI, W-8BEN, W-8IMY (and all appropriate attachments) or W-9 in form satisfactory to the Securities Administrator, duly executed by the Certificateholder or his attorney duly authorized in writing.  Each Certificate presented or surrendered for registration of transfer or exchange shall be canceled and subsequently disposed of by the Securities Administrator in accordance with its customary practice.  No service charge shall be made for any registration of transfer or exchange of Private Certificates, but the Securities Administrator may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Private Certificates.

Section 5.03

Mutilated, Destroyed, Lost or Stolen Certificates.  If (a) any mutilated Certificate is surrendered to the Securities Administrator, or the Securities Administrator receives evidence to its satisfaction of the destruction, loss or theft of any Certificate and (b) there is delivered to the Depositor, the Securities Administrator and the Trustee such security or indemnity as may be required by them to hold each of them harmless, then, in the absence of notice to the Securities Administrator that such Certificate has been acquired by a bona fide purchaser, the Securities Administrator shall execute, authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like Class, tenor and Percentage Interest.  In connection with the issuance of any new Certificate under this Section 5.03, the Securities Administrator may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Securities Administrator) connected therewith.  Any replacement Certificate issued pursuant to this Section 5.03 shall constitute complete and indefeasible evidence of ownership, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

Section 5.04

Persons Deemed Owners.  The Trustee, the Depositor, the Securities Administrator and any agent of the Trustee, the Depositor or the Securities Administrator may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions as provided in this Agreement and for all other purposes whatsoever, and neither the Trustee, the Depositor, the Securities Administrator nor any agent of the Trustee, the Depositor or the Securities Administrator shall be affected by any notice to the contrary.

Section 5.05

Access to List of Certificateholders’ Names and Addresses.  If three or more Certificateholders (a) request such information in writing from the Securities Administrator, (b) state that such Certificateholders desire to communicate with other Certificateholders with respect to their rights under this Agreement or under the Certificates and (c) provide a copy of the communication which such Certificateholders propose to transmit, or if the Depositor or the Servicer shall request such information in writing from the Securities Administrator, then the Securities Administrator shall, within ten Business Days after the receipt of such request, provide the Depositor, the Servicer or such Certificateholders at such recipients’ expense the most recent list of the Certificateholders of such Trust Fund held by the Securities Administrator, if any.  The Depositor and every Certificateholder, by receiving and holding a Certificate, agree that the Securities Administrator shall not be held accountable by reason of the disclosure of any such information as to the list of the Certificateholders hereunder, regardless of the source from which such information was derived.

Section 5.06

Maintenance of Office or Agency.  The Securities Administrator will maintain or cause to be maintained at its expense an office or offices or agency or agencies where Certificates may be surrendered for registration of transfer or exchange.  The Securities Administrator initially designates its offices located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479.  The Securities Administrator shall give prompt written notice to the Certificateholders of any change in such location of any such office or agency.

ARTICLE VI

THE DEPOSITOR AND THE SERVICER

Section 6.01

Respective Liabilities of the Depositor and the Servicer.  The Depositor and the Servicer shall each be liable in accordance herewith only to the extent of the obligations specifically and respectively imposed upon and undertaken by them herein.

Section 6.02

Merger or Consolidation of the Depositor or the Servicer.  (a) The Depositor and the Servicer will each keep in full effect its existence, rights and franchises as a corporation, under the laws of the United States or under the laws of one of the states thereof and will each obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, or any of the Mortgage Loans and to perform its respective duties under this Agreement.

(b)

The Servicer shall maintain a net worth of at least $30,000,000 (as determined in accordance with generally accepted accounting principles) and, to the extent that any licenses or permits are applicable to its operations shall maintain such licenses or permits as are required for it to do business or service residential mortgage loans in any jurisdictions in which the Mortgaged Properties are located.

(c)

Any Person into which the Depositor or the Servicer may be merged or consolidated, or any Person resulting from any merger or consolidation to which the Depositor or the Servicer shall be a party, or any person succeeding to the business of the Depositor or the Servicer, shall be the successor of the Depositor or the Servicer, as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor or surviving Person to the Servicer shall make the covenant set forth in Section 6.02(a) and (b).

Section 6.03

Limitation on Liability of the Depositor, the Servicer and Others.  Neither the Depositor, the Servicer, nor any of their respective directors, officers, employees or agents, shall be under any liability to the Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Depositor, the Servicer or any such Person against any breach of representations or warranties made by it herein or protect the Depositor, the Servicer or any such Person from any liability which would otherwise be imposed by reasons of willful misfeasance, bad faith or negligence (or gross negligence in the case of the Depositor) in the performance of duties or by reason of reckless disregard of obligations and duties hereunder.  The Depositor, its Affiliates, the Servicer and any of their respective directors, officers, employees or agents may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder.  The Depositor, its Affiliates, the Servicer and any of their respective directors, officers, employees or agents shall be indemnified by the Trust Fund and held harmless against any loss, liability or expense incurred in connection with any audit, controversy or judicial proceeding relating to a governmental taxing authority or any legal action relating to this Agreement or the Certificates other than any loss, liability or expense related to any specific Mortgage Loan or Mortgage Loans (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to this Agreement and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence (or gross negligence in the case of the Depositor) in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder.  Neither the Depositor nor the Servicer shall be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective duties hereunder and which in its opinion may involve it in any expense or liability; provided, however, that the Depositor may in its discretion undertake any such action (or direct the Trustee to undertake such actions pursuant to Section 2.03 for the benefit of the Certificateholders) that it may deem necessary or desirable in respect of this Agreement and the rights and duties of the parties hereto and interests of the Trustee and the Certificateholders hereunder.  In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Fund, and the Depositor and the Servicer shall be entitled to be reimbursed therefor out of the Collection Account.

Section 6.04

Limitation on Resignation of the Servicer.  Subject to Section 7.01, the Servicer shall not assign this Agreement or resign from the obligations and duties hereby imposed on it except by mutual consent of the Servicer, the Depositor, the Master Servicer and the Securities Administrator with prior written notice to the Trustee or upon the determination that its duties hereunder are no longer permissible under applicable law and such incapacity cannot be cured by the Servicer.  Any such resignation shall not relieve the Servicer of responsibility for any of the obligations specified in Sections 7.01 and 7.02 as obligations that survive the resignation or termination of the Servicer.  Any such determination permitting the resignation of the Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Depositor, the Securities Administrator and the Master Servicer which Opinion of Counsel shall be in form and substance acceptable to the Depositor, the Securities Administrator and the Master Servicer.  No such resignation shall become effective until a successor shall have assumed the Servicer’s responsibilities and obligations hereunder.

Section 6.05

Additional Indemnification by the Servicer; Third Party Claims.  Notwithstanding the limitations set forth in Section 6.03, the Servicer shall indemnify the Depositor, the Master Servicer, the Securities Administrator, the Trustee, the Trust Fund and any Affiliate, director, officer, employee or agent of the Depositor and hold each of them harmless against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and any other costs, fees and expenses that any of them may sustain in any way related to any breach by the Servicer, of (i) any of its representations and warranties referred to in Section 2.03(a), (ii) any error in any tax or information return prepared by the Servicer, (iii) the failure of the Servicer to perform its duties and service the Mortgage Loans in compliance with the terms of this Agreement or (iv) any failure by the Servicer, any Subservicer or any Subcontractor to deliver any information, report, certification, accountants’ letter or other material when and as required under this Agreement, including any report under Sections 3.22, 3.23, 3.24 and 3.30 or any failure by the Servicer to identify pursuant to Section 3.02(c) any Subcontractor that is a Servicing Function Participant.  The Servicer immediately shall notify the Depositor, the Master Servicer, the Securities Administrator and the Trustee if a claim is made by a third party with respect to this Agreement or the Mortgage Loans, assume (with the prior written consent of the Depositor and the Securities Administrator) the defense of any such claim and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or the Depositor, the Securities Administrator or the Trustee in respect of such claim.  In the case of any failure of performance described in clause (iv) of this Section 6.05, the Servicer shall promptly reimburse the Trustee, the Master Servicer, the Securities Administrator or the Depositor, as applicable, and each Person responsible for the preparation, execution or filing of any report required to be filed with the Commission with respect to the transaction relating to this Agreement, or for execution of a certification pursuant to Rule 13a-14(d) or Rule 15d-14(d) under the Exchange Act with respect to this transaction, for all costs reasonably incurred by each such party in order to obtain the information, report, certification, accountants’ letter or other material not delivered as required by the Servicer, any Subservicer or  any Subcontractor.  This indemnity shall survive the termination of this Agreement and the earlier resignation or removal of the Servicer and the parties indemnified by the Servicer under this paragraph.

Section 6.06

Compliance with Regulation AB; Cooperation of Parties.  Notwithstanding any other provision of this Agreement, the Servicer acknowledges and agrees that the purpose of Sections 3.02, 3.22, 3.23, 3.24, 3.30, 6.05 and 7.01(i) and Exhibit S of this Agreement is to facilitate compliance by the Securities Administrator, the Master Servicer and the Depositor with the provisions of Regulation AB.  Therefore, the Servicer agrees that (a) the obligations of the Servicer hereunder shall be interpreted in such a manner as to accomplish that purpose, (b) such obligations may change over time due to interpretive advice or guidance of the Commission, convention or consensus among active participants in the asset-backed securities markets, advice of counsel, or otherwise in respect of the requirements of Regulation AB, (c) the Servicer shall agree to enter into such amendments to this Agreement as may be necessary, in the judgment of the Servicer, the Depositor, the Master Servicer and the Securities Administrator and their respective counsel, to comply with such interpretive advice or guidance, convention, consensus, advice of counsel, or otherwise, (d) the Servicer shall otherwise comply with requests made by the Trustee, the Securities Administrator, the Master Servicer or the Depositor, and mutually agreed upon by the Servicer, for delivery of additional or different information reasonably available to the Servicer as such parties may determine in good faith is necessary to comply with the provisions of Regulation AB and (e) the Servicer shall (i) agree to such modifications and enter into such amendments to this Agreement as may be necessary, in the judgment of the Depositor, the Master Servicer and the Securities Administrator and their respective counsel and mutually agreed upon by the Servicer, to comply with any such clarification, interpretive guidance, convention or consensus and (ii) promptly upon request provide to the Depositor or the Securities Administrator for inclusion in any periodic report required to be filed under the Securities Exchange Act, such items of information reasonably available to the Servicer regarding this Agreement and matters related to the Servicer (collectively, the “Servicer Information”), provided that such information shall be required to be provided by the Servicer only to the extent that such shall be determined by the Depositor or the Master Servicer in its sole discretion and its counsel to be necessary or advisable to comply with any Commission and industry guidance and convention.

ARTICLE VII

DEFAULT

Section 7.01

Events of Default.  “Event of Default”, wherever used herein, means any one of the following events:

(a)

any failure by the Servicer to remit to the Master Servicer any payment required to be made under the terms of this Agreement which continues unremedied for a period of one Business Day after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Depositor or by the Master Servicer, or to the Servicer, the Depositor, the Master Servicer, the Securities Administrator and the Trustee by Certificateholders entitled to at least 25.00% of the Voting Rights in the Certificates; or

(b)

subject to clause (i) of this Section 7.01, the failure on the part of the Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Servicer set forth in this Agreement which continues unremedied for a period of forty-five days (except that such number of days shall be fifteen in the case of a failure to pay any premium for any insurance policy required to be maintained under this Agreement), after the earlier of (i) the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Depositor or by the Master Servicer, or to the Servicer, the Depositor, the Master Servicer, the Securities Administrator and the Trustee by Certificateholders entitled to at least 25.00% of the Voting Rights in the Certificates and (ii) actual knowledge of such failure by a Servicing Officer of the Servicer; or

(c)

a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of sixty consecutive days; or

(d)

the Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Servicer or of or relating to all or substantially all of its property; or

(e)

the Servicer shall admit in writing its inability generally to pay its debts as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

(f)

any failure of the Servicer to make any P&I Advance on any Remittance Date required to be made from its own funds pursuant to Section 4.01 which continues unremedied for one Business Day immediately following the Remittance Date; or

(g)

a breach of any representation and warranty of the Servicer referred to in Section 2.03(a), which materially and adversely affects the interests of the Certificateholders and which continues unremedied for a period of thirty days after the date upon which written notice of such breach is given to the Servicer by the Master Servicer or by the Depositor, or to the Servicer, the Master Servicer, the Depositor, the Securities Administrator and the Trustee by Certificateholders entitled to at least 25.00% of the Voting Rights in the Certificates; or

(h)

Fitch reduces its primary subprime servicer rating of the Servicer to “RPS3-“ or lower, Moody’s reduces its primary subprime servicer rating of the Servicer to “SQ3” or lower, or Standard & Poor’s reduces its primary subprime servicer rating of the Servicer to “Average” or lower, and any such downgrade continues unremedied for a period of ninety days; or

(i)

any failure by the Servicer to duly perform, within the required time period, its obligations under Sections 3.02, 3.22, 3.23, 3.24, 3.29 or 8.12 or any other information, data or materials required to be provided hereunder, including any items required to be included in any Exchange Act report, which failure continues unremedied for a period of ten (10) days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by any party to this Agreement or by the Master Servicer (but in no event later than March 15);

(j)

a breach of the representations and warranties of the Servicer set forth in Schedule II hereto, which materially and adversely affects the interests of the Certificateholders and which continues unremedied for a period of five days after the date upon which written notice of such breach is given to the Servicer by the Master Servicer or by the Depositor, or to the Servicer, the Master Servicer, the Depositor, the Securities Administrator and the Trustee by Certificateholders entitled to at least 25.00% of the Voting Rights in the Certificates.

If an Event of Default described in clauses (a) through (j) of this Section 7.01 shall occur, then, and in each and every such case, so long as such Event of Default shall not have been remedied, the Master Servicer may, or at the direction of a majority of the Voting Rights the Master Servicer shall, by notice in writing to the Servicer related to such Event of Default (with a copy to each Rating Agency and the Derivative Counterparty), terminate all of the rights and obligations of the Servicer under this Agreement and in and to the Mortgage Loans and the proceeds thereof, other than its rights as a Certificateholder hereunder; provided, however, that the Master Servicer shall not be required to give written notice to the Servicer of the occurrence of an Event of Default described in clauses (b), (c), (d), (e), (g), (h), (i) and (j) of this Section 7.01 unless and until a Responsible Officer of the Master Servicer has actual knowledge of the occurrence of such an event; provided further, that the Depositor shall give written notice to the Servicer and the Master Servicer of the occurrence of an Event of Default described in clause (h) of this Section 7.01 upon obtaining actual knowledge of the occurrence of such an event.  In the event that a Responsible Officer of the Master Servicer has actual knowledge of the occurrence of an event of default described in clause (a) or (f) of this Section 7.01, the Master Servicer shall give written notice to the Servicer of the occurrence of such an event within one Business Day of the first day on which such Responsible Officer obtains actual knowledge of such occurrence.  On and after the receipt by the Servicer of such written notice, all authority and power of the Servicer hereunder, whether with respect to the Mortgage Loans or otherwise, shall pass to and be vested in the Master Servicer.  Subject to Section 7.02, the Master Servicer is hereby authorized and empowered to execute and deliver, on behalf of the Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise.  Unless expressly provided in such written notice, no such termination shall affect any obligation of the Servicer to pay amounts owed pursuant to Article VIII.  The Servicer agrees to cooperate with the Master Servicer in effecting the termination of the Servicer’s responsibilities and rights hereunder, including, without limitation, the transfer to the Master Servicer of all cash amounts which shall at the time be credited to the Collection Account, or thereafter be received with respect to the Mortgage Loans.

Notwithstanding any termination of the activities of the Servicer hereunder, the Servicer shall be entitled to receive from the Trust Fund, prior to transfer of its servicing obligations hereunder, payment of all accrued and unpaid Servicing Fees and reimbursement for all outstanding P&I Advances and Servicing Advances.

Section 7.02

Master Servicer to Act; Appointment of Successor.  On and after the time the Servicer receives a notice of termination pursuant to Section 3.25 or Section 7.01, the Master Servicer shall, subject to and to the extent provided in Section 3.05, and subject to the rights of the Master Servicer to appoint a successor servicer pursuant to this Section 7.02, be the successor to the Servicer in its capacity as servicer under this Agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Servicer by the terms and provisions hereof and applicable law including the obligation to make P&I Advances and Servicing Advances, pursuant to Section 3.25 or Section 7.01.  It is understood and acknowledged by the parties hereto that there will be a period of transition before the transfer of servicing obligations is fully effective.  Notwithstanding the foregoing, the Master Servicer will have a period (not to exceed 90 days) to complete the transfer of all servicing data and correct or manipulate such servicing data as may be required by the Master Servicer to correct any errors or insufficiencies in the servicing data or otherwise enable the Master Servicer to service the Mortgage Loans in accordance with Accepted Servicing Practices.  As compensation therefor, the Master Servicer shall be entitled to all funds relating to the Mortgage Loans that the Servicer would have been entitled to charge to the Collection Account if the Servicer had continued to act hereunder including, if the Servicer was receiving the Servicing Fee, the Servicing Fee and the income on investments or gain related to the Collection Account which the Servicer would be entitled to receive.  Notwithstanding the foregoing, if the Master Servicer has become the successor to the Servicer in accordance with Section 7.01, the Master Servicer may, if it shall be unwilling to so act, or shall, if it is prohibited by applicable law from making P&I Advances and Servicing Advances pursuant to Section 4.01, if it is otherwise unable to so act or at the written request of Certificateholders entitled to at least a majority of the Voting Rights, appoint, or petition a court of competent jurisdiction to appoint, any established mortgage loan servicing institution the appointment of which does not adversely affect the then current rating of the Certificates by each Rating Agency, as the successor to the Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Servicer hereunder.  Any successor to the Servicer shall make the covenant set forth in Section 6.02(b).  Any successor to the Servicer shall be an institution which is willing to service the Mortgage Loans and which executes and delivers to the Depositor and the Master Servicer an agreement accepting such delegation and assignment, containing an assumption by such Person of the rights, powers, duties, responsibilities, obligations and liabilities of the Servicer (other than liabilities of the Servicer under Section 6.03 incurred prior to termination of the Servicer under Section 7.01), with like effect as if originally named as a party to this Agreement; provided, that each Rating Agency acknowledges that its rating of the Certificates in effect immediately prior to such assignment and delegation will not be qualified or reduced, as a result of such assignment and delegation.  Pending appointment of a successor to the Servicer hereunder, the Master Servicer, unless the Master Servicer is prohibited by law from so acting, shall, subject to Section 3.05, act in such capacity as hereinabove provided.  In connection with such appointment and assumption, the Master Servicer may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree; provided, however, that no such compensation shall be in excess of the Servicing Fee Rate and amounts paid to the Servicer from investments.  The Master Servicer and such successor servicer shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession.  Neither the Master Servicer nor any other successor to the Servicer shall be deemed to be in default hereunder by reason of any failure to make, or any delay in making, any distribution hereunder or any portion thereof or any failure to perform, or any delay in performing, any duties or responsibilities hereunder, in either case caused by the failure of the Servicer to deliver or provide, or any delay in delivering or providing, any cash, information, documents or records to it.

Notwithstanding the foregoing, the parties hereto agree that the Master Servicer, in its capacity as successor servicer, immediately shall assume all of the obligations of the Servicer to make Advances and the Master Servicer will assume the other duties of the Servicer as soon as practicable, but in no event later than 90 days after the Master Servicer becomes successor servicer pursuant to the preceding paragraph.  Notwithstanding the foregoing, the Master Servicer, in its capacity as successor servicer, shall not be responsible for the lack of information and/or documents that it cannot obtain through reasonable efforts.

In the event that the Servicer is terminated pursuant to Section 7.01, the  terminated Servicer shall provide notices to the Mortgagors, transfer the Servicing Files to a successor servicer and pay all of its own out-of-pocket costs and expenses at its own expense.  In addition, in the event that the Servicer is terminated pursuant to Section 7.01, the terminated Servicer shall pay all reasonable out-of-pocket costs and expenses of a servicing transfer incurred by parties other than the terminated Servicer promptly upon presentation of reasonable documentation of such costs.  If the Master Servicer is the terminated Servicer (except in the case where the Master Servicer in its role as successor servicer is being terminated pursuant to Section 7.01 by reason of an Event of Default caused solely by the Master Servicer as the successor servicer and not by the predecessor Servicer’s actions or omissions), such costs shall be paid by the prior terminated Servicer promptly upon presentation of reasonable documentation of such costs.  If the terminated Servicer defaults in its obligation to pay such costs and expenses, the same shall be paid by the successor servicer or the Master Servicer, in which case the successor servicer or the Master Servicer, as applicable, shall be entitled to reimbursement therefor from the Trust Fund.

Any successor to the Servicer as servicer shall give notice to the Mortgagors of such change of servicer and shall, during the term of its service as servicer, maintain in force the policy or policies that the Servicer is required to maintain pursuant to Section 3.13.

Section 7.03

Notification to Certificateholders.  (a)  Upon any termination of or appointment of a successor to the Servicer, the Securities Administrator shall give prompt written notice thereof to Certificateholders, each Rating Agency and the Derivative Counterparty.

(b)

Within 60 days after the occurrence of any Event of Default, the Securities Administrator shall transmit by mail to all Certificateholders, each Rating Agency and the Derivative Counterparty notice of each such Event of Default hereunder known to the Securities Administrator, unless such event shall have been cured or waived.

ARTICLE VIII

CONCERNING THE TRUSTEE

Section 8.01

Duties of the Trustee.  The Trustee, before the occurrence of a Master Servicer Event of Default and after the curing of all Master Servicer Events of Default that may have occurred, shall undertake to perform such duties and only such duties as are specifically set forth in this Agreement.  In case a Master Servicer Event of Default has occurred and remains uncured, the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee that are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they are in the form required by this Agreement.  The Trustee shall not be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order, or other instrument.

No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct.

Unless an Event of Default known to the Trustee has occurred and is continuing:

(a)

the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of the duties and obligations specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee, and the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement which it believes in good faith to be genuine and to have been duly executed by the proper authorities respecting any matters arising hereunder;

(b)

the Trustee shall not be liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it is finally proven that the Trustee was negligent in ascertaining the pertinent facts; and

(c)

the Trustee shall not be liable with respect to any action taken, suffered, or omitted to be taken by it in good faith in accordance with the direction of the Holders of Certificates evidencing not less than 25.00% of the Voting Rights of Certificates relating to the time, method, and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee under this Agreement.

Section 8.02

Certain Matters Affecting the Trustee.  Except as otherwise provided in Section 8.01:

(a)

the Trustee may rely upon and shall be protected in acting or refraining from acting upon any resolution, Officer’s Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties and the Trustee shall have no responsibility to ascertain or confirm the genuineness of any signature of any such party or parties;

(b)

the Trustee may consult with counsel, financial advisers or accountants and the advice of any such counsel, financial advisers or accountants and any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

(c)

the Trustee shall not be liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

(d)

the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by the Holders of Certificates evidencing not less than 25.00% of the Voting Rights allocated to each Class of Certificates;

(e)

the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, accountants, custodians, nominees or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agents, accountants or attorneys appointed with due care by it hereunder;

(f)

the Trustee shall not be required to risk or expend its own funds or otherwise incur any financial liability in the performance of any of its duties or in the exercise of any of its rights or powers hereunder if it shall have reasonable grounds for believing that repayment of such funds or indemnity satisfactory to it against such risk or liability is not assured to it;

(g)

the Trustee shall not be liable for any loss on any investment of funds pursuant to this Agreement;

(h)

unless a Responsible Officer of the Trustee has actual knowledge of the occurrence of a Master Servicer Event of Default or an Event of Default, the Trustee shall not be deemed to have knowledge of a Master Servicer Event of Default or an Event of Default until a Responsible Officer of the Trustee shall have received written notice thereof;

(i)

the Trustee shall be under no obligation to exercise any of the trusts, rights or powers vested in it by this Agreement or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders, pursuant to this Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which may be incurred therein or thereby; and

(j)

if the Trustee, in its role as successor master servicer under this Agreement, assumes the servicing or master servicing with respect to any of the Mortgage Loans, it shall not assume liability for the representations and warranties of the Servicer or Master Servicer, as applicable, or for any errors or omissions of the Servicer or Master Servicer, as applicable.

(k)

In order to comply with laws, rules, regulations and executive orders in effect from time to time applicable to banking institutions, including those relating to the funding of terrorist activities and money laundering (“Applicable Law”), the Trustee  is required to obtain, verify and record certain information relating to individuals and entities which maintain a business relationship with the Trustee.  Accordingly, each of the parties agrees to provide to the Trustee upon its request from time to time such identifying information and documentation as may be available to such party in order to enable the Trustee to comply with Applicable Law.

Section 8.03

Trustee Not Liable for Certificates or Mortgage Loans.  The recitals contained herein and in the Certificates shall be taken as the statements of the Depositor and the Trustee assumes no responsibility for their correctness.  The Trustee makes no representations as to the validity or sufficiency of this Agreement, the Cap Agreement, the Swap Agreement, or of the Certificates or of any Mortgage Loan or related document.  The Trustee shall not be accountable for the use or application by the Depositor, the Master Servicer, the Servicer, the Securities Administrator or the Derivative Counterparty of any funds paid to the Depositor, the Master Servicer, the Servicer, the Securities Administrator or the Derivative Counterparty in respect of the Mortgage Loans or deposited in or withdrawn from the Collection Account, the Distribution Account or any other fund or account with respect to the Certificates by the Depositor, the Master Servicer, the Servicer, the Securities Administrator or the Derivative Counterparty.

The Trustee shall have no responsibility for filing or recording any financing or continuation statement in any public office at any time or to otherwise perfect or maintain the perfection of any security interest or lien granted to it hereunder.

Section 8.04

Trustee May Own Certificates.  The Trustee in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights as it would have if it were not the Trustee.

Section 8.05

Trustee’s Fees Indemnification and Expenses. (a) As compensation for its activities under this Agreement, the Trustee shall be paid its fee by the Master Servicer from the Master Servicer’s own funds pursuant to a separate agreement.  The Trustee shall have no lien on the Trust Fund for the payment of such fees.

(b)

The Trustee shall be entitled to be reimbursed, from funds on deposit in the Distribution Account, amounts sufficient to indemnify and hold harmless the Trustee and any director, officer, employee, or agent of the Trustee against any loss, liability, or expense (including reasonable attorneys’ fees) incurred in connection with any claim or legal action relating to:

(i)

this Agreement,

(ii)

the Certificates, or

(iii)

the performance of any of the Trustee’s duties under this Agreement,

other than any loss, liability, or expense (i) resulting from any breach of the Servicer’s obligations in connection with this Agreement for which the Servicer has performed its obligation to indemnify the Trustee pursuant to Section 6.05, (ii) resulting from any breach of the Mortgage Loan Seller’s obligations in connection with this Agreement for which the Mortgage Loan Seller has performed its obligation to indemnify the Trustee pursuant to Section 2.03(h), (iii) resulting from any breach of the Master Servicer’s obligation hereunder for which the Master Servicer has performed its obligation to indemnify the Trustee pursuant to this Agreement or (iv) incurred because of willful misconduct, bad faith, or negligence in the performance of any of the Trustee’s duties under this Agreement.  Without limiting the foregoing, except as otherwise agreed upon in writing by the Depositor and the Trustee, and except for any expense, disbursement, or advance arising from the Trustee’s negligence, bad faith, or willful misconduct, the Trust Fund shall pay or reimburse the Trustee for all reasonable expenses, disbursements, and advances incurred or made by the Trustee in accordance with this Agreement with respect to:

(A)

the reasonable compensation, expenses, and disbursements of its counsel not associated with the closing of the issuance of the Certificates, and

(B)

the reasonable compensation, expenses, and disbursements of any accountant, engineer, or appraiser that is not regularly employed by the Trustee, to the extent that the Trustee must engage them to perform services under this Agreement.

The Trustee’s right to indemnity and reimbursement under this Section 8.05(b) shall survive the termination of this Agreement and the resignation or removal of the Trustee under this Agreement.

Except as otherwise provided in this Agreement or a separate letter agreement between the Trustee and the Depositor, the Trustee shall not be entitled to payment or reimbursement for any routine ongoing expenses incurred by the Trustee in the ordinary course of its duties as Trustee under this Agreement or for any other routine expenses incurred by the Trustee; provided, further, that no expense shall be reimbursed hereunder if it would not constitute an “unanticipated expense incurred by the REMIC” within the meaning of the REMIC Provisions.

Section 8.06

Eligibility Requirements for the Trustee.  The Trustee hereunder shall at all times be a corporation or association organized and doing business under the laws of a state or the United States of America, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000, subject to supervision or examination by federal or state authority and with a credit rating which would not cause any of the Rating Agencies to reduce their respective then current ratings of the Certificates (or having provided such security from time to time as is sufficient to avoid such reduction) as evidenced in writing by each Rating Agency.  If such corporation or association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 8.06 the combined capital and surplus of such corporation or association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.  In case at any time the Trustee shall cease to be eligible in accordance with this Section 8.06, the Trustee shall resign immediately in the manner and with the effect specified in Section 8.07.  The entity serving as Trustee may have normal banking and trust relationships with the Depositor and its affiliates, the Master Servicer, the Securities Administrator or the Servicer and its affiliates; provided, however, that such entity cannot be an affiliate of the Depositor or the Servicer other than the Trustee in its role as successor to the Master Servicer.

Section 8.07

Resignation and Removal of the Trustee.  The Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice of resignation to the Depositor, the Master Servicer, the Securities Administrator and each Rating Agency not less than 60 days before the date specified in such notice, when, subject to Section 8.08, such resignation is to take effect and acceptance by a successor trustee in accordance with Section 8.08 meeting the qualifications set forth in Section 8.06.  If no successor trustee meeting such qualifications shall have been so appointed and have accepted appointment within 30 days after the giving of such notice or resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

If at any time the Trustee shall cease to be eligible in accordance with Section 8.06 and shall fail to resign after written request thereto by the Depositor, or if at any time the Trustee shall become incapable of acting, or shall be adjudged as bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or a tax is imposed with respect to the Trust Fund by any state in which the Trustee or the Trust Fund is located and the imposition of such tax would be avoided by the appointment of a different trustee, then the Depositor or the Servicer may remove the Trustee and, subject to the approval of the Rating Agencies, appoint a successor trustee by written instrument, in triplicate, one copy of which shall be delivered to the Trustee, one copy to the Servicer and one copy to the successor trustee.

The Holders of Certificates entitled to at least a majority of the Voting Rights may at any time remove the Trustee and, subject to the approval of the Rating Agencies, appoint a successor trustee by written instrument or instruments, in triplicate, signed by such Holders or their attorneys-in-fact duly authorized, one complete set of which shall be delivered by the successor Trustee to the Servicer, one complete set to the Trustee so removed and one complete set to the successor so appointed.  The successor trustee shall notify each Rating Agency of any removal of the Trustee.

Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to this Section 8.07 shall become effective upon acceptance of appointment by the successor trustee as provided in Section 8.08.

Section 8.08

Successor Trustee.  Any successor trustee appointed as provided in Section 8.07 shall execute, acknowledge and deliver to the Depositor and to its predecessor trustee and the Servicer an instrument accepting such appointment hereunder and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as trustee herein.  The Depositor, the Servicer and the predecessor trustee shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor trustee all such rights, powers, duties, and obligations.

No successor trustee shall accept appointment as provided in this Section 8.08 unless at the time of its acceptance, the successor trustee is eligible under Section 8.06 and its appointment does not adversely affect then the current rating of the Certificates.

Upon acceptance of appointment by a successor trustee as provided in this Section 8.08, the Depositor shall mail notice of the succession of such trustee hereunder to all Holders of Certificates.  If the Depositor fails to mail such notice within 10 days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Depositor.

Section 8.09

Merger or Consolidation of the Trustee.  Any corporation into which the Trustee may be merged or converted or with which it may be consolidated or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to the business of the Trustee, shall be the successor of the Trustee hereunder; provided, that such corporation shall be eligible under Section 8.06 without the execution or filing of any paper or further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

Section 8.10

Appointment of Co-Trustee or Separate Trustee.  Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing any Mortgage Note may at the time be located, the Servicer and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Fund, and to vest in such Person or Persons, in such capacity and for the benefit of the Certificateholders, such title to the Trust Fund or any part thereof, whichever is applicable, and, subject to the other provisions of this Section 8.10, such powers, duties, obligations, rights and trusts as the Servicer and the Trustee may consider appropriate.  If the Servicer shall not have joined in such appointment within 15 days after the receipt by it of a request to do so, or in the case an Event of Default shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment.  No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 8.06 and no notice to Certificateholders of the appointment of any co-trustee or separate trustee shall be required under Section 8.08.

Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

(a)

To the extent necessary to effectuate the purposes of this Section 8.10, all rights, powers, duties and obligations conferred or imposed upon the Trustee, except for the obligation of the Trustee (as successor Master Servicer) under this Agreement to advance funds on behalf of the Master Servicer, shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Master Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the applicable Trust Fund or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Trustee;

(b)

No trustee hereunder shall be held personally liable because of any act or omission of any other trustee hereunder and such appointment shall not, and shall not be deemed to, constitute any such separate trustee or co-trustee as agent of the Trustee;

(c)

The Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee; and

(d)

The Trust Fund, and not the Trustee, shall be liable for the payment of reasonable compensation, reimbursement and indemnification to any such separate trustee or co-trustee.

Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the separate trustees and co-trustees, when and as effectively as if given to each of them.  Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VIII.  Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection and indemnity to, the Trustee.  Every such instrument shall be filed with the Trustee and a copy thereof given to the Master Servicer and the Depositor.

Any separate trustee or co-trustee may, at any time, constitute the Trustee its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name.  If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

Section 8.11

Tax Matters.  It is intended that the assets with respect to which any REMIC election pertaining to the Trust Fund is to be made, as set forth in the Preliminary Statement, shall constitute, and that the conduct of matters relating to such assets shall be such as to qualify such assets as, a “real estate mortgage investment conduit” as defined in and in accordance with the REMIC Provisions.  In furtherance of such intention, the Securities Administrator covenants and agrees that it shall act as agent (and the Securities Administrator  is hereby appointed to act as agent) on behalf of each REMIC created hereunder and that in such capacity it shall:

(a)

prepare and file in a timely manner, a U.S. Real Estate Mortgage Investment Conduit (REMIC) Income Tax Return (Form 1066 or any successor form adopted by the Internal Revenue Service), which return the Trustee shall sign upon receipt from the Securities Administrator, and the Securities Administrator shall prepare and file with the Internal Revenue Service and applicable state or local tax authorities income tax or information returns for each taxable year with respect to each REMIC hereunder containing such information and at the times and in the manner as may be required by the Code or state or local tax laws, regulations, or rules, and furnish to Certificateholders the schedules, statements or information at such times and in such manner as may be required thereby;

(b)

within thirty days of the Closing Date, apply for an employer identification number from the Internal Revenue Service via Form SS-4 or any other acceptable method for all tax entities and shall also furnish to the Internal Revenue Service, on Form 8811 or as otherwise may be required by the Code, the name, title, address, and telephone number of the person that the holders of the Certificates may contact for tax information relating thereto, together with such additional information as may be required by such Form, and update such information at the time or times in the manner required by the Code;

(c)

make an election that each REMIC created hereunder be treated as a REMIC on the federal tax return for its first taxable year (and, if necessary, under applicable state law);

(d)

prepare and forward to the Certificateholders and to the Internal Revenue Service and, if necessary, state tax authorities, all information returns and reports as and when required to be provided to them in accordance with the REMIC Provisions, including the calculation of any original issue discount using the prepayment assumption (as described in the Prospectus Supplement);

(e)

provide information necessary for the computation of tax imposed on the transfer of a Residual Certificate to a Person that is a Non-Permitted Transferee, or an agent (including a broker, nominee or other middleman) of a Non-Permitted Transferee, or a pass-through entity in which a Non-Permitted Transferee is the record holder of an interest (the reasonable cost of computing and furnishing such information may be charged to the Person liable for such tax);

(f)

to the extent that they are under its control, conduct matters relating to such assets at all times that any Certificates are outstanding so as to maintain the status of each REMIC created hereunder as a REMIC under the REMIC Provisions;

(g)

not knowingly or intentionally take any action or omit to take any action that would cause the termination of the REMIC status of any of the REMICs created hereunder;

(h)

pay, from the sources specified in the last paragraph of this Section 8.11, the amount of any federal or state tax, including prohibited transaction taxes as described below, imposed on each REMIC created hereunder before its termination when and as the same shall be due and payable (but such obligation shall not prevent the Securities Administrator or any other appropriate Person from contesting any such tax in appropriate proceedings and shall not prevent the Securities Administrator from withholding payment of such tax, if permitted by law, pending the outcome of such proceedings);

(i)

cause federal, state or local income tax or information returns to be signed by the Securities Administrator or, if required by applicable tax law, the Trustee or such other person as may be required to sign such returns by the Code or state or local laws, regulations or rules;  and

(j)

maintain records relating to each REMIC created hereunder, including the income, expenses, assets, and liabilities thereof on a calendar year basis and on the accrual method of accounting and the adjusted basis of the assets determined at such intervals as may be required by the Code, as may be necessary to prepare the foregoing returns, schedules, statements or information.

(k)

The Holder of the largest Percentage Interest of the Class R Certificates shall act as Tax Matters Person for each REMIC created hereunder, within the meaning of Treasury Regulations Section 1.860F-4(d), and the Securities Administrator is hereby designated as agent of such Certificateholder for such purpose (or if the Securities Administrator is not so permitted, such Holder shall be the Tax Matters Person in accordance with the REMIC Provisions).  In such capacity, the Securities Administrator shall, as and when necessary and appropriate, represent each REMIC created hereunder in any administrative or judicial proceedings relating to an examination or audit by any governmental taxing authority, request an administrative adjustment as to any taxable year of each REMIC created hereunder, enter into settlement agreements with any governmental taxing agency, extend any statute of limitations relating to any tax item of each REMIC created hereunder, and otherwise act on behalf of each REMIC in relation to any tax matter or controversy involving it.

(l)

The Securities Administrator shall treat the beneficial owners of the Certificates (other than the Class P, Class X and Class R Certificates) as having entered into a notional principal contract with the beneficial owners of the Class X Certificates.  Pursuant to each such notional principal contract, all beneficial owners of the LIBOR Certificates and the Class A-IO Certificates shall be treated as having agreed to pay, on each Distribution Date, to the beneficial owners of the Class X Certificates an aggregate amount equal to the excess, if any, of (i) the amount payable on such Distribution Date on the interest in the Upper Tier REMIC corresponding to such Class of Certificates over (ii) the amount payable on such Class of Certificates on such Distribution Date (such excess, a “Class I Shortfall”).  A Class I Shortfall payable from interest collections shall be allocated to each Class of Certificates (other than the Class P, Class X and Class R Certificates) to the extent that interest accrued on such Class for the related Interest Accrual Period at the Interest Rate for a Class, computed by substituting “REMIC 3 Net Funds Cap” for “Group I Available Funds Cap,” “Group II Available Funds Cap” or “Class M Available Funds Cap,” as applicable, and “REMIC A-IO Available Funds Cap” for “Class A-IO Available Funds Cap” in the definition thereof, exceeds the amount of interest accrued for the related Interest Accrual Period based on the applicable Available Funds Cap, and a Class I Shortfall payable from principal collections shall be allocated to the most subordinate Class of Certificates with an outstanding principal balance to the extent of such balance.  In addition, pursuant to such notional principal contract, the beneficial owner of the Class X Certificates shall be treated as having agreed to pay Basis Risk Carryover Amounts to the Owners of the LIBOR Certificates and the Class A-IO Certificates in accordance with the terms of this Agreement.  Any payments to the Certificates in light of the foregoing shall not be payments with respect to a “regular interest” in a REMIC within the meaning of Code Section 860G(a)(1).  However, any payment from the Certificates of a Class I Shortfall shall be treated for tax purposes as having been received by the beneficial owners of such Certificates in respect of their Interests in the Upper Tier REMIC and as having been paid by such beneficial owners to the Supplemental Interest Trust pursuant to the notional principal contract.  Thus, each Certificate (other than a Class P and Class R Certificate) shall be treated as representing not only ownership of regular interests in the Upper Tier REMIC, but also ownership of an interest in (and obligations with respect to) a notional principal contract.  For tax purposes, the notional principal contract shall be deemed to have a value in favor of the Certificates entitled to receive Basis Risk Carryover Amounts of $10,000 as of the Closing Date.

Notwithstanding the priority and sources of payments set forth in Article IV hereof or otherwise, the Securities Administrator shall account for all distributions on the Certificates as set forth in this Section 8.11.  In no event shall any payments of Basis Risk Carryover Amounts provided for in this Section 8.11 be treated as payments with respect to a “regular interest” in a REMIC within the meaning of Code Section 860G(a)(1).  The Securities Administrator shall file or cause to be filed with the IRS together with Form 1041 or such other form as may be applicable and shall furnish or cause to be furnished, to the Class A-IO Certificateholders, the Class X Certificateholders and the LIBOR Certificateholders, the respective amounts described above that are received, in the time or times and in the manner required by the Code.

(m)

To enable the Securities Administrator to perform its duties under this Agreement, the Depositor shall provide to the Securities Administrator within ten days after the Closing Date all information or data that the Securities Administrator requests in writing and determines to be relevant for tax purposes to the valuations and offering prices of the Certificates, including the price, yield, prepayment assumption, and projected cash flows of the Certificates and the Mortgage Loans.  Moreover, the Depositor shall provide information to the Securities Administrator concerning the value to each Class of Certificates of the right to receive Basis Risk Carryover Amounts from the Excess Reserve Fund Account.  Unless otherwise advised by the Depositor, for federal income tax purposes, the Securities Administrator is hereby directed to assign a value of zero to the right of each Holder allocating the purchase price of an initial Offered Certificateholder between such right and the related Upper Tier Regular Interest.  Thereafter, the Depositor shall provide to the Securities Administrator promptly upon written request therefor any additional information or data that the Securities Administrator may, from time to time, reasonably request to enable the Securities Administrator to perform its duties under this Agreement; provided, however, that the Depositor shall not be required to provide any information regarding the Mortgage Loans that the Servicer is required to provide to the Securities Administrator pursuant to this Agreement.  The Depositor hereby indemnifies the Securities Administrator for any losses, liabilities, damages, claims, or expenses of the Securities Administrator arising from any errors or miscalculations of the Securities Administrator that result from any failure of the Depositor to provide, pursuant to this paragraph, accurate information or data to the Securities Administrator on a timely basis.

(n)

None of the Master Servicer, the Securities Administrator or the Trustee shall (i) permit the creation of any interests in any REMIC other than the regular and residual interests set forth in the Preliminary Statement, (ii)  receive any amount representing a fee or other compensation for services (except as otherwise permitted by this Agreement or the related Mortgage Loan documents) or (iii) otherwise knowingly or intentionally take any action, cause the Trust Fund to take any action or fail to take (or fail to cause to be taken) any action reasonably within its control and the scope of duties more specifically set forth herein, that, under the REMIC Provisions, if taken or not taken, as the case may be, could (i) endanger the status of any REMIC as a REMIC or (ii) result in the imposition of a tax upon any REMIC or the Trust Fund (including but not limited to the tax on “prohibited transactions” as defined in Section 860F(a)(2) of the Code and the tax on contributions to a REMIC set forth in Section 860G(d) of the Code, or the tax on “net income from foreclosure property”) unless the Securities Administrator receives an Opinion of Counsel (at the expense of the party seeking to take such action or, if such party fails to pay such expense, and the Securities Administrator determines that taking such action is in the best interest of the Trust Fund and the Certificateholders, at the expense of the Trust Fund, but in no event at the expense of the Securities Administrator) to the effect that the contemplated action will not, with respect to the Trust Fund or any REMIC created hereunder, endanger such status or result in the imposition of such a tax).

(o)

If any tax is imposed on “prohibited transactions” of a REMIC created hereunder as defined in Section 860F(a)(2) of the Code, on the “net income from foreclosure property” of any REMIC created hereunder as defined in Section 860G(c) of the Code, on any contribution to any REMIC created hereunder after the Startup Day pursuant to Section 860G(d) of the Code, or any other tax is imposed, including any minimum tax imposed on either REMIC pursuant to Sections 23153 and 24874 of the California Revenue and Taxation Code, if not paid as otherwise provided for herein, the tax shall be paid by (i) the Master Servicer, the Trustee, or the Securities Administrator, as applicable, if such tax arises out of or results from negligence of the Master Servicer, the Trustee or the Securities Administrator, as applicable, in the performance of any of its obligations under this Agreement, (ii) the Mortgage Loan Seller if such tax arises out of or results from the Mortgage Loan Seller’s obligation to repurchase a Mortgage Loan pursuant to Section 2.03, (iii) the Sponsor, if such tax arises out of or results from the Sponsor’s obligation to repurchase a Mortgage Loan pursuant to Section 2.03(k), (iv) the Servicer, in the case of any such minimum tax, and otherwise if such tax arises out of or results from a breach by the Servicer of any of its obligations under this Agreement, or (v) in all other cases, or if the Master Servicer, the Trustee, the Securities Administrator or the Servicer fails to honor its obligations under the preceding clause (i) or (ii), any such tax will be paid with amounts otherwise to be distributed to the Certificateholders, as provided in Section 4.02(a).

Section 8.12

Commission Reporting. (a) The Securities Administrator shall, in accordance with industry standards, prepare and file with the Commission, via EDGAR, the following reports in respect of the Trust as and to the extent required under the Exchange Act:

(i)

(A) Within 15 days after each Distribution Date (subject to permitted extensions under the Exchange Act), the Securities Administrator shall prepare and file on behalf of the Trust any Form 10-D required by the Exchange Act, in form and substance as required by the Exchange Act.  The Securities Administrator shall file each Form 10-D with a copy of the related Monthly Statement attached thereto.  Any disclosure in addition to the Monthly Statement that is required to be included on Form 10-D (“Additional Form 10-D Disclosure”) shall be reported by the parties set forth on Exhibit V to the Depositor and the Securities Administrator and directed and approved by the Depositor pursuant to the following paragraph and the Securities Administrator will have no duty or liability for any failure hereunder to determine or prepare any Additional Form 10-D Disclosure, except to the extent of its obligations set forth in the next paragraph.

(B) As set forth on Exhibit V hereto, within 5 calendar days after the related Distribution Date, (i) the parties specified in Exhibit V hereto shall be required to provide to the Securities Administrator and to the Depositor, to the extent known, in EDGAR-compatible form at, or in such other form at as agreed upon by the Securities Administrator and such party, the form and substance of any Additional Form 10-D Disclosure, if applicable, together with an Additional Disclosure Notification, and (ii) the Depositor will approve, as to form and substance, or disapprove, as the case may be, the inclusion of the Additional Form 10-D Disclosure on Form 10-D.  The Securities Administrator has no duty under this Agreement to monitor or enforce the performance by the parties listed on Exhibit V of their duties under this paragraph or proactively solicit or procure from such parties any Additional Form 10-D Disclosure information.  The Depositor shall be responsible for any reasonable fees and expenses assessed or incurred by the Securities Administrator in connection with including any Additional Form 10-D Disclosure on Form 10-D pursuant to this paragraph.

(C)  After preparing the Form 10-D, the Securities Administrator shall, upon request, forward electronically a copy of the Form 10-D to the Depositor (provided that such Form 10-D includes any Additional Form 10-D Disclosure).  Within two Business Days after receipt of such copy, but no later than the 12th calendar day after the Distribution Date, the Depositor shall notify the Securities Administrator in writing (which may be furnished electronically) of any changes to or approval of such Form 10-D.  In the absence of receipt of any written changes or approval, or if the Depositor does not request a copy of a Form 10-D, the Securities Administrator shall be entitled to assume that such Form 10-D is in final form and the Securities Administrator may proceed with the process for execution and filing of the Form 10-D.  A duly authorized representative of the Master Servicer shall sign each Form 10-D.  If a Form 10-D cannot be filed on time or if a previously filed Form 10-D needs to be amended, the Securities Administrator will follow the procedures set forth in paragraph (d) of this Section 8.12.  Promptly (but no later than one Business Day) after filing with the Commission, the Securities Administrator will make available on its internet website (located at www.ctslink.com) a final executed copy of each Form 10-D prepared and filed by the Securities Administrator.  Each party to this Agreement acknowledges that the performance by each of the Master Servicer and the Securities Administrator of its duties under this Section 8.12(a)(i) related to the timely preparation, execution and filing of Form 10-D is contingent upon such parties strictly observing all applicable deadlines in the performance of their duties under this Section 8.12(a)(i).  The Depositor acknowledges that the performance by each of the Master Servicer and the Securities Administrator of its duties under this Section 8.12(i) related to the timely preparation, execution and filing of Form 10-D is also contingent upon any Servicing Function Participant strictly observing deadlines no later than those set forth in this paragraph that are applicable to the parties to this Agreement in the delivery to the Securities Administrator of any necessary Additional Form 10-D Disclosure pursuant to any applicable agreement.  Neither the Master Servicer nor the Securities Administrator shall have any liability for any loss, expense, damage, claim arising out of or with respect to any failure to properly prepare, execute and/or timely file such Form 10-D, where such failure results from the Securities Administrator’s inability or failure to receive, on a timely basis, any information from any other party hereto or any Servicing Function Participant needed to prepare, arrange for execution or file such Form 10-D, not resulting from its own negligence, bad faith or willful misconduct.

(D)

Form 10-D requires the registrant to indicate (by checking “yes” or “no”) that it “(1) has filed all reports required to be filed by Section 13 or 15(d) of the Exchange Act during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.”  The Depositor hereby instructs the Securities Administrator to check “yes” for each item, unless the Depositor shall notify the Securities Administrator in writing, no later than the fifth calendar day after the related Distribution Date with respect to the filing of a report on Form 10-D, that the answer to either item should be “no.”  The Depositor has filed all reports required to be filed by Section 13 or 15(d) of the Exchange Act during the preceding 12 months (or for such shorter period that the Depositor was required to file such reports) and it has been subject to such filing requirement for the past 90 days.”  The Securities Administrator shall be entitled to rely on such representations in preparing, executing and/or filing any such Form 10-D.

(ii)

(A) On or prior to the 90th day after the end of each fiscal year of the Trust or such earlier date as may be required by the Exchange Act (the “10-K Filing Deadline”) (it being understood that the fiscal year for the Trust ends on December 31st of each year), commencing in March 2007, the Securities Administrator shall prepare and file on behalf of the Trust a Form 10-K, in form and substance as required by the Exchange Act.  Each such Form 10-K shall include the following items, in each case to the extent they have been delivered to the Securities Administrator within the applicable time frames set forth in this Agreement, (i) an annual compliance statement for the Servicer, the Master Servicer and the Securities Administrator and any Servicing Function Participant engaged by any such party (together with the Custodian, each a “Reporting Servicer”) as described under Section 3.24(b), (ii)(A) the annual reports on assessment of compliance with Servicing Criteria for each Reporting Servicer, as described under Section 3.22, and (B) if each Reporting Servicer’s report on assessment of compliance with Servicing Criteria described under Section 3.22 identifies any material instance of noncompliance, disclosure identifying such instance of noncompliance, or if each Reporting Servicer’s report on assessment of compliance with Servicing Criteria described under Section 3.22 is not included as an exhibit to such Form 10-K, disclosure that such report is not included and an explanation why such report is not included, provided, however, that the Securities Administrator, at its discretion, may omit from the Form 10-K any assessment of compliance or attestation report described in clause (iii) below that is not required to be filed with such Form 10-K pursuant to Regulation AB; (iii)(A) the registered public accounting firm attestation report for each Reporting Servicer, as described under Section 3.23, and (B) if any registered public accounting firm attestation report described under Section 3.23 identifies any material instance of noncompliance, disclosure identifying such instance of noncompliance, or if any such registered public accounting firm attestation report is not included as an exhibit to such Form 10-K,  disclosure that such report is not included and an explanation why such report is not included, and (iv) a Sarbanes-Oxley Certification as described in Section 3.24. Any disclosure or information in addition to (i) through (iv) above that is required to be included on Form 10-K (“Additional Form 10-K Disclosure”) shall be reported by the parties set forth on Exhibit W to the Depositor and the Securities Administrator and directed and approved by the Depositor pursuant to the following paragraph and the Securities Administrator will have no duty or liability for any failure hereunder to determine or prepare any Additional Form 10-K Disclosure, except to the extent of its obligations set forth in the next paragraph.

(B) As set forth on Exhibit W hereto, no later than March 10 (with a 5 calendar day cure period, but in no event later than March 15) of each year that the Trust is subject to the Exchange Act reporting requirements, commencing in 2007, (i) the parties specified on Exhibit W shall be required to provide to the Securities Administrator and to the Depositor, to the extent known, in EDGAR-compatible format, or in such other format as agreed upon by the Securities Administrator and such party, the form and substance of any Additional Form 10-K Disclosure, if applicable, together with an Additional Disclosure Notification, and (ii) the Depositor will approve, as to form and substance, or disapprove, as the case may be, the inclusion of the Additional Form 10-K Disclosure on Form 10-K.  The Securities Administrator has no duty under this Agreement to monitor or enforce the performance by the parties listed on Exhibit W of their duties under this paragraph or proactively solicit or procure from such parties any Additional Form 10-K Disclosure information.  The Depositor will be responsible for any reasonable fees and expenses assessed or incurred by the Securities Administrator in connection with including any Additional Form 10-K Disclosure on Form 10-K pursuant to this Section 8.12 (a) (ii) (B).

(C)  After preparing the Form 10-K, the Securities Administrator shall, upon request, forward electronically a copy of the Form 10-K to the Depositor.  Within three Business Days after receipt of such copy, but no later than March 25th, the Depositor shall notify the Securities Administrator in writing (which may be furnished electronically) of any changes to or approval of such Form 10-K.  In the absence of receipt of any written changes or approval, or if the Depositor does not request a copy of a Form 10-K, the Securities Administrator shall be entitled to assume that such Form 10-K is in final form and the Securities Administrator may proceed with the process for execution and filing of the Form 10-K.  A senior officer of the Master Servicer in charge of the master servicing function shall sign the Form 10-K.  If a Form 10-K cannot be filed on time or if a previously filed Form 10-K needs to be amended, the Securities Administrator will follow the procedures set forth in paragraph (d) of this Section 8.12.  Promptly (but no later than one Business Day) after filing with the Commission, the Securities Administrator will make available on its internet website a final executed copy of each Form 10-K prepared and filed by the Securities Administrator.  The parties to this Agreement acknowledge that the performance by the Securities Administrator of its duties under this Section 8.12(a)(ii) related to the timely preparation, execution and filing of Form 10-K is contingent upon such parties strictly observing all applicable deadlines in the performance of their duties under this Section 8.12(a)(ii) and Sections 3.22, 3.23 and 3.24.  The Depositor acknowledges that the performance by the Master Servicer and the Securities Administrator of its duties under this Section 8.12(ii) related to the timely preparation, execution and filing of Form 10-K is also contingent upon any Servicing Function Participant strictly observing deadlines no later than those set forth in this paragraph that are applicable to the parties to this Agreement in the delivery to the Securities Administrator of any necessary Additional Form 10-K Disclosure, any annual statement of compliance and any assessment of compliance and attestation pursuant to any applicable agreement.  Neither the Master Servicer nor the Securities Administrator shall have any liability for any loss, expense, damage, claim arising out of or with respect to any failure to properly prepare, execute and/or timely file such Form 10-K, where such failure results from the Securities Administrator’s inability or failure to obtain or receive, on a timely basis, any information from any other party hereto or any Servicing Function Participant needed to prepare, arrange for execution or file such Form 10-K, not resulting from its own negligence, bad faith or willful misconduct.

(D)

Form 10-K requires the registrant to indicate (by checking “yes” or “no”) that it “(1) has filed all reports required to be filed by Section 13 or 15(d) of the Exchange Act during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirement for the past 90 days.”  The Depositor hereby instructs the Securities Administrator to check “yes” for each item, unless the Depositor shall notify the Securities Administrator in writing, no later than the 15th calendar day of March in any year in which the Trust is subject to the reporting requirements of the Exchange Act, if the answer to either item should be “no.”  The Depositor has filed all reports required to be filed by Section 13 or 15(d) of the Exchange Act during the preceding 12 months (or for such shorter period that the Depositor was required to file such reports) and it has been subject to such filing requirement for the past 90 days.”  The Securities Administrator shall be entitled to rely on such representations in preparing, executig and/or filing any such Form 10-K.

(iii)

(A) Within four (4) Business Days after the occurrence of an event requiring disclosure on Form 8-K (each such event, a “Reportable Event”), if directed by the Depositor, the Securities Administrator shall prepare and file on behalf of the Trust Fund any Form 8-K, as required by the Exchange Act, provided that the Depositor shall file the initial Form 8-K in connection with the issuance of the Certificates.  Any disclosure or information related to a Reportable Event or that is otherwise required to be included on Form 8-K (“Form 8-K Disclosure Information”) shall be reported by the parties set forth on Exhibit X to the Depositor and the Securities Administrator and directed and approved by the Depositor pursuant to the following paragraph and the Securities Administrator will have no duty or liability for any failure hereunder to determine or prepare any Form 8-K Disclosure Information or any Form 8-K, except to the extent of its obligations set forth in the next paragraph.

(B) As set forth on Exhibit X hereto, for so long as the Trust is subject to the Exchange Act reporting requirements, no later than the close of business New York City time on the 2nd Business Day after the occurrence of a Reportable Event (i) the parties hereto shall be required to provide to the Securities Administrator and the Depositor, to the extent known, in EDGAR-compatible format, or in such other format as agreed upon by the Securities Administrator and such party, the form and substance of any Form 8-K Disclosure Information, if applicable, together with an Additional Disclosure Notification, and (ii) the Depositor will approve, as to form and substance, or disapprove, as the case may be, the inclusion of the Form 8-K Disclosure Information.  The Depositor will be responsible for any reasonable fees and expenses assessed or incurred by the Securities Administrator in connection with including any Form 8-K Disclosure Information on Form 8-K pursuant to this paragraph.

(C)  After preparing the Form 8-K, the Securities Administrator shall, upon request, forward electronically a copy of the Form 8-K to the Depositor.  Promptly, but no later than the close of business on the third Business Day after the Reportable Event, the Depositor shall notify the Securities Administrator in writing (which may be furnished electronically) of any changes to or approval of such Form 8-K.  In the absence of receipt of any written changes or approval, or if the Depositor does not request a copy of a Form 8-K, the Securities Administrator shall be entitled to assume that such Form 8-K is in final form and the Securities Administrator may proceed with the process for execution and filing of the Form 8-K.  A duly authorized representative of the Master Servicer shall sign each Form 8-K.  If a Form 8-K cannot be filed on time or if a previously filed Form 8-K needs to be amended, the Securities Administrator will follow the procedures set forth in paragraph (d) of this Section 8.12.  Promptly (but no later than one Business Day) after filing with the Commission, the Securities Administrator will make available on its internet website (located at www.ctslink.com) a final executed copy of each Form 8-K prepared and filed by the Securities Administrator.  The parties to this Agreement acknowledge that the performance by the Securities Administrator of its duties under this Section 8.12(d)(iii) related to the timely preparation, execution and filing of Form 8-K is contingent upon such parties strictly observing all applicable deadlines in the performance of their duties under this Section 8.12(d)(iii).  The Depositor acknowledges that the performance by the Master Servicer and the Securities Administrator of its duties under this Section 8.12(iii) related to the timely preparation, execution and filing of Form 10-D is also contingent upon any Servicing Function Participant strictly observing deadlines no later than those set forth in this paragraph that are applicable to the parties to this Agreement in the delivery to the Securities Administrator of any necessary Form 8-K Disclosure Information pursuant to the related any applicable agreement.  The Securities Administrator shall have no liability for any loss, expense, damage, claim arising out of or with respect to any failure to properly prepare and/or timely file such Form 8-K, where such failure results from the Securities Administrator’s inability or failure to obtain or receive, on a timely basis, any information from any other party hereto or any Servicing Function Participant needed to prepare, arrange for execution or file such Form 8-K, not resulting from its own negligence, bad faith or willful misconduct.

(b)

The Depositor acknowledges and agrees that the  Securities Administrator may include in any Exchange Act report all relevant information, data, and exhibits as the Securities Administrator may receive in connection with such report irrespective of any provision or Regulation AB that may permit the exclusion of such material.  By the way of example, the Securities Administrator may file all assessments of compliance, attestation reports and compliance statements timely received from any Item 1122 Servicing Function Participant irrespective of any applicable minimum pool asset percentage requirement for disclosure related to such Servicing Function Participant.

(c)

The Depositor agrees to furnish promptly to the Securities Administrator, from time to time upon request, such additional information, data, reports, documents, and financial statements within the Depositor’s possession or control as the Securities Administrator reasonably requests as necessary or appropriate to prepare and file the foregoing reports.  The Securities Administrator shall make available to the Depositor copies of all Exchange Act reports filed hereunder.

(d) (i)

On or before January 30 of the first year in which the Securities Administrator is able to do so under applicable law, the Securities Administrator shall prepare and file a Form 15 relating to the automatic suspension of reporting in respect of the Trust under the Exchange Act.

(ii) In the event that the Securities Administrator is unable to timely file with the Commission all or any required portion of any Form 8-K, 10-D or 10-K required to be filed by this Agreement because required disclosure information was either not delivered to it or delivered to it after the delivery deadlines set forth in this Agreement or for any other reason, the Securities Administrator will promptly notify electronically the Depositor.  In the case of Form 10-D and 10-K, the parties to this Agreement will cooperate to prepare and file a Form 12b-25 and a 10-DA and 10-KA as applicable, pursuant to Rule 12b-25 of the Exchange Act.  In the case of Form 8-K, the Securities Administrator will, upon receipt of all required Form 8-K Disclosure Information and upon the approval and direction of the Depositor, include such disclosure information on the next Form 10-D.  In the event that any previously filed Form 8-K, 10-D or 10-K needs to be amended in connection with any Additional Form 10-D Disclosure (other than, in the case of Form 10-D, for the purpose of restating any Monthly Statement), Additional Form 10-K Disclosure or Form 8-K Disclosure Information, the Securities Administrator will notify electronically the Depositor and such other parties to this Agreement as are affected by this Amendment and such parties will cooperate to prepare any necessary 8-KA, 10-DA or 10-KA.  Any Form 15, Form 12b-25 or any amendment to Form 8-K, 10-D or 10-K shall be signed by a duly authorized representative or senior officer in charge of master servicing, as applicable, of the Master Servicer.  The parties to this Agreement acknowledge that the performance by each of the Master Servicer and the Securities Administrator of its duties under this Section 8.12(d) related to the timely preparation, execution and filing of Form 15, a Form 12b-25 or any amendment to Form 8-K, 10-D or 10-K is contingent upon each such party performing its duties under this Section.  Neither the Master Servicer nor the Securities Administrator shall have any liability for any loss, expense, damage, claim arising out of or with respect to any failure to properly prepare, execute and/or timely file any such Form 15, Form 12b-25 or any amendments to Forms 8-K, 10-D or 10-K, where such failure results from the Securities Administrator’s inability or failure to obtain or receive, on a timely basis, any information from any other party hereto or any Servicing Function Participant needed to prepare, arrange for execution or file such Form 15, Form 12b-25 or any amendments to Forms 8-K, 10-D or 10-K, not resulting from its own negligence, bad faith or willful misconduct.  The Depositor shall be responsible for all costs and expenses of the Securities Administrator related to the preparation and filing of any such amendment.  Notwithstanding the foregoing, if any Form 10-D needs to be amended solely to change the information contained in the Monthly Statement, the Securities Administrator shall not be required to notify the Depositor of such amendment.

(e)

Other than the Exchange Act reports specified above, the Securities Administrator shall have no responsibility to file any items or reports with the Commission under the Exchange Act or otherwise; provided, however, the Securities Administrator and Master Servicer will cooperate with the Depositor in connection with any additional filings with respect to the Trust as the Depositor deems necessary under the Exchange Act.

(f)

The Depositor shall pay all costs and expenses of the Securities Administrator related to the preparation and filing of any current report on Form 8-K, any periodic report on Form 10-D (other than the costs and expense of the Securities Administrator associated with the preparation and filing of the Monthly Statement), or any amendment to any Exchange Act report.  Except as otherwise provided herein, all expenses incurred by the Securities Administrator in connection with its preparation and filing of Exchange Act reports hereunder shall not be reimbursable from the Trust.

(g)

Any notice required under this Section 8.12 may be given by facsimile or by electronic mail.

Section 8.13

Tax Classification of the Excess Reserve Fund Account and the Supplemental Interest Trust.  For federal income tax purposes, the Securities Administrator shall treat the Excess Reserve Fund Account and the Supplemental Interest Trust as beneficially owned by the holders of the Class X Certificates and shall treat such portion of the Trust Fund as a grantor trust, within the meaning of subpart E, Part I of subchapter J of the Code.

ARTICLE IX

ADMINISTRATION OF THE MORTGAGE LOANS
BY THE MASTER SERVICER

Section 9.01

Duties of the Master Servicer; Enforcement of Servicer Obligations.  (a)  The Master Servicer, on behalf of the Trustee, the Securities Administrator, the Depositor and the Certificateholders, shall monitor the performance of the obligations of the Servicer under this Agreement, and (except as set forth below) shall use its reasonable good faith efforts to cause the Servicer to duly and punctually perform its duties and obligations hereunder. Upon the occurrence of an Event of Default of which a Responsible Officer of the Master Servicer has actual knowledge, the Master Servicer shall promptly notify the Securities Administrator and the Trustee and shall specify in such notice the action, if any, the Master Servicer plans to take in respect of such default.  So long as an Event of Default shall occur and be continuing, the Master Servicer shall take the actions specified in Article VII.

If (i) the Servicer reports a delinquency on a monthly report and (ii) the Servicer, by 11 a.m. (New York Time) on the related Remittance Date, neither makes an Advance nor provides the Securities Administrator and the Master Servicer with an Officer’s Certificate certifying that such an Advance would be a Nonrecoverable P&I Advance or Nonrecoverable Servicing Advance, then the Master Servicer shall deposit in the Distribution Account not later than the Business Day immediately preceding the related Distribution Date an Advance in an amount equal to the difference between (x) with respect to each Monthly Payment due on a Mortgage Loan that is delinquent (other than Relief Act Interest Shortfalls) and for which the Servicer was required to make an Advance pursuant to this Agreement and (y) amounts deposited in the Collection Account to be used for Advances with respect to such Mortgage Loan, except to the extent the Master Servicer determines any such Advance to be a Nonrecoverable P&I Advance or Nonrecoverable Servicing Advance.  Subject to the foregoing and Section 7.02, the Master Servicer shall continue to make such Advances for so long as the Servicer is required to do so under this Agreement.  If applicable, on the Business Day immediately preceding the Distribution Date, the Master Servicer shall deliver an Officer’s Certificate to the Trustee stating that the Master Servicer elects not to make an Advance in a stated amount and detailing the reason(s) it deems the Advance to be a Nonrecoverable P&I Advance or Nonrecoverable Servicing Advance.  Any amounts deposited by the Master Servicer pursuant to this Section 9.01 shall be net of the Servicing Fee for the related Mortgage Loans.

(b)

The Master Servicer shall pay the costs of monitoring the Servicer as required hereunder (including costs associated with (i) termination of the Servicer, (ii) the appointment of a successor servicer or (iii) the transfer to and assumption of, the servicing by the Master Servicer) and shall, to the extent permitted hereunder, seek reimbursement therefor initially from the terminated Servicer.  In the event the full costs associated with the transition of servicing responsibilities to the Master Servicer are not paid for by the predecessor or successor servicer (provided such successor servicer is not the Master Servicer), the Master Servicer may be reimbursed therefor by the Trust for all costs incurred by the Master Servicer associated with any such transfer of servicing duties from the Servicer to the Master Servicer or any other successor servicer.

(c)

If the Master Servicer assumes the servicing with respect to any of the Mortgage Loans, it will not assume liability for the representations and warranties of the Servicer it replaces or for any errors or omissions of the Servicer.

(d)

Neither the Depositor nor the Securities Administrator shall consent to the assignment by the Servicer of the Servicer’s rights and obligations under this Agreement without the prior written consent of the Master Servicer, which consent shall not be unreasonably withheld.

Section 9.02

[Reserved].

Section 9.03

 [Reserved].

Section 9.04

Maintenance of Fidelity Bond and Errors and Omissions Insurance.  The Master Servicer, at its expense, shall maintain in effect a blanket fidelity bond and an errors and omissions insurance policy, affording coverage with respect to all directors, officers, directors, employees and other Persons acting on such Master Servicer’s behalf, and covering errors and omissions in the performance of the Master Servicer’s obligations hereunder.  The errors and omissions insurance policy and the fidelity bond shall be in such form and amount generally acceptable for entities serving as master servicers or trustees.

Section 9.05

Representations and Warranties of the Master Servicer.  (a)  The Master Servicer hereby represents and warrants to the Depositor, the Securities Administrator and the Trustee, for the benefit of the Certificateholders, as of the Closing Date that:

(i)

it is a national banking association validly existing and in good standing under the laws of the United States of America, and as Master Servicer has full power and authority to transact any and all business contemplated by this Agreement and to execute, deliver and comply with its obligations under the terms of this Agreement, the execution, delivery and performance of which have been duly authorized by all necessary corporate action on the part of the Master Servicer;

(ii)

the execution and delivery of this Agreement by the Master Servicer and its performance and compliance with the terms of this Agreement will not (A) violate the Master Servicer’s charter or bylaws, (B) violate any law or regulation or any administrative decree or order to which it is subject or (C) constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material contract, agreement or other instrument to which the Master Servicer is a party or by which it is bound or to which any of its assets are subject, which violation, default or breach would materially and adversely affect the Master Servicer’s ability to perform its obligations under this Agreement;

(iii)

this Agreement constitutes, assuming due authorization, execution and delivery hereof by the other respective parties hereto, a legal, valid and binding obligation of the Master Servicer, enforceable against it in accordance with the terms hereof, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors’ rights in general, and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law);

(iv)

the Master Servicer is not in default with respect to any order or decree of any court or any order or regulation of any federal, state, municipal or governmental agency to the extent that any such default would materially and adversely affect its performance hereunder;

(v)

the Master Servicer is not a party to or bound by any agreement or instrument or subject to any charter provision, bylaw or any other corporate restriction or any judgment, order, writ, injunction, decree, law or regulation that may materially and adversely affect its ability as Master Servicer to perform its obligations under this Agreement or that requires the consent of any third person to the execution of this Agreement or the performance by the Master Servicer of its obligations under this Agreement;

(vi)

no litigation is pending or, to the best of the Master Servicer’s knowledge, threatened against the Master Servicer which would prohibit its entering into this Agreement or performing its obligations under this Agreement;

(vii)

no consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Master Servicer of or compliance by the Master Servicer with this Agreement or the consummation of the transactions contemplated by this Agreement, except for such consents, approvals, authorizations and orders (if any) as have been obtained; and

(viii)

the consummation of the transactions contemplated by this Agreement are in the ordinary course of business of the Master Servicer.

(b)

It is understood and agreed that the representations and warranties set forth in this Section shall survive the execution and delivery of this Agreement.  The Master Servicer shall indemnify the Depositor, the Servicer, Securities Administrator, the Trustee and the Trust and hold them harmless against any loss, damages, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and other reasonable costs and expenses resulting from any claim, demand, defense or assertion based on or grounded upon, or resulting from, a material breach of the Master Servicer’s representations and warranties contained in Section 9.05(a) above.  It is understood and agreed that the enforcement of the obligation of the Master Servicer set forth in this Section 9.05 to indemnify the Depositor, the Servicer, Securities Administrator, the Trustee and the Trust constitutes the sole remedy of the Depositor and the Trustee, respecting a breach of the foregoing representations and warranties.  Such indemnification shall survive any termination of the Master Servicer as Master Servicer hereunder, any termination of this Agreement and resignation or removal of the Trustee.

Any cause of action against the Master Servicer relating to or arising out of the breach of any representations and warranties made in this Section shall accrue upon discovery of such breach by either the Depositor, the Master Servicer, Securities Administrator or the Trustee or notice thereof by any one of such parties to the other parties.

Section 9.06

Master Servicer Events of Default.  Each of the following shall constitute a “Master Servicer Event of Default”:

(a)

any failure by the Master Servicer to deposit in the Distribution Account any payment received by it from the Servicer to make any P&I Advance or required to be made by the Master Servicer under the terms of this Agreement which continues unremedied for a period of two (2) Business Days after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by any other party hereto;

(b)

failure by the Master Servicer to duly observe or perform, in any material respect, any other covenants, obligations or agreements of the Master Servicer as set forth in this Agreement which failure continues unremedied for a period of thirty (30) days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Trustee or to the Master Servicer and Trustee by the holders of Certificates evidencing at least 25.00% of the Voting Rights;

(c)

a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer and such decree or order shall have remained in force, undischarged or unstayed for a period of sixty (60) days;

(d)

the Master Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Master Servicer or relating to all or substantially all of its property;

(e)

the Master Servicer shall admit in writing its inability to pay its debts as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations for three (3) Business Days;

(f)

Except as otherwise set forth herein, the Master Servicer attempts to assign this Agreement or its responsibilities hereunder or to delegate its duties hereunder (or any portion thereof) without the consent of the Securities Administrator and the Depositor;

(g)

the indictment of the Master Servicer for the taking of any action by the Master Servicer, any Affiliate or any director or employee thereof that constitutes fraud or criminal activity in the performance of its obligations under this Agreement, in each case, where such indictment materially and adversely affects the ability of the Master Servicer to perform its obligations under this Agreement (subject to the condition that such indictment is not dismissed within ninety (90) days); or

(h)

failure of the Master Servicer to timely provide the Depositor with the assessment, attestation and annual statement of compliance required by Item 1122 of Regulation AB in accordance with Sections 3.22, 3.23 and 3.24.

In each and every such case, so long as a Master Servicer Event of Default shall not have been remedied, in addition to whatever rights the Trustee may have at law or equity to damages, including injunctive relief and specific performance, the Trustee, by notice in writing to the Master Servicer, may, and upon the request of the Holders of Certificates representing at least 51.00% of the Voting Rights shall, terminate with cause all the rights and obligations of the Master Servicer under this Agreement.

Upon receipt by the Master Servicer of such written notice, all authority and power of the Master Servicer under this Agreement, shall pass to and be vested in any successor master servicer appointed hereunder which accepts such appointments.  Upon written request from the Trustee or the Depositor, the Master Servicer shall prepare, execute and deliver to the successor entity designated by the Trustee any and all documents and other instruments related to the performance of its duties hereunder as the Master Servicer and, place in such successor’s possession all such documents with respect to the master servicing of the Mortgage Loans and do or cause to be done all other acts or things necessary or appropriate to effect the purposes of such notice of termination, at the Master Servicer’s sole expense.  The Master Servicer shall cooperate with the Trustee and such successor master servicer in effecting the termination of the Master Servicer’s responsibilities and rights hereunder, including without limitation, the transfer to such successor master servicer for administration by it of all cash amounts which shall at the time be credited to the Distribution Account or are thereafter received with respect to the Mortgage Loans.

Section 9.07

Waiver of Default.  By a written notice, the Trustee may at the direction of Holders of Certificates evidencing at least 51.00% of the Voting Rights waive any default by the Master Servicer in the performance of its obligations hereunder and its consequences.  Upon any waiver of a past default, such default shall cease to exist, and any Master Servicer Event of Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement.  No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived.

Section 9.08

Successor to the Master Servicer.  Upon termination of the Master Servicer’s responsibilities and duties under this Agreement, the Trustee shall appoint a successor, which shall succeed to all rights and assume all of the responsibilities, duties and liabilities of the Master Servicer under this Agreement prior to the termination of the Master Servicer.  Any successor shall be a Fannie Mae and Freddie Mac approved servicer in good standing and acceptable to the Depositor and the Rating Agencies.  In connection with such appointment and assumption, the Trustee may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree; provided, however, that in no event shall the master servicing fee paid to such successor master servicer exceed that paid to the Master Servicer hereunder.  In the event that the Master Servicer’s duties, responsibilities and liabilities under this Agreement are terminated, the Master Servicer shall continue to discharge its duties and responsibilities hereunder until the effective date of such termination with the same degree of diligence and prudence which it is obligated to exercise under this Agreement and shall take no action whatsoever that might impair or prejudice the rights of its successor.  The termination of the Master Servicer shall not become effective until a successor shall be appointed pursuant hereto and shall in no event (i) relieve the Master Servicer of responsibility for the representations and warranties made pursuant to Section 9.05(a) hereof and the remedies available to the Trustee under Section 9.05(b) hereof, it being understood and agreed that the provisions of Section 9.05 hereof shall be applicable to the Master Servicer notwithstanding any such sale, assignment, resignation or termination of the Master Servicer or the termination of this Agreement; or (ii) affect the right of the Master Servicer to receive payment and/or reimbursement of any amounts accruing to it hereunder prior to the date of termination (or during any transition period in which the Master Servicer continues to perform its duties hereunder prior to the date the successor master servicer fully assumes its duties).

If no successor Master Servicer has accepted its appointment within 90 days of the time the Trustee receives the resignation of the Master Servicer, the Trustee shall be the successor Master Servicer in all respects under this Agreement and shall have all the rights and powers and be subject to all the responsibilities, duties and liabilities relating thereto, including the obligation to make Advances; provided, however, that any failure to perform any duties or responsibilities caused by the Master Servicer’s failure to provide information required by this Agreement shall not be considered a default by the Trustee hereunder.  In the Trustee’s capacity as such successor, the Trustee shall have the same limitations on liability herein granted to the Master Servicer.  Notwithstanding anything herein to the contrary, the Trustee in its role as successor Master Servicer shall have no obligation to monitor or supervise the Servicer, shall only have the obligation to make Advances if it terminates the Servicer pursuant to Section 7.01 (in its role as successor Master Servicer), and shall make such Advances only pursuant to Section 7.02.  As compensation therefor, the Trustee shall be entitled to receive the compensation, reimbursement and indemnities otherwise payable to the Master Servicer, including the fees and other amounts payable pursuant to Section 9.09 hereof.

Any successor master servicer appointed as provided herein, shall execute, acknowledge and deliver to the Master Servicer and to the Trustee an instrument accepting such appointment, wherein the successor shall make the representations and warranties set forth in Section 9.05 hereof, and whereupon such successor shall become fully vested with all of the rights, powers, duties, responsibilities, obligations and liabilities of the Master Servicer, with like effect as if originally named as a party to this Agreement.  Any termination or resignation of the Master Servicer or termination of this Agreement shall not affect any claims that the Trustee may have against the Master Servicer arising out of the Master Servicer’s actions or failure to act prior to any such termination or resignation or in connection with the Trustee’s assumption of such obligations, duties and responsibilities.

Upon a successor’s acceptance of appointment as such, the Master Servicer shall notify by mail the Trustee of such appointment.

Section 9.09

Compensation of the Master Servicer.  As compensation for its activities under this Agreement, the Master Servicer shall be paid the Master Servicing Fee.

Section 9.10

Merger or Consolidation.  Any Person into which the Master Servicer may be merged or consolidated, or any Person resulting from any merger, conversion, other change in form or consolidation to which the Master Servicer shall be a party, or any Person succeeding to the business of the Master Servicer, shall be the successor to the Master Servicer hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor or resulting Person to the Master Servicer shall (i) be a Person (or have an Affiliate) that is qualified and approved to service mortgage loans for Fannie Mae and Freddie Mac (provided further that a successor Master Servicer that satisfies subclause (i) through an Affiliate agrees to service the Mortgage Loans in accordance with all applicable Fannie Mae and Freddie Mac guidelines) and (ii) have a net worth of not less than $25,000,000.

Section 9.11

Resignation of the Master Servicer.  Except as otherwise provided in Sections 9.08 and 9.10 hereof, the Master Servicer shall not resign from the obligations and duties hereby imposed on it unless the Master Servicer’s duties hereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it and cannot be cured.  Any such determination permitting the resignation of the Master Servicer shall be evidenced by an Opinion of Counsel that shall be independent to such effect delivered to the Trustee.  No such resignation shall become effective until the Trustee shall have assumed, or a successor master servicer satisfactory to the Trustee and the Depositor shall have assumed, the Master Servicer’s responsibilities and obligations under this Agreement.  Notice of such resignation shall be given promptly by the Master Servicer and the Depositor to the Trustee.

If at any time, Wells Fargo, as Master Servicer, resigns under this Section 9.11, or is removed as Master Servicer pursuant to Section 9.06, then at such time Wells Fargo shall also resign (and shall be entitled to resign) as Securities Administrator under this Agreement.

Section 9.12

Assignment or Delegation of Duties by the Master Servicer.  Except as expressly provided herein, the Master Servicer shall not assign or transfer any of its rights, benefits or privileges hereunder to any other Person, or delegate to or subcontract with, or authorize or appoint any other Person to perform any of the duties, covenants or obligations to be performed by the Master Servicer; provided, however, that the Master Servicer shall have the right with the prior written consent of the Depositor (which shall not be unreasonably withheld or delayed), and upon delivery to the Trustee and the Depositor of a letter from each Rating Agency to the effect that such action shall not result in a downgrade of the ratings assigned to any of the Certificates, to delegate or assign to or subcontract with or authorize or appoint any qualified Person to perform and carry out any duties, covenants or obligations to be performed and carried out by the Master Servicer hereunder.  Notice of such permitted assignment shall be given promptly by the Master Servicer to the Depositor and the Trustee.  If, pursuant to any provision hereof, the duties of the Master Servicer are transferred to a successor master servicer, the entire compensation payable to the Master Servicer pursuant hereto shall thereafter be payable to such successor master servicer but in no event shall the fee payable to the successor master servicer exceed that payable to the predecessor master servicer.

Section 9.13

Limitation on Liability of the Master Servicer.  Neither the Master Servicer nor any of the directors, officers, employees or agents of the Master Servicer shall be under any liability to the Trustee or the Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Master Servicer or any such person against any liability that would otherwise be imposed by reason of willful malfeasance, bad faith or negligence in the performance of its duties or by reason of reckless disregard for its obligations and duties under this Agreement.  The Master Servicer and any director, officer, employee or agent of the Master Servicer may rely in good faith on any document prima facie properly executed and submitted by any Person respecting any matters arising hereunder.  The Master Servicer shall be under no obligation to appear in, prosecute or defend any legal action that is not incidental to its duties as Master Servicer with respect to the Mortgage Loans under this Agreement and that in its opinion may involve it in any expenses or liability; provided, however, that the Master Servicer may in its sole discretion undertake any such action that it may deem necessary or desirable in respect to this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder.  In such event, the legal expenses and costs of such action and any liability resulting therefrom, shall be liabilities of the Trust, and the Master Servicer shall be entitled to be reimbursed therefor out of the Distribution Account in accordance with the provisions of Section 9.09 and Section 9.14.

The Master Servicer shall not be liable under this Agreement for any acts or omissions of the Servicer except to the extent that damages or expenses are incurred as a result of such acts or omissions and such damages and expenses would not have been incurred but for the negligence, willful malfeasance, bad faith or recklessness of the Master Servicer in supervising, monitoring and overseeing the performance of the obligations of the Servicer as required under this Agreement.

Section 9.14

Indemnification; Third Party Claims.

The Master Servicer agrees to indemnify and hold harmless the Trustee as successor Master Servicer from and against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, liability, fees and expenses (including reasonable attorneys’ fees) that the Trustee may sustain as a result of such liability or obligations of the Master Servicer and in connection with the Trustee’s assumption (not including the Trustee’s performance, except to the extent that costs or liability of the Trustee are created or increased as a result of negligent or wrongful acts or omissions of the Master Servicer prior to its replacement as Master Servicer) of the Master Servicer’s obligations, duties or responsibilities under such agreement.

The Trust will indemnify the Master Servicer and hold it harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, liabilities, fees and expenses that the Master Servicer may incur or sustain in connection with, arising out of or related to this Agreement or the Certificates, except to the extent that any such loss, liability or expense is related to (i) a material breach of the Master Servicer’s representations and warranties in this Agreement, (ii) the Master Servicer’s willful malfeasance, bad faith or negligence or by reason of its reckless disregard of its duties and obligations under this Agreement or (iii) failure to provide the assessment, attestation and annual statement of compliance in accordance with Sections 3.22, 3.23 and 3.24; provided that any such loss, liability or expense constitutes an “unanticipated expense incurred by the REMIC” within the meaning of Treasury Regulations Section 1.860G-1(b)(3)(ii).  The Master Servicer shall be entitled to reimbursement for any such indemnified amount from funds on deposit in the Distribution Account.

ARTICLE X

CONCERNING THE SECURITIES ADMINISTRATOR

Section 10.01

Duties of Securities Administrator.  The Securities Administrator shall undertake to perform such duties and only such duties as are specifically set forth in this Agreement.

The Securities Administrator, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Securities Administrator that are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they are in the form required by this Agreement; provided, however, that the Securities Administrator shall not be responsible for the accuracy or content of any such resolution, certificate, statement, opinion, report, document, order or other instrument.  If any such instrument is found not to conform in any material respect to the requirements of this Agreement, the Securities Administrator shall notify the Certificateholders of such non-conforming instrument in the event the Securities Administrator, after so requesting, does not receive a satisfactorily corrected instrument.

No provision of this Agreement shall be construed to relieve the Securities Administrator of liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that:

(i)

the duties and obligations of the Securities Administrator shall be determined solely by the express provisions of this Agreement, the Securities Administrator shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Securities Administrator and the Securities Administrator may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Securities Administrator and conforming to the requirements of this Agreement which it believed in good faith to be genuine and to have been duly executed by the proper authorities respecting any matters arising hereunder;

(ii)

the Securities Administrator shall not be liable for any error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Securities Administrator, unless it shall be conclusively determined by a court of competent jurisdiction, such determination not subject to appeal, that the Securities Administrator was negligent in ascertaining the pertinent facts;

(iii)

the Securities Administrator shall not be liable with respect to any action or inaction taken, suffered or omitted to be taken by it in good faith in accordance with the direction of Holders of Certificates evidencing not less than 25.00% of the Voting Rights of Certificates relating to the time, method and place of conducting any proceeding for any remedy available to the Securities Administrator, or exercising or omitting to exercise any trust or power conferred upon the Securities Administrator under this Agreement; and

(iv)

the Securities Administrator shall not be accountable, shall have no liability and makes no representation as to any acts or omissions hereunder of the Master Servicer or the Trustee.

Section 10.02

Certain Matters Affecting the Securities Administrator.  Except as otherwise provided in Section 10.01:

(i)

the Securities Administrator may request and conclusively rely upon and shall be fully protected in acting or refraining from acting upon any resolution, Officer’s Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties and the Securities Administrator shall have no responsibility to ascertain or confirm the genuineness of any signature of any such party or parties;

(ii)

the Securities Administrator may consult with counsel, financial advisers or accountants and the advice of any such counsel, financial advisers or accountants and any advice or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

(iii)

the Securities Administrator shall not be liable for any action or inaction taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

(iv)

the Securities Administrator shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing so to do by Holders of Certificates evidencing not less than 25.00% of the Voting Rights allocated to each Class of Certificates; provided, however, that if the payment within a reasonable time to the Securities Administrator of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Securities Administrator, not reasonably assured to the Securities Administrator by the security afforded to it by the terms of this Agreement, the Securities Administrator may require reasonable indemnity against such expense or liability as a condition to so proceeding.  Nothing in this clause (iv) shall derogate from the obligation of the Master Servicer to observe any applicable law prohibiting disclosure of information regarding the Mortgagors, provided that the Master Servicer shall have no liability for disclosure required by this Agreement;

(v)

the Securities Administrator may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys or a custodian and the Securities Administrator shall not be responsible for any misconduct or negligence on the part of any such agent, attorney or custodian appointed by the Securities Administrator with due care;

(vi)

the Securities Administrator shall not be required to risk or expend its own funds or otherwise incur any financial liability in the performance of any of its duties or in the exercise of any of its rights or powers hereunder if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not assured to it, and none of the provisions contained in this Agreement shall in any event require the Securities Administrator to perform, or be responsible for the manner of performance of, any of the obligations of the Master Servicer or the Trustee under this Agreement;

(vii)

the Securities Administrator shall be under no obligation to exercise any of the trusts, rights or powers vested in it by this Agreement or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders, pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Securities Administrator reasonable security or indemnity satisfactory to the Securities Administrator against the costs, expenses and liabilities which may be incurred therein or thereby; and

(viii)

the Securities Administrator shall have no obligation to appear in, prosecute or defend any legal action that is not incidental to its duties hereunder and which in its opinion may involve it in any expense or liability; provided, however, that in the event of a breach or default by the Derivative Counterparty under the Cap Agreement or the Swap Agreement, the Securities Administrator shall pursue all legal remedies available against the Derivative Counterparty under the Cap Agreement or the Swap Agreement, as applicable, in consultation with the Depositor; provided, further, that the Securities Administrator may in its discretion undertake any such action that it may deem necessary or desirable in respect of this Agreement and the rights and duties of the parties hereto and the interests of the Trustee, the Securities Administrator and the Certificateholders hereunder.  In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Fund, and the Securities Administrator shall be entitled to be reimbursed therefor out of the Collection Account.

The Securities Administrator shall have no duty (A) to undertake or ensure to any recording, filing, or depositing of this Agreement or any agreement referred to herein or any financing statement or continuation statement evidencing a security interest, or to see to the maintenance of any such recording or filing or depositing or to any rerecording, refiling or redepositing thereof, (B) to procure or maintain any insurance or (C) to pay or discharge any tax, assessment, or other governmental charge or any lien or encumbrance of any kind owing with respect to, assessed or levied against, any part of the Trust Fund other than from funds available in the Distribution Account.

Section 10.03

Securities Administrator Not Liable for Certificates or Mortgage Loans.  The recitals contained herein and in the Certificates shall be taken as the statements of the Depositor or the transferor, as the case may be, and the Securities Administrator assumes no responsibility for their correctness.  The Securities Administrator makes no representations as to the validity or sufficiency of this Agreement, the Cap Agreement, the Swap Agreement, or of the Certificates or of any Mortgage Loan or related document other than with respect to the Securities Administrator’s execution and authentication of the Certificates.  The Securities Administrator shall not be accountable for the use or application by the Depositor, the Trustee, the Master Servicer, or the Derivative Counterparty of any funds paid to the Depositor, the Trustee, the Master Servicer or the Derivative Counterparty in respect of the Mortgage Loans or deposited in or withdrawn from the Collection Account or any other fund or account with respect to the Certificates by the Depositor, the Trustee, the Master Servicer or the Derivative Counterparty.

The Securities Administrator executes the Certificates not in its individual capacity but solely as Securities Administrator of the Trust Fund created by this Agreement, in the exercise of the powers and authority conferred and vested in it by this Agreement.  Each of the undertakings and agreements made on the part of the Securities Administrator on behalf of the Trust Fund in the Certificates is made and intended not as a personal undertaking or agreement by the Securities Administrator but is made and intended for the purpose of binding only the Trust Fund.

Section 10.04

Securities Administrator May Own Certificates.  The Securities Administrator in its individual or any other capacity may become the owner or pledgee of Certificates and may transact business with the parties hereto and their Affiliates with the same rights as it would have if it were not the Securities Administrator.

Section 10.05

Securities Administrator’s Fees and Expenses.  The Securities Administrator shall be entitled to the investment income earned on amounts in the Distribution Account during the Securities Administrator Float Period.  The Securities Administrator and any director, officer, employee, agent or “control person” within the meaning of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended (“Control Person”), of the Securities Administrator shall be indemnified by the Trust and held harmless against any loss, liability or expense (including reasonable attorney’s fees) (i) incurred in connection with any claim or legal action relating to (a) this Agreement, (b) the Mortgage Loans or (c) the Certificates, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of any of the Securities Administrator’s duties hereunder, (ii) incurred in connection with the performance of any of the Securities Administrator’s duties hereunder, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of any of the Securities Administrator’s duties hereunder or (iii) incurred by reason of any action of the Securities Administrator taken at the direction of the Certificateholders, provided that any such loss, liability or expense constitutes an “unanticipated expense incurred by the REMIC” within the meaning of Treasury Regulations Section 1.860G 1(b)(3)(ii).  Such indemnity shall survive the termination of this Agreement or the resignation or removal of the Securities Administrator hereunder.  Without limiting the foregoing, and except for any such expense, disbursement or advance as may arise from the Securities Administrator’s negligence, bad faith or willful misconduct, or which would not be an “unanticipated expense” within the meaning of the second preceding sentence, the Securities Administrator shall be reimbursed by the Trust for all reasonable expenses, disbursements and advances incurred or made by the Securities Administrator in accordance with any of the provisions of this Agreement with respect to:  (A) the reasonable compensation and the expenses and disbursements of its counsel not associated with the closing of the issuance of the Certificates, (B) the reasonable compensation, expenses and disbursements of any accountant, engineer, appraiser or other agent that is not regularly employed by the Securities Administrator, to the extent that the Securities Administrator must engage such Persons to perform acts or services hereunder and (C) printing and engraving expenses in connection with preparing any Definitive Certificates.  The Trust shall fulfill its obligations under this paragraph from amounts on deposit from time to time in the Distribution Account.

The Securities Administrator shall be required to pay all expenses incurred by it in connection with its activities hereunder and shall not be entitled to reimbursement therefor except as provided in this Agreement.

Section 10.06

Eligibility Requirements for Securities Administrator.  The Securities Administrator hereunder shall at all times be a corporation or association organized and doing business under the laws the United States of America or any state thereof, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000, subject to supervision or examination by federal or state authority and with a credit rating of at least investment grade.  If such corporation or association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 10.06 the combined capital and surplus of such corporation or association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.  In case at any time the Securities Administrator shall cease to be eligible in accordance with the provisions of this Section 10.06, the Securities Administrator shall resign immediately in the manner and with the effect specified in Section 10.07 hereof.  The entity serving as Securities Administrator may have normal banking and trust relationships with the Depositor and its affiliates or the Trustee and its affiliates.

Any successor securities administrator (i) may not be the Mortgage Loan Seller, the Master Servicer, the Servicer, the Depositor or an affiliate of the Depositor unless such successor securities administrator’s functions are operated through an institutional trust department of the Securities Administrator, (ii) must be authorized to exercise corporate trust powers under the laws of its jurisdiction of organization, and (iii) must be rated at least “A/F1” by Fitch, if Fitch is a Rating Agency and if rated by Fitch, or the equivalent rating by Standard & Poor’s or Moody’s.  If no successor securities administrator shall have been appointed and shall have accepted appointment within 60 days after the Securities Administrator ceases to be the Securities Administrator pursuant to Section 10.07, then the Trustee may (but shall not be obligated to) become the successor securities administrator.  The Depositor shall appoint a successor to the Securities Administrator in accordance with Section 10.07.  The Trustee shall notify the Rating Agencies of any change of Securities Administrator.

Section 10.07

Resignation and Removal of Securities Administrator.  The Securities Administrator may at any time resign by giving written notice of resignation to the Depositor, the Derivative Counterparty and the Trustee and each Rating Agency not less than 60 days before the date specified in such notice when, subject to Section 10.08, such resignation is to take effect, and acceptance by a successor securities administrator in accordance with Section 10.08 meeting the qualifications set forth in Section 10.06.  If no successor securities administrator meeting such qualifications shall have been so appointed by the Depositor and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Securities Administrator may petition any court of competent jurisdiction for the appointment of a successor securities administrator.

If at any time the Securities Administrator shall cease to be eligible in accordance with the provisions of Section 10.06 hereof and shall fail to resign after written request thereto by the Depositor, or if at any time the Securities Administrator shall become incapable of acting, or shall be adjudged as bankrupt or insolvent, or a receiver of the Securities Administrator or of its property shall be appointed, or any public officer shall take charge or control of the Securities Administrator or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or a tax is imposed with respect to the Trust Fund by any state in which the Securities Administrator or the Trust Fund is located and the imposition of such tax would be avoided by the appointment of a different securities administrator, then the Depositor may remove the Securities Administrator and appoint a successor securities administrator by written instrument, in triplicate, one copy of which instrument shall be delivered to the Securities Administrator so removed, one copy of which shall be delivered to the Master Servicer and one copy to the successor securities administrator.

The Holders of Certificates entitled to at least 51.00% of the Voting Rights may at any time remove the Securities Administrator and appoint a successor securities administrator by written instrument or instruments, in triplicate, signed by such Holders or their attorneys in fact duly authorized, one complete set of which instruments shall be delivered by the successor securities administrator to the Trustee, one complete set to the Securities Administrator so removed and one complete set to the successor so appointed.  Notice of any removal of the Securities Administrator shall be given to the Derivative Counterparty and each Rating Agency by the successor securities administrator.

Any resignation or removal of the Securities Administrator and appointment of a successor securities administrator pursuant to any of the provisions of this Section 10.07 shall become effective upon acceptance by the successor securities administrator of appointment as provided in Section 10.08 hereof.

If at any time, Wells Fargo, as Securities Administrator, resigns under this Section 10.07, or is removed as Securities Administrator pursuant to this Section 10.07, then at such time Wells Fargo shall also resign (and shall be entitled to resign) as Master Servicer under this Agreement.

Section 10.08

Successor Securities Administrator.  Any successor securities administrator (which may be the Trustee) appointed as provided in Section 10.07 hereof shall execute, acknowledge and deliver to the Depositor and to its predecessor Securities Administrator and the Trustee an instrument accepting such appointment hereunder and thereupon the resignation or removal of the predecessor Securities Administrator shall become effective and such successor securities administrator, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as Securities Administrator herein.  The Depositor, the Trustee, the Master Servicer and the predecessor Securities Administrator shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor securities administrator all such rights, powers, duties, and obligations.

No successor securities administrator shall accept appointment as provided in this Section 10.08 unless at the time of such acceptance such successor securities administrator shall be eligible under the provisions of Section 10.06 hereof and its appointment shall not adversely affect then current rating of the Certificates, as confirmed in writing by each Rating Agency.

Upon acceptance by a successor securities administrator of appointment as provided in this Section 10.08, the Depositor shall mail notice of the succession of such Securities Administrator hereunder to all Holders of Certificates and the Derivative Counterparty.  If the Depositor fails to mail such notice within 10 days after acceptance by the successor securities administrator of appointment, the successor securities administrator shall cause such notice to be mailed at the expense of the Depositor.

Section 10.09

Merger or Consolidation of Securities Administrator.  Any corporation or other entity into which the Securities Administrator may be merged or converted or with which it may be consolidated or any corporation or other entity resulting from any merger, conversion or consolidation to which the Securities Administrator shall be a party, or any corporation or other entity succeeding to the business of the Securities Administrator, shall be the successor of the Securities Administrator hereunder, provided that such corporation or other entity shall be eligible under the provisions of Section 10.06 hereof, without the execution or filing of any paper or further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

Section 10.10

Assignment or Delegation of Duties by the Securities Administrator.  Except as expressly provided herein, the Securities Administrator shall not assign or transfer any of its rights, benefits or privileges hereunder to any other Person, or delegate to or subcontract with, or authorize or appoint any other Person to perform any of the duties, covenants or obligations to be performed by the Securities Administrator; provided, however, that the Securities Administrator shall have the right with the prior written consent of the Depositor (which shall not be unreasonably withheld or delayed), and upon delivery to the Trustee, the Derivative Counterparty and the Depositor of a letter from each Rating Agency to the effect that such action shall not result in a downgrade of the ratings assigned to any of the Certificates, to delegate or assign to or subcontract with or authorize or appoint any qualified Person to perform and carry out any duties, covenants or obligations to be performed and carried out by the Securities Administrator hereunder.  Notice of such permitted assignment shall be given promptly by the Securities Administrator to the Depositor and the Trustee.  If, pursuant to any provision hereof, the duties of the Securities Administrator are transferred to a successor securities administrator, the entire compensation payable to the Securities Administrator pursuant hereto shall thereafter be payable to such successor securities administrator but in no event shall the fee payable to the successor securities administrator exceed that payable to the predecessor securities administrator.

ARTICLE XI

TERMINATION

Section 11.01

Termination upon Liquidation or Purchase of the Mortgage Loans.  Subject to Section 11.03, the obligations and responsibilities of the Depositor, the Master Servicer, the Servicer, the Securities Administrator and the Trustee created hereby with respect to the Trust Fund shall terminate upon the earlier of (a) the exercise of an Option to Purchase, on or after the Optional Termination Date, in the aggregate of all Mortgage Loans (and REO Properties) at the price (the “Termination Price”) equal to the sum of (i) 100.00% of the unpaid principal balance of each Mortgage Loan (other than in respect of REO Property) plus accrued and unpaid interest thereon at the applicable Mortgage Rate, (ii) the lesser of (x) the appraised value of any REO Property as determined by the higher of two appraisals completed by two independent appraisers selected by the Servicer at the expense of that Trust Fund and (y) the unpaid principal balance of each Mortgage Loan related to any REO Property, in each case plus accrued and unpaid interest thereon at the applicable Mortgage Rate, (iii) all unreimbursed P&I Advances, Servicing Advances and indemnification payments payable to the Servicer (iv) any unreimbursed indemnification payments payable to the Trustee, the Securities Administrator, the Master Servicer or the Depositor under this Agreement and (v) any Swap Termination Payments payable to the Swap Counterparty as a result of a termination pursuant to this Section 11.01 and (b) the later of (i) the maturity or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and the disposition of all REO Property and (ii) the distribution to Certificateholders of all amounts required to be distributed to them pursuant to this Agreement.  In no event shall the trusts created hereby continue beyond the expiration of 21 years from the death of the survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James’s, living on the date hereof.

Notwithstanding anything to the contrary contained herein, no such purchase by the Master Servicer (either upon instruction from the Depositor or voluntarily) shall be permitted unless (i) after distribution of the proceeds thereof to the Certificateholders (other than the Holders of the Class X, Class P and Residual Certificates and any other Classes of Certificates which constitute NIM Securities) pursuant to Section 11.02, the distribution of the remaining proceeds to the Class X and Class P Certificates is sufficient to pay the outstanding principal amount of and accrued and unpaid interest on the NIM Securities, to the extent the NIM Securities are then outstanding, or (ii) prior to such purchase, the Master Servicer, remits to the Securities Administrator an amount that, together with such remaining proceeds, will be sufficient to pay the outstanding principal amount of, and accrued and unpaid interest on, the NIM Securities, to the extent the NIM Securities are then outstanding.

Section 11.02

Final Distribution on the Certificates.  If on any Remittance Date, the Master Servicer determines that there are no Outstanding Mortgage Loans and no other funds or assets in the Trust Fund other than the funds in any Collection Account, the Master Servicer shall direct the Securities Administrator promptly to send a Notice of Final Distribution to each Certificateholder and to the Swap Counterparty. If the Master Servicer (upon instruction from the Depositor or voluntarily) elects to exercise their option to purchase the Mortgage Loans pursuant to clause (a) of Section 11.01, at least 20 days prior to the date the Notice of Final Distribution is to be mailed to the affected Certificateholders, the Master Servicer shall notify the Depositor, the Swap Counterparty and the Securities Administrator of (a) the date on which the Servicer intends to exercise such purchase option and (b) the Termination Price.

A Notice of Final Distribution, specifying the Distribution Date on which Certificateholders may surrender their Certificates for payment of the final distribution and cancellation, shall be given promptly by the Securities Administrator by letter to Certificateholders mailed not earlier than the 10th day and not later than the 15th day of the month of such final distribution.  Any such Notice of Final Distribution shall specify (a) the Distribution Date upon which final distribution on the Certificates will be made upon presentation and surrender of Certificates at the office therein designated, (b) the amount of such final distribution, (c) the location of the office or agency at which such presentation and surrender must be made and (d) that the Record Date otherwise applicable to such Distribution Date is not applicable, distributions being made only upon presentation and surrender of the Certificates at the office therein specified.  The Securities Administrator will give such Notice of Final Distribution to the Swap Counterparty and to each Rating Agency at the time such Notice of Final Distribution is given to Certificateholders.

In the event such Notice of Final Distribution is given, the Servicer shall cause all funds in the Collection Account to be remitted to the Master Servicer for deposit in the Distribution Account on the Business Day prior to the applicable Distribution Date in an amount equal to the final distribution in respect of the Certificates.  Upon such final deposit with respect to the Trust Fund and the receipt by the Custodian of a Request for Release therefor, the Custodian shall promptly release to the Servicer the Custodial Files for the Mortgage Loans.

Upon presentation and surrender of the Certificates, the Securities Administrator shall cause to be distributed to the Certificateholders of each Class (after reimbursement of all amounts due to the Servicer, the Master Servicer, the Securities Administrator, the Depositor, the Trustee and the Swap Counterparty hereunder), in each case on the final Distribution Date and in the order set forth in Section 4.02, in proportion to their respective Percentage Interests, with respect to Certificateholders of the same Class, up to an amount equal to (i) as to each Class of Regular Certificates (except the Class X Certificates), the Certificate Balance thereof plus for each such Class and the Class X Certificates accrued interest thereon in the case of an interest-bearing Certificate and all other amounts to which such Classes are entitled pursuant to Section 4.02 and (ii) as to the Residual Certificates, the amount, if any, which remains on deposit in the Distribution Account (other than the amounts retained to meet claims) after application pursuant to clause (i) above.

In the event that any affected Certificateholders shall not surrender Certificates for cancellation within six months after the date specified in the Notice of Final Distribution, the Securities Administrator shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto.  If within six months after such second notice all the applicable Certificates shall not have been surrendered for cancellation, the Securities Administrator may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds and other assets which remain a part of the Trust Fund.  If within one year after the second notice all Certificates shall not have been surrendered for cancellation, the Class R Certificateholders shall be entitled to all unclaimed funds and other assets of the Trust Fund which remain subject hereto.

Section 11.03

Additional Termination Requirements.  In the event an Option to Purchase is exercised with respect to the Mortgage Loans as provided in Section 11.01, the Trust Fund shall be terminated in accordance with the following additional requirements, unless the Trustee has been supplied with an Opinion of Counsel, at the expense of the party upon whose instruction causes the exercise of an Option to Purchase, to the effect that the failure to comply with the requirements of this Section 11.03 will not (i) result in the imposition of taxes on “prohibited transactions” on any REMIC formed hereby as defined in Section 860F of the Code or (ii) cause any REMIC formed hereby to fail to qualify as a REMIC at any time that any Certificates are outstanding:

(a)

The Securities Administrator on behalf of the Trustee shall sell all of the assets of the Trust Fund to the party exercising the Option to Purchase, and, within 90 days of such sale, shall distribute to the Certificateholders the proceeds of such sale in complete liquidation of each REMIC formed hereby; and

(b)

The Securities Administrator shall attach a statement to the final federal income tax return for each REMIC formed hereby stating that pursuant to Treasury Regulations Section 1.860F-1, the first day of the 90-day liquidation period for each such REMIC was the date on which the Securities Administrator on behalf of the Trustee sold the assets of the Trust Fund to the Servicer.

ARTICLE XII

MISCELLANEOUS PROVISIONS

Section 12.01

Amendment.  This Agreement may be amended from time to time by the Depositor, the Mortgage Loan Seller, the Master Servicer, the Servicer, the Securities Administrator and the Trustee, without the consent of any of the Certificateholders or the Derivative Counterparty (except to the extent that the rights or obligations of the Derivative Counterparty hereunder or under the Cap Agreement or the Swap Agreement are affected thereby, and except to the extent that the ability of the Securities Administrator to perform fully and timely its obligations under the Cap Agreement or the Swap Agreement is adversely affected, in which case prior written consent of the Derivative Counterparty is required) (i) to cure any ambiguity or mistake, (ii) to correct any defective provision herein or to supplement any provision herein which may be inconsistent with any other provision herein, (iii) to add to the duties of the Depositor, the Master Servicer, the Servicer, the Securities Administrator or the Trustee, (iv) to add any other provisions with respect to matters or questions arising hereunder, (v) to modify, alter, amend, add to or rescind any of the terms or provisions contained in this Agreement, (vi) to comply with the requirements of the Internal Revenue Code or (vii) to conform this agreement to the Offering Documents provided to investors in connection with the offering of the Certificates; provided, that any action pursuant to clause (iv) or (v) above shall not, as evidenced by an Opinion of Counsel (which Opinion of Counsel shall not be an expense of the Trustee, the Master Servicer, the Securities Administrator or the Trust Fund), adversely affect in any material respect the interests of any Certificateholder; provided, further, that any such action pursuant to clause (iv) or (v) above shall not be deemed to adversely affect in any material respect the interests of the Certificateholders if the Person requesting the amendment obtains a letter from each Rating Agency stating that the amendment would not result in the downgrading or withdrawal of the respective ratings then assigned to the Certificates; it being understood and agreed that any such letter in and of itself will not represent a determination as to the materiality of any such amendment and will represent a determination only as to the credit issues affecting any such rating.  The Trustee, the Depositor, the Master Servicer, the Mortgage Loan Seller, the Servicer and the Securities Administrator also may at any time and from time to time amend this Agreement, but without the consent of the Certificateholders or the Derivative Counterparty (except to the extent that the rights or obligations of the Derivative Counterparty hereunder or under the Cap Agreement or the Swap Agreement are affected thereby, and except to the extent that the ability of the Securities Administrator to perform fully and timely its obligations under the Cap Agreement or the Swap Agreement is adversely affected, in which case prior written consent of the Derivative Counterparty is required) to modify, eliminate or add to any of its provisions to such extent as shall be necessary or helpful to (i) maintain the qualification of each REMIC created hereunder under the Code, (ii) avoid or minimize the risk of the imposition of any tax on any REMIC created hereunder pursuant to the Code that would be a claim at any time prior to the final redemption of the Certificates or (iii) comply with any other requirements of the Code; provided, that the Trustee and the Master Servicer have been provided an Opinion of Counsel, which opinion shall be an expense of the party requesting such opinion but in any case shall not be an expense of the Trustee or the Trust Fund, to the effect that such action is necessary or helpful to, as applicable, (i) maintain such qualification, (ii) avoid or minimize the risk of the imposition of such a tax or (iii) comply with any such requirements of the Code.

This Agreement may also be amended from time to time by the Depositor, the Master Servicer, the Servicer, the Mortgage Loan Seller, the Securities Administrator and the Trustee, but with the consent of the Holders of Certificates evidencing Percentage Interests aggregating not less than 66 2/3% of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of Certificates; provided, however, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments required to be distributed on any Certificate without the consent of the Holder of such Certificate, (ii) adversely affect in any material respect the interests of the Holders of any Class of Certificates in a manner other than as described in clause (i), without the consent of the Holders of Certificates of such Class evidencing, as to such Class, Percentage Interests aggregating not less than 66 2/3%, (iii) reduce the aforesaid percentages of Certificates the Holders of which are required to consent to any such amendment, without the consent of the Holders of all such Certificates then outstanding or (iv) adversely affect the rights or obligations of the Derivative Counterparty hereunder or under the Cap Agreement or the Swap Agreement or the rights of the Securities Administrator to fully and timely perform its obligations under the Cap Agreement or the Swap Agreement without obtaining the prior written consent of the Derivative Counterparty.

Notwithstanding any contrary provision of this Agreement, the Trustee and the Master Servicer shall not consent to any amendment to this Agreement unless (i) it shall have first received an Opinion of Counsel, which opinion shall not be an expense of the Trustee, the Master Servicer or the Trust Fund, to the effect that such amendment will not cause the imposition of any tax on any REMIC created hereunder or the Certificateholders or cause any such REMIC to fail to qualify as a REMIC or the grantor trust to fail to qualify as a grantor trust at any time that any Certificates are outstanding and (ii) the party seeking such amendment shall have provided written notice to the Rating Agencies (with a copy of such notice to the Trustee, the Master Servicer and the Derivative Counterparty) of such amendment, stating the provisions of the Agreement to be amended.

Notwithstanding the foregoing provisions of this Section 12.01, with respect to any amendment that significantly modifies the permitted activities of the Trustee or the Servicer, any Certificate beneficially owned by the Depositor shall be deemed not to be outstanding (and shall not be considered when determining the percentage of Certificateholders consenting or when calculating the total number of Certificates entitled to consent) for purposes of determining if the requisite consents of Certificateholders under this Section 12.01 have been obtained.

Promptly after the execution of any amendment to this Agreement requiring the consent of Certificateholders, the Trustee shall furnish written notification of the substance or a copy of such amendment to each Certificateholder and each Rating Agency.

It shall not be necessary for the consent of Certificateholders under this Section 12.01 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof.  The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

Nothing in this Agreement shall require the Trustee, the Master Servicer or the Securities Administrator to enter into an amendment without receiving an Opinion of Counsel (which opinion shall not be an expense of the Trustee, the Master Servicer, the Securities Administrator or the Trust Fund), satisfactory to the Trustee, the Master Servicer and the Securities Administrator, as applicable, that (i) such amendment is permitted and is not prohibited by this Agreement and that all requirements for amending this Agreement have been complied with and (ii) either (A) the amendment does not adversely affect in any material respect the interests of any Certificateholder or (B) the conclusion set forth in the immediately preceding clause (A) is not required to be reached pursuant to this Section 12.01.

Notwithstanding the foregoing, the consent of the Mortgage Loan Seller shall not be required to enter into any amendment to this Agreement unless such amendment would potentially have a material and adverse effect on the rights or obligations of the Mortgage Loan Seller under this Agreement.

Section 12.02

Recordation of Agreement; Counterparts.  This Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the Mortgaged Properties are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Servicer at the direction and expense of the Depositor, but only upon receipt of an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders.

For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

Section 12.03

Governing Law.  THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE SUBSTANTIVE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN THE STATE OF NEW YORK AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HERETO AND THE CERTIFICATEHOLDERS SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Section 12.04

Intention of Parties.  (a) It is intended that the conveyance of the Depositor’s right, title and interest in and to property constituting the Trust Fund pursuant to this Agreement shall constitute, and shall be construed as, a sale of such property and not a grant of a security interest to secure a loan.  However, if such conveyance is deemed to be in respect of a loan, it is intended that:  (1) the rights and obligations of the parties shall be established pursuant to the terms of this Agreement; (2) the Depositor hereby grants to the Trustee for the benefit of the Holders of the Certificates a first priority security interest to secure repayment of an obligation in an amount equal to the aggregate Class Principal Amount of the Certificates in all of the Depositor’s right, title and interest in, to and under, whether now owned or hereafter acquired, the Trust Fund and the Supplemental Interest Trust and all proceeds of any and all property constituting the Trust Fund and the Supplemental Interest Trust to secure payment of the Certificates (such security interest being, to the extent of the assets that constitute the Supplemental Interest Trust, pari passu with the security interest as provided in clause (4) below); (3) this Agreement shall constitute a security agreement under applicable law; and (4) the Derivative Counterparty shall be deemed, during the term of such agreement and while such agreement is the property of the Trustee, to have a security interest in all of the assets that constitute the Supplemental Interest Trust, but only to the extent of such Derivative Counterparty’s right to payment under the Derivative Agreements (such security interest being pari passu with the security interest as provided in clause (2) above).  If such conveyance is deemed to be in respect of a loan and the trust created by this Agreement terminates prior to the satisfaction of the claims of any Person holding any Certificate, the security interest created hereby shall continue in full force and effect and the Trustee shall be deemed to be the collateral agent for the benefit of such Person, and all proceeds shall be distributed by the Securities Administrator as herein provided.

(b)

The Depositor shall, to the extent consistent with this Agreement, take such reasonable actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Mortgage Loans and the other property described above, such security interest would be deemed to be a perfected security interest of first priority under applicable law and shall be maintained as such throughout the term of this Agreement.  The Depositor shall, at its own expense, make all initial filings on or about the Closing Date and shall forward a copy of such filing or filings to the Trustee.  Without limiting the generality of the foregoing, the Depositor shall prepare and forward for filing, or shall cause to be forwarded for filing, at the expense of the Depositor, all filings necessary to maintain the effectiveness of any original filings necessary under the relevant UCC to perfect the Trustee’s security interest in or lien on the Mortgage Loans, including without limitation (x) continuation statements, and (y) such other statements as may be occasioned by (1) any change of name of the Sponsor, the Depositor or the Trustee, (2) any change of location of the jurisdiction of organization of the Sponsor or the Depositor, (3) any transfer of any interest of the Sponsor or the Depositor in any Mortgage Loan or (4) any change under the relevant UCC or other applicable laws.  Neither the Sponsor nor the Depositor shall organize under the law of any jurisdiction other than the State under which each is organized as of the Closing Date (whether changing its jurisdiction of organization or organizing under an additional jurisdiction) without giving 30 days prior written notice of such action to its immediate and intermediate transferee, including the Trustee.  Before effecting such change, the Sponsor or the Depositor proposing to change its jurisdiction of organization shall prepare and file in the appropriate filing office any financing statements or other statements necessary to continue the perfection of the interests of its immediate and intermediate transferees, including the Trustee, in the Mortgage Loans.  In connection with the transactions contemplated by this Agreement, each of the Sponsor and the Depositor authorizes its immediate or intermediate transferee to file in any filing office any initial financing statements, any amendments to financing statements, any continuation statements, or any other statements or filings described in this paragraph (b).

Section 12.05

Notices.  (a)  The Securities Administrator shall use its best efforts to promptly provide notice to each Rating Agency with respect to each of the following of which it has actual knowledge:

1.

Any material change or amendment to this Agreement;

2.

The occurrence of any Event of Default that has not been cured;

3.

The resignation or termination of the Servicer, the Master Servicer, the Securities Administrator or the Trustee and the appointment of any successor;

4.

The repurchase or substitution of Mortgage Loans pursuant to Section 2.03; and

5.

The final payment to Certificateholders.

(b)

In addition, the Securities Administrator shall promptly make available on its internet website to each Rating Agency copies of the following:

1.

Each report to Certificateholders described in Section 4.03; and

2.

Any notice of a purchase of a Mortgage Loan pursuant to Section 2.03.

(c)

All directions, demands, consents and notices hereunder shall be in writing and shall be deemed to have been duly given when delivered to:

(i)

in the case of the Depositor, HSI Asset Securitization Corporation, 452 Fifth Avenue, 10th Floor, New York, New York 10018, Attention: Head MBS Principal Finance, or such other address as may be hereafter furnished to the other parties by the Depositor in writing;

(ii)

in the case of the Servicer, to National City Home Loan Services, Inc., 150 Allegheny Center, Pittsburgh, Pennsylvania 15212 (Attention: HASCO FFML 2006-FF7 or such other address furnished to the other parties by NCHLS in writing;

(iii)

in the case of the Mortgage Loan Seller, to First Franklin Financial Corporation, 2150 North First Street, Suite 600, San Jose, California, (Attention: (HASCO) FFML 2006-FF7), or such other address as may be hereafter furnished to other parties by FFFC in writing;

(iv)

in the case of Wells Fargo, to Wells Fargo Bank, N.A., P.O. Box 98, Columbia, Maryland 21046, with a copy to 9062 Old Annapolis Road, Columbia, Maryland 21045, Attention: Client Service Manager-FFML 2006-FF7, or such other address as may be hereafter furnished to the to the other parties by Wells Fargo in writing;

(v)

in the case of the Trustee, to the Corporate Trust Office (Attention: FF06F7), or such other address as may be hereafter furnished to the to the other parties by the Trustee in writing;

(vi)

in the case of the Derivative Counterparty, Wachovia Bank, National Association, 301 South College Street, NC-8, Charlotte, North Carolina, 28202-0600, Attention:  Bruce M. Young;

(vii)

in the case of each of the Rating Agencies, the address specified therefor in the definition corresponding to the name of such Rating Agency.  Notices to Certificateholders shall be deemed given when mailed, first class postage prepaid, to their respective addresses appearing in the Certificate Register.

Section 12.06

Severability of Provisions.  If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

Section 12.07

Assignment.  Notwithstanding anything to the contrary contained herein, except as provided in Section 6.02, this Agreement may not be assigned by the Servicer without the prior written consent of the Trustee and Depositor; provided, however, that the Servicer may pledge its interest in any reimbursements for P&I Advances or Servicing Advances hereunder.

Section 12.08

Limitation on Rights of Certificateholders.  The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the trust created hereby, nor entitle such Certificateholder’s legal representative or heirs to claim an accounting or to take any action or commence any proceeding in any court for a petition or winding up of the trust created hereby, or otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

No Certificateholder shall have any right to vote (except as provided herein) or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth or contained in the terms of the Certificates be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third party by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

No Certificateholder shall have any right by virtue or by availing itself of any provisions of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee a written notice of an Event of Default and of the continuance thereof, as herein provided, and unless the Holders of Certificates evidencing not less than 25.00% of the Voting Rights evidenced by the Certificates shall also have made written request to the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses, and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity shall have neglected or refused to institute any such action, suit or proceeding; it being understood and intended, and being expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue or by availing itself or themselves of any provisions of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of the Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder or to enforce any right under this Agreement, except in the manner herein provided and for the common benefit of all Certificateholders.  For the protection and enforcement of the provisions of this Section 12.08, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

Section 12.09

Inspection and Audit Rights.  The Servicer agrees that, on reasonable prior notice, which shall not be less than two Business Days prior written notice, it will permit any representative of the Depositor or the Trustee during the Servicer’s normal business hours, to examine all the books of account, records, reports and other papers of the Servicer relating to the Mortgage Loans, to make copies and extracts therefrom, to cause such books to be audited by independent certified public accountants selected by the Depositor or the Trustee and to discuss its affairs, finances and accounts relating to the Mortgage Loans with its officers, employees and independent public accountants (and by this provision the Servicer hereby authorizes said accountants to discuss with such representative such affairs, finances and accounts), all at such reasonable times and as often as may be reasonably requested.  Any out-of-pocket expense of the Servicer incident to the exercise by the Depositor or the Trustee of any right under this Section 12.09 shall be borne by the Servicer.

Section 12.10

Certificates Nonassessable and Fully Paid.  It is the intention of the Depositor that Certificateholders shall not be personally liable for obligations of the Trust Fund, that the interests in the Trust Fund represented by the Certificates shall be nonassessable for any reason whatsoever, and that the Certificates, upon due authentication thereof by the Securities Administrator pursuant to this Agreement, are and shall be deemed fully paid.

Section 12.11

Rule of Construction.  Article and section headings are for the convenience of the reader and shall not be considered in interpreting this Agreement or the intent of the parties hereto.

Section 12.12

Waiver of Jury Trial.  EACH PARTY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY, WAIVES (TO THE EXTENT PERMITTED BY APPLICABLE LAW) ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY OF ANY DISPUTE ARISING UNDER OR RELATING TO THIS AGREEMENT AND AGREES THAT ANY SUCH DISPUTE SHALL BE TRIED BEFORE A JUDGE SITTING WITHOUT A JURY.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Depositor, the Trustee, Wells Fargo, National City Home Loan Services, Inc. and First Franklin Financial Corporation have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

HSI ASSET SECURITIZATION CORPORATION, as Depositor

By:  /s/ Andrea Lenox

Name: Andrea Lenox

Title: Vice President

DEUTSCHE BANK NATIONAL TRUST COMPANY, solely as Trustee and not in its individual capacity

By:  /s/ Ronaldo Reyes

Name:  Ronaldo Reyes

Title:  Vice President

DEUTSCHE BANK NATIONAL TRUST COMPANY, solely as Trustee and not in its individual capacity

By:  /s/ Eiko Akiyama

Name: Eiko Akiyama

Title: Associate

WELLS FARGO BANK, N.A., as Master Servicer

By:  /s/ Michael Pinzon

Name:  Michael Pinzon

Title:  Assistant Vice President

WELLS FARGO BANK, N.A., as Securities Administrator

By:  /s/ Michael Pinzon

Name: Michael Pinzon

Title: Assistant Vice President

WELLS FARGO BANK, N.A., as Custodian

By:  /s/ Patrick M. Gorrien

Name:  Patrick M. Gorrien

Title:  Vice President

NATIONAL CITY HOME LOAN SERVICES, INC, as Servicer

By:  /s/ Steven A Baranet

Name:  Steven A Baranet

Title:  Vice President

FIRST FRANKLIN FINANCIAL CORPORATION, as Mortgage Loan Seller

By:  /s/ Steve Mageras

Name:  Steve Mageras

Title:  Executive Vice President

ACKNOWLEDGED BY HSBC BANK USA, NATIONAL ASSOCIATION,

as Sponsor, solely for the purposes of Section

2.03(k).

By:   /s/ Jon E. Voigtman

Name: Jon E. Voigtman

Title: Managing Director #14311

SCHEDULE I

Mortgage Loan Schedule

[To be retained in a separate closing binder entitled “FFML 2006-FF7 Mortgage Loan Schedules” at the Washington, D.C. offices of McKee Nelson LLP]

SCHEDULE II

First Franklin Mortgage Loan Trust, 2006-FF7
Mortgage Pass-Through Certificates, Series 2006-FF7

Representations and Warranties of the Servicer as to Corporate Matters

NCHLS, in its capacity as Servicer, represents, warrants and covenants to the Depositor, the Securities Administrator, the Master Servicer and the Trustee as of the Closing Date that:

(1)

NCHLS is a Delaware corporation duly organized, validly existing and in good standing under the laws of Delaware and is an operating subsidiary of National City Bank of Indiana.  As a national bank operating subsidiary, NCHLS is regulated by the Office of the Comptroller of the Currency and is subject to applicable laws and regulations.  NCHLS has:  any licenses necessary to carry out their business as now being conducted; or  is licensed and qualified to transact business in and is in good standing under the laws of each state in which any Mortgaged Property is located; or is otherwise exempt under applicable law from such licensing or qualification; or is otherwise not required under applicable law to effect such licensing or qualification, and in any event NCHLS is in compliance with the applicable laws of any such state to the extent necessary to ensure the enforceability of each Mortgage Loan and the servicing of the Mortgage Loans in accordance with the terms of this Agreement.  No licenses or approvals obtained by NCHLS has been suspended or revoked by any court, administrative agency, arbitrator or governmental body and no proceedings are pending which might result in such suspension or revocation;

(2)

NCHLS has the full power and authority to execute, deliver and perform, and to enter into and consummate, all transactions contemplated by this Agreement.  NCHLS has duly authorized the execution, delivery and performance of this Agreement, has duly executed and delivered this Agreement, and this Agreement, assuming due authorization, execution and delivery by the Purchaser, constitutes a legal, valid and binding obligation of NCHLS, enforceable against it in accordance with its terms except as the enforceability thereof may be limited by (1) bankruptcy, insolvency, moratorium, reorganization or other similar laws now or hereafter in effect relating to creditors’ rights generally, including, without limitation, the effect of statutory or other laws regarding fraudulent conveyances or preferential transfers, (2)  general principles of equity upon the specific enforceability of any of the remedies, covenants or other provisions of the Agreement and upon the availability of injunctive relief or other equitable remedies and the application of principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) as such principles relate to, limit or affect the enforcement of creditors’ rights generally and the discretion of the court before which any proceeding for such enforcement may be brought and (3) public policy considerations limiting the enforceability of provisions of this Agreement relating to indemnification;

(3)

The execution and delivery of this Agreement by NCHLS and the performance of and compliance with the terms of this Agreement will not violate the NCHLS’s articles of incorporation or by-laws or constitute a default under or result in a breach or acceleration of, any material contract, agreement or other instrument to which NCHLS is a party or which may be applicable to NCHLS or its  assets;

(4)

NCHLS is not in violation of, and the execution and delivery of this Agreement by NCHLS and its performance and compliance with the terms of this Agreement will not constitute a material violation with respect to, any order or decree of any court or any order or regulation of any federal, state, municipal or governmental agency having jurisdiction over NCHLS or its assets, which violation might have consequences that would materially and adversely affect the condition (financial or otherwise) or the operation of NCHLS or its assets or might have consequences that would materially and adversely affect the performance of their respective obligations and duties hereunder;

(5)

NCHLS does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement;

(6)

The Mortgage Note, the Mortgage, the Assignment of Mortgage and any other documents required to be delivered with respect to each Mortgage Loan pursuant to this Agreement, have been delivered to the Custodian all in compliance with the specific requirements of this Agreement.

(7)

There are no actions or proceedings against, or investigations of, NCHLS before any court, administrative or other tribunal (A) that might prohibit its entering into this Agreement, (B) seeking to prevent the sale of the Mortgage Loans or the consummation of the transactions contemplated by this Agreement or (C) that might prohibit or materially and adversely affect the performance by NCHLS of its obligations under, or the validity or enforceability of, this Agreement;

(8)

No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by NCHLS of, or compliance by NCHLS with, this Agreement or the consummation of the transactions contemplated by this Agreement, except for such consents, approvals, authorizations or orders, if any, that have been obtained prior to the Closing Date;

(9)

The consummation of the transactions contemplated by this Agreement are in the ordinary course of business of NCHLS;

(10)

To the extent that any of the Mortgage Loans are registered with MERS, NCHLS is a member of MERS in good standing, will comply in all material respects with the rules and procedures of MERS in connection with the servicing of the Mortgage Loans that are registered with MERS and is current in payment of all fees and assessments imposed by MERS;

(11)

Neither this Agreement nor any written statement, report or other document prepared and furnished or to be prepared and furnished by NCHLS as required by this Agreement or in connection with the transactions contemplated hereby contains any untrue statement of material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading.

SCHEDULE III

First Franklin Mortgage Loan Trust 2006-FF7
Mortgage Pass-Through Certificates, Series 2006-FF7

Representations and Warranties of the Mortgage Loan Seller as to Corporate Matters

The Mortgage Loan Seller hereby makes the representations and warranties set forth in this Schedule III to the Depositor, the Securities Administrator, the Master Servicer and the Trustee, with respect to itself as of the Closing Date.

(1)

The Mortgage Loan Seller is a corporation duly organized, validly existing and in good standing under the laws of the state of its organization and has all licenses necessary to carry on its business as now being conducted and is licensed, qualified and in good standing in each state wherein it owns or leases any material properties or where a Mortgaged Property is located, if the laws of such state require licensing or qualification in order to conduct business of the type conducted by the Mortgage Loan Seller, and in any event the Mortgage Loan Seller is in compliance with the laws of any such state to the extent necessary; the Mortgage Loan Seller has the full corporate power, authority and legal right to execute and deliver this Agreement and to perform its obligations hereunder; the execution, delivery and performance of this Agreement by the Mortgage Loan Seller and the consummation of the transactions contemplated hereby have been duly and validly authorized; this Agreement and all agreements contemplated hereby have been duly executed and delivered and constitute the valid, legal, binding and enforceable obligations of the Mortgage Loan Seller, regardless of whether such enforcement is sought in a proceeding in equity or at law; and all requisite corporate action has been taken by the Mortgage Loan Seller to make this Agreement and all agreements contemplated hereby valid and binding upon the Mortgage Loan Seller in accordance with their terms;

(2)

Neither the execution and delivery of this Agreement, the consummation of the transactions contemplated hereby, nor the fulfillment of or compliance with the terms and conditions of this Agreement, will conflict with or result in a breach of any of the terms, conditions or provisions of the Mortgage Loan Seller’s charter or by-laws or any legal restriction or any agreement or instrument to which the Mortgage Loan Seller is now a party or by which it is bound, or constitute a default or result in an acceleration under any of the foregoing, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Mortgage Loan Seller or its property is subject, or result in the creation or imposition of any lien, charge or encumbrance that would have an adverse effect upon any of its properties pursuant to the terms of any mortgage, contract, deed of trust or other instrument;

(3)

There is no action, suit, proceeding or investigation pending or,  to the best of the Mortgage Loan Seller’s knowledge, threatened against the Mortgage Loan Seller, before any court, administrative agency or other tribunal asserting the invalidity of this Agreement, seeking to prevent the consummation of any of the transactions contemplated by this Agreement or which, either in any one instance or in the aggregate, may result in any material adverse change in the business, operations, financial condition, properties or assets of the Mortgage Loan Seller, or in any material impairment of the right or ability of the Mortgage Loan Seller to carry on its business substantially as now conducted, or in any material liability on the part of the Mortgage Loan Seller, or which would draw into question the validity of this Agreement or of any action taken or to be taken in connection with the obligations of the Mortgage Loan Seller contemplated herein, or which would be likely to impair materially the ability of the Mortgage Loan Seller to perform under the terms of this Agreement; and

(4)

No consent, approval, authorization or order of, or registration or filing with, or notice to any court or governmental agency or body including HUD, the FHA or the VA is required for the execution, delivery and performance by the Mortgage Loan Seller of or compliance by the Mortgage Loan Seller with this Agreement or the consummation of the transactions contemplated by this Agreement, or if required, such approval has been obtained prior to the Closing Date.

SCHEDULE IV

FFFC Mortgage Loan Trust 2006-FF7

Mortgage Pass-Through Certificates, Series 2006-FF7

Representations and Warranties of the Mortgage Loan Seller as to the Individual Mortgage Loans

FFFC, in its capacity as Mortgage Loan Seller, hereby makes the representations and warranties set forth in this Schedule III as to the Mortgage Loans to the Depositor, the Securities Administrator, the Master Servicer and the Trustee on the Closing Date or such other date as may be specified below. Capitalized terms used but not otherwise defined in this Schedule IV shall have the meanings ascribed thereto in the Master MLPSA:

(1)

The information set forth in the Mortgage Loan Schedule with respect to Mortgage Loans sold by FFFC to the Depositor and included in the Trust Fund is complete, true and correct;

(2)

The Mortgage Loan is in compliance with all requirements set forth in the related Confirmation, and the characteristics of the related Mortgage Loan Package as set forth in the related Confirmation are true and correct;

(3)

All payments required to be made up to the close of business for such Mortgage Loan under the terms of the Mortgage Note have been made; FFFC has not advanced funds, or induced, solicited or knowingly received any advance of funds from a party other than the owner of the related Mortgaged Property, directly or indirectly, for the payment of any amount required by the Mortgage Note or Mortgage; and no payment under the Mortgage Loan has been more than thirty days delinquent,, exclusive of any period of grace, at any time since the origination of the Mortgage Loan;

(4)

There are no delinquent taxes, ground rents, water charges, sewer rents, assessments, insurance premiums, leasehold payments, including assessments payable in future installments or other outstanding charges affecting the related Mortgaged Property;

(5)

The terms of the Mortgage Note and the Mortgage have not been impaired, waived, altered or modified in any respect, except by written instruments, recorded in the applicable public recording office if necessary to maintain the lien priority of the Mortgage, and which have been delivered to the Custodian; the substance of any such waiver, alteration or modification has been approved by the title insurer, to the extent required by the related policy, and is reflected on the related Mortgage Loan Schedule. No instrument of waiver, alteration or modification has been executed, and no Mortgagor has been released, in whole or in part, except in connection with an assumption agreement approved by the title insurer, to the extent required by the policy, and which assumption agreement has been delivered to the Custodian and the terms of which are reflected in the related Mortgage Loan Schedule;

(6)

The Mortgage Note and the Mortgage are not subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, nor will the operation of any of the terms of the Mortgage Note and the Mortgage, or the exercise of any right thereunder, render the Mortgage unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto.  Each Prepayment Charge or penalty with respect to any Mortgage Loan is permissible, enforceable and collectible under applicable federal, state and local law;

(7)

All buildings upon the Mortgaged Property are insured by an insurer against loss by fire, hazards of extended coverage and such other hazards as are customary in the area where the Mortgaged Property is located, in an amount not less than (i) 100% of the replacement cost of all improvements to the Mortgaged Property, (ii) the outstanding principal balance of the Mortgage Loan with respect to each first lien Mortgage Loan, or (iii) the amount necessary to fully compensate for any damage or loss to the improvements that are a part of such property on a replacement cost basis, but in no event greater than the maximum amount permitted by applicable law.  All such insurance policies contain a standard mortgagee clause naming FFFC, its successors and assigns as mortgagee and all premiums thereon have been paid.  If the Mortgaged Property is in an area identified on a Flood Hazard Map or Flood Insurance Rate Map issued by the Federal Emergency Management Agency as having special flood hazards (and such flood insurance has been made available) a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration is in effect which policy conforms to the requirements of prudent mortgage lenders in the secondary mortgage market. The Mortgage obligates the Mortgagor thereunder to maintain all such insurance at the Mortgagor’s cost and expense, and on the Mortgagor’s failure to do so, authorizes the holder of the Mortgage to maintain such insurance at Mortgagor’s cost and expense and to seek reimbursement therefor from the Mortgagor;

(8)

Any and all requirements of any applicable federal, state or local law including, without limitation, usury, truth in lending, real estate settlement procedures, predatory and abusive lending, consumer credit protection, equal credit opportunity, fair housing or disclosure laws applicable to the origination and servicing of mortgage loans of a type similar to the Mortgage Loans have been complied with;

(9)

The Mortgage has not been satisfied, cancelled, subordinated or rescinded, in whole or in part, and the Mortgaged Property has not been released from the lien of the Mortgage, in whole or in part, nor has any instrument been executed that would effect any such satisfaction, cancellation, subordination, rescission or release;

(10)

The Mortgage is a valid, existing and enforceable first lien and first priority security interest with respect to each Mortgage Loan which is indicated by FFFC to be a first lien on the Mortgaged Property, including all improvements on the Mortgaged Property subject only to (a) the lien of current real property taxes and assessments not yet due and payable, (b) covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording being acceptable to mortgage lending institutions generally and specifically referred to in the lender’s title insurance policy delivered to the originator of the Mortgage Loan and which do not adversely affect the Appraised Value of the Mortgaged Property, and (c) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property.  Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates a valid, existing and enforceable first lien and first priority security interest on the property described therein and FFFC has full right to sell and assign the same to the Sponsor.  The Mortgaged Property was not, as of the date of origination of the Mortgage Loan, subject to a mortgage, deed of trust, deed to secure debt or other security instrument creating a lien subordinate to the lien of the Mortgage;

(11)

The Mortgage Note and the related Mortgage are genuine and each is the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms;

(12)

All parties to the Mortgage Note and the Mortgage had legal capacity to enter into the Mortgage Loan and to execute and deliver the Mortgage Note and the Mortgage, and the Mortgage Note and the Mortgage have been duly and properly executed by such parties.  The Mortgagor is a natural person;

(13)

The proceeds of the Mortgage Loan have been fully disbursed to or for the account of the Mortgagor and there is no obligation for the Mortgagee to advance additional funds thereunder and any and all requirements as to completion of any on-site or off-site improvement and as to disbursements of any escrow funds therefor have been complied with.  All costs, fees and expenses incurred in making or closing the Mortgage Loan and the recording of the Mortgage have been paid, and the Mortgagor is not entitled to any refund of any amounts paid or due to the Mortgagee pursuant to the Mortgage Note or Mortgage;

(14)

FFFC is the sole legal, beneficial and equitable owner of the Mortgage Note and the Mortgage and has full right to transfer and sell the Mortgage Loan to the Sponsor free and clear of any encumbrance, equity, lien, pledge, charge, claim or security interest;

(15)

FFFC and, to the best of FFFC’s knowledge all other parties which have had any interest in the Mortgage Loan, whether as mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were) in compliance with any and all applicable “doing business” and licensing requirements of the laws of the state wherein the Mortgaged Property is located;

(16)

The Mortgage Loan is covered by an American Land Title Association (“ALTA”) lender’s title insurance policy (which, in the case of an Adjustable Rate Mortgage Loan has an adjustable rate mortgage endorsement in the form of ALTA 6.0 or 6.1) acceptable to prudent lenders, issued by a title insurer acceptable to prudent lenders and qualified to do business in the jurisdiction where the Mortgaged Property is located, insuring (subject to the exceptions contained in (10) (a) and (b) above) FFFC, its successors and assigns as to the first priority lien of the Mortgage in the original principal amount of the Mortgage Loan  and, with respect to any Adjustable Rate Mortgage Loan, against any loss by reason of the invalidity or unenforceability of the lien resulting from the provisions of the Mortgage providing for adjustment in the Mortgage Interest Rate and  Monthly Payment.  Additionally, such lender’s title insurance policy affirmatively insures ingress and egress to and from the Mortgaged Property, and against encroachments by or upon the Mortgaged Property or any interest therein.  FFFC is the sole insured of such lender’s title insurance policy, and such lender’s title insurance policy is in full force and effect and will be in full force and effect upon the consummation of the transactions contemplated by this Agreement.  No claims have been made under such lender’s title insurance policy, and no prior holder of the related Mortgage, including FFFC, has done, by act or omission, anything which would impair the coverage of such lender’s title insurance policy;

(17)

There is no default, breach, violation or event of acceleration existing under the Mortgage or the Mortgage Note and no event has occurred which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration, and FFFC has not waived any default, breach, violation or event of acceleration;

(18)

There are no mechanics’ or similar liens or claims which have been filed for work, labor or material (and no rights are outstanding that under law could give rise to such lien) affecting the related Mortgaged Property which are or may be liens prior to, or equal or coordinate with, the lien of the related Mortgage;

(19)

All improvements which were considered in determining the Appraised Value of the related Mortgaged Property lay wholly within the boundaries and building restriction lines of the Mortgaged Property, and no improvements on adjoining properties encroach upon the Mortgaged Property;

(20)

Principal payments on the Mortgage Loan (other than with respect to a Mortgage Loan identified on the related Mortgage Loan Schedule as an interest-only Mortgage Loan) commenced no more than sixty days after the proceeds of the Mortgage Loan were disbursed.  The Mortgage Loan bears interest at the Mortgage Interest Rate.  The Mortgage Note is payable on the first day of each month in Monthly Payments, which, in the case of a Fixed Rate Mortgage Loans, are sufficient to fully amortize the original principal balance over the original term thereof (other than with respect to a Mortgage Loan identified on the related Mortgage Loan Schedule as an interest-only Mortgage Loan during the interest-only period or as balloon mortgage loans) and to pay interest at the related Mortgage Interest Rate, and, in the case of an Adjustable Rate Mortgage Loan, are changed on each Adjustment Date, and in any case, are sufficient to fully amortize the original principal balance over the original term thereof (other than with respect to a Mortgage Loan identified on the related Mortgage Loan Schedule as an interest-only Mortgage Loan during the interest-only period) and to pay interest at the related Mortgage Interest Rate.    With respect to each Mortgage Loan identified on the Mortgage Loan Schedule as an interest-only Mortgage Loan, the interest-only period shall not exceed five (5) years or ten (10) years, as specified on the Mortgage Loan Schedule (or such other period specified on the Mortgage Loan Schedule) and following the expiration of such interest-only period, the remaining Monthly Payments shall be sufficient to fully amortize the original principal balance over the remaining term of the Mortgage Loan, except in the case of any Mortgage Loan identified on the Mortgage Loan Schedule as a balloon mortgage loan.  The Index for each Adjustable Rate Mortgage Loan is as defined in the related Confirmation.  No Mortgage Loan is a Convertible Mortgage Loan;

(21)

The origination, servicing and collection practices used with respect to each Mortgage Note and Mortgage including, without limitation, the establishment, maintenance and servicing of the Escrow Accounts and Escrow Payments, if any, since origination, have been in all respects legal, proper, prudent and customary in the mortgage origination and servicing industry.  The Mortgage Loan has been serviced by NCHLS and any predecessor servicer in accordance with the terms of the Mortgage Note.  With respect to escrow deposits and Escrow Payments, if any, all such payments are in the possession of, or under the control of, NCHLS and there exist no deficiencies in connection therewith for which customary arrangements for repayment thereof have not been made. No escrow deposits or Escrow Payments or other charges or payments due NCHLS have been capitalized under any Mortgage or the related Mortgage Note and no such escrow deposits or Escrow Payments are being held by NCHLS for any work on a Mortgaged Property which has not been completed;

(22)

As of the origination date of any Mortgage Loan, the related Mortgaged Property is free of damage and waste and there is no proceeding pending for the total or partial condemnation thereof;

(23)

The Mortgage and related Mortgage Note contain customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security provided thereby, including, (a) in the case of a Mortgage designated as a deed of trust, by trustee’s sale, and (b) otherwise by judicial foreclosure.  With respect to each Mortgage Loan Package, unless otherwise provided in the related Confirmation, no Mortgaged Properties were subject to any bankruptcy proceeding or foreclosure proceeding in the 24 month period preceding the origination date of the Mortgage Loans.  Unless otherwise provided in the related Confirmation, since the date of origination of the Mortgage Loan, the Mortgaged Property has not been subject to any bankruptcy proceeding or foreclosure proceeding and the Mortgagor has not filed for protection under applicable bankruptcy laws.  There is no homestead or other exemption available to the Mortgagor which would interfere with the right to sell the Mortgaged Property at a trustee’s sale or the right to foreclose the Mortgage. The Mortgagor has not notified FFFC and FFFC has no knowledge of any relief requested or allowed to the Mortgagor under the Servicemembers Civil Relief Act;

(24)

The Mortgage Loan was originated for sale to FFFC by either First Franklin, a division of National City Bank of Indiana, or other qualified correspondents of the National City Bank of Indiana.  The Mortgage Loan is in accordance with the underwriting standards for purchase by FFFC in effect at the time the Mortgage Loan was originated. The Mortgage Note and Mortgage (exclusive or any riders or addenda) are on forms acceptable to FNMA and FHLMC;

(25)

The Mortgage Note is not and has not been secured by any collateral except the lien of the corresponding Mortgage on the Mortgaged Property and the security interest of any applicable security agreement or chattel mortgage referred to in (x) above;

(26)

Either (a) the Mortgage File contains an appraisal of the related Mortgaged Property which satisfied the standards of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, and the rules and regulations thereunder, as amended from time to time, and was made and signed by an appraiser who met the minimum requirements of prudent mortgage lenders in the secondary mortgage market; or (b) the Mortgage Loan complied with FFFC’s automated appraisal methodology as set forth in FFFC’s underwriting guidelines.  If the Mortgage File contains an appraisal, the appraisal was on appraisal form 1004 or form 2055 with an interior inspection and was made and signed, prior to the approval of the Mortgage Loan application, by a qualified appraiser who, to the best of FFFC’s knowledge, had no interest, direct or indirect in the Mortgaged Property or in any loan made on the security thereof, whose compensation is not affected by the approval or disapproval of the Mortgage Loan and who met the minimum qualifications of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, and the rules and regulations thereunder;

(27)

In the event the Mortgage constitutes a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in the Mortgage, and no fees or expenses are or will become payable by the Sponsor to the trustee under the deed of trust, except in connection with a trustee’s sale after default by the Mortgagor;

(28)

No Mortgage Loan contains provisions pursuant to which Monthly Payments are (a) paid or partially paid with funds deposited in any separate account established by FFFC, the Mortgagor, or anyone on behalf of the Mortgagor, (b) paid by any source other than the Mortgagor or (c) contains any other similar provisions which may constitute a “buydown” provision. The Mortgage Loan is not a graduated payment mortgage loan and the Mortgage Loan does not have a shared appreciation or other contingent interest feature;

(29)

If required by applicable law, the Mortgagor has executed a statement to the effect that the Mortgagor has received the disclosure materials required by applicable law with respect to the making of fixed rate mortgage loans, in the case of Fixed Rate Mortgage Loans, and adjustable rate mortgage loans, in the case of Adjustable Rate Mortgage Loans, and rescission materials with respect to Refinanced Mortgage Loans, and such statement is and will remain in the Mortgage File;

(30)

No Mortgage Loan was made in connection with (a) the construction or rehabilitation of a Mortgaged Property or (b) facilitating the trade-in or exchange of a Mortgaged Property;

(31)

FFFC has no knowledge of any circumstances or condition with respect to the Mortgage, the Mortgaged Property, the Mortgagor or the Mortgagor’s credit standing that can reasonably be expected to cause the Mortgage Loan to be an unacceptable investment, cause the Mortgage Loan to become delinquent, or adversely affect the value of the Mortgage Loan;

(32)

No Mortgage Loan had an LTV or CLTV at origination in excess of 100%;

(33)

The Mortgaged Property is lawfully occupied under applicable law; all inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy, have been made or obtained from the appropriate authorities;

(34)

No error, omission, misrepresentation, negligence, fraud or similar occurrence with respect to a Mortgage Loan has taken place on the part of FFFC, or, to the best of FFFC’s knowledge, any other person, including without limitation the Mortgagor, any appraiser, any builder or developer, or any other party involved in the origination of the Mortgage Loan or in the application of any insurance in relation to such Mortgage Loan;

(35)

The Assignment of Mortgage is in recordable form, except for the name of the assignee which is blank, and is acceptable for recording under the laws of the jurisdiction in which the Mortgaged Property is located;

(36)

Any principal advances made to the Mortgagor prior to the Cut-off Date have been consolidated with the outstanding principal amount secured by the Mortgage, and the secured principal amount, as consolidated, bears a single interest rate and single repayment term. The lien of the Mortgage securing the consolidated principal amount is expressly insured as having first lien priority by a title insurance policy, an endorsement to the policy insuring the mortgagee’s consolidated interest or by other title evidence acceptable to prudent mortgage lenders in the secondary mortgage market. The consolidated principal amount does not exceed the original principal amount of the Mortgage Loan;

(37)

The source of the down payment with respect to each Mortgage Loan has been fully verified by the Mortgage Loan’s originator;

(38)

Interest on each Mortgage Loan is calculated on the basis of a 360-day year consisting of twelve 30-day months;

(39)

The Mortgaged Property is in material compliance with all applicable environmental laws pertaining to environmental hazards including, without limitation, asbestos, and neither FFFC nor, to FFFC’s knowledge, the related Mortgagor, has received any notice of any violation or potential violation of such law;

(40)

FFFC shall, at its own expense, cause each Mortgage Loan to be covered by a Tax Service Contract which is assignable to the Sponsor or its designee; provided however, that if FFFC fails to purchase such Tax Service Contract, FFFC shall be required to reimburse the Sponsor for all costs and expenses incurred by the Sponsor in connection with the purchase of any such Tax Service Contract, provided however, that such costs shall not exceed $80 per Mortgage Loan;

(41)

Each Mortgage Loan is covered by a Flood Zone Service Contract which is assignable to the Sponsor or its designee or, for each Mortgage Loan not covered by such Flood Zone Service Contract, FFFC agrees to purchase such Flood Zone Service Contract;

(42)

No Mortgage Loan is (a) subject to the provisions of the Homeownership and Equity Protection Act of 1994 as amended (“HOEPA”), (b) a “high cost” mortgage loan, “covered” mortgage loan, “high risk home” mortgage loan or “predatory” mortgage loan or any other comparable term, no matter how defined under any applicable federal, state or local law, (c) subject to any comparable applicable federal, state or local statutes or regulations, or any other applicable statute or regulation providing for heightened regulatory scrutiny, or (d) a High Cost Loan or Covered Loan, as applicable (as such terms are defined in applicable state law and included in the current Standard & Poor’s LEVELS® Glossary Revised, Appendix E);

(43)

No predatory, abusive, or deceptive lending practices as defined under applicable law, including but not limited to, the extension of credit to a mortgagor without regard for the mortgagor’s ability to repay the Mortgage Loan and the extension of credit to a mortgagor which has no apparent benefit to the mortgagor, were employed in connection with the origination of the Mortgage Loan;

(44)

The debt-to-income ratio of the related Mortgagor was not greater than 55% at the origination of the related Mortgage Loan;

(45)

No Mortgagor was required to purchase any credit insurance product (e.g., life, mortgage, disability, accident, unemployment or health insurance product) or debt cancellation agreement as a condition of obtaining the extension of credit.  No Mortgagor obtained a prepaid single premium credit life, mortgage, disability, accident, unemployment or health insurance product in connection with the origination of the Mortgage Loan.  No proceeds from any Mortgage Loan were used to purchase single premium credit insurance policies or debt cancellation agreements as part of the origination of, or as a condition to closing, such Mortgage Loan;

(46)

The Mortgage Loans were not selected from the outstanding one to four-family mortgage loans in FFFC’s portfolio at the Initial Sale Date as to which the representations and warranties set forth in this Agreement could be made in a manner so as to affect adversely the interests of the Sponsor;

(47)

The Mortgage contains an enforceable provision for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan in the event that the Mortgaged Property is sold or transferred without the prior written consent of the mortgagee thereunder;

(48)

The Mortgage Loan complies with all applicable consumer credit statutes and regulations, including, without limitation, the respective Uniform Consumer Credit Code laws in effect in Colorado, Idaho, Indiana, Iowa, Kansas, Maine, Oklahoma, South Carolina, Utah and Wyoming, to the extent such laws and regulations are not preempted by federal law, has been originated by a national bank or a properly licensed entity, and in all other respects, complies with all of the material requirements of any such applicable laws and non-preempted state laws;

(49)

The information set forth in the Prepayment Charge Schedule is complete, true and correct in all material respects and each Prepayment Charge is permissible, enforceable and collectable under applicable federal and state law;

(50)

The Mortgage Loan was not prepaid in full prior to the Closing Date and FFFC has not received notification from a Mortgagor that a prepayment in full shall be made after the Closing Date;

(51)

No Mortgage Loan is secured by cooperative housing, commercial property or mixed use property;

(52)

Each Mortgage Loan is eligible for sale in the secondary market or for inclusion in a Pass-Through Transfer without unreasonable credit enhancement;

(53)

Except as set forth on the related Mortgage Loan Schedule, none of the Mortgage Loans are subject to a Prepayment Charge.  For any Mortgage Loan, such Prepayment Charge does not extend beyond three years after the date of origination.  With respect to any Mortgage Loan that contains a provision permitting imposition of a premium upon a prepayment prior to maturity: (i) prior to the Mortgage Loan’s origination, the Mortgage Loan originator’s rate sheets provided a means for a Mortgagor to agree to such premium in exchange for a monetary benefit, including but not limited to a rate or fee reduction, (ii) FFFC has no knowledge that, prior to the Mortgage Loan’s origination, the Mortgagor was not offered the option of obtaining a Mortgage Loan that did not require payment of such a premium, (iii) the prepayment premium is disclosed to the Mortgagor in the loan documents pursuant to applicable state and federal law, and (iv) notwithstanding any state or federal law to the contrary, FFFC shall not impose such prepayment premium in any instance when the mortgage debt is accelerated as the result of the Mortgagor’s default in making the loan payments;

(54)

FFFC is in compliance with all applicable anti-money laundering laws, including the relevant provisions of the Bank Secrecy Act as amended by the USA PATRIOT ACT of 2001 (collectively, the “Patriot Act”); FFFC has established an anti-money laundering compliance program and with respect to the Patriot Act has (i) developed internal policies, procedures and controls reasonably designed to prevent it from being used for money laundering or the financing of terrorist activities; (ii) designated a compliance officer, (iii) implemented an ongoing employee training program, and, (iv) developed an independent audit function to test the compliance program; and the Company is in compliance with the implementing regulations promulgated and administered by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”), and has established an OFAC compliance program  As of the closing date of the related Mortgage Loan, no Mortgage Loan is subject to nullification pursuant to Executive Order 13224 (the “Executive Order”) or the regulations promulgated by the Office of Foreign Assets Control of the United States Department of the Treasury (the “OFAC Regulations”) or in violation of the Executive Order or the OFAC Regulations, and no Mortgagor is subject to the provisions of such Executive Order or the OFAC Regulations nor listed as a “blocked person” for purposes of the OFAC Regulations;

(55)

No Mortgagor was encouraged or required to select a Mortgage Loan product offered by the Mortgage Loan’s originator which is a higher cost product designed for less creditworthy borrowers, unless at the time of the Mortgage Loan’s origination, such Mortgagor did not qualify taking into account credit history and debt to income ratios for a lower cost credit product then offered by the Mortgage Loan’s originator or any affiliate of the Mortgage Loan’s originator; provided that, for purposes of this subpart, the terms “Mortgage Loan’s originator” and “any affiliate of the Mortgage Loan’s originator” shall mean, either of and only, the FFFC and NationPoint divisions of National City Bank of Indiana;

(56)

The methodology used in underwriting the extension of credit for each Mortgage Loan employs objective mathematical principles which relate the Mortgagor’s income, assets and liabilities to the proposed payment and such underwriting methodology does not rely on the extent of the Mortgagor’s equity in the collateral as the principal determining factor in approving such credit extension.  Such underwriting methodology confirmed that at the time of origination (application/approval) the Mortgagor had a reasonable ability to make timely payments on the Mortgage Loan;

(57)

With respect to each Mortgage Loan, NCHLS and any previous servicer has fully and accurately furnished complete information on the related borrower credit files to Equifax, Experian and Trans Union Credit Information Company, in accordance with the Fair Credit Reporting Act and its implementing regulations, on a monthly basis and FFFC for each Loan will furnish, in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information on its borrower credit files to Equifax, Experian, and Trans Union Credit  Information Company, on a monthly basis;

(58)

All points and fees related to each Mortgage Loan were disclosed in writing to the related Borrower in accordance with applicable state and federal laws and regulations.  All fees and charges (including finance charges) and whether or not financed, assessed, collected or to be collected in connection with the origination of each such Mortgage Loan were disclosed in writing to the related  Mortgagor  in accordance with applicable state and federal laws and regulations;

(59)

FFFC will transmit full-file credit reporting data for each Mortgage Loan for each Mortgage Loan and Servicer agrees it shall report one of the following statuses each month as follows: new origination, current, delinquent (30-, 60-, 90-days, etc.), foreclosed, or charged-off;

(60)

No Mortgage Loan is a “manufactured housing loan” or “home improvement home loan” pursuant to the New Jersey Home Ownership Act.  No Mortgage Loan is a “High-Cost Home Loan” or a refinanced “Covered Home Loan,” in each case, as defined in the New Jersey Home Ownership Act effective November 27, 2003 (N.J.S.A. 46;10B-22 et seq.);

(61)

Each Mortgage Loan constitutes a “qualified mortgage” under Section 860G(a)(3)(A) of the Code and Treasury Regulation Section 1.860G-2(a)(1);

(62)

No Mortgage Loan is secured by real property or secured  by a manufactured home located in the state of Georgia unless (x) such Mortgage Loan was originated prior to October 1, 2002 or after March 6, 2003, or (y) the property securing the Mortgage Loan is not, nor will be, occupied by the Mortgagor as the Mortgagor’s principal dwelling.  No Mortgage Loan is a “High Cost Home Loan” as defined in the Georgia Fair Lending Act, as amended (the “Georgia Act”).   Each Mortgage Loan that is a “Home Loan” under the Georgia Act complies with all applicable provisions of the Georgia Act. No Mortgage Loan secured by owner occupied real property or an owner occupied manufactured home located in the State of Georgia was originated (or modified) on or after October 1, 2002 through and including March 6, 2003;

(63)

No Mortgage Loan is a “High-Cost” loan as defined under the New York Banking Law Section 6-1, effective as of April 1, 2003;

(64)

No Mortgage Loan (a) is secured by property located in the State of New York; (b) had an unpaid principal balance at origination of $300,000 or less, and (c) has an application date on or after April 1, 2003, the terms of which Mortgage Loan equal or exceed either the APR or the points and fees threshold for “high-cost home loans”, as defined in Section 6-1 of the New York State Banking Law;

(65)

No Mortgage Loan is a “High Cost Home Loan” as defined in the Arkansas Home Loan Protection Act effective July 16, 2003 (Act 1340 or 2003);

(66)

No Mortgage Loan is a “High Cost Home Loan” as defined in the Kentucky high-cost loan statute effective June 24, 2003 (Ky. Rev. Stat. Section 360.100);

(67)

No Mortgage Loan secured by property located in the State of Nevada is a “home loan” as defined in the Nevada Assembly Bill No. 284;

(68)

No Mortgage Loan is a subsection 10 mortgage under the Oklahoma Home Ownership and Equity protection Act;

(69)

No Mortgage Loan is a “High-Cost Home Loan” as defined in the New Mexico Home Loan Protection Act effective January 1, 2004 (N.M. Stat. Ann. §§ 58-21A-1 et seq.);

(70)

No Mortgage Loan is a “High-Risk Home Loan” as defined in the Illinois High-Risk Home Loan Act effective January 1, 2004 (815 Ill. Comp. Stat. 137/1 et seq.);

(71)

No Mortgage Loan that is secured by property located within the State of Maine meets the definition of a (i) “high-rate, high-fee” mortgage loan under Article VIII, Title 9-A of the Maine Consumer Credit Code or (ii) “High-Cost Home Loan” as defined under the Maine House Bill 383 L.D. 494, effective as of September 13, 2003;

(72)

No Mortgage Loan secured by a Mortgaged Property located in the Commonwealth of Massachusetts was made to pay off or refinance an existing loan or other debt of the related borrower (as the term “borrower” is defined in the regulations promulgated by the Massachusetts Secretary of State in connection with Massachusetts House Bill 4880 (2004)) unless either (1) (a) the related Mortgage Interest Rate (that would be effective once the introductory rate expires, with respect to Adjustable Rate Mortgage Loans) did or would not exceed by more than 2.25% the yield on United States Treasury securities having comparable periods of maturity to the maturity of the related Mortgage Loan as of the fifteenth day of the month immediately preceding the month in which the application for the extension of credit was received by the related lender or (b) the Mortgage Loan is an “open-end home loan” (as such term is used in the Massachusetts House Bill 4880 (2004)) and the related Mortgage Note provides that the related Mortgage Interest Rate may not exceed at any time the Prime rate index as published in The Wall Street Journal plus a margin of one percent, or (2) such Mortgage Loan is in the “borrower’s interest,” as documented by a “borrower’s interest worksheet” for the particular Mortgage Loan, which worksheet incorporates the factors set forth in Massachusetts House Bill 4880 (2004) and the regulations promulgated thereunder for determining “borrower’s interest,” and otherwise complies in all material respects with the laws of the Commonwealth of Massachusetts;

(73)

Any payment in the nature of an “average” or “yield spread premium” to a mortgage broker or a like Person has been fully disclosed to the Mortgagor on the settlement statement prepared under the Real Estate Settlement Procedures Act;

(74)

The sale or transfer of the Mortgage Loan by FFFC complies with all applicable federal, state, and local laws, rules, and regulations governing such sale or transfer, including, without limitation, the provisions related to transfer of loans under the Fair and Accurate Credit Transactions Act (“FACT Act”) which amended the Fair Credit Reporting Act, each as may be amended from time to time, and FFFC has not received any actual notice of any identity theft, fraud, or other misrepresentation in connection with such Mortgage Loan or any party thereto;

(75)

With respect to each MOM Loan, a MIN has been assigned by MERS and such MIN is accurately provided on the Mortgage Loan Schedule.  The related Assignment of Mortgage to MERS has been duly and properly recorded, or has been delivered for recording to the applicable recording office;

(76)

With respect to each MOM Loan, FFFC has not received any notice of liens or legal actions with respect to such Mortgage Loan and no such notices have been electronically posted by MERS;

(77)

No Mortgagor agreed to submit to arbitration to resolve any dispute arising out of or relating in any way to the Mortgage Loan transaction.

(78)

Immediately prior to the payment of the purchase price for each Mortgage Loan by the Sponsor, FFFC was the owner of record of the related Mortgage and the indebtedness evidenced by the related Mortgage Note and upon the payment of the Purchase Price by the Sponsor;

(79)

The transfer, assignment and conveyance of the Mortgage Notes and the Mortgages by the FFFC pursuant to the Master MLPSA were not subject to the bulk transfer or any similar statutory provisions;

(80)

The transfer of the Mortgage Loans was treated as a sale on the books and records of the FFFC, and FFFC has determined that, and has treated, the disposition of the Mortgage Loans pursuant to the Master MLPSA for tax and accounting purposes as a sale.  FFFC shall maintain a complete set of books and records for each Mortgage Loan which shall be clearly marked to reflect the ownership of each Mortgage Loan by the Sponsor;

(81)

The consideration received by the FFFC upon the sale of the Mortgage Loans to the Sponsor constitutes fair consideration and reasonably equivalent value for such Mortgage Loans;

(82)

FFFC is solvent and will not be rendered insolvent by the consummation of the transactions contemplated hereby.  FFFC did not transfer any Mortgage Loan with any intent to hinder, delay or defraud any of its creditors.

EXHIBIT A

[IF THIS CERTIFICATE IS A PHYSICAL CERTIFICATE, NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE PROPOSED TRANSFEROR DELIVERS TO THE SECURITIES ADMINISTRATOR A TRANSFEROR LETTER (THE “TRANSFEROR LETTER”) IN THE FORM OF EXHIBIT H TO THE AGREEMENT REFERRED TO HEREIN AND EITHER (I) THE SECURITIES ADMINISTRATOR RECEIVES A RULE 144A INVESTMENT LETTER (THE “144A INVESTMENT LETTER”) OR A REGULATION S INVESTMENT LETTER (THE “REGULATION S INVESTMENT LETTER”) IN THE FORM OF EXHIBIT I-A AND EXHIBIT I-B, RESPECTIVELY, TO THE AGREEMENT REFERRED TO HEREIN OR (II) THE SECURITIES ADMINISTRATOR RECEIVES AN OPINION OF COUNSEL, DELIVERED AT THE EXPENSE OF THE TRANSFEROR, THAT SUCH TRANSFER MAY BE MADE WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED.] [To be added to the Class M-10 Certificates while such Certificates remain Private Certificates.]

[IF THIS CERTIFICATE IS A BOOK-ENTRY CERTIFICATE, THE PROPOSED TRANSFEROR WILL BE DEEMED TO HAVE MADE EACH OF THE CERTIFICATIONS SET FORTH IN THE TRANSFEROR LETTER AND THE PROPOSED TRANSFEREE WILL BE DEEMED TO HAVE MADE EACH OF THE CERTIFICATIONS SET FORTH IN THE RULE 144A INVESTMENT LETTER OR REGULATION S INVESTMENT LETTER, AS APPLICABLE, IN EACH CASE AS IF SUCH CERTIFICATE WERE EVIDENCED BY A PHYSICAL CERTIFICATE.] [To be added to the Class M-10 Certificates while such Certificates remain Private Certificates.]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS AN INTEREST IN A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), AND CERTAIN OTHER ASSETS.

[PRINCIPAL WILL NOT BE DISTRIBUTABLE IN RESPECT OF THIS CERTIFICATE.  INTEREST IS CALCULATED ON THE CERTIFICATES OF THIS CLASS BASED ON A SCHEDULED CLASS NOTIONAL BALANCE WHICH ADJUSTS AS PROVIDED IN THE POOLING AND SERVICING AGREEMENT.] [To be added to Class A-IO Certificates only.]

[IF THIS CERTIFICATE IS RATED “AA-” OR ITS EQUIVALENT OR HIGHER, PRIOR TO THE TERMINATION OF THE SWAP AGREEMENT AND THE CAP AGREEMENT, NO TRANSFER OF THIS CERTIFICATE SHALL BE MADE UNLESS THE TRUSTEE SHALL HAVE RECEIVED A REPRESENTATION LETTER FROM THE TRANSFEREE OF THIS CERTIFICATE TO THE EFFECT THAT EITHER (I) SUCH TRANSFEREE IS NEITHER AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT WHICH IS SUBJECT TO SECTION 406 OF ERISA AND/OR SECTION 4975 OF THE CODE OR ANY ENTITY WHOSE UNDERLYING ASSETS INCLUDE SUCH PLAN’S OR ARRANGEMENT’S ASSETS BY REASON OF THEIR INVESTMENT IN THE ENTITY (A “PLAN”) NOR A PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF ANY SUCH PLAN TO EFFECT SUCH TRANSFER OR (II) THE ACQUISITION AND HOLDING OF THIS CERTIFICATE ARE ELIGIBLE FOR EXEMPTIVE RELIEF UNDER PROHIBITED TRANSACTION CLASS EXEMPTION (“PTCE”) 84-14, PTCE 90-1, PTCE 91-38, PTCE 95-60 OR PTCE 96-23.  ANY PURPORTED TRANSFER OF THIS CERTIFICATE PRIOR TO THE TERMINATION OF THE SWAP AGREEMENT AND THE CAP AGREEMENT TO OR ON BEHALF OF A PLAN WITHOUT THE DELIVERY TO THE TRUSTEE OF A REPRESENTATION LETTER AS DESCRIBED ABOVE SHALL BE VOID AND OF NO EFFECT.  IF THIS CERTIFICATE IS A BOOK-ENTRY CERTIFICATE, THE TRANSFEREE WILL BE DEEMED TO HAVE MADE A REPRESENTATION AS PROVIDED IN CLAUSE (I) OR (II) OF THIS PARAGRAPH, AS APPLICABLE.

IF THIS CERTIFICATE IS RATED BELOW “AA-” OR ITS EQUIVALENT, NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE TRANSFERREE DELIVERS TO THE SECURITIES ADMINISTRATOR EITHER A REPRESENTATION LETTER TO THE EFFECT THAT SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OR A PLAN SUBJECT TO SECTION 4975 OF THE CODE, OR A PLAN SUBJECT TO APPLICABLE FEDERAL, STATE OR LOCAL LAW (“SIMILAR LAW”) MATERIALLY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE OR A PERSON INVESTING ON BEHALF OF OR WITH PLAN ASSETS OF SUCH A PLAN, OR, IF THE TRANSFEREE IS AN INSURANCE COMPANY, A REPRESENTATION LETTER THAT IT IS USING THE ASSETS OF ITS GENERAL ACCOUNT AND THAT THE PURCHASE AND HOLDING OF THIS CERTIFICATE ARE COVERED UNDER SECTIONS I AND III OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 OR AN OPINION OF COUNSEL SATISFACTORY TO THE SECURITIES ADMINISTRATOR, TO THE EFFECT THAT THE PURCHASE OR HOLDING OF THIS CERTIFICATE WILL NOT CONSTITUTE OR RESULT IN A PROHIBITED TRANSACTION WITHIN THE MEANING OF ERISA, SECTION 4975 OF THE CODE OR ANY SIMILAR LAW AND WILL NOT SUBJECT THE TRUSTEE, THE DEPOSITOR, THE SECURITIES ADMINISTRATOR, THE MASTER SERVICER OR THE SERVICER TO ANY OBLIGATION IN ADDITION TO THOSE EXPRESSLY UNDERTAKEN IN THE AGREEMENT OR TO ANY LIABILITY. NOTWITHSTANDING ANYTHING ELSE TO THE CONTRARY HEREIN, ANY PURPORTED TRANSFER OF THIS CERTIFICATE TO OR ON BEHALF OF AN EMPLOYEE BENEFIT PLAN SUBJECT TO TITLE I OF ERISA, SECTION 4975 OF THE CODE OR SIMILAR LAW WITHOUT THE REPRESENTATION LETTER OR OPINION OF COUNSEL SATISFACTORY TO THE SECURITIES ADMINISTRATOR AS DESCRIBED ABOVE SHALL BE VOID AND OF NO EFFECT.] [To be added to all Class A Certificates.]

[NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE TRANSFEREE DELIVERS TO THE SECURITIES ADMINISTRATOR EITHER A REPRESENTATION LETTER TO THE EFFECT THAT SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OR A PLAN SUBJECT TO SECTION 4975 OF THE CODE, OR A PLAN SUBJECT TO APPLICABLE FEDERAL, STATE OR LOCAL LAW (“SIMILAR LAW”) MATERIALLY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE OR A PERSON INVESTING ON BEHALF OF OR WITH PLAN ASSETS OF SUCH A PLAN, OR, IF THE TRANSFEREE IS AN INSURANCE COMPANY, A REPRESENTATION LETTER THAT IT IS USING THE ASSETS OF ITS GENERAL ACCOUNT AND THAT THE PURCHASE AND HOLDING OF THIS CERTIFICATE ARE COVERED UNDER SECTIONS I AND III OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 OR AN OPINION OF COUNSEL SATISFACTORY TO THE SECURITIES ADMINISTRATOR, TO THE EFFECT THAT THE PURCHASE OR HOLDING OF THIS CERTIFICATE WILL NOT CONSTITUTE OR RESULT IN A PROHIBITED TRANSACTION WITHIN THE MEANING OF ERISA, SECTION 4975 OF THE CODE OR ANY SIMILAR LAW AND WILL NOT SUBJECT THE TRUSTEE, THE DEPOSITOR, THE SECURITIES ADMINISTRATOR, THE MASTER SERVICER OR THE SERVICER TO ANY OBLIGATION IN ADDITION TO THOSE EXPRESSLY UNDERTAKEN IN THE AGREEMENT OR TO ANY LIABILITY.  NOTWITHSTANDING ANYTHING ELSE TO THE CONTRARY HEREIN, ANY PURPORTED TRANSFER OF THIS CERTIFICATE TO OR ON BEHALF OF AN EMPLOYEE BENEFIT PLAN SUBJECT TO TITLE I OF ERISA, SECTION 4975 OF THE CODE OR SIMILAR LAW WITHOUT THE REPRESENTATION LETTER OR OPINION OF COUNSEL SATISFACTORY TO THE SECURITIES ADMINISTRATOR AS DESCRIBED ABOVE SHALL BE VOID AND OF NO EFFECT.] [To be added to all Class M Certificates.]

[THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF REPRESENTS AND WARRANTS THAT (A) UNTIL THE EXPIRATION OF THE APPLICABLE “DISTRIBUTION COMPLIANCE PERIOD” WITHIN THE MEANING OF REGULATION S, ANY OFFER, SALE, PLEDGE OR OTHER TRANSFER OF THIS CERTIFICATE SHALL NOT BE MADE IN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY U.S. PERSON (EACH AS DEFINED IN REGULATION S) AND (B) IF THIS CERTIFICATE IS HELD WITHIN THE UNITED STATES OR SUCH HOLDER IS A U.S. PERSON OR THIS CERTIFICATE IS HELD FOR THE ACCOUNT OR SUCH BENEFIT OF, A U.S. PERSON (EACH AS DEFINED IN REGULATION S) SUCH CERTIFICATE WAS ACQUIRED ONLY (1) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE 1933 ACT OR  (2) BY SUCH HOLDER AS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE 1933 ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A.][For any Private Certificate to be acquired or transferred pursuant to Regulation S.]

Certificate No:		1
Cut-off Date:		May 1, 2006
First Distribution Date:		June 26, 2006
Initial Certificate Balance of this Certificate (“Denomination”):		$[ ]
Initial Certificate Balances of all Certificates of this Class:	A-IO	$296,185,000*
	I-A	$336,603,000
	II-A-1	$301,465,000
	II-A-2	$105,612,000
	II-A-3	$161,076,000
	II-A-4	$ 48,906,000
	M-1	$ 39,445,000
	M-2	$ 35,965,000
	M-3	$ 20,844,000
	M-4	$ 18,563,000
	M-5	$ 18,563,000
	M-6	$ 16,242,000
	M-7	$ 16,242,000
	M-8	$ 8,701,000
	M-9	$ 8,701,000
	M-10	$ 11,602,000
* Notional Amount
Interest Rate:	A-IO	1.50% per annum (subject to Class A-IO Available Funds Cap)
	I-A	Variable
	II-A-1	Variable
	II-A-2	Variable
	II-A-3	Variable
	II-A-4	Variable
	M-1	Variable
	M-2	Variable
	M-3	Variable
	M-4	Variable
	M-5	Variable
	M-6	Variable
	M-7	Variable
	M-8	Variable
	M-9	Variable
	M-10	Variable

CUSIP:	A-IO	320277AA4
	I-A	320277AB2
	II-A-1	320277AC0
	II-A-2	320277AD8
	II-A-3	320277AE6
	II-A-4	320277AF3
	M-1	320277AG1
	M-2	320277AH9
	M-3	320277AJ5
	M-4	320277AK2
	M-5	320277AL0
	M-6	320277AM8
	M-7	320277AN6
	M-8	320277AP1
	M-9	320277AQ9
	M-10	320277AR7

ISIN:	A-IO	320277AA48
	I-A	320277AB21
	II-A-1	320277AC04
	II-A-2	320277AD86
	II-A-3	320277AE69
	II-A-4	320277AF35
	M-1	320277AG18
	M-2	320277AH90
	M-3	320277AJ56
	M-4	320277AK20
	M-5	320277AL03
	M-6	320277AM85
	M-7	320277AN68
	M-8	320277AP17
	M-9	320277AQ99
	M-10	320277AR72

HSI ASSET SECURITIZATION CORPORATION

First Franklin Mortgage Loan Trust 2006-FF7
Mortgage Pass-Through Certificates, Series 2006-FF7
[Class [A-IO][I-][II-][A[-__][Class M-__]

evidencing a percentage interest in the distributions allocable to the Certificates of the above-referenced Class.

[Principal in respect of this Certificate is distributable monthly as set forth herein.][Insert for every Class A Certificate except for Class A-IO Certificate.] [Accordingly, the Certificate Balance at any time may be less than the Certificate Balance as set forth herein.] [Insert for every Class A Certificate except for Class A-IO Certificate.]  Interest in respect of this Certificate is distributable monthly as set forth herein based on the notional balance of this certificate up to and including the Distribution Date in May 2008; thereafter, no distributions will be made with respect to this Certificate. [Insert for Class A-IO Certificate only] This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Trustee or any other party to the Agreement referred to below or any of their respective affiliates.  Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

This certifies that [____________]is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the [denomination of this Certificate] [Insert for every Class A Certificate except for Class A-IO Certificate.] [notional balance of this Certificate][Insert for Class A-IO Certificate only] by the [aggregate of the denominations of all Certificates] [Insert for every Class A Certificate except for Class A-IO Certificate.] [Class Notional Balance][Insert for Class A-IO Certificate.] of the Class to which this Certificate belongs) in certain monthly distributions [of principal and interest][Insert for every Class A Certificate except for the Class AI-O Certificate.] [of interest][Insert for Class A-IO Certificate only (pursuant to a Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the “Agreement”) among HSI Asset Securitization Corporation, as depositor (the “Depositor”), National City Home Loan Services, Inc., as servicer, First Franklin Financial Corporation, as mortgage loan seller, Wells Fargo Bank, N.A., as master servicer,  (in such capacity, the “Master Servicer”) securities administrator (in such capacity, the “Securities Administrator”) and custodian and Deutsche Bank National Trust Company, as trustee (the “Trustee”).  To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement.  This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Securities Administrator.

* * *

IN WITNESS WHEREOF, the Securities Administrator has caused this Certificate to be duly executed.

Dated:

WELLS FARGO BANK, N.A.,
not in its individual capacity, but solely as
Securities Administrator

By:

Authenticated:

By:

Authorized Signatory of

WELLS FARGO BANK, N.A.,

not in its individual capacity,

but solely as Securities Administrator

HSI ASSET SECURITIZATION CORPORATION

First Franklin Mortgage Loan Trust 2006-FF7
Mortgage Pass-Through Certificates

This Certificate is one of a duly authorized issue of Certificates designated as First Franklin Mortgage Loan Trust 2006-FF7 Mortgage Pass-Through Certificates, of the Series specified on the face hereof (herein collectively called the “Certificates”), and representing a beneficial ownership interest in the Trust Fund created by the Agreement.

The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account or Supplemental Interest Trust Account for payment hereunder and that neither the Trustee nor the Securities Administrator is liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such day is not a Business Day, the Business Day immediately following (the “Distribution Date”), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement.  [The Record Date applicable to each Distribtution Date is the Business Day immediately preceding such Distribution Date.][Insert for every Class A Certificate except for Class A-IO Certificate and every Class M Certificate.]  [The Record Date applicable to each Distribution Date is the last Business Day of the calendar month next preceding the month of such Distribution Date.] [Insert for Class A-IO Certificate only.]

Distributions on this Certificate shall be made by wire transfer of immediately available funds to the account of the Holder hereof at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have so notified the Securities Administrator in writing at least five Business Days prior to the related Record Date and such Certificateholder shall satisfy the conditions to receive such form of payment set forth in the Agreement, or, if not, by check mailed by first class mail to the address of such Certificateholder appearing in the Certificate Register.  The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the offices designated by the Securities Administrator for such purposes or such other location specified in the notice to Certificateholders of such final distribution.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the parties to the Agreement with the consent of the Holders of Certificates affected by such amendment evidencing the requisite Percentage Interest, as provided in the Agreement.  Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate.  The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Securities Administrator upon surrender of this Certificate for registration of transfer at the offices designated by the Securities Administrator for such purposes, accompanied by a written instrument of transfer in form satisfactory to the Securities Administrator duly executed by the holder hereof or such holder’s attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust Fund will be issued to the designated transferee or transferees.

The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement.  As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

No service charge will be made for any such registration of transfer or exchange, but the Securities Administrator may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

The Trustee, the Depositor and the Securities Administrator and any agent of the Trustee, the Depositor or the Securities Administrator may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Trustee, the Depositor, the Securities Administrator nor any such agent shall be affected by any notice to the contrary.

The Master Servicer, upon the instruction of the Depositor, shall purchase the Mortgage Loans and therefore cause the termination of the Trust on any Optional Termination, which is any  Distribution Date in which the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period is less than or equal to 10% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date; provided, however, the Master Servicer in its own right may exercise the option to purchase the Mortgage Loans and thereby cause the termination of the Trust on any Distribution Date in which the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period is less than or equal to 5% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date, if the Depositor has not previously provided instructions to the Master Servicer to exercise such option on the Depositor’s behalf on such Distribution Date.

The obligations and responsibilities created by the Agreement will terminate as provided in Section 11.01 of the Agreement.

Any term used herein that is defined in the Agreement shall have the meaning assigned in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

(Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust Fund.

I (We) further direct the Securities Administrator to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

Dated:

Signature by or on behalf of assignor

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to                                                                                                                              ,
                                                                                                                                                           ,
for the account of                                                                                                                              ,
account number __________, or, if mailed by check, to                                                                  .
Applicable statements should be mailed to                                                                                       ,

This information is provided by                                                                              ,
the assignee named above, or                                                                                                           ,
as its agent.

EXHIBIT B

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE PROPOSED TRANSFEROR DELIVERS TO THE SECURITIES ADMINISTRATOR A TRANSFEROR LETTER IN THE FORM OF EXHIBIT H TO THE AGREEMENT REFERRED TO HEREIN AND EITHER (I) THE SECURITIES ADMINISTRATOR RECEIVES EITHER A RULE 144A INVESTMENT LETTER OR REGULATION S INVESTMENT LETTER IN THE FORM OF EXHIBIT I-A AND EXHIBIT I-B, RESPECTIVELY, TO THE AGREEMENT REFERRED TO HEREIN OR (II) THE SECURITIES ADMINISTRATOR RECEIVES AN OPINION OF COUNSEL, DELIVERED AT THE EXPENSE OF THE TRANSFEROR, STATING THAT SUCH TRANSFER MAY BE MADE WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE TRANSFEREE DELIVERS TO THE SECURITIES ADMINISTRATOR A REPRESENTATION LETTER TO THE EFFECT THAT SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OR A PLAN SUBJECT TO SECTION 4975 OF THE CODE OR A PLAN SUBJECT TO MATERIALLY SIMILAR PROVISIONS OF APPLICABLE FEDERAL, STATE OR LOCAL LAW (“SIMILAR LAW”) OR A PERSON INVESTING ON BEHALF OF OR WITH PLAN ASSETS OF SUCH A PLAN.  IN THE EVENT THAT SUCH REPRESENTATION IS VIOLATED, OR ANY ATTEMPT IS MADE TO TRANSFER TO A PLAN OR ARRANGEMENT SUBJECT TO SECTION 406 OF ERISA, A PLAN SUBJECT TO SECTION 4975 OF THE CODE OR A PLAN SUBJECT TO SIMILAR LAW, OR A PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR ARRANGEMENT OR USING THE ASSETS OF ANY SUCH PLAN OR ARRANGEMENT, SUCH ATTEMPTED TRANSFER OR ACQUISITION SHALL BE VOID AND OF NO EFFECT.

Certificate No.	:	P-1
Cut-off Date	:	May 1, 2006
First Distribution Date	:	June 26, 2006
Percentage Interest of this Certificate	:	100%
Interest	:	None
CUSIP	:	320277 AT 3
ISIN	:	US320277AT39

HSI ASSET SECURITIZATION CORPORATION

First Franklin Mortgage Loan Trust 2006-FF7
Mortgage Pass-Through Certificates, Series 2006-FF7

Class P

evidencing a percentage interest in the distribution of Prepayment Charges allocable to the Certificates of the above-referenced Class.

Distributions in respect of this Certificate are distributable monthly as set forth herein.  This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Trustee or any other party to the Agreement referred to below or any of their respective affiliates.  Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

This certifies that HSBC SECURITIES (USA) INC. is the registered owner of the Percentage Interest evidenced by this Certificate in certain monthly distributions of Prepayment Charges pursuant to a Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the “Agreement”) among HSI Asset Securitization Corporation, as depositor (the “Depositor”), National City Home Loan Services, Inc., as servicer, First Franklin Financial Corporation, as mortgage loan seller, Wells Fargo Bank, N.A., as master servicer,  (in such capacity, the “Master Servicer”) securities administrator (in such capacity, the “Securities Administrator”) and custodian and Deutsche Bank National Trust Company, as trustee (the “Trustee”).  To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement.  This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

This Certificate does not have an Interest Rate and will solely be entitled to receive distributions of Prepayment Charges to the extent set forth in the Agreement.  In addition, any distribution of the proceeds of any remaining assets of the Trust will be made only upon presentment and surrender of this Certificate at the offices designated by the Securities Administrator for such purpose, or such other location specified in the notice to Certificateholders.

No transfer of a Certificate of this Class shall be made unless such disposition is exempt from the registration requirements of the Securities Act of 1933, as amended (the “1933 Act”), and any applicable state securities laws or is made in accordance with the 1933 Act and such laws.  In the event of any such transfer, the Securities Administrator shall require the transferor to execute a transferor certificate (in substantially the form attached to the Agreement) and deliver either (i) a Rule 144A Investment Letter or a Regulation S Investment Letter, as applicable, in either case substantially in the form attached as Exhibit I-A and Exhibi I-B, respectively, to the Agreement, or (ii) a written Opinion of Counsel to the Securities Administrator that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from the 1933 Act or is being made pursuant to the 1933 Act, which Opinion of Counsel shall be an expense of the transferor.

No transfer of a Certificate of this Class shall be made unless the Securities Administrator shall have received a representation letter from the transferee of such Certificate, acceptable to and in form and substance satisfactory to the Securities Administrator, to the effect that such transferee is not an employee benefit plan subject to Section 406 of ERISA, Section 4975 of the Code or any materially similar provisions of applicable federal, state or local law (“Similar Law”), or a person acting on behalf of or investing plan assets of any such plan, which representation letter shall not be an expense of the Securities Administrator.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Securities Administrator.

* * *

IN WITNESS WHEREOF, the Securities Administrator has caused this Certificate to be duly executed.

Dated:

WELLS FARGO BANK, N.A.,
not in its individual capacity, but solely as
Securities Administrator

By:

Authenticated:

By:

Authorized Signatory of

WELLS FARGO BANK, N.A.,

not in its individual capacity,

but solely as Securities Administrator

HSI ASSET SECURITIZATION CORPORATION

First Franklin Mortgage Loan Trust 2006-FF7
Mortgage Pass-Through Certificates

This Certificate is one of a duly authorized issue of Certificates designated as First Franklin Mortgage Loan Trust 2006-FF7 Mortgage Pass-Through Certificates, of the Series specified on the face hereof (herein collectively called the “Certificates”), and representing a beneficial ownership interest in the Trust Fund created by the Agreement.

The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account or constituting Prepayment Charges for payment hereunder and that neither the Trustee nor the Securities Administrator is liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such day is not a Business Day, the Business Day immediately following (the “Distribution Date”), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement.  The Record Date applicable to each Distribution Date is the last Business Day of the month next preceding the month of such Distribution Date.

Distributions on this Certificate shall be made by wire transfer of immediately available funds to the account of the Holder hereof at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have so notified the Securities Administrator in writing at least five Business Days prior to the related Record Date and such Certificateholder shall satisfy the conditions to receive such form of payment set forth in the Agreement, or, if not, by check mailed by first class mail to the address of such Certificateholder appearing in the Certificate Register.  The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the offices designated by the Securities Administrator for such purposes or such other location specified in the notice to Certificateholders of such final distribution.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the parties to the Agreement with the consent of the Holders of Certificates affected by such amendment evidencing the requisite Percentage Interest, as provided in the Agreement.  Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate.  The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Securities Administrator upon surrender of this Certificate for registration of transfer at the offices designated by the Securities Administrator for such purposes, accompanied by a written instrument of transfer in form satisfactory to the Securities Administrator duly executed by the holder hereof or such holder’s attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust Fund will be issued to the designated transferee or transferees.

The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement.  As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

No service charge will be made for any such registration of transfer or exchange, but the Securities Administrator may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

The Trustee, the Depositor and the Securities Administrator and any agent of the Trustee, the Depositor or the Securities Administrator may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Trustee, the Depositor, the Securities Administrator nor any such agent shall be affected by any notice to the contrary.

The Master Servicer, upon the instruction of the Depositor, shall purchase the Mortgage Loans and therefore cause the termination of the Trust on any Optional Termination, which is any Distribution Date in which the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period is less than or equal to 10% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date; provided, however, the Master Servicer in its own right may exercise the option to purchase the Mortgage Loans and thereby cause the termination of the Trust on any Distribution Date in which the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period is less than or equal to 5% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date, if the Depositor has not previously provided instructions to the Master Servicer to exercise such option on the Depositor’s behalf on such Distribution Date.

The obligations and responsibilities created by the Agreement will terminate as provided in Section 11.01 of the Agreement.

Any term used herein that is defined in the Agreement shall have the meaning assigned in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

(Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust Fund.

I (We) further direct the Securities Administrator to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

Dated:

Signature by or on behalf of assignor

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to                                                                                                                              ,
                                                                                                                                                           ,
for the account of                                                                                                                              ,
account number __________, or, if mailed by check, to                                                                  .
Applicable statements should be mailed to                                                                                       ,

This information is provided by                                                                              ,
the assignee named above, or                                                                                                           ,
as its agent.

EXHIBIT C

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “RESIDUAL INTEREST” IN TWO “REAL ESTATE MORTGAGE INVESTMENT CONDUITS,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”).

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE PROPOSED TRANSFEREE DELIVERS TO THE SECURITIES ADMINISTRATOR A TRANSFER AFFIDAVIT IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN.

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED (I) TO A PERSON OTHER THAN A PERMITTED TRANSFEREE IN COMPLIANCE WITH SECTION 5.02I OF THE AGREEMENT OR (II) UNLESS THE TRANSFEREE DELIVERS TO THE SECURITIES ADMINISTRATOR A REPRESENTATION LETTER TO THE EFFECT THAT SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OR A PLAN SUBJECT TO SECTION 4975 OF THE CODE OR A PLAN SUBJECT TO MATERIALLY SIMILAR PROVISIONS OF APPLICABLE FEDERAL, STATE OR LOCAL LAW (“SIMILAR LAW”) OR A PERSON INVESTING ON BEHALF OF OR WITH PLAN ASSETS OF SUCH A PLAN.  IN THE EVENT THAT SUCH REPRESENTATION IS VIOLATED, OR ANY ATTEMPT IS MADE TO TRANSFER TO A PLAN OR ARRANGEMENT SUBJECT TO SECTION 406 OF ERISA, A PLAN SUBJECT TO SECTION 4975 OF THE CODE OR A PLAN SUBJECT TO SIMILAR LAW, OR A PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR ARRANGEMENT OR USING THE ASSETS OF ANY SUCH PLAN OR ARRANGEMENT, SUCH ATTEMPTED TRANSFER OR ACQUISITION SHALL BE VOID AND OF NO EFFECT.

Certificate No.	:	R-1
Cut-off Date	:	May 1, 2006
First Distribution Date	:	June 26, 2006
Percentage Interest of this Certificate	:	100.00%
Interest Rate	:	None
CUSIP	:	320277 AU 0
ISN	:	US320277AU02

HSI ASSET SECURITIZATION CORPORATION

First Franklin Mortgage Loan Trust 2006-FF7
Mortgage Pass-Through Certificates, Series 2006-FF7

Class R

evidencing a percentage interest in the distributions allocable to the Certificates of the above-referenced Class.

Distributions in respect of this Certificate are distributable monthly as set forth herein.  This Class R Certificate has no Certificate Balance and is not entitled to distributions in respect of principal or interest.  This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Trustee or any other party to the Agreement referred to below or any of their respective affiliates.  Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

This certifies that [HSBC SECURITIES (USA) INC.] is the registered owner of the Percentage Interest specified above of any monthly distributions due to the Class R Certificates pursuant to a Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the “Agreement”) among HSI Asset Securitization Corporation, as depositor (the “Depositor”), National City Home Loan Services, Inc., as servicer, First Franklin Financial Corporation, as mortgage loan seller, Wells Fargo Bank, N.A., as master servicer,  (in such capacity, the “Master Servicer”) securities administrator (in such capacity, the “Securities Administrator”) and custodian and Deutsche Bank National Trust Company, as trustee (the “Trustee”).  To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement.  This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Any distribution of the proceeds of any remaining assets of the Trust will be made only upon presentment and surrender of this Class R Certificate at the offices designated by the Securities Administrator for such purpose, or such other location specified in the notice to Certificateholders.

No transfer of a Class R Certificate shall be made unless the Securities Administrator shall have received a representation letter from the transferee of such Certificate, acceptable to and in form and substance satisfactory to the Securities Administrator, to the effect that such transferee is not an employee benefit plan or arrangement subject to Section 406 of ERISA, a plan or arrangement subject to Section 4975 of the Code or a plan subject to Similar Law, or a person acting on behalf of any such plan or arrangement nor using the assets of any such plan or arrangement to effect such transfer, which representation letter shall not be an expense of the Trustee, the Securities Administrator, the Depositor, the Master Servicer or the Trust Fund.  In the event that such representation is violated, or any attempt is made to transfer to a plan or arrangement subject to Section 406 of ERISA or a plan subject to Section 4975 of the Code or a plan subject to Similar Law, or a person acting on behalf of any such plan or arrangement or using the assets of any such plan or arrangement, such attempted transfer or acquisition shall be void and of no effect.

Each Holder of this Class R Certificate shall be deemed by the acceptance or acquisition an Ownership Interest in this Class R Certificate to have agreed to be bound by the following provisions, and the rights of each Person acquiring any Ownership Interest in this Class R Certificate are expressly subject to the following provisions:  (i) each Person holding or acquiring any Ownership Interest in this Class R Certificate shall be a Permitted Transferee and shall promptly notify the Securities Administrator of any change or impending change in its status as a Permitted Transferee, (ii) no Ownership Interest in this Class R Certificate may be registered on the Closing Date or thereafter transferred, and the Securities Administrator shall not register the Transfer of this Certificate unless, in addition to the certificates required to be delivered to the Securities Administrator under Section 5.02(b) of the Agreement, the Securities Administrator shall have been furnished with a Transfer Affidavit of the initial owner or the proposed transferee in the form attached as Exhibit G to the Agreement, (iii) each Person holding or acquiring any Ownership Interest in this Class R Certificate shall agree (A) to obtain a Transfer Affidavit from any other Person to whom such Person attempts to Transfer its Ownership Interest this Class R Certificate, (B) to obtain a Transfer Affidavit from any Person for whom such Person is acting as nominee, trustee or agent in connection with any Transfer of this Class R Certificate, (C) not to cause income with respect to the Class R Certificate to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of such Person or any other U.S. Person and (D) not to Transfer the Ownership Interest in this Class R Certificate or to cause the Transfer of the Ownership Interest in this Class R Certificate to any other Person if it has actual knowledge that such Person is a Non-Permitted Transferee and (iv) any attempted or purported Transfer of the Ownership Interest in this Class R Certificate in violation of the provisions herein shall be absolutely null and void and shall vest no rights in the purported Transferee.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Securities Administrator.

* * *

IN WITNESS WHEREOF, the Securities Administrator has caused this Certificate to be duly executed.

Dated:

WELLS FARGO BANK, N.A.,
not in its individual capacity, but solely as
Securities Administrator

By:

Authenticated:

By:

Authorized Signatory of

WELLS FARGO BANK, N.A.,

not in its individual capacity,

but solely as Securities Administrator

HSI ASSET SECURITIZATION CORPORATION

First Franklin Mortgage Loan Trust 2006-FF7
Mortgage Pass-Through Certificates

This Certificate is one of a duly authorized issue of Certificates designated as First Franklin Mortgage Loan Trust 2006-FF7 Mortgage Pass-Through Certificates, of the Series specified on the face hereof (herein collectively called the “Certificates”), and representing a beneficial ownership interest in the Trust Fund created by the Agreement.

The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account or Supplemental Interest Trust Account for payment hereunder and that neither the Trustee nor the Securities Administrator is liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such day is not a Business Day, the Business Day immediately following (the “Distribution Date”), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement.  The Record Date applicable to each Distribution Date is the last Business Day of the month next preceding the month of such Distribution Date.

Distributions on this Certificate shall be made by wire transfer of immediately available funds to the account of the Holder hereof at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have so notified the Securities Administrator in writing at least five Business Days prior to the related Record Date and such Certificateholder shall satisfy the conditions to receive such form of payment set forth in the Agreement, or, if not, by check mailed by first class mail to the address of such Certificateholder appearing in the Certificate Register.  The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the offices designated by the Securities Administrator for such purpose, or such other location specified in the notice to Certificateholders of such final distribution.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the parties to the Agreement with the consent of the Holders of Certificates affected by such amendment evidencing the requisite Percentage Interest, as provided in the Agreement.  Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate.  The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Securities Administrator upon surrender of this Certificate for registration of transfer at the offices designated by the Securities Administrator for such purposes, accompanied by a written instrument of transfer in form satisfactory to the Securities Administrator duly executed by the holder hereof or such holder’s attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust Fund will be issued to the designated transferee or transferees.

The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement.  As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

No service charge will be made for any such registration of transfer or exchange, but the Securities Administrator may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

The Trustee, the Depositor and the Securities Administrator and any agent of the Trustee, the Depositor or the Securities Administrator may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Trustee, the Depositor, the Securities Administrator nor any such agent shall be affected by any notice to the contrary.

The Master Servicer, upon the instruction of the Depositor, shall purchase the Mortgage Loans and therefore cause the termination of the Trust on any Optional Termination, which is any Distribution Date in which the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period is less than or equal to 10% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date; provided, however, the Master Servicer in its own right may exercise the option to purchase the Mortgage Loans and thereby cause the termination of the Trust on any Distribution Date in which the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period is less than or equal to 5% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date, if the Depositor has not previously provided instructions to the Master Servicer to exercise such option on the Depositor’s behalf on such Distribution Date.

The obligations and responsibilities created by the Agreement will terminate as provided in Section 11.01 of the Agreement.

Any term used herein that is defined in the Agreement shall have the meaning assigned in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

 (Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust Fund.

I (We) further direct the Securities Administrator to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

Dated:

Signature by or on behalf of assignor

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to                                                                                                                              ,
                                                                                                                                                           ,
for the account of                                                                                                                              ,
account number __________, or, if mailed by check, to                                                                  .
Applicable statements should be mailed to                                                                                       ,

This information is provided by                                                                              ,
the assignee named above, or                                                                                                           ,
as its agent.

EXHIBIT D

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS AN INTEREST IN A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) AND CERTAIN OTHER ASSETS.

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE PROPOSED TRANSFEROR DELIVERS TO THE SECURITIES ADMINISTRATOR A TRANSFEROR LETTER IN THE FORM OF EXHIBIT H TO THE AGREEMENT REFERRED TO HEREIN AND EITHER (I) THE SECURITIES ADMINISTRATOR RECEIVES EITHER A RULE 144A INVESTMENT LETTER OR A REGULATION S INVESTMENT LETTER IN THE FORM OF EXHIBIT I-A AND EXHIBIT I-B, RESPECTIVELY, TO THE AGREEMENT REFERRED TO HEREIN OR (II) THE SECURITIES ADMINISTRATOR RECEIVES AN OPINION OF COUNSEL, DELIVERED AT THE EXPENSE OF THE TRANSFEROR, THAT SUCH TRANSFER MAY BE MADE WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE TRANSFEREE DELIVERS TO THE SECURITIES ADMINISTRATOR A REPRESENTATION LETTER TO THE EFFECT THAT SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OR A PLAN SUBJECT TO SECTION 4975 OF THE CODE OR A PLAN SUBJECT TO MATERIALLY SIMILAR PROVISIONS OF APPLICABLE FEDERAL, STATE OR LOCAL LAW (“SIMILAR LAW”) OR A PERSON INVESTING ON BEHALF OF OR WITH PLAN ASSETS OF SUCH A PLAN.  IN THE EVENT THAT SUCH REPRESENTATION IS VIOLATED, OR ANY ATTEMPT IS MADE TO TRANSFER TO A PLAN OR ARRANGEMENT SUBJECT TO SECTION 406 OF ERISA, A PLAN SUBJECT TO SECTION 4975 OF THE CODE OR A PLAN SUBJECT TO SIMILAR LAW, OR A PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR ARRANGEMENT OR USING THE ASSETS OF ANY SUCH PLAN OR ARRANGEMENT, SUCH ATTEMPTED TRANSFER OR ACQUISITION SHALL BE VOID AND OF NO EFFECT.

Certificate No.	:	X-1
Cut-off Date	:	May 1, 2006
First Distribution Date	:	June 26, 2006
Percentage Interest of this Certificate	:	100%
Interest Rate	:	None
CUSIP	:	320277 AS 5
ISIN	:	US320277AS55

HSI ASSET SECURITIZATION CORPORATION

First Franklin Mortgage Loan Trust 2006-FF7
Mortgage Pass-Through Certificates, Series 2006-FF7

Class X

evidencing a percentage interest in the distributions allocable to the Certificates of the above-referenced Class.

Distributions in respect of this Certificate are distributable monthly as set forth herein.  This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Trustee or any other party to the Agreement referred to below or any of their respective affiliates.  Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

This certifies that [____________________] is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the denomination of this Certificate by the aggregate of the denominations of all Certificates of the Class to which this Certificate belongs) in certain monthly distributions pursuant to a Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the “Agreement”) among HSI Asset Securitization Corporation, as depositor (the “Depositor”), National City Home Loan Services, Inc., as servicer, First Franklin Financial Corporation, as mortgage loan seller, Wells Fargo Bank, N.A., as master servicer,  (in such capacity, the “Master Servicer”) securities administrator (in such capacity, the “Securities Administrator”) and custodian and Deutsche Bank National Trust Company, as trustee (the “Trustee”).  To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement.  This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

This Certificate does not have a Certificate Balance or an Interest Rate and will be entitled to distributions only to the extent set forth in the Agreement.  In addition, any distribution of the proceeds of any remaining assets of the Trust will be made only upon presentment and surrender of this Certificate at the offices designated by the Securities Administrator for such purpose, or such other location specified in the notice to Certificateholders.

No transfer of a Certificate of this Class shall be made unless such disposition is exempt from the registration requirements of the Securities Act of 1933, as amended (the “1933 Act”), and any applicable state securities laws or is made in accordance with the 1933 Act and such laws.  In the event of any such transfer, the Securities Administrator shall require the transferor to execute a transferor certificate (in substantially the form attached to the Agreement) and deliver either (i) a Rule 144A Investment Letter or Regulation S Investment Letter, as applicable, in either case substantially in the form attached to the Agreement, or (ii) a written Opinion of Counsel to the Securities Administrator that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from the 1933 Act or is being made pursuant to the 1933 Act, which Opinion of Counsel shall be an expense of the transferor.

No transfer of a Certificate of this Class shall be made unless the Securities Administrator shall have received a representation letter from the transferee of such Certificate, acceptable to and in form and substance satisfactory to the Securities Administrator, to the effect that such transferee is not an employee benefit plan subject to Section 406 of ERISA, Section 4975 of the Code or any materially similar provisions of applicable federal, state or local law (“Similar Law”), or a person acting on behalf of or investing plan assets of any such plan, which representation letter shall not be an expense of the Securities Administrator.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Securities Administrator.

* * *

IN WITNESS WHEREOF, the Securities Administrator has caused this Certificate to be duly executed.

Dated:

WELLS FARGO BANK, N.A.,
not in its individual capacity, but solely as
Securities Administrator

By:

Authenticated:

By:

Authorized Signatory of

WELLS FARGO BANK, N.A.,

not in its individual capacity,

but solely as Securities Administrator

HSI ASSET SECURITIZATION CORPORATION

First Franklin Mortgage Loan Trust 2006-FF7
Mortgage Pass-Through Certificates

This Certificate is one of a duly authorized issue of Certificates designated as First Franklin Mortgage Loan Trust 2006-FF7 Mortgage Pass-Through Certificates, of the Series specified on the face hereof (herein collectively called the “Certificates”), and representing a beneficial ownership interest in the Trust Fund created by the Agreement.

The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account or Supplemental Interest Trust Account for payment hereunder and that neither the Trustee nor the Securities Administrator is liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the “Distribution Date”), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement.  The Record Date applicable to each Distribution Date is the last Business Day of the month next preceding the month of such Distribution Date.

Distributions on this Certificate shall be made by wire transfer of immediately available funds to the account of the Holder hereof at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have so notified the Securities Administrator in writing at least five Business Days prior to the related Record Date and such Certificateholder shall satisfy the conditions to receive such form of payment set forth in the Agreement, or, if not, by check mailed by first class mail to the address of such Certificateholder appearing in the Certificate Register.  The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the offices designated by the Securities Administrator for such purposes or such other location specified in the notice to Certificateholders of such final distribution.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the parties to the Agreement with the consent of the Holders of Certificates affected by such amendment evidencing the requisite Percentage Interest, as provided in the Agreement.  Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate.  The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Securities Administrator upon surrender of this Certificate for registration of transfer at the offices designated by the Securities Administrator for such purposes, accompanied by a written instrument of transfer in form satisfactory to the Securities Administrator duly executed by the holder hereof or such holder’s attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust Fund will be issued to the designated transferee or transferees.

The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement.  As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

No service charge will be made for any such registration of transfer or exchange, but the Securities Administrator may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

The Trustee, the Depositor and the Securities Administrator and any agent of the Trustee, the Depositor or the Securities Administrator may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Trustee, the Depositor, the Securities Administrator nor any such agent shall be affected by any notice to the contrary.

The Master Servicer, upon the instruction of the Depositor, shall purchase the Mortgage Loans and therefore cause the termination of the Trust on any Optional Termination, which is any Distribution Date in which the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period is less than or equal to 10% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date; provided, however, the Master Servicer in its own right may exercise the option to purchase the Mortgage Loans and thereby cause the termination of the Trust on any Distribution Date in which the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period is less than or equal to 5% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date, if the Depositor has not previously provided instructions to the Master Servicer to exercise such option on the Depositor’s behalf on such Distribution Date.

The obligations and responsibilities created by the Agreement will terminate as provided in Section 11.01 of the Agreement.

Any term used herein that is defined in the Agreement shall have the meaning assigned in the Agreement, and nothing herein shall be deemed inconsistent with that meaning

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

(Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust Fund.

I (We) further direct the Securities Administrator to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

Dated:

Signature by or on behalf of assignor

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to                                                                                                                              ,
                                                                                                                                                           ,
for the account of                                                                                                                              ,
account number __________, or, if mailed by check, to                                                                  .
Applicable statements should be mailed to                                                                                       ,

This information is provided by                                                                              ,
the assignee named above, or                                                                                                           ,
as its agent.

EXHIBIT E

FORM OF INITIAL CERTIFICATION OF CUSTODIAN

[date]

HSI Asset Securitization Corporation 452 Fifth Avenue New York, New York 10018
Wells Fargo Bank, N.A. 1015 10th Avenue SE Minneapolis, Minnesota 55414
Deutsche Bank National Trust Company 1761 East St. Andrew Place Santa Ana, California 92705-4934

Re:

First Franklin Mortgage Loan Trust, Series 2006-FF7

Ladies and Gentlemen:

In accordance with Section 2.02 of the Pooling and Servicing Agreement (the “Pooling and Servicing Agreement”) dated as of May 1, 2006 among HSI Asset Securitization Corporation, as depositor, National City Home Loan Services, Inc., as servicer, First Franklin Financial Corporation, as mortgage loan seller, Wells Fargo Bank, N.A., as master servicer, securities administrator and custodian, and Deutsche Bank National Trust Company, as trustee, for each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan listed in the attached schedule), it has received:

(i)

the original Mortgage Note, endorsed as provided in the following form:  “Pay to the order of ________, without recourse”; and

(ii)

a duly executed assignment of the Mortgage (which may be included in a blanket assignment or assignments).

Based on its review and examination and only as to the foregoing documents, such documents appear regular on their face and related to such Mortgage Loan.

The Custodian has made no independent examination of any documents contained in each Mortgage File beyond the review specifically required in the Pooling and Servicing Agreement.  The Custodian makes no representations as to:  (i) the validity, legality, sufficiency, enforceability or genuineness of any of the documents contained in each Mortgage File of any of the Mortgage Loans identified on the Mortgage Loan Schedule, or (ii) the collectability, insurability, effectiveness or suitability of any such Mortgage Loan.

Capitalized words and phrases used herein shall have the respective meanings assigned to them in the Pooling and Servicing Agreement.

WELLS FARGO BANK, N.A., as Custodian

By:

Name:

Title:

EXHIBIT F

FORM OF DOCUMENT CERTIFICATION
AND EXCEPTION REPORT OF CUSTODIAN

______, 20___

HSI Asset Securitization Corporation 452 Fifth Avenue New York, New York 10018	First Franklin Financial Corporation 2150 North First Street, Suite 600 San Jose, California

Wells Fargo Bank, N.A. 1015 10th Avenue SE Minneapolis, Minnesota 55414

Deutsche Bank National Trust Company 1761 East St. Andrew Place Santa Ana, California 92705-4934

National City Home Loan Services, Inc. 50 Allegheny Center Pittsburgh, Pennsylvania 15212

Re:

HSI Asset Securitization Corporation, Series 2006-FF7

Ladies and Gentlemen:

In accordance with Section 2.02 of the Pooling and Servicing Agreement (the “Pooling and Servicing Agreement”) dated as of May 1, 2006 among HSI Asset Securitization Corporation, as depositor, National City Home Loan Services, Inc., as servicer, First Franklin Financial Corporation, as mortgage loan seller, Wells Fargo Bank, N.A., as master servicer, securities administrator and custodian, and Deutsche Bank National Trust Company, as trustee,, the undersigned, as Custodian, hereby certifies that as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or listed on the attached Document Exception Report) it has received:

(i)

The original Mortgage Note, endorsed in the form provided in Section 2.01 of the Pooling and Servicing Agreement, with all intervening endorsements showing a complete chain of endorsement from the Mortgage Loan Seller to the last endorsee.

(ii)

The original recorded Mortgage.

(iii)

A duly executed assignment of the Mortgage in the form provided in Section 2.01 of the Pooling and Servicing Agreement; or, if the Mortgage Loan Seller has certified or the Custodian otherwise knows that the related Mortgage has not been returned from the applicable recording office, a copy of the assignment of the Mortgage (excluding information to be provided by the recording office).

(iv)

The original or duplicate original recorded assignment or assignments of the Mortgage showing a complete chain of assignment from the Mortgage Loan Seller to the last endorsee.

(v)

The original or duplicate original lender’s title policy and all riders thereto or, any one of an original title binder, an original preliminary title report or an original title commitment, or a copy thereof certified by the title company.

Based on its review and examination and only as to the foregoing documents, (a) such documents appear regular on their face and related to such Mortgage Loan, and (b) the information set forth in items (1), (2), (3), (15), (18) and (22) of the Data Tape Information accurately reflects information set forth in the Custodial File.

The Custodian has made no independent examination of any documents contained in each Mortgage File beyond the review of the Custodial File specifically required in the Pooling and Servicing Agreement.  The Custodian makes no representation as to:  (i) the validity, legality, sufficiency, enforceability or genuineness of any of the documents contained in each Mortgage File of any of the Mortgage Loans identified on the Mortgage Loan Schedule, or (ii) the collectability, insurability, effectiveness or suitability of any such Mortgage Loan.  Notwithstanding anything herein to the contrary, the Custodian has made no determination and makes no representations as to whether (i) any endorsement is sufficient to transfer all right, title and interest of the party so endorsing, as noteholder or assignee thereof, in and to that Mortgage Note or (ii) any assignment is in recordable form or sufficient to effect the assignment of and transfer to the assignee thereof, under the Mortgage to which the assignment relates.

Capitalized words and phrases used herein shall have the respective meanings assigned to them in the Pooling and Servicing Agreement.

WELLS FARGO BANK, N.A., as Custodian

By:

Name:

Title:

EXHIBIT G

FORM OF RESIDUAL TRANSFER AFFIDAVIT

First Franklin Mortgage Loan Trust 2006-FF7
Mortgage Pass-Through Certificates, Series 2006-FF7

STATE OF

)

)

ss.:

COUNTY OF

)

The undersigned, being first duly sworn, deposes and says as follows:

1.

The undersigned is an officer of ___________________, the proposed Transferee of an Ownership Interest in a Class R Certificate (the “Certificate”) issued pursuant to the Pooling and Servicing Agreement (the “Agreement”), relating to the above-referenced Series, dated as of May 1, 2006 among HSI Asset Securitization Corporation, as depositor, National City Home Loan Services, Inc., as servicer, First Franklin Financial Corporation, as mortgage loan seller, Wells Fargo Bank, N.A., as master servicer, securities administrator and custodian, and Deutsche Bank National Trust Company, as trustee.  Capitalized terms used, but not defined herein, shall have the meanings ascribed to such terms in the Agreement.  The Transferee has authorized the undersigned to make this affidavit on behalf of the Transferee for the benefit of the Depositor, the Securities Administrator and the Trustee.

2.

The Transferee is, as of the date hereof, and will be, as of the date of the Transfer, a Permitted Transferee.  The Transferee is acquiring its Ownership Interest in the Certificate for its own account.  The Transferee has no knowledge that any such affidavit is false.

3.

The Transferee has been advised of, and understands that (i) a tax will be imposed on Transfers of the Certificate to Persons that are Non-Permitted Transferees; (ii) such tax will be imposed on the transferor, or, if such Transfer is through an agent (which includes a broker, nominee or middleman) for a Person that is a Non-Permitted Transferee, on the agent; and (iii) the Person otherwise liable for the tax shall be relieved of liability for the tax if the subsequent Transferee furnished to such Person an affidavit that such subsequent Transferee is a Permitted Transferee and, at the time of Transfer, such Person does not have actual knowledge that the affidavit is false.

4.

The Transferee has been advised of, and understands that a tax will be imposed on a “pass-through entity” holding the Certificate if at any time during the taxable year of the pass-through entity a Person that is a Non-Permitted Transferee is the record holder of an interest in such entity.  The Transferee understands that such tax will not be imposed for any period with respect to which the record holder furnishes to the pass-through entity an affidavit that such record holder is a Permitted Transferee and the pass-through entity does not have actual knowledge that such affidavit is false.  (For this purpose, a “pass-through entity” includes a regulated investment company, a real estate investment trust or common trust fund, a partnership, trust or estate, and certain cooperatives and, except as may be provided in Treasury Regulations, persons holding interests in pass-through entities as a nominee for another Person.)

5.

The Transferee has reviewed the provisions of Section 5.02(c) of the Agreement and understands the legal consequences of the acquisition of an Ownership Interest in the Certificate including, without limitation, the restrictions on subsequent Transfers and the provisions regarding voiding the Transfer and mandatory sales.  The Transferee expressly agrees to be bound by and to abide by the provisions of Section 5.02(c) of the Agreement and the restrictions noted on the face of the Certificate.  The Transferee understands and agrees that any breach of any of the representations included herein shall render the Transfer to the Transferee contemplated hereby null and void.

6.

The Transferee agrees to require a Transfer Affidavit from any Person to whom the Transferee attempts to Transfer its Ownership Interest in the Certificate, and in connection with any Transfer by a Person for whom the Transferee is acting as nominee, trustee or agent, and the Transferee will not Transfer its Ownership Interest or cause any Ownership Interest to be Transferred to any Person that the Transferee knows is a Non-Permitted Transferee.  In connection with any such Transfer by the Transferee, the Transferee agrees to deliver to the Securities Administrator a certificate substantially in the form set forth as Exhibit H to the Agreement (a “Transferor Certificate”) to the effect that, among other things, such Transferee has no actual knowledge that the Person to which the Transfer is to be made is a Non-Permitted Transferee.

7.

The Transferee does not have the intention to impede the assessment or collection of any tax legally required to be paid with respect to the Certificate.  The Transferee has historically paid its debts as they have come due and intends to pay its debts as they come due in the future.  The Transferee intends to pay all taxes due with respect to the Certificate as they become due.

8.

The Transferee’s taxpayer identification number is __________.

9.

The Transferee is not a Disqualified Non-U.S. Person as defined in the Agreement.

10.

The Transferee is aware that the Certificate may be a “noneconomic residual interest” within the meaning of proposed Treasury regulations promulgated pursuant to the Code and that the transferor of a noneconomic residual interest will remain liable for any taxes due with respect to the income on such residual interest, unless no significant purpose of the transfer was to impede the assessment or collection of tax.

11.

The Transferee will not cause income from the Residual Certificate to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of the Transferee or any other U.S. Person.

12.

Check the applicable paragraph:

[ ]

The present value of the anticipated tax liabilities associated with holding the Certificate, as applicable, does not exceed the sum of:

(i)

the present value of any consideration given to the Transferee to acquire such Certificate;

(ii)

the present value of the expected future distributions on such Certificate; and

(iii)

the present value of the anticipated tax savings associated with holding such Certificate as the related REMIC generates losses.

For purposes of this calculation, (i) the Transferee is assumed to pay tax at the highest rate currently specified in Section 11(b) of the Code (but the tax rate in Section 55(b)(1)(B) of the Code may be used in lieu of the highest rate specified in Section 11(b) of the Code if the Transferee has been subject to the alternative minimum tax under Section 55 of the Code in the preceding two years and will compute its taxable income in the current taxable year using the alternative minimum tax rate) and (ii) present values are computed using a discount rate equal to the short-term Federal rate prescribed by Section 1274(d) of the Code for the month of the transfer and the compounding period used by the Transferee.

[ ]

The transfer of the Certificate complies with U.S. Treasury Regulations Sections 1.860E-1(c)(5) and (6) and, accordingly,

(i)

the Transferee is an “eligible corporation,” as defined in U.S. Treasury Regulations Section 1.860E-1(c)(6)(i), as to which income from the Certificate will only be taxed in the United States;

(ii)

at the time of the transfer, and at the close of the Transferee’s two fiscal years preceding the year of the transfer, the Transferee had gross assets for financial reporting purposes (excluding any obligation of a person related to the Transferee within the meaning of U.S. Treasury Regulations Section 1.860E-1(c)(6)(ii)) in excess of $100 million and net assets in excess of $10 million;

(iii)

the Transferee will transfer the Certificate only to another “eligible corporation,” as defined in U.S. Treasury Regulations Section 1.860E-1(c)(6)(i), in a transaction that satisfies the requirements of Sections 1.860E-1(c)(4)(i), (ii) and (iii) and Section 1.860E-1(c)(5) of the U.S. Treasury Regulations; and

(iv)

the Transferee determined the consideration paid to it to acquire the Certificate based on reasonable market assumptions (including, but not limited to, borrowing and investment rates, prepayment and loss assumptions, expense and reinvestment assumptions, tax rates and other factors specific to the Transferee) that it has determined in good faith.

[ ]

None of the above.

13.

The Transferee is not an employee benefit plan that is subject to Title I of ERISA or a plan that is subject to Section 4975 of the Code or a plan subject to any Federal, state or local law that is substantially similar to Title I of ERISA or Section 4975 of the Code, and the Transferee is not acting on behalf of or investing plan assets of such a plan.

* * *

IN WITNESS WHEREOF, the Transferee has caused this instrument to be executed on its behalf, pursuant to authority of its Board of Directors, by its duly authorized officer and its corporate seal to be hereunto affixed, duly attested, this ___ day of _______, 20__.

Print Name of Transferee

By:
Name:
Title:

[Corporate Seal]

ATTEST:

[Assistant] Secretary

Personally appeared before me the above-named __________, known or proved to me to be the same person who executed the foregoing instrument and to be the ___________ of the Transferee, and acknowledged that he executed the same as his free act and deed and the free act and deed of the Transferee.

Subscribed and sworn before me this ___ day of _______, 20__.

NOTARY PUBLIC

My Commission expires the __ day
of _________, 20__

EXHIBIT H

FORM OF TRANSFEROR CERTIFICATE

__________, 20__

HSI Asset Securitization Corporation
452 Fifth Avenue
New York, New York  10018
Attention:  Head MBS Principal Finance

Wells Fargo Bank, N.A.,
 as Securities Administrator
Sixth Street and Marquette Avenue
Minneapolis, Minnesota 55479
Attention:  Corporate Trust Services – FFML 2006-FF7

Re:

First Franklin Mortgage Loan Trust 2006-FF7 Mortgage Pass-Through Certificates, Series 2006-FF7, Class [__]

Ladies and Gentlemen:

In connection with our disposition of the above Certificates we certify that (a) we understand that the Certificates have not been registered under the Securities Act of 1933, as amended (the “Act”), and are being disposed by us in a transaction that is exempt from the registration requirements of the Act, (b) we have not offered or sold any Certificates to, or solicited offers to buy any Certificates from, any person, or otherwise approached or negotiated with any person with respect thereto, in a manner that would be deemed, or taken any other action which would result in, a violation of Section 5 of the Act and (c) to the extent we are disposing of a Residual Certificate, (i) we have no knowledge the Transferee is a Non-Permitted Transferee, (ii) after conducting a reasonable investigation of the financial condition of the Transferee, we have no knowledge and no reason to believe that the Transferee will not pay all taxes with respect to the Residual Certificates as they become due and (iii) we have no reason to believe that the statements made in paragraphs 7, 10 and 11 of the Transferee’s Residual Transfer Affidavit are false.

In connection with any disposition of the above Certificates in accordance with Rule 904 of Regulation S we hereby certify that:

a.

the offer of the Certificates was not made to a person in the United States;

b.

at the time the buy order was originated, the transferee was outside the United States or the Transferor and any person acting on its behalf responsibly believed the transferee was outside the United States;

c.

no directed selling efforts have been made in contravention of the requirements of Rule 903 or Rule 904 of Regulation S, as applicable;

d.

the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act, as amended; and

e.

the transferee is not a U.S. person (as defined in Regulation S)

Very truly yours,

Print Name of Transferor

By:
Authorized Officer

EXHIBIT I-A

FORM OF RULE 144A INVESTMENT LETTER

____________, 20__

HSI Asset Securitization Corporation
452 Fifth Avenue
New York, New York  10018
Attention:  Head MBS Principal Finance

Wells Fargo Bank, N.A.,
 as Securities Administrator
Sixth Street and Marquette Avenue
Minneapolis, Minnesota 55479
Attention:  Corporate Trust Services – FFML 2006-FF7

Re:

First Franklin Mortgage Loan Trust 2006-FF7

Mortgage Pass-Through Certificates, Series 2006-FF7, Class [__]

Ladies and Gentlemen:

In connection with our acquisition of the above Certificates we certify that (a) we understand that the Certificates are not being registered under the Securities Act of 1933, as amended (the “Act”), or any state securities laws and are being transferred to us in a transaction that is exempt from the registration requirements of the Act and any such laws, (b) we have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of investments in the Certificates, (c) we have had the opportunity to ask questions of and receive answers from the Depositor concerning the purchase of the Certificates and all matters relating thereto or any additional information deemed necessary to our decision to purchase the Certificates, (d) either we are purchasing a Class A-IO, Class I-A, Class II-A-1, Class II-A-2, Class II-A-3 or Class II-A-4 Certificate or we are not an employee benefit plan that is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or a plan or arrangement that is subject to Section 4975 of the Internal Revenue Code of 1986, as amended, or a plan subject to materially similar provisions of applicable federal, state or local law, nor are we acting on behalf of any such plan or arrangement nor using the assets of any such plan or arrangement to effect such acquisition or, with respect to any Class M Certificate, such Certificate has been the subject of an ERISA-Qualifying Underwriting and the purchaser is an insurance company that is purchasing this certificate with funds contained in an “insurance company general account” (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption (“PTCE”) 95-60) and that the purchase and holding of such Certificates are covered under Sections I and III of PTCE 95-60, (e)  in the case of an ERISA-Restricted Derivative Certificate prior to the termination of the Cap Agreement and the Swap Agreement, either (i) we are not an employee benefit plan that is subject to Title I of ERISA, or a plan or arrangement that is subject to Section 4975 of the Internal Revenue Code of 1986, as amended, nor a person acting on behalf of any such plan, nor are we using the assets of any such plan to effect such transfer or (ii) our acquisition and holding of the ERISA-Restricted Derivative Certificate is eligible for exemptive relief under PTCE 84-14, PTCE 90-1, PTCE 91-38, PTCE 95-60 or PTCE 96-23, (f) we have not, nor has anyone acting on our behalf offered, transferred, pledged, sold or otherwise disposed of the Certificates, any interest in the Certificates or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Certificates, any interest in the Certificates or any other similar security from, or otherwise approached or negotiated with respect to the Certificates, any interest in the Certificates or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action, that would constitute a distribution of the Certificates under the Securities Act or that would render the disposition of the Certificates a violation of Section 5 of the Securities Act or require registration pursuant thereto, nor will act, nor has authorized or will authorize any person to act, in such manner with respect to the Certificates, and (g) we are a “qualified institutional buyer” as that term is defined in Rule 144A under the Securities Act and have completed either of the forms of certification to that effect attached hereto as Annex 1 or Annex 2.  We are aware that the sale to us is being made in reliance on Rule 144A.  We are acquiring the Certificates for our own account or for resale pursuant to Rule 144A and further, understand that such Certificates may be resold, pledged or transferred only (i) to a person reasonably believed to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (ii) pursuant to another exemption from registration under the Securities Act.

ANNEX 1 TO EXHIBIT I-A

QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

[For Transferees Other Than Registered Investment Companies]

The undersigned (the “Buyer”) hereby certifies as follows to the parties listed in the Rule 144A Transferee Certificate to which this certification relates with respect to the Certificates described therein:

1.

As indicated below, the undersigned is the President, Chief Financial Officer, Senior Vice President or other executive officer of the Buyer.

2.

In connection with purchases by the Buyer, the Buyer is a “qualified institutional buyer” as that term is defined in Rule 144A under the Securities Act of 1933, as amended (“Rule 144A”), because (i) the Buyer owned and/or invested on a discretionary basis $________(1) in securities (except for the excluded securities referred to below) as of the end of the Buyer’s most recent fiscal year (such amount being calculated in accordance with Rule 144A and (ii) the Buyer satisfies the criteria in the category marked below.

____

Corporation, etc.  The Buyer is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or charitable organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended.

____

Bank.  The Buyer (a) is a national bank or banking institution organized under the laws of any State, territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the State or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.

____

Savings and Loan.  The Buyer (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a State or Federal authority having supervision over any such institutions or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.

____

Broker-dealer.  The Buyer is a dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934.

(1)

Buyer must own and/or invest on a discretionary basis at least $100,000,000 in securities unless Buyer is a dealer, and, in that case, Buyer must own and/or invest on a discretionary basis at least $10,000,000 in securities.

____

Insurance Company.  The Buyer is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a State, territory or the District of Columbia.

____

State or Local Plan.  The Buyer is a plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees.

____

ERISA Plan.  The Buyer is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974.

____

Investment Advisor.  The Buyer is an investment advisor registered under the Investment Advisors Act of 1940.

____

Small Business Investment Company.  Buyer is a small business investment company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958.

____

Business Development Company.  Buyer is a business development company as defined in Section 202(a)(22) of the Investment Advisors Act of 1940.

3.

The term “securities” as used herein does not include (i) securities of issuers that are affiliated with the Buyer, (ii) securities that are part of an unsold allotment to or subscription by the Buyer, if the Buyer is a dealer, (iii) securities issued or guaranteed by the U.S. or any instrumentality thereof, (iv) bank deposit notes and certificates of deposit, (v) loan participations, (vi) repurchase agreements, (vii) securities owned but subject to a repurchase agreement and (viii) currency, interest rate and commodity swaps.

4.

For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Buyer, the Buyer used the cost of such securities to the Buyer and did not include any of the securities referred to in the preceding paragraph, except (i) where the Buyer reports its securities holdings in its financial statements on the basis of their market value, and (ii) no current information with respect to the cost of those securities has been published.  If clause (ii) in the preceding sentence applies, the securities may be valued at market.  Further, in determining such aggregate amount, the Buyer may have included securities owned by subsidiaries of the Buyer, but only if such subsidiaries are consolidated with the Buyer in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under the Buyer’s direction.  However, such securities were not included if the Buyer is a majority-owned, consolidated subsidiary of another enterprise and the Buyer is not itself a reporting company under the Securities Exchange Act of 1934, as amended.

5.

The Buyer acknowledges that it is familiar with Rule 144A and understands that the seller to it and other parties related to the Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Buyer may be in reliance on Rule 144A.

6.

Until the date of purchase of the Rule 144A Securities, the Buyer will notify each of the parties to which this certification is made of any changes in the information and conclusions herein.  Until such notice is given, the Buyer’s purchase of the Certificates will constitute a reaffirmation of this certification as of the date of such purchase.  In addition, if the Buyer is a bank or savings and loan is provided above, the Buyer agrees that it will furnish to such parties updated annual financial statements promptly after they become available.

Print Name of Transferee

By:
Name:
Title:

Date:

ANNEX 2 TO EXHIBIT I-A

QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

[For Transferees That Are Registered Investment Companies]

The undersigned (the “Buyer”) hereby certifies as follows to the parties listed in the Rule 144A Transferee Certificate to which this certification relates with respect to the Certificates described therein:

1.

As indicated below, the undersigned is the President, Chief Financial Officer or Senior Vice President of the Buyer or, if the Buyer is a “qualified institutional buyer” as that term is defined in Rule 144A under the Securities Act of 1933, as amended (“Rule 144A”), because Buyer is part of a Family of Investment Companies (as defined below), is such an officer of the Adviser.

2.

In connection with purchases by Buyer, the Buyer is a “qualified institutional buyer” as defined in SEC Rule 144A because (i) the Buyer is an investment company registered under the Investment Company Act of 1940, as amended, and (ii) as marked below, the Buyer alone, or the Buyer’s Family of Investment Companies, owned at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Buyer’s most recent fiscal year.  For purposes of determining the amount of securities owned by the Buyer or the Buyer’s Family of Investment Companies, the cost of such securities was used, except (i) where the Buyer or the Buyer’s Family of Investment Companies reports its securities holdings in its financial statements on the basis of their market value, and (ii) no current information with respect to the cost of those securities has been published.  If clause (ii) in the preceding sentence applies, the securities may be valued at market.

____

The Buyer owned $_______ in securities (other than the excluded securities referred to below) as of the end of the Buyer’s most recent fiscal year (such amount being calculated in accordance with Rule 144A).

____

The Buyer is part of a Family of Investment Companies which owned in the aggregate $_______ in securities (other than the excluded securities referred to below) as of the end of the Buyer’s most recent fiscal year (such amount being calculated in accordance with Rule 144A).

3.

The term “Family of Investment Companies” as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

4.

The term “securities” as used herein does not include (i) securities of issuers that are affiliated with the Buyer or are part of the Buyer’s Family of Investment Companies, (ii) securities issued or guaranteed by the U.S. or any instrumentality thereof, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps.

5.

The Buyer is familiar with Rule 144A and understands that the parties listed in the Rule 144A Transferee Certificate to which this certification relates are relying and will continue to rely on the statements made herein because one or more sales to the Buyer will be in reliance on Rule 144A.  In addition, the Buyer will only purchase for the Buyer’s own account.

6.

Until the date of purchase of the Certificates, the undersigned will notify the parties listed in the Rule 144A Transferee Certificate to which this certification relates of any changes in the information and conclusions herein.  Until such notice is given, the Buyer’s purchase of the Certificates will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.

Print Name of Transferee

By:
Name:
Title:

IF AN ADVISER:

Print Name of Buyer

Date:

EXHIBIT I-B

FORM OF REGULATION S INVESTMENT LETTER

____________, 20__

HSI Asset Securitization Corporation
452 Fifth Avenue
New York, New York  10018
Attention:  Head MBS Principal Finance

Wells Fargo Bank, N.A.,
 as Securities Administrator
Sixth Street and Marquette Avenue
Minneapolis, Minnesota 55479
Attention:  Corporate Trust Services – FFML 2006-FF7

Re:

First Franklin Mortgage Loan Trust 2006-FF7

Mortgage Pass-Through Certificates, Series 2006-FF7, Class [__]

Ladies and Gentlemen:

In connection with our acquisition of the above Certificates we certify that (a) we understand that the Certificates are not being registered under the Securities Act of 1933, as amended (the “Act”), or any state securities laws and are being transferred to us in a transaction that is exempt from the registration requirements of the Act and any such laws, (b) we have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of investments in the Certificates, (c) we have had the opportunity to ask questions of and receive answers from the Depositor concerning the purchase of the Certificates and all matters relating thereto or any additional information deemed necessary to our decision to purchase the Certificates, (d) either we are purchasing a Class A-IO, Class I-A, Class II-A-1, Class II-A-2, Class II-A-3 or Class II-A-4 Certificate or we are not an employee benefit plan that is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or a plan or arrangement that is subject to Section 4975 of the Internal Revenue Code of 1986, as amended, or a plan subject to materially similar provisions of applicable federal, state or local law, nor are we acting on behalf of any such plan or arrangement nor using the assets of any such plan or arrangement to effect such acquisition or, with respect to any Class M Certificate, such Certificate has been the subject of an ERISA-Qualifying Underwriting and the purchaser is an insurance company that is purchasing this certificate with funds contained in an “insurance company general account” (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption (“PTCE”) 95-60) and that the purchase and holding of such Certificates are covered under Sections I and III of PTCE 95-60, (e)  in the case of an ERISA-Restricted Derivative Certificate prior to the termination of the Cap Agreement and the Swap Agreement, either (i) we are not an employee benefit plan that is subject to Title I of ERISA, or a plan or arrangement that is subject to Section 4975 of the Internal Revenue Code of 1986, as amended, nor a person acting on behalf of any such plan, nor are we using the assets of any such plan to effect such transfer or (ii) our acquisition and holding of the ERISA-Restricted Derivative Certificate is eligible for exemptive relief under PTCE 84-14, PTCE 90-1, PTCE 91-38, PTCE 95-60 or PTCE 96-23, (f) we have not, nor has anyone acting on our behalf offered, transferred, pledged, sold or otherwise disposed of the Certificates, any interest in the Certificates or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Certificates, any interest in the Certificates or any other similar security from, or otherwise approached or negotiated with respect to the Certificates, any interest in the Certificates or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action, that would constitute a distribution of the Certificates under the Securities Act or that would render the disposition of the Certificates a violation of Section 5 of the Securities Act or require registration pursuant thereto, nor will act, nor has authorized or will authorize any person to act, in such manner with respect to the Certificates, and (g) we are not a U.S. person within the meaning of Regualtion S of the Securities Act and was at the time the buy order was originated for the Class [[   ]] Certificates outside the United States.  We are aware that the sale to us is being made in reliance on Regulation S of the Securities Act and we understand (x) that until the expiration of the 40-day distribution compliance period (within the meaning of Regulation S), no offer, sale, pledge or other transfer of such Certificates or any interest therein shall be made in the United States or to or for the account or benefit of a U.S. person (each as defined in Regulation S), (y) if in the future we decide to offer, resell, pledge or otherwise transfer such Certificates, such Certificates may be offered, resold, pledged or transferred only to (A) a person which the seller reasonably believes is a “qualified institutional buyer” (a “QIB”) as defined in Rule 144A under the Securities Act, that is purchasing such Certificate for its own account or for the account of a QIB in reliance on Rule 144A or (B) in an offshore transaction (as defined in Regulation S) in compliance with the provisions of Regulation S, in each case in compliance with the requirements of the Agreement; and we will notify such transferee of the transfer restrictions specified in the Agreement.

Print Name of Transferee

By:
Name:
Title:

IF AN ADVISER:

Print Name of Buyer

Date:

EXHIBIT J

FORM OF REQUEST FOR RELEASE
(for Custodian)

To:

Wells Fargo Bank, N.A.
1015 10th Avenue SE
Minneapolis, Minnesota  55414

Re:

Pooling and Servicing Agreement (the “Pooling and Servicing Agreement”) dated as of May 1, 2006 among HSI Asset Securitization Corporation, as depositor, National City Home Loan Services, Inc., as servicer, First Franklin Financial Corporation, as mortgage loan seller, Wells Fargo Bank, N.A., as master servicer, securities administrator and custodian, and Deutsche Bank National Trust Company, as trustee

In connection with the administration of the Mortgage Loans held by you as the Custodian on behalf of the Certificateholders, we request the release, and acknowledge receipt, of the (Custodial File/[specify documents]) for the Mortgage Loan described below, for the reason indicated.

Mortgagor’s Name, Address & Zip Code:

Mortgage Loan Number:

Send Custodial File to:

Delivery Method (check one)

____1.

Regular mail

____2.

Overnight courier (Tracking information:                     )

If neither box 1 nor 2 is checked, regular mail shall be assumed.

Reason for Requesting Documents (check one)

____1.

Mortgage Loan Paid in Full.  (The Servicer hereby certifies that all amounts received in connection therewith have been credited to the Collection Account as provided in the Pooling and Servicing Agreement.)

____2.

Mortgage Loan Repurchase Pursuant to Subsection 2.03 of the Pooling and Servicing Agreement.  (The Servicer hereby certifies that the repurchase price has been credited to Collection Account as provided in the Pooling and Servicing Agreement.)

____3.

Mortgage Loan Liquidated by _________________.  (The Servicer hereby certifies that all proceeds of foreclosure, insurance, condemnation or other liquidation have been finally received and credited to the Collection Account pursuant to the Pooling and Servicing Agreement.)

____4.

Mortgage Loan in Foreclosure.

____5.

Other (explain).

If box 1, 2 or 3 above is checked, and if all or part of the Custodial File was previously released to us, please release to us our previous request and receipt on file with you, as well as any additional documents in your possession relating to the specified Mortgage Loan.

If box 4 or 5 above is checked, upon our return of all of the above documents to you as the Trustee, please acknowledge your receipt by signing in the space indicated below, and returning this form if requested by us.

[NATIONAL CITY HOME LOAN SERVICES, INC.]

By:
Name:
Title:
Date:

ACKNOWLEDGED AND AGREED:

[WELLS FARGO BANK, N.A.]

By:
Name:
Title:
Date:

EXHIBIT K

CONTENTS OF EACH MORTGAGE FILE

With respect to each Mortgage Loan, the Mortgage File shall include each of the following items, which shall be available for inspection by the Depositor and which shall be retained by the Servicer or delivered to and retained by the Custodian:

(a)

The documents or instruments set forth as items (i) to (ix) in Section 2.01(b) of the Pooling and Servicing Agreement.

(b)

Residential loan application.

(c)

Mortgage Loan closing statement.

(d)

Verification of employment and income.

(e)

Verification of acceptable evidence of source and amount of downpayment.

(f)

Credit report on Mortgagor.

(g)

Residential appraisal report.

(h)

Photograph of the Mortgaged Property.

(i)

Survey of the Mortgaged Property.

(j)

Copy of each instrument necessary to complete identification of any exception set forth in the exception schedule in the title policy, i.e., map or plat, restrictions, easements, sewer agreements, home association declarations, etc.

(k)

All required disclosure statements and statement of Mortgagor confirming receipt thereof.

(l)

If available, termite report, structural engineer’s report, water potability and septic certification.

(m)

Sales contract, if applicable.

(n)

Hazard insurance policy.

(o)

Tax receipts, insurance premium receipts, ledger sheets, payment history from date of origination, insurance claim files, correspondence, current and historical computerized data files, and all other processing, underwriting and closing papers and records which are customarily contained in a mortgage loan file and which are required to document the Mortgage Loan or to service the Mortgage Loan.

(p)

Amortization schedule, if available.

(q)

Payment history for Mortgage Loans that have been closed for more than 90 days.

EXHIBIT L

FORM OF SARBANES-OXLEY CERTIFICATION TO BE
PROVIDED BY MASTER SERVICER (OR OTHER
CERTIFICATION PARTY) WITH FORM 10-K

First Franklin Mortgage Loan Trust 2006-FF7
Mortgage Pass-Through Certificates
Series 2006-FF7

This Certification is being made pursuant to Section 3.24 and Section 8.12 of the Pooling and Servicing Agreement dated as of May 1, 2006 (the “Pooling and Servicing Agreement”) relating to the above-referenced Series, among HSI Asset Securitization Corporation, as depositor, National City Home Loan Services, Inc., as Servicer, First Franklin Financial Corporation, as Mortgage Loan Seller, Wells Fargo Bank, N.A., as Master Servicer, Securities Administrator and Custodian, and Deutsche Bank National Trust Company, as Trustee.  Capitalized terms used but not defined herein shall have the meanings assigned in the Pooling and Servicing Agreement.

1.

I have reviewed this annual report on Form 10-K, and all reports on Form 10-D required to be filed in respect of the period covered by this report on Form 10-K of First Franklin Mortgage Loan Trust 2006-FF7 (the “Exchange Act periodic reports”);

2.

Based on my knowledge, the Exchange Act periodic reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.

Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act periodic reports;

4.

I am responsible for reviewing the activities performed by the servicer and based on my knowledge and the compliance review conducted in preparing the Servicer compliance statement required in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act periodic reports, the Servicer has fulfilled its obligations under the servicing agreement; and

5.

All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13 a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report. Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties:  NCHLS.

Wells Fargo Bank, N.A.

as Master Servicer

By:

Name:

Title:

Date:

EXHIBIT M

FORM OF SERVICER (OR SERVICING FUNCTION
PARTICIPANT) BACK-UP CERTIFICATION

Wells Fargo Bank, N.A.,
as Master Servicer
9062 Old Annapolis Road

Columbia, Maryland 21045

Re:

First Franklin Mortgage Loan Trust 2006-FF7

[____] as [____] hereby certifies to the Depositor, the Master Servicer, the Trustee and the Securities Administrator, and each of their officers, directors and affiliates that:

(1)

I have reviewed the servicer compliance statement of the [____] provided in accordance with Item 1123 of Regulation AB (the “Compliance Statement”), the report on assessment of the Company’s compliance with the servicing criteria set forth in Item 1122(d) of Regulation AB (the “Servicing Criteria”), provided in accordance with Rules 13a-18 and 15d-18 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Item 1122 of Regulation AB (the “Servicing Assessment”), the registered public accounting firm’s attestation report provided in accordance with Rules 13a-18 and 15d-18 under the Exchange Act and Section 1122(b) of Regulation AB (the “Attestation Report”), and all servicing reports, officer’s certificates and other information relating to the servicing of the Mortgage Loans by [____] during 200[ ] that were delivered by [____] to any of the Depositor, the Master Servicer, the Securities Administrator, and the Trustee pursuant to the Agreement (collectively, the “Company Servicing Information”);

(2)

Based on my knowledge, the Company Servicing Information, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in the light of the circumstances under which such statements were made, not misleading with respect to the period of time covered by the Company Servicing Information;

(3)

Based on my knowledge, all of the Company Servicing Information required to be provided by the Company under the Agreement has been provided to the Depositor, the Master Servicer, the Securities Administrator and the Trustee;

(4)

I am responsible for reviewing the activities performed by [____] as [____] under the Agreement, and based on my knowledge and the compliance review conducted in preparing the Compliance Statement and except as disclosed in the Compliance Statement, the Servicing Assessment or the Attestation Report, the Servicer has fulfilled its obligations under the Agreement in all material respects; and

(5)

The Compliance Statement required to be delivered by [____] pursuant to this Agreement, and the Servicing Assessment and Attestation Report required to be provided by [____] and [by any Subservicer or Subcontractor] pursuant to the Agreement, have been provided to the Depositor, the Master Servicer, the Securities Administrator and the Trustee.  Any material instances of noncompliance described in such reports have been disclosed to the Depositor, the Master Servicer, the Securities Administrator and the Trustee.  Any material instance of noncompliance with the Servicing Criteria has been disclosed in such reports.

Capitalized terms used but not defined herein have the meanings ascribed to them in the Pooling Servicing Agreement, dated as of May 1, 2006 (the “Pooling and Servicing Agreement”), among HSI Asset Securitization Corporation, as depositor (the “Depositor”), National City Home Loan Services, Inc., as Servicer, First Franklin Financial Corporation, as Mortgage Loan Seller, Wells Fargo Bank, N.A., as master servicer (the “Master Servicer”), securities administrator (the “Securities Administrator”) and custodian, and Deutsche Bank National Trust Company, as trustee (the “Trustee”).

[____]
as [____]

By:

Name:
Title:
Date:

EXHIBIT N-1

STANDARD FILE LAYOUT – MASTER SERVICING

(MONTHLY REMITTANCE ADVICE)

Column Name	Description	Decimal	Format Comment	Max Size
SER_INVESTOR_NBR	A value assigned by the Servicer to define a group of loans.		Text up to 10 digits	20
LOAN_NBR	A unique identifier assigned to each loan by the investor.		Text up to 10 digits	10
SERVICER_LOAN_NBR	A unique number assigned to a loan by the Servicer. This may be different than the LOAN_NBR.		Text up to 10 digits	10
BORROWER_NAME	The borrower name as received in the file. It is not separated by first and last name.		Maximum length of 30 (Last, First)	30
SCHED_PAY_AMT	Scheduled monthly principal and scheduled interest payment that a borrower is expected to pay, P&I constant.	2	No commas(,) or dollar signs ($)	11
NOTE_INT_RATE	The loan interest rate as reported by the Servicer.	4	Max length of 6	6
NET_INT_RATE	The loan gross interest rate less the service fee rate as reported by the Servicer.	4	Max length of 6	6
SERV_FEE_RATE	The servicer's fee rate for a loan as reported by the Servicer.	4	Max length of 6	6
SERV_FEE_AMT	The servicer's fee amount for a loan as reported by the Servicer.	2	No commas(,) or dollar signs ($)	11
NEW_PAY_AMT	The new loan payment amount as reported by the Servicer.	2	No commas(,) or dollar signs ($)	11
NEW_LOAN_RATE	The new loan rate as reported by the Servicer.	4	Max length of 6	6
ARM_INDEX_RATE	The index the Servicer is using to calculate a forecasted rate.	4	Max length of 6	6
ACTL_BEG_PRIN_BAL	The borrower's actual principal balance at the beginning of the processing cycle.	2	No commas(,) or dollar signs ($)	11
ACTL_END_PRIN_BAL	The borrower's actual principal balance at the end of the processing cycle.	2	No commas(,) or dollar signs ($)	11
BORR_NEXT_PAY_DUE_DATE	The date at the end of processing cycle that the borrower's next payment is due to the Servicer, as reported by Servicer.		MM/DD/YYYY	10
SERV_CURT_AMT_1	The first curtailment amount to be applied.	2	No commas(,) or dollar signs ($)	11
SERV_CURT_DATE_1	The curtailment date associated with the first curtailment amount.		MM/DD/YYYY	10
CURT_ADJ_ AMT_1	The curtailment interest on the first curtailment amount, if applicable.	2	No commas(,) or dollar signs ($)	11
SERV_CURT_AMT_2	The second curtailment amount to be applied.	2	No commas(,) or dollar signs ($)	11
SERV_CURT_DATE_2	The curtailment date associated with the second curtailment amount.		MM/DD/YYYY	10
CURT_ADJ_ AMT_2	The curtailment interest on the second curtailment amount, if applicable.	2	No commas(,) or dollar signs ($)	11
SERV_CURT_AMT_3	The third curtailment amount to be applied.	2	No commas(,) or dollar signs ($)	11
SERV_CURT_DATE_3	The curtailment date associated with the third curtailment amount.		MM/DD/YYYY	10
CURT_ADJ_AMT_3	The curtailment interest on the third curtailment amount, if applicable.	2	No commas(,) or dollar signs ($)	11
PIF_AMT	The loan "paid in full" amount as reported by the Servicer.	2	No commas(,) or dollar signs ($)	11
PIF_DATE	The paid in full date as reported by the Servicer.		MM/DD/YYYY	10
			Action Code Key: 15=Bankruptcy, 30=Foreclosure, , 60=PIF, 63=Substitution, 65=Repurchase,70=REO	2
ACTION_CODE	The standard FNMA numeric code used to indicate the default/delinquent status of a particular loan.
INT_ADJ_AMT	The amount of the interest adjustment as reported by the Servicer.	2	No commas(,) or dollar signs ($)	11
SOLDIER_SAILOR_ADJ_AMT	The Soldier and Sailor Adjustment amount, if applicable.	2	No commas(,) or dollar signs ($)	11
NON_ADV_LOAN_AMT	The Non Recoverable Loan Amount, if applicable.	2	No commas(,) or dollar signs ($)	11
LOAN_LOSS_AMT	The amount the Servicer is passing as a loss, if applicable.	2	No commas(,) or dollar signs ($)	11
SCHED_BEG_PRIN_BAL	The scheduled outstanding principal amount due at the beginning of the cycle date to be passed through to investors.	2	No commas(,) or dollar signs ($)	11
SCHED_END_PRIN_BAL	The scheduled principal balance due to investors at the end of a processing cycle.	2	No commas(,) or dollar signs ($)	11
SCHED_PRIN_AMT	The scheduled principal amount as reported by the Servicer for the current cycle -- only applicable for Scheduled/Scheduled Loans.	2	No commas(,) or dollar signs ($)	11
SCHED_NET_INT	The scheduled gross interest amount less the service fee amount for the current cycle as reported by the Servicer -- only applicable for Scheduled/Scheduled Loans.	2	No commas(,) or dollar signs ($)	11
ACTL_PRIN_AMT	The actual principal amount collected by the Servicer for the current reporting cycle -- only applicable for Actual/Actual Loans.	2	No commas(,) or dollar signs ($)	11
ACTL_NET_INT	The actual gross interest amount less the service fee amount for the current reporting cycle as reported by the Servicer -- only applicable for Actual/Actual Loans.	2	No commas(,) or dollar signs ($)	11
PREPAY_PENALTY_ AMT	The penalty amount received when a borrower prepays on his loan as reported by the Servicer.	2	No commas(,) or dollar signs ($)	11
PREPAY_PENALTY_ WAIVED	The prepayment penalty amount for the loan waived by the servicer.	2	No commas(,) or dollar signs ($)	11

MOD_DATE	The Effective Payment Date of the Modification for the loan.		MM/DD/YYYY	10
MOD_TYPE	The Modification Type.		Varchar - value can be alpha or numeric	30
DELINQ_P&I_ADVANCE_AMT	The current outstanding principal and interest advances made by Servicer.	2	No commas(,) or dollar signs ($)	11

EXHIBIT N-2

EXHIBIT STANDARD FILE LAYOUT – DELINQUENCY REPORTING

Column/Header Name	Description	Decimal	Format Comment
SERVICER_LOAN_NBR	A unique number assigned to a loan by the Servicer. This may be different than the LOAN_NBR
LOAN_NBR	A unique identifier assigned to each loan by the originator.
CLIENT_NBR	Servicer Client Number
SERV_INVESTOR_NBR	Contains a unique number as assigned by an external servicer to identify a group of loans in their system.
BORROWER_FIRST_NAME	First Name of the Borrower.
BORROWER_LAST_NAME	Last name of the borrower.
PROP_ADDRESS	Street Name and Number of Property
PROP_STATE	The state where the property located.
PROP_ZIP	Zip code where the property is located.
BORR_NEXT_PAY_DUE_DATE	The date that the borrower's next payment is due to the servicer at the end of processing cycle, as reported by Servicer.		MM/DD/YYYY
LOAN_TYPE	Loan Type (i.e. FHA, VA, Conv)
BANKRUPTCY_FILED_DATE	The date a particular bankruptcy claim was filed.		MM/DD/YYYY
BANKRUPTCY_CHAPTER_CODE	The chapter under which the bankruptcy was filed.
BANKRUPTCY_CASE_NBR	The case number assigned by the court to the bankruptcy filing.
POST_PETITION_DUE_DATE	The payment due date once the bankruptcy has been approved by the courts		MM/DD/YYYY
BANKRUPTCY_DCHRG_DISM_DATE	The Date The Loan Is Removed From Bankruptcy. Either by Dismissal, Discharged and/or a Motion For Relief Was Granted.		MM/DD/YYYY
LOSS_MIT_APPR_DATE	The Date The Loss Mitigation Was Approved By The Servicer		MM/DD/YYYY
LOSS_MIT_TYPE	The Type Of Loss Mitigation Approved For A Loan Such As;
LOSS_MIT_EST_COMP_DATE	The Date The Loss Mitigation /Plan Is Scheduled To End/Close		MM/DD/YYYY
LOSS_MIT_ACT_COMP_DATE	The Date The Loss Mitigation Is Actually Completed		MM/DD/YYYY
FRCLSR_APPROVED_DATE	The date DA Admin sends a letter to the servicer with instructions to begin foreclosure proceedings.		MM/DD/YYYY
ATTORNEY_REFERRAL_DATE	Date File Was Referred To Attorney to Pursue Foreclosure		MM/DD/YYYY
FIRST_LEGAL_DATE	Notice of 1st legal filed by an Attorney in a Foreclosure Action		MM/DD/YYYY
FRCLSR_SALE_EXPECTED_DATE	The date by which a foreclosure sale is expected to occur.		MM/DD/YYYY
FRCLSR_SALE_DATE	The actual date of the foreclosure sale.		MM/DD/YYYY
FRCLSR_SALE_AMT	The amount a property sold for at the foreclosure sale.	2	No commas(,) or dollar signs ($)
EVICTION_START_DATE	The date the servicer initiates eviction of the borrower.		MM/DD/YYYY
EVICTION_COMPLETED_DATE	The date the court revokes legal possession of the property from the borrower.		MM/DD/YYYY
LIST_PRICE	The price at which an REO property is marketed.	2	No commas(,) or dollar signs ($)
LIST_DATE	The date an REO property is listed at a particular price.		MM/DD/YYYY
OFFER_AMT	The dollar value of an offer for an REO property.	2	No commas(,) or dollar signs ($)
OFFER_DATE_TIME	The date an offer is received by DA Admin or by the Servicer.		MM/DD/YYYY
REO_CLOSING_DATE	The date the REO sale of the property is scheduled to close.		MM/DD/YYYY
REO_ACTUAL_CLOSING_DATE	Actual Date Of REO Sale		MM/DD/YYYY
OCCUPANT_CODE	Classification of how the property is occupied.
PROP_CONDITION_CODE	A code that indicates the condition of the property.
PROP_INSPECTION_DATE	The date a property inspection is performed.		MM/DD/YYYY
APPRAISAL_DATE	The date the appraisal was done.		MM/DD/YYYY
CURR_PROP_VAL	The current "as is" value of the property based on brokers price opinion or appraisal.	2
REPAIRED_PROP_VAL	The amount the property would be worth if repairs are completed pursuant to a broker's price opinion or appraisal.	2
If applicable:
DELINQ_STATUS_CODE	FNMA Code Describing Status of Loan
DELINQ_REASON_CODE	The circumstances which caused a borrower to stop paying on a loan. Code indicates the reason why the loan is in default for this cycle.
MI_CLAIM_FILED_DATE	Date Mortgage Insurance Claim Was Filed With Mortgage Insurance Company.		MM/DD/YYYY
MI_CLAIM_AMT	Amount of Mortgage Insurance Claim Filed		No commas(,) or dollar signs ($)
MI_CLAIM_PAID_DATE	Date Mortgage Insurance Company Disbursed Claim Payment		MM/DD/YYYY
MI_CLAIM_AMT_PAID	Amount Mortgage Insurance Company Paid On Claim	2	No commas(,) or dollar signs ($)
POOL_CLAIM_FILED_DATE	Date Claim Was Filed With Pool Insurance Company		MM/DD/YYYY
POOL_CLAIM_AMT	Amount of Claim Filed With Pool Insurance Company	2	No commas(,) or dollar signs ($)
POOL_CLAIM_PAID_DATE	Date Claim Was Settled and The Check Was Issued By The Pool Insurer		MM/DD/YYYY
POOL_CLAIM_AMT_PAID	Amount Paid On Claim By Pool Insurance Company	2	No commas(,) or dollar signs ($)
FHA_PART_A_CLAIM_FILED_DATE	Date FHA Part A Claim Was Filed With HUD		MM/DD/YYYY
FHA_PART_A_CLAIM_AMT	Amount of FHA Part A Claim Filed	2	No commas(,) or dollar signs ($)
FHA_PART_A_CLAIM_PAID_DATE	Date HUD Disbursed Part A Claim Payment		MM/DD/YYYY
FHA_PART_A_CLAIM_PAID_AMT	Amount HUD Paid on Part A Claim	2	No commas(,) or dollar signs ($)
FHA_PART_B_CLAIM_FILED_DATE	Date FHA Part B Claim Was Filed With HUD		MM/DD/YYYY
FHA_PART_B_CLAIM_AMT	Amount of FHA Part B Claim Filed	2	No commas(,) or dollar signs ($)
FHA_PART_B_CLAIM_PAID_DATE	Date HUD Disbursed Part B Claim Payment		MM/DD/YYYY
FHA_PART_B_CLAIM_PAID_AMT	Amount HUD Paid on Part B Claim	2	No commas(,) or dollar signs ($)
VA_CLAIM_FILED_DATE	Date VA Claim Was Filed With the Veterans Admin		MM/DD/YYYY
VA_CLAIM_PAID_DATE	Date Veterans Admin. Disbursed VA Claim Payment		MM/DD/YYYY
VA_CLAIM_PAID_AMT	Amount Veterans Admin. Paid on VA Claim	2	No commas(,) or dollar signs ($)

The Loss Mit Type field should show the approved Loss Mitigation Code as follows:

•

ASUM-

Approved Assumption

•

BAP-

Borrower Assistance Program

•

CO-

   Charge Off

•

DIL-

   Deed-in-Lieu

•

FFA-

   Formal Forbearance Agreement

•

MOD-

   Loan Modification

•

PRE-

   Pre-Sale

•

SS-

   Short Sale

•

MISC-

Anything else approved by the PMI or Pool Insurer

NOTE: Wells Fargo Bank will accept alternative Loss Mitigation Types to those above, provided that they are consistent with industry standards.  If Loss Mitigation Types other than those above are used, the Servicer must supply Wells Fargo Bank with a description of each of the Loss Mitigation Types prior to sending the file.

The Occupant Code field should show the current status of the property code as follows:

•

Mortgagor

•

Tenant

•

Unknown

•

Vacant

The Property Condition field should show the last reported condition of the property as follows:

•

Damaged

•

Excellent

•

Fair

•

Gone

•

Good

•

Poor

•

Special Hazard

•

Unknown

The FNMA Delinquent Reason Code field should show the Reason for Delinquency as follows:

Delinquency Code	Delinquency Description
001	FNMA-Death of principal mortgagor
002	FNMA-Illness of principal mortgagor
003	FNMA-Illness of mortgagor’s family member
004	FNMA-Death of mortgagor’s family member
005	FNMA-Marital difficulties
006	FNMA-Curtailment of income
007	FNMA-Excessive Obligation
008	FNMA-Abandonment of property
009	FNMA-Distant employee transfer
011	FNMA-Property problem
012	FNMA-Inability to sell property
013	FNMA-Inability to rent property
014	FNMA-Military Service
015	FNMA-Other
016	FNMA-Unemployment
017	FNMA-Business failure
019	FNMA-Casualty loss
022	FNMA-Energy environment costs
023	FNMA-Servicing problems
026	FNMA-Payment adjustment
027	FNMA-Payment dispute
029	FNMA-Transfer of ownership pending
030	FNMA-Fraud
031	FNMA-Unable to contact borrower
INC	FNMA-Incarceration

The FNMA Delinquent Status Code field should show the Status of Default as follows:

Status Code	Status Description
09	Forbearance
17	Pre-foreclosure Sale Closing Plan Accepted
24	Government Seizure
26	Refinance
27	Assumption
28	Modification
29	Charge-Off
30	Third Party Sale
31	Probate
32	Military Indulgence
43	Foreclosure Started
44	Deed-in-Lieu Started
49	Assignment Completed
61	Second Lien Considerations
62	Veteran’s Affairs-No Bid
63	Veteran’s Affairs-Refund
64	Veteran’s Affairs-Buydown
65	Chapter 7 Bankruptcy
66	Chapter 11 Bankruptcy
67	Chapter 13 Bankruptcy

EXHIBIT N-3

FORM 332 REALIZED LOSS REPORT

WELLS FARGO BANK, N.A.

Purpose

To provide the Servicer with a form for the calculation of any Realized Loss (or gain) as a result of a Mortgage Loan having been foreclosed and Liquidated.

Distribution

The Servicer will prepare the form in duplicate and send the original together with evidence of conveyance of title and appropriate supporting documentation to the Master Servicer with the Monthly Accounting Reports which supports the Mortgage Loan’s removal from the Mortgage Loan Activity Report.  The Servicer will retain the duplicate for its own records.

Due Date

With respect to any liquidated Mortgage Loan, the form will be submitted to the Master Servicer no later than the date on which statements are due to the Master Servicer under Section 4.02 of this Agreement (the “Statement Date”) in the month following receipt of final liquidation proceeds and supporting documentation relating to such liquidated Mortgage Loan; provided, that if such Statement Date is not at least 30 days after receipt of final liquidation proceeds and supporting documentation relating to such liquidated Mortgage Loan, then the form will be submitted on the first Statement Date occurring after the 30th day following receipt of final liquidation proceeds and supporting documentation.

Preparation Instructions

The numbers on the form correspond with the numbers listed below.

1.

The actual Unpaid Principal Balance of the Mortgage Loan.

2.

The Total Interest Due less the aggregate amount of servicing fee that would have been earned if all delinquent payments had been made as agreed.

3-7.

Complete as necessary.  All line entries must be supported by copies of appropriate statements, vouchers, receipts, canceled checks, etc., to document the expense.  Entries not properly documented will not be reimbursed to the Servicer.

8.

Accrued Servicing Fees based upon the Stated Principal Balance of the Mortgage Loan as calculated on a monthly basis.

9.

The total of lines 1 through 8.

Exhibit   : Calculation of Realized Loss/Gain Form 332– Instruction Sheet

NOTE:  Do not net or combine items.  Show all expenses individually and all credits as separate line items.  Claim packages are due on the remittance report date.  Late submissions may result in claims not being passed until the following month.  The Servicer is responsible to remit all funds pending loss approval and /or resolution of any disputed items.

The numbers on the 332 form correspond with the numbers listed below.

Liquidation and Acquisition Expenses:

1.

The Actual Unpaid Principal Balance of the Mortgage Loan.  For documentation, an Amortization Schedule from date of default through liquidation breaking out the net interest and servicing fees advanced is required.

2.

The Total Interest Due less the aggregate amount of servicing fee that would have been earned if all delinquent payments had been made as agreed. For documentation, an Amortization Schedule from date of default through liquidation breaking out the net interest and servicing fees advanced is required.

3.

Accrued Servicing Fees based upon the Scheduled Principal Balance of the Mortgage Loan as calculated on a monthly basis. For documentation, an Amortization Schedule from date of default through liquidation breaking out the net interest and servicing fees advanced is required.

4-12.

Complete as applicable.  Required documentation:

*  For taxes and insurance advances – see page 2 of 332 form - breakdown required showing period of coverage, base tax, interest, penalty.  Advances prior to default require evidence of servicer efforts to recover advances.

*  For escrow advances - complete payment history

    (to calculate advances from last positive escrow balance forward)

*  Other expenses -  copies of corporate advance history showing all payments

*  REO repairs > $1500 require explanation

*  REO repairs >$3000 require evidence of at least 2 bids.

*  Short Sale or Charge Off require P&L supporting the decision and WFB’s approved Officer Certificate

*  Unusual or extraordinary items may require further documentation.

13.

The total of lines 1 through 12.

Credits:

14-21.

Complete as applicable.  Required documentation:

* Copy of the HUD 1 from the REO sale.  If a 3rd Party Sale, bid instructions and Escrow Agent / Attorney

   Letter of Proceeds Breakdown.

*  Copy of EOB for any MI or gov't guarantee

*  All other credits need to be clearly defined on the 332 form

22.

The total of lines 14 through 21.

Please Note:

For HUD/VA loans, use line (18a) for Part A/Initial proceeds and line (18b) for Part B/Supplemental proceeds.

Total Realized Loss (or Amount of Any Gain)

23.

The total derived from subtracting line 22 from 13.  If the amount represents a realized gain, show the amount in parenthesis (   ).

Exhibit 3A: Calculation of Realized Loss/Gain Form 332

Prepared by:  __________________

Date:  _______________

Phone:  ______________________   Email Address:_____________________

Servicer Loan No.	Servicer Name	Servicer Address

WELLS FARGO BANK, N.A. Loan No._____________________________

Borrower's Name: _________________________________________________________

Property Address: _________________________________________________________

Liquidation Type:  REO Sale

 3rd Party Sale

Short Sale

Charge Off

Was this loan granted a Bankruptcy deficiency or cramdown

Yes

    No

If “Yes”, provide deficiency or cramdown amount _______________________________

Liquidation and Acquisition Expenses:

(1)

Actual Unpaid Principal Balance of Mortgage Loan

$ ______________

(1)

(2)

Interest accrued at Net Rate

 ________________

(2)

(3)

Accrued Servicing Fees

 ________________

(3)

(4)

Attorney's Fees

 ________________

(4)

(5)

Taxes (see page 2)

 ________________

(5)

(6)

Property Maintenance

________________

(6)

(7)

MI/Hazard Insurance Premiums (see page 2)

 ________________

(7)

(8)

Utility Expenses

 ________________

(8)

(9)

Appraisal/BPO

 ________________

(9)

(10)

Property Inspections

 ________________

(10)

(11)

FC Costs/Other Legal Expenses

 ________________

(11)

(12)

Other (itemize)

 ________________

(12)

Cash for Keys__________________________

 ________________

(12)

HOA/Condo Fees_______________________

 ________________

(12)

______________________________________

 ________________

(12)

Total Expenses

$ _______________

(13)

Credits:

(14)

Escrow Balance

$ _______________

(14)

(15)

HIP Refund

________________

(15)

(16)

Rental Receipts

________________

(16)

(17)

Hazard Loss Proceeds

________________

(17)

(18)

Primary Mortgage Insurance / Gov’t Insurance

________________

(18a) HUD Part A

________________           (18b) HUD Part B

(19)

Pool Insurance Proceeds

________________

(19)

(20)

Proceeds from Sale of Acquired Property

________________

(20)

(21)

Other (itemize)

________________

(21)

_________________________________________

________________

(21)

Total Credits

$________________

(22)

Total Realized Loss (or Amount of Gain)

$________________

(23)

Escrow Disbursement Detail

Type (Tax /Ins.)	Date Paid	Period of Coverage	Total Paid	Base Amount	Penalties	Interest

EXHIBIT O

FORM OF SWAP AGREEMENT

EXHIBIT P

FORM OF CAP AGREEMENT

EXHIBIT Q

MASTER MORTGAGE LOAN PURCHASE AND SERVICING AGREEMENT

EXHIBIT R

[RESERVED]

EXHIBIT S

SERVICING CRITERIA MATRIX

Where there are multiple checks for criteria the attesting party will identify in their management assertion that they are attesting only to the portion of the distribution chain they are responsible for in the related transaction agreements.  Capitalized terms used herein but not defined herein shall have the meanings assigned to them in the Pooling and Servicing Agreement dated as of May 1, 2006 (the “Pooling and Servicing Agreement”), by and among HSI Asset Securitization Corporation, as Depositor, National City Home Loan Services, Inc., as Servicer First Franklin Financial Corporation, as Mortgage Loan Seller, Wells Fargo Bank, N.A. as Master Servicer, Securities Administrator and Custodian and Deutsche Bank National Trust Company, as Trustee

Reg AB Reference	Servicing Criteria	Wells Fargo	Servicer*
General Servicing Considerations
1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.	X	X
1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.	X	X
1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for the pool assets are maintained.
1122(d)(1)(iv)

A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.

		X	X
Cash Collection and Administration
1122(d)(2)(i)

Payments on pool assets are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.

		X	X
1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.	X	X
1122(d)(2)(iii)

Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.

		X	X
1122(d)(2)(iv)

The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of over collateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.

		X	X
1122(d)(2)(v)

Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, “federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the Securities Exchange Act.

		X	X
1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.	X	X
1122(d)(2)(vii)

Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.

		X	A, B & D
Investor Remittances and Reporting
1122(d)(3)(i)

Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with investors’ or the trustee’s records as to the total unpaid principal balance and number of pool assets serviced by the Servicer.

		X	X
1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.	X	X
1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the Servicer’s investor records, or such other number of days specified in the transaction agreements.	X	X
1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.	X	X
Pool Asset Administration
1122(d)(4)(i)	Collateral or security on pool assets is maintained as required by the transaction agreements or related pool asset documents.	X	X
1122(d)(4)(ii)	Pool assets and related documents are safeguarded as required by the transaction agreements	X	X
1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.		X
1122(d)(4)(iv)

Payments on pool assets, including any payoffs, made in accordance with the related pool asset documents are posted to the Servicer’s obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related pool asset documents.

X
1122(d)(4)(v)	The Servicer’s records regarding the pool assets agree with the Servicer’s records with respect to an obligor’s unpaid principal balance.		X
1122(d)(4)(vi)

Changes with respect to the terms or status of an obligor's pool assets (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.

X
1122(d)(4)(vii)

Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.

X
1122(d)(4)(viii)

Records documenting collection efforts are maintained during the period a pool asset is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity’s activities in monitoring delinquent pool assets including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).

X
1122(d)(4)(ix)	Adjustments to interest rates or rates of return for pool assets with variable rates are computed based on the related pool asset documents.		X
1122(d)(4)(x)

Regarding any funds held in trust for an obligor (such as escrow accounts): (A) such funds are analyzed, in accordance with the obligor’s pool asset documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable pool asset documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related pool assets, or such other number of days specified in the transaction agreements.

X
1122(d)(4)(xi)

Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.

X
1122(d)(4)(xii)

Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the Servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.

X
1122(d)(4)(xiii)

Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the servicer, or such other number of days specified in the transaction agreements.

X
1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the transaction agreements.	X	X
1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.	[X] if obligated under transaction documents	MI Claims

EXHIBIT T

Trustee: Deutsche Bank National Trust Company

Securities Administrator: Wells Fargo Bank, N.A.

Master Servicer: Wells Fargo Bank, N.A.

Derivative Counterparty: Wachovia Bank, National Association

Servicer:  National City Home Loan Services, Inc.

Mortgage Loan Seller:  First Franklin Financial Corporation

Custodian:  Wells Fargo Bank, N.A.

Sponsor: HSBC Bank USA, National Association

EXHIBIT U

FORM OF ANNUAL COMPLIANCE CERTIFICATE

Via Overnight Delivery

[DATE]

To:  HSI Asset Securitization Corporation,
as Depositor
452 Fifth Avenue
New York, New York  10018
Attention:  Head MBS Principal Finance

To:

Wells Fargo Bank, N.A.,

as Securities Administrator

9062 Old Annapolis Road

Columbia, Maryland 21045

Attention:  Corporate Trust Services – FFML 2006-FF7

RE:

Annual officer’s certificate delivered pursuant to Section 3.24 of that certain Pooling Servicing Agreement, dated as of May 1, 2006 (the “Pooling and Servicing Agreement”), among HSI Asset Securitization Corporation, as depositor (the “Depositor”), National City Home Loan Services, Inc., as Servicer, First Franklin Financial Corporation, as Mortgage Loan Seller, Wells Fargo Bank, N.A., as master servicer (the “Master Servicer”), securities administrator (the “Securities Administrator”) and custodian, and Deutsche Bank National Trust Company, as trustee (the “Trustee”)

[_______], the undersigned, a duly authorized [_______] of [the Servicer][Master Servicer][Securities Administrator][Name of Subservicer], does hereby certify the following for the [calendar year][identify other period] ending on December 31, 20[__]:

1.

A review of the activities of the [Servicer][Master Servicer][Securities Administrator] during the preceding calendar year (or portion thereof) and of its performance under the Agreement for such period has been made under my supervision.

2.

To the best of my knowledge, based on such review, the [Servicer][Master Servicer][Securities Administrator] has fulfilled all of its obligations under the Agreement in all material respects throughout such year (or applicable portion thereof), or, if there has been a failure to fulfill any such obligation in any material respect, I have specifically identified to the Depositor and the  [Servicer][Master Servicer][Securities Administrator] each such failure known to me and the nature and status thereof, including the steps being taken by the Servicer to remedy such default.

Certified By:

______________________________

Name:

Title:

EXHIBIT V

ADDITIONAL FORM 10-D DISCLOSURE

ADDITIONAL FORM 10-D DISCLOSURE
Item on Form 10-D	Party Responsible
Item 1: Distribution and Pool Performance Information
Information included in the [Monthly Statement]	Servicer Securities Adminstrator
Any information required by 1121 which is NOT included on the [Monthly Statement]	Depositor

Item 2: Legal Proceedings

Any legal proceeding pending against the following entities or their respective property, that is material to Certificateholders, including any proceeding known to be contemplated by governmental authorities:

▪ Issuing Entity (Trust Fund)	Securities Adminstrator, Servicer and Depositor
▪ Sponsor Securities Adminstrator(Seller)	Seller (if a party to the Pooling and Servicing Agreement) or Depositor
▪ Depositor	Depositor
▪ Trustee	Trustee
▪ Servicer	Servicer
▪ Custodian	Custodian
▪ 1110(b) Originator	Depositor
▪ Any 1108(a)(2) Servicer (other than the Servicer or Trustee)	Servicer
▪ Any other party contemplated by 1100(d)(1)	Depositor

Item 3:  Sale of Securities and Use of Proceeds

Information from Item 2(a) of Part II of Form 10-Q:

With respect to any sale of securities by the sponsor, depositor or issuing entity, that are backed by the same asset pool or are otherwise issued by the issuing entity, whether or not registered, provide the sales and use of proceeds information in Item 701 of Regulation S-K.  Pricing information can be omitted if securities were not registered.

Depositor

Item 4:  Defaults Upon Senior Securities

Information from Item 3 of Part II of Form 10-Q:

Report the occurrence of any Event of Default (after expiration of any grace period and provision of any required notice)

Securities Adminstrator
Item 5: Submission of Matters to a Vote of Security Holders Information from Item 4 of Part II of Form 10-Q	Securities Administrator
Item 6: Significant Obligors of Pool Assets Item 1112(b) – Significant Obligor Financial Information*	Depositor
*This information need only be reported on the Form 10-D for the distribution period in which updated information is required pursuant to the Item.
Item 7: Significant Enhancement Provider Information Item 1114(b)(2) – Credit Enhancement Provider Financial Information*
▪ Determining applicable disclosure threshold	Depositor
▪ Requesting required financial information (including any required accountants’ consent to the use thereof) or effecting incorporation by reference	Depositor
Item 1115(b) – Derivative Counterparty Financial Information*
▪ Determining current maximum probable exposure	Depositor
▪ Determining current significance percentage	Depositor
▪ Requesting required financial information (including any required accountants’ consent to the use thereof) or effecting incorporation by reference	Depositor
*This information need only be reported on the Form 10-D for the distribution period in which updated information is required pursuant to the Items.
Item 8: Other Information Disclose any information required to be reported on Form 8-K during the period covered by the Form 10-D but not reported	Any party responsible for the applicable Form 8-K Disclosure item
Item 9: Exhibits Monthly Statement to Certificateholders	Securities Adminstrator
Exhibits required by Item 601 of Regulation S-K, such as material agreements	Depositor

EXHIBIT W

ADDITIONAL FORM 10-K DISCLOSURE

ADDITIONAL FORM 10-K DISCLOSURE
Item on Form 10-K	Party Responsible
Item 1B: Unresolved Staff Comments	Depositor
Item 9B: Other Information Disclose any information required to be reported on Form 8-K during the fourth quarter covered by the Form 10-K but not reported	Any party responsible for disclosure items on Form 8-K
Item 15: Exhibits, Financial Statement Schedules	Securities Administrator Depositor
Reg AB Item 1112(b): Significant Obligors of Pool Assets
Significant Obligor Financial Information*	Depositor
*This information need only be reported on the Form 10-D for the distribution period in which updated information is required pursuant to the Item.
Reg AB Item 1114(b)(2): Credit Enhancement Provider Financial Information
▪ Determining applicable disclosure threshold	Depositor
▪ Requesting required financial information (including any required accountants’ consent to the use thereof) or effecting incorporation by reference	Depositor
*This information need only be reported on the Form 10-D for the distribution period in which updated information is required pursuant to the Items.
Reg AB Item 1115(b): Derivative Counterparty Financial Information
▪ Determining current maximum probable exposure	Depositor
▪ Determining current significance percentage	Depositor
▪ Requesting required financial information (including any required accountants’ consent to the use thereof) or effecting incorporation by reference	Depositor
*This information need only be reported on the Form 10-D for the distribution period in which updated information is required pursuant to the Items.

Reg AB Item 1117: Legal Proceedings

Any legal proceeding pending against the following entities or their respective property, that is material to Certificateholders, including any proceeding known to be contemplated by governmental authorities:

▪ Issuing Entity (Trust Fund)	Securities Administrator, Servicer and Depositor
▪ Securities Administrator	Securities Administrator
▪ Sponsor (Seller)	Seller (if a party to the Pooling and Servicing Agreement) or Depositor
▪ Depositor	Depositor
▪ Trustee	Trustee
▪Securities Administrator	Securities Administrator
▪ Servicer	Servicer
▪ Custodian	Custodian
▪ 1110(b) Originator	Depositor
▪ Any 1108(a)(2) Servicer (other than the Servicer or Trustee)	Servicer
▪ Any other party contemplated by 1100(d)(1)	Depositor
Reg AB Item 1119: Affiliations and Relationships

Whether (a) the Sponsor (Seller), Depositor or Issuing Entity is an affiliate of the following parties, and (b) to the extent known and material, any of the following parties are affiliated with one another:

Depositor as to (a) Sponsor/Seller as to (a)
▪ Servicer	Servicer
▪Securities Administrator	Securities Administrator
▪ Trustee	Trustee (as to affiliations only)
▪ Any other 1108(a)(3) servicer	Servicer
▪ Any 1110 Originator	Depositor/Sponsor
▪ Any 1112(b) Significant Obligor	Depositor/Sponsor
▪ Any 1114 Credit Enhancement Provider	Depositor/Sponsor
▪ Any 1115 Derivate Counterparty Provider	Depositor/Sponsor
▪ Any other 1101(d)(1) material party	Depositor/Sponsor

Whether there are any “outside the ordinary course business arrangements” other than would be obtained in an arm’s length transaction between (a) the Sponsor (Seller), Depositor or Issuing Entity on the one hand, and (b) any of the following parties (or their affiliates) on the other hand, that exist currently or within the past two years and that are material to a Certificateholder’s understanding of the Certificates:

Depositor as to (a) Sponsor/Seller as to (a)
▪ Servicer	Servicer
▪ Securities Administrator	Securities Administrator
▪ Trustee	Depositor/Sponsor
▪ Any other 1108(a)(3) servicer	Depositor/Sponsor
▪ Any 1110 Originator	Depositor/Sponsor
▪ Any 1112(b) Significant Obligor	Depositor/Sponsor
▪ Any 1114 Credit Enhancement Provider	Depositor/Sponsor
▪ Any 1115 Derivate Counterparty Provider	Depositor/Sponsor
▪ Any other 1101(d)(1) material party	Depositor/Sponsor

Whether there are any specific relationships involving the transaction or the pool assets between (a) the Sponsor (Seller), Depositor or Issuing Entity on the one hand, and (b) any of the following parties (or their affiliates) on the other hand, that exist currently or within the past two years and that are material:

Depositor as to (a) Sponsor/Seller as to (a)
▪ Servicer	Servicer
▪ Securities Administrator	Securities Administrator
▪ Trustee	Depositor/Sponsor
▪ Any other 1108(a)(3) servicer	Servicer
▪ Any 1110 Originator	Depositor/Sponsor
▪ Any 1112(b) Significant Obligor	Depositor/Sponsor
▪ Any 1114 Credit Enhancement Provider	Depositor/Sponsor
▪ Any 1115 Derivate Counterparty Provider	Depositor/Sponsor
▪ Any other 1101(d)(1) material party	Depositor/Sponsor

EXHIBIT X

FORM 8-K DISCLOSURE INFORMATION

FORM 8-K DISCLOSURE INFORMATION
Item on Form 8-K	Party Responsible

Item 1.01- Entry into a Material Definitive Agreement

Disclosure is required regarding entry into or amendment of any definitive agreement that is material to the securitization, even if depositor is not a party.

Examples: servicing agreement, custodial agreement.

Note: disclosure not required as to definitive agreements that are fully disclosed in the prospectus

All parties other than the Trustee

Item 1.02- Termination of a Material Definitive Agreement

Disclosure is required regarding termination of  any definitive agreement that is material to the securitization (other than expiration in accordance with its terms), even if depositor is not a party.

Examples: servicing agreement, custodial agreement.

All parties other than the Trustee
Item 1.03- Bankruptcy or Receivership Disclosure is required regarding the bankruptcy or receivership, with respect to any of the following:	Depositor
▪ Sponsor (Seller)	Depositor/Sponsor (Seller)
▪ Depositor	Depositor
▪ Master Servicer	Master Servicer
▪ Affiliated Servicer	Servicer
▪ Other Servicer servicing 20% or more of the pool assets at the time of the report	Servicer
▪ Other material servicers	Servicer
▪ Trustee	Trustee
▪ Securities Administrator	Securities Administrator
▪ Significant Obligor	Depositor
▪ Credit Enhancer (10% or more)	Depositor
▪ Derivative Counterparty	Depositor
▪ Custodian	Custodian

Item 2.04- Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement

Includes an early amortization, performance trigger or other event, including event of default, that would materially alter the payment priority/distribution of cash flows/amortization schedule.

Disclosure will be made of events other than waterfall triggers which are disclosed in the monthly statements to the certificateholders.

Depositor Master Servicer Securities Administrator

Item 3.03- Material Modification to Rights of Security Holders

Disclosure is required of any material modification to documents defining the rights of Certificateholders, including the Pooling and Servicing Agreement.

Securities Administrator Depositor
Item 5.03- Amendments of Articles of Incorporation or Bylaws; Change of Fiscal Year Disclosure is required of any amendment “to the governing documents of the issuing entity”.	Depositor
Item 6.01- ABS Informational and Computational Material	Depositor

Item 6.02- Change of Servicer or Securities Administrator

Requires disclosure of any removal, replacement, substitution or addition of any master servicer, affiliated servicer, other servicer servicing 10% or more of pool assets at time of report, other material servicers or trustee.

Master Servicer/Securities Administrator/Depositor/ Servicer
Reg AB disclosure about any new servicer or master servicer is also required.	Servicer/Master Servicer/Depositor
Reg AB disclosure about any new Trustee is also required.	Trustee

Item 6.03- Change in Credit Enhancement or External Support

Covers termination of any enhancement in manner other than by its terms, the addition of an enhancement, or a material change in the enhancement provided.  Applies to external credit enhancements as well as derivatives.

Depositor/Securities Administrator
Reg AB disclosure about any new enhancement provider is also required.	Depositor
Item 6.04- Failure to Make a Required Distribution	Securities Administrator

Item 6.05- Securities Act Updating Disclosure

If any material pool characteristic differs by 5% or more at the time of issuance of the securities from the description in the final prospectus, provide updated Reg AB disclosure about the actual asset pool.

Depositor
If there are any new servicers or originators required to be disclosed under Regulation AB as a result of the foregoing, provide the information called for in Items 1108 and 1110 respectively.	Depositor
Item 7.01- Reg FD Disclosure	All parties other than the Trustee
Item 8.01- Other Events Any event, with respect to which information is not otherwise called for in Form 8-K, that the registrant deems of importance to certificateholders.	Depositor
Item 9.01- Financial Statements and Exhibits	Responsible party for reporting/disclosing the financial statement or exhibit

EXHIBIT Y

ADDITIONAL DISCLOSURE NOTIFICATION

**SEND TO WELLS FARGO VIA FAX TO 410-715-2380 AND VIA EMAIL TO cts.sec.notifications@wellsfargo.com AND VIA OVERNIGHT MAIL TO THE ADDRESS IMMEDIATELY BELOW.  SEND TO THE DEPOSITOR AT THE ADDRESS BELOW**

Wells Fargo Bank, N.A. as Securities Administrator
9062 Old Annapolis Road
Columbia, Maryland 21045
Fax: (410) 715-2380
E-mail:  cts.sec.notifications@wellsfargo.com

HSI Asset Securitization Corporation

452 Fifth Avenue

New York, New York 10018

Attention: Head MBS Principal Finance

Attn:  Corporate Trust Services - [DEAL NAME]-SEC REPORT PROCESSING

RE:  **Additional Form [  ] Disclosure**Required

Ladies and Gentlemen:

In accordance with Section [  ] of the Pooling and Servicing Agreement, dated as of [  ] [  ], 2006, among [  ], as [  ], [  ], as [  ], [   ], as [   ] and [  ], as [  ].  The Undersigned, as [    ], hereby notifies you that certain events have come to our attention that [will][may] need to be disclosed on Form [   ].

Description of Additional Form [   ] Disclosure:

List of Any Attachments hereto to be included in the Additional Form [  ] Disclosure:

Any inquiries related to this notification should be directed to [   ], phone number:  [   ]; email address:  [   ].

[NAME OF PARTY]

as [role]

By: __________________

Name:

Title:

EXHIBIT Z

CLASS NOTIONAL BALANCE SCHEDULE FOR CLASS A-IO CERTIFICATES

The Class Notional Balance of the Class A-IO Certificates for each Distribution Date will be the lesser of (1) the notional balance for the applicable Distribution Date set forth in the schedule below and (2) the Pool Balance as of the first day of the related Due Period:

Distribution Date	Class Notional Balance
June 2006	$296,185,000.00
July 2006	$296,185,000.00
August 2006	$296,185,000.00
September 2006	$296,185,000.00
October 2006	$296,185,000.00
November 2006	$296,185,000.00
December 2006	$236,948,000.00
January 2007	$236,948,000.00
February 2007	$236,948,000.00
March 2007	$236,948,000.00
April 2007	$236,948,000.00
May 2007	$236,948,000.00
June 2007	$177,711,000.00
July 2007	$177,711,000.00
August 2007	$177,711,000.00
September 2007	$177,711,000.00
October 2007	$177,711,000.00
November 2007	$177,711,000.00
December 2007	$118,474,000.00
January 2008	$118,474,000.00
February 2008	$118,474,000.00
March 2008	$118,474,000.00
April 2008	$118,474,000.00
May 2008	$118,474,000.00
June 2008	$ 0.00